As filed with the Securities and Exchange Commission on November 9, 1998
                                                      Registration No. 333-63539
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                              AMENDMENT NO. TWO TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              COHOES BANCORP, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                          6035                   14-1807865
       (State or other                (Primary Standard          I.R.S. Employer
jurisdiction of incoporation      Industrial Classification       Identification
      or organization)                   Code Number)                  No.)

             75 Remsen Street, Cohoes, New York 12047 (518) 233-6500 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Harry L. Robinson
                      President and Chief Executive Officer
                              Cohoes Bancorp, Inc.
                                75 Remsen Street
                      Cohoes, New York 12047 (518) 233-6500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                  Please send copies of all communications to:
                            Robert L. Freedman, P.C.
                            Martin L. Meyrowitz, P.C.
                             Beth A. Freedman, Esq.
                           James M. Larkins, III, Esq.
                         SILVER, FREEDMAN & TAFF, L.L.P.
      (A limited liability partnership including professional corporations)
                           1100 New York Avenue, N.W.
                            Seventh Floor, East Tower
                              Washington, DC 20005
                                 (202) 414-6100

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of Each Class                   Amount to be     Proposed Maximum Offering   Proposed Aggregate   Maximum Amount of
Securities to be Registered            Registered         Price Per Share (2)        Offering Price      Registration Fee
---------------------------           ------------     -------------------------   ------------------   -----------------
Common Stock, $.01 par value (1)   12,778,790 shares             $10.00               $127,787,900               (3)
Participation Interests                   (4)                       --                  $3,650,942               (5)

----------
(1)  Estimated solely for the purpose of calculating the registration fee.
(2)  Includes shares to be issued to the Cohoes Savings Bank Foundation.
(3)  Registration fee previously paid with Form S-1 filed on September 16, 1998.
(4) In addition, this registration statement also covers an indeterminate amount of interest to be offered or sold pursuant to the Cohoes Savings Bank 401(k) Savings Plan.
(5) The securities of Cohoes Savings Bank are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

PROSPECTUS SUPPLEMENT
---------------------


                              COHOES BANCORP, INC.

                               COHOES SAVINGS BANK
             401(k) RETIREMENT SAVINGS PLAN IN RSI RETIREMENT TRUST

         This Prospectus Supplement relates to the offer and sale to participants (the "Participants") in the Cohoes Savings Bank 401(k) Retirement Savings Plan in RSI Retirement Trust (the "Plan") of up to __________ shares of Cohoes Bancorp, Inc. (the "Holding Company") common stock, par value $.01 per share (the "Holding Company Stock") and related participation interests in the Plan, as set forth herein.

         In connection with the proposed conversion of Cohoes Savings Bank ("the "Bank") from mutual to stock form (the "Conversion") and the formation of the Holding Company as the holding company of the Bank, the Plan has been amended to provide for an investment fund consisting of Holding Company Stock as an investment option for the Participants in the Plan (the "Employer Stock Fund"). The amended Plan permits Participants in the Plan to direct the trustee of the Employer Stock Fund (the "Trustee") to purchase Holding Company Stock with amounts in the Plan attributable to the accounts of such Participants. This Prospectus Supplement relates solely to the initial election of a Participant to direct the purchase of Holding Company Stock in the Conversion and not to any future purchases under the Plan or otherwise.

         The Prospectus dated ________ __, 1998 of the Holding Company (the "Prospectus"), which is being delivered with this Prospectus Supplement, includes detailed information with respect to the Holding Company, the Conversion, the Holding Company Stock and the financial condition, results of operations and business of the Bank. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus. Capitalized terms not defined in this Prospectus Supplement have the meanings ascribed to them in the Prospectus.


          FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED
                     BY EACH PARTICIPANT, SEE "RISK FACTORS"
                               IN THE PROSPECTUS.
                             ----------------------


         THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT FEDERALLY INSURED OR GUARANTEED. THESE SECURITIES ARE SUBJECT TO RISK, INCLUDING LOSS OF INVESTMENT.

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE SUPERINTENDENT OF BANKS OF THE STATE OF NEW YORK, THE OFFICE OF THRIFT SUPERVISION, THE NEW YORK STATE BANKING
DEPARTMENT, OR THE FEDERAL DEPOSIT INSURANCE CORPORATION, NOR HAS SUCH COMMISSION, OFFICE, OR CORPORATION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



          The date of this Prospectus Supplement is ____________, 1998.

         No person has been authorized to give any information or to make any representation other than as contained in the Prospectus or this Prospectus Supplement in connection with the offering made hereby, and, if given or made, any such other information or representation must not be relied upon as having been authorized by the Holding Company, the Bank or the Plan. This Prospectus Supplement does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstance create any implication that there has been no change in the affairs of the Holding Company, the Bank or the Plan since the date hereof or that the information herein contained or incorporated herein by reference is correct as of any time subsequent to the date hereof. This Prospectus Supplement should be read only in conjunction with the Prospectus that is delivered herewith and should be retained for future reference.


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
The Offering................................................................   1
  Securities Offered........................................................   1
  Election to Purchase Holding Company Stock in the Conversion..............   1
  Method of Directing Transfer..............................................   1
  Time for Directing Transfer...............................................   2
  Irrevocability of Transfer Direction......................................   2
  Subsequent Elections......................................................   2
  Purchase Price of Holding Company Stock...................................   2
  Nature of a Participant's Interest in the Holding Company Stock...........   2
  Voting and Tender Rights of Holding Company Stock.........................   2

Description of the Plan.....................................................   3
  Introduction..............................................................   3
  Eligibility and Participation.............................................   4
  Investment of Contributions...............................................   4
  Financial Data............................................................   6
  Administration of the Plan................................................   7
  Reports to Plan Participants..............................................   8
  Amendment and Termination.................................................   8
  Merger, Consolidation or Transfer.........................................   8
  Federal Tax Aspects of the Plan...........................................   8
  Restrictions on Resale....................................................  12

Legal Opinions..............................................................  12

Summary Plan Description
 (including Summaries of Material Modifications thereto).................... A-1

Financial Statements........................................................ B-1

Election Form

                                  THE OFFERING


Securities Offered

         Up to __________ shares of Holding Company Stock which may be acquired by the Plan for the accounts of employees participating in the Plan, and related participation interests, are offered hereby. The Holding Company is the issuer of such securities. Only employees of the Bank may participate in the Plan. Information relating to the Plan is contained in this Prospectus Supplement and information relating to the Holding Company, the Conversion and the financial condition, results of operations and business of the Bank is contained in the Prospectus delivered herewith. The address of the principal executive office of the Holding Company is 75 Remsen Street, Cohoes, New York 12047 and its telephone number is (518) 233-6575. The address and telephone number of the Bank's principal office are the same as the Holding Company's.

Election to Purchase Holding Company Stock in the Conversion

         In connection with the Bank's Conversion, the Plan has been amended to permit each Participant to direct that all or part of the funds in his or her accounts under the Plan (hereinafter referred to in the aggregate as a Participant's "Accounts") be transferred to the Employer Stock Fund and used to purchase Holding Company Stock in the Conversion. The Trustee of the Employer Stock Fund will follow the Participants' directions and exercise Subscription Rights to purchase Holding Company Stock in the Conversion to the extent provided in the Bank's Plan of Conversion. See "The Offering - Subscription Offering and Subscription Rights" in the Prospectus. Funds not allocated to the purchase of Holding Company Stock will remain invested in accordance with the investment instructions of Participants in effect at such time.


         Respective purchases by the Plan in the Conversion will be counted as purchases by the individual Participants at whose election they are made to the extent of the funds directed by such Participants to purchase Holding Company Stock, and will be subject to the purchase limitations and subscription priorities applicable to such individuals, rather than being counted in determining the maximum amount that the Holding Company's or the Bank's Tax-Qualified Employee Plans (as defined in the Prospectus) may purchase in the aggregate. See "The Offering - Subscription Offering and Subscription Rights" in the Prospectus.


Method of Directing Transfer

         Included with this Prospectus Supplement is an election and investment form (the "Election Form"). If a Participant wishes to direct some or all the funds in his or her Accounts into the Employer Stock Fund to purchase Holding Company Stock in the Conversion, he or she should indicate that decision by checking the appropriate box in Part 2 of the Election Form and completing this Part of the Election Form. If a Participant does not wish to make such an election, he or she should so indicate by checking the appropriate box in Part 2 of the Election Form. See also "Investment of Contributions - Holding Company Stock Investment Election Procedures" below.

Time for Directing Transfer

         The deadline for submitting a direction to transfer amounts to the Employer Stock Fund in order to purchase Holding Company Stock in the Conversion is __________ __, 1998, unless extended (the "Election Deadline"). A Participant's completed Election Form must be returned to ___________________________ by ____ p.m. Eastern time on such date.

Irrevocability of Transfer Direction

         Once received in proper form, an executed Election Form may not be modified, amended or revoked without the consent of the Bank unless the Conversion has not been completed within 45 days after the end of the Subscription and Community Offering. See also "Investment of Contributions - Holding Company Stock Investment Election Procedures" below.

Subsequent Elections

         After the Election Deadline, Participants initially will not be permitted to direct or redirect any portion of their Accounts into Holding Company Stock; however, the Bank intends to provide for such future investment. Participants will be notified when and to what extent future investments in the Employer Stock Fund may be permitted. Participants may direct the Trustee to sell their shares of Holding Company Stock purchased in the Conversion through the Plan pursuant to the procedures outlined in the Plan by filing a request form with the Plan Administrator. See "Investment of Contributions - Adjusting Your Investment Strategy" below.

Purchase Price of Holding Company Stock

         The funds transferred to the Employer Stock Fund for the purchase of the Holding Company Stock in the Conversion will be used by the Trustee to purchase Holding Company Stock through the exercise of Subscription Rights granted to the Plan under the Bank's Plan of Conversion. The price paid for such shares of Holding Company Stock will be $10.00 per share, the same price as is paid by all other persons who purchase Holding Company Stock in the Conversion.

Nature of a Participant's Interest in the Holding Company Stock

         The Holding Company Stock will be held in the name of the Trustee of the Employer Stock Fund, in its capacity as trustee. The Trustee will maintain individual accounts reflecting each Participant's individual interest in the Employer Stock Fund.

Voting and Tender Rights of Holding Company Stock

         The Trustee will exercise voting and tender rights attributable to all Holding Company Stock held by the Plan Trust (the "Trust") as directed by Participants with interests in the Employer Stock Fund. Shares with respect to which no instructions have been received by the Trustee will not be voted.

                             DESCRIPTION OF THE PLAN

Introduction

         The Plan was adopted by the Bank as a profit sharing plan with a cash or deferred arrangement described at Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), to encourage employee thrift and savings and to allow eligible employees to share in profits.

         The Bank intends that the Plan will comply in operation with each of the requirements of the Code which are applicable to a plan qualified under
Section 401(a) of the Code and the requirements which are applicable to a qualified cash or deferred arrangement under Section 401(k) of the Code.

         The Plan is an "individual account plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "defined contribution plan" under the Code. As such, the Plan is not subject to the Plan Termination Insurance provisions of Title IV of ERISA. However, the Plan is subject to those provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA that apply to "individual account plans" and "defined contribution plans" other than "money purchase pension plans." Accordingly, the Plan is not subject to the funding requirements contained in Part 3 of Title I of ERISA or Section 412 of the Code which by their terms do not apply to an individual account plan (other than a money purchase pension plan). In addition, the Plan does not provide for distribution of Participants' Accounts in the form of a qualified joint and survivor annuity or a qualified preretirement survivor annuity. Neither the plan termination insurance provisions, the funding requirements nor the annuity requirements contained in ERISA and/or the Code will be extended to Participants or beneficiaries under the Plan.

         Reference to Full Text of Plan. The following statements are summaries of certain provisions of the Plan. They are not a complete description of such provisions and are qualified in their entirety by the full text of the Plan which is filed as an exhibit to the registration statement of which this Prospectus Supplement is a part and which is incorporated by reference herein. Copies of the Plan are available to all employees upon request to the Plan Administrator. Each employee is urged to read carefully the full text of the Plan.

         Reference to Summary Plan Description. Certain information regarding the Plan is contained in the Summary Plan Description (including Summaries of Material Modifications thereto (the "Summary Plan Description"), a copy of which is attached to, and made a part of, this Prospectus Supplement.

         Tax and Securities Laws. Participants should consult with legal counsel regarding the tax and securities laws implications of participation in the Plan. Any directors, officers or beneficial owners of more than 10% of the outstanding shares of Holding Company Stock should consider the applicability of Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended, to his or her participation in the Plan.

Eligibility and Participation

         All employees of the Bank who have met the eligibility requirements may participate in the Plan by completing and filing with the Bank an application for participation. See "JOINING THE PLAN - Eligibility" and "- Participation" in the Summary Plan Description attached hereto.

         As of ________ __, 1998, there were approximately ___ employees eligible to participate in the Plan, and ___ employees had elected to participate in the Plan.

Investment of Contributions

         Investment Options. All amounts credited to Participants' Accounts under the Plan are held in the Trust, which is administered by the Trustee appointed by the Bank's Board of Directors.

         Each Participant must instruct the Trustee as to how funds held in his or her Accounts are to be invested. In addition to the Employer Stock Fund, Participants may elect to instruct the Trustee to invest such funds in any or all of the following investment options ("Investment Options"): (a) a Core Equity Fund, (b) an Emerging Growth Equity Fund, (c) a Value Equity Fund, (d) an Actively Managed Bond Fund (e) an Intermediate-Term Bond Fund, (f) a Short-Term Investment Fund or (g) an International Equity Fund. Investments in the Employer Stock Fund may be made only through reallocation of existing funds in the six investment options listed above. A brief description of the Employer Stock Fund is set forth below. For descriptions of the other Investment Options available to Plan Participants, see "INVESTING YOUR PLAN ACCOUNT The Investment Funds" in the Summary Plan Description attached hereto.

         Employer Stock Fund. Effective until __________ __, 1998, or such later date as elected by the Holding Company, Participants in the Plan may elect to direct the Trustee to transfer some or all of the funds in their Accounts to the Employer Stock Fund to purchase Holding Company Stock in the Conversion. The price paid for shares of Holding Company Stock will be the same price as is paid by all other persons who purchase Holding Company Stock in the Conversion. The number of shares, if any, subject to purchase for the Accounts of each Participant who may elect to invest in Holding Company Stock is not currently determinable. Any cash dividends received on Holding Company Stock held by the Plan will be reinvested in accordance with the Participant's investment instructions then in effect.

         The Plan is intended to comply with the requirements of Section 404(c) of ERISA, whereby the Participants (not the Trustee or other Plan fiduciaries) will be solely responsible for their decision to invest any portion of their Accounts in any one or more of the Investment Options, including the Employer Stock Fund. Please see the Summary Plan Description attached hereto and the other information provided by the Trustee, the Plan
Administrator and other Plan fiduciaries with regard to each Participant's rights and responsibilities pertaining to the investment of his or her Accounts.

         The investment in Holding Company Stock involves certain risks. No assurance can be given that shares of Holding Company Stock purchased pursuant to the Plan will thereafter be able to be sold at a price equal to or in excess of the purchase price. See also "Risk Factors" in the Prospectus.

         Holding Company Stock Investment Election Procedures. Participants may instruct the Trustee to purchase Holding Company Stock by redirecting funds from their existing Accounts into the Employer Stock Fund by filing an Election Form with the Plan Administrator on or prior to the Election Deadline. Total funds redirected by each Participant into the Employer Stock Fund must represent whole share amounts (i.e., must be divisible by the $10.00 per share purchase price) and must be allocated in not less than 10% increments from Investment Options containing the Participant's Plan funds. When a Participant instructs the Trustee to redirect the funds in his or her existing Accounts into the Employer Stock Fund in order to purchase Holding Company Stock, the Trustee will liquidate funds from the appropriate Investment Option(s) and apply such redirected funds as requested, in order to effect the new allocation.

         For example, a Participant may fund an election to purchase 100 shares of Holding Company Stock by redirecting the aggregate purchase price of $1,000 for such shares from the following Investment Options (provided the necessary funds are available in such Investment Options): (i) 10% from the Core Equity Fund, (ii) 30% from the Value Equity Fund, and (iii) 60% from the Intermediate-Term Bond Fund. In such case, the Trustee would liquidate $100 of the Participant's funds from the Core Equity Fund, $300 from funds in the Value Equity Fund and $600 from funds in the Intermediate-Term Bond Fund to raise the $1,000 aggregate purchase price. If a Participant's instructions cannot be fulfilled because the Participant does not have the required funds in one or more of the Investment Options to purchase the shares of Holding Company Stock subscribed for, the Participant will be required to file a revised Election Form with the Plan Administrator by the Election Deadline. Once received in proper form, an executed Election Form may not be modified, amended or rescinded without the consent of the Bank unless the Conversion has not been completed within 45 days after the end of the Subscription and Community Offering.

         Adjusting Your Investment Strategy. Until changed in accordance with the terms of the Plan, future allocations of a Participant's contributions would remain unaffected by the election to purchase Holding Company Stock through the Plan in the Conversion. A Participant may modify a prior investment allocation election or request the transfer of funds to another investment vehicle by filing a written notice with the Plan Administrator. However, modifications and fund transfers relating to the Employer Stock Fund are permitted only during an "Investment Change Period." An "Investment Change Period" opens at the beginning of the third business day after the Holding Company issues a "Quarterly Earnings Release" and closes at the end of the twelfth business day after such release. The term "Quarterly Earnings Release" means any press release issued by the Holding Company for general distribution which announces, for the first time, the

Holding Company's Results of operations for a particular fiscal quarter. The Bank anticipates these opportunities will occur four times per year. The Bank will attempt to notify Participants of the commencement of each Investment Change Period but will not assume responsibility for doing so.

         Valuation of Accounts. The Investment Options and the Employer Stock Fund are valued daily. The net value of each Participant's Accounts is valued from time to time by the Trustee, but not less often than monthly. In determining such net value, the Trustee shall value the assets comprising the Trust at their fair market value.

         When Holding Company Stock is purchased or sold, the cost or net proceeds are charged or credited to the Accounts of Participants affected by the purchase or sale. The Bank expects to pay any brokerage commissions, transfer fees and other expenses incurred in the sale and purchase of Holding Company Stock for the Employer Stock Fund. A Participant's Accounts will be adjusted to reflect changes in the value of shares of Holding Company Stock resulting from stock dividends, stock splits and similar changes.

         The net gain (or loss) of the Trust from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and any expenses paid from the Trust) are determined not less often than monthly, and are allocated among the Accounts of Participants according to the balance of each such Accounts as of the end of each quarter. For purposes of such allocations, all assets of the Trust are valued at their fair market value pursuant to the method described in the Plan.

Financial Data

         Employer Contributions. For the Plan Year ended December 31, 1997, the Bank made matching contributions totaling approximately $193,199. The Bank has made no discretionary contributions to the Plan for the fiscal year ended December 31, 1997. See generally "CONTRIBUTIONS TO THE PLAN" in the Summary Plan Description attached hereto.

         Due to the additional expenses related to the establishment and operation of the ESOP and RRP, the Bank may determine to reduce its matching contribution under the Plan in the future.

         Performance of Holding Company Stock. As of the date of this Prospectus Supplement, no shares of Holding Company Stock have been issued or are outstanding and there is no established market for the Holding Company Stock. Accordingly, there is no record of the historical performance of the Holding Company Stock.

         Performance of Investment Options. The following table provides performance data with respect to the Investment Options available under the Plan, based on information provided to the Company by RSI Retirement Trust, the trustee for funds invested in such Investment Options ("RSI").

         The information set forth below with respect to the Investment Options has been reproduced from materials supplied by RSI. The Bank and the Holding Company take no responsibility for the accuracy of such information.

         Additional information regarding the Investment Options may be available from RSI or the Bank. Participants should review any available additional information regarding these investments before making an investment decision under the Plan.

                                                            Net Investment Performance
                                        ---------------------------------------------------------------
                                            For Twelve-Month Period               December 31, 1997
                                                Ended December 31,                     Annualized
                                        ------------------------------------      ---------------------
                                         1997          1996          1995         3 Years       5 Years
                                         ----          ----          ----         -------       -------
Core Equity Fund......................   26.47         21.53         40.17         29.97         20.15
Emerging Growth Equity Fund...........   10.35         27.09         42.83         27.75         22.21
Value Equity Fund.....................   33.14         25.90         33.96         32.03         20.45
Actively Managed Bond Fund............   10.59          3.15         17.70         10.91          8.14
Intermediate-Term Bond Fund...........    8.19          4.02         13.99          9.38          6.97
Short-Term Investment Fund............    5.80          4.70          5.39          5.86          5.02
International Equity Fund.............    2.89         10.86         12.46         10.01         12.83

         Each Participant should note that past performance is not necessarily an indicator of future results.

Administration of the Plan

         Trustee. The trustee is appointed by the Board of Directors of the Bank to serve at its pleasure. The current trustee for the Investment Options (other than the Employer Stock Fund) is RSI. The Bank's trust department will serve as trustee of the Employer Stock Fund.

         The Trustees receive and hold the contributions to the Plan in trust and distribute them to Participants and beneficiaries in accordance with the provisions of the Plan. The Trustees are responsible, following Participant direction, for effectuating the investment of the assets of the Trust in the Holding Company Stock and the other Investment Options.

         Plan  Administrator.  RSI  and  the  Bank  share  the  duties  of  Plan
Administrator. The Bank is responsible for administration of the Plan and is appointed by and serves at the pleasure of the Board of Directors of the Bank. The Bank may appoint individuals to assist in the administration of the Plan and in carrying out its responsibilities for interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, furnishing the Bank with reports with respect to the administration of the Plan, receiving, reviewing and keeping on file reports of the financial condition of the Trust, and appointing or employing individuals to assist in the administration of the Plan. RSI is responsible for maintenance of Plan records, preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants and beneficiaries under Sections 104 and 105 of ERISA.

Reports to Plan Participants

         As of the end of each fiscal quarter, the Plan Administrator will furnish to each Participant a statement showing (i) balances in the Participant's Accounts as of the end of that period, (ii) the amount of contributions and forfeitures allocated to his or her Accounts for that period, and (iii) the adjustments to his or her Accounts to reflect a respective share of dividends on Holding Company Stock, and other income, gains or losses, if any.

Amendment and Termination

         It is the intention of the Bank to continue the Plan indefinitely. Nevertheless, the Bank, by action of its Board of Directors, may terminate the Plan in its sole discretion at any time and for any reason. If the Plan is terminated in whole or in part, then, regardless of other provisions in the Plan, each Participant affected by such termination shall become fully vested in all of his Accounts. The Bank reserves the right to make from time to time any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their beneficiaries; provided, however, that the Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA and the Code.

Merger, Consolidation or Transfer

         In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust assets to another plan, the Plan requires that each Participant would (if either the Plan or the other plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then been terminated).

Federal Tax Aspects of the Plan

         The Plan will be administered to comply in operation with the requirements (i) for qualification under Section 401(a) of the Code, (ii) for treatment as a qualified cash or deferred arrangement under Section 401(k) of the Code, and (iii) for exclusion of elective deferrals under Section 402(g) of the Code. Assuming that the Plan is administered in accordance with such Sections of the Code, participation in the Plan should have the following implications for federal income tax purposes:

         (a) Amounts contributed to Participants' Accounts, including Participant elective deferrals, and the investment earnings on these Accounts, are not includable in Participants' gross income for federal income tax purposes until such contributions or earnings are actually distributed or withdrawn from the Plan. However, Participant elective deferrals to the Plan are subject to both FICA and Medicare taxes. Special tax treatment may apply to the taxable portion of any distribution that includes Holding Company Stock, that is paid to another employer's plan or to an IRA in a "rollover," or that is eligible for special tax treatment for lump sum distributions (as described below).

         (b) Income earned by the Trust will not be taxable to the Trust.

         Permitted Rollover Amounts. Most payments from the Plan will be "eligible rollover distributions." This means that they can be rolled over to an IRA or to another employer plan that accepts rollovers. Required minimum payments, beginning generally in the year in which the Participant reaches age 70 1/2 or retires, whichever is later, cannot be rolled over.

         Direct Rollover. A Participant may choose a direct rollover of all or any portion of a payment that is an "eligible rollover distribution." In a direct rollover, the eligible rollover distribution is paid directly from the Plan to an IRA or another employer plan that accepts rollovers. If the Participant chooses a direct rollover, the rollover amount will not be taxed until it is taken out of the IRA or the employer plan.

         Payments that are not Rolled Over. A payment made to a Participant is subject to 20% mandatory income tax withholding. This amount is sent to the IRS as income tax withholding, and it will be credited against any income tax owed for the year. The payment is taxed in the year it is received unless, within 60 days, it is rolled over to an IRA or to another plan that accepts rollovers. If the payment is not rolled over, special tax rules may apply (as described below).

         Sixty-Day Rollover Option. Even if a Participant has an eligible rollover distribution paid to him or her, all or part of it can still be rolled over to an IRA or to another employer plan that accepts rollovers. However, the rollover must be made within 60 days after the payment is received. The portion of the payment that is rolled over will not be taxed until it is taken out of the IRA or the employer plan. The Participant can roll over up to 100% of the payment from the Plan, including an amount equal to the 20% that was withheld, by including other money to replace the 20% that was withheld. On the other hand, if only the 80% that was received is rolled over, the Participant will be taxed on the 20% that was withheld.

         Additional 10% Tax. If a Participant receives a payment before reaching age 59 1/2 and does not roll it over, then, in addition to the regular income tax, an extra tax equal to 10% of the taxable portion of the payment may be imposed. The additional 10% tax does not apply to the payment if it is (1) paid because the Participant separates from service with the employer during or after the year in which the Participant reaches age 55, (2) paid because of retirement due to disability, (3) paid as equal (or almost equal) payments over the Participant's life or life expectancy (or the Participant's and his or her beneficiary's lives or life expectancies), (4) used to pay certain medical expenses, (5) paid to a beneficiary upon a Participant's death, or (6) paid to an alternate payee pursuant to a qualified domestic relations order.

         Special Tax Treatment. If an eligible rollover distribution is not rolled over, it will be taxed in the year it is received. However, if it qualifies as a "lump sum distribution," it may be eligible for special tax treatment. A lump sum distribution is a payment, within one year, of the Participant's entire balance under the Plan (and certain other similar plans of the employer) that is payable because the Participant has reached age 59 1/2, has separated from service with his employer, or has died. For a payment to qualify as a lump sum distribution, the recipient must have been a participant in the Plan for at least 5 years. The special tax treatment for lump sum distributions is described below.

                  Five-Year Averaging. If the Participant receives a lump sum distribution after reaching age 59 1/2, he or she may be able to make a one-time election to figure the tax on the payment by using "5-year averaging." 5-year averaging often reduces the tax owed because it treats the payment much as if it were paid over 5 years. The entire tax (using current tax rates) is paid in the year in which the lump sum distribution is received.

                  Ten-Year Averaging For Those Born Before January 1, 1936. If a Participant receives a lump sum distribution and was born before January 1, 1936, he or she can make a one-time election to figure the tax on the payment by using "10-year averaging" (using 1986 tax rates) instead of 5-year averaging (using current tax rates). Like the 5-year averaging rules, 10-year averaging often reduces the amount of tax owed.

                  Capital Gain Treatment For Those Born Before January 1, 1936. In addition, if a Participant who was born before January 1, 1936, receives a lump sum distribution, he or she may elect to have the portion of the payment that is attributable to pre-1974 participation in the Plan (if any) taxed as long-term capital gain.

         There are other limits on the special tax treatment for lump sum distributions. For example, a Participant can generally elect this special tax treatment only once during his or her lifetime, and the election applies to all lump sum distributions received in that same year. If the Participant has previously rolled over a payment from the Plan (or certain other similar plans of the employer), he or she cannot use this special tax treatment for later payments from the Plan. If the payment is rolled over to an IRA, the Participant will not be able to use this special tax treatment for later payments from the IRA. Also, if any portion of the payment is rolled over to an IRA, this special tax treatment is not available for the rest of the payment.

         The special tax treatment for lump sum distributions described above, other than the special rules for those born before January 1, 1936, has been repealed for all such distributions received in tax years beginning after December 31, 1999.

         Employer Securities. There is a special rule for a payment from the Plan that includes employer securities. To use this special rule, the payment must qualify as a lump sum distribution, as described above (or would qualify except that the Participant has not participated in the Plan for at least 5 years). Under this rule, the Participant has the option of not paying tax on the "net unrealized appreciation" of the securities until they are sold. Net unrealized appreciation generally is the increase in the value of the securities that took place while they were held by the Plan.

         The Participant may elect not to have the special rule apply to the net unrealized appreciation. In such case, the net unrealized appreciation will be taxed in the year the securities are received from the Plan (and may be eligible for the special tax treatment described above), unless they are rolled over. The securities (including any net unrealized appreciation) can be rolled over to an IRA or to another employer plan that accepts rollovers.

         Other Payment Recipients. In general, the rules summarized above that apply to payments to Participants also apply to payments to Participants' surviving spouses and to spouses or former spouses who are alternate payees pursuant to a qualified domestic relations order. Some of the rules summarized above also apply to a deceased Participant's beneficiary who is not a spouse. However, there are some significant exceptions for payments to surviving spouses, alternate payees, and other beneficiaries.

         A surviving spouse of a deceased Participant may choose to have an eligible rollover distribution paid in a direct rollover to an IRA or paid to the spouse. If the spouse has the payment made to him or her, such spouse can keep it or roll it over to an IRA (but not to an employer plan). An alternate payee has the same choices as the Participant. Thus, an alternate payee can have the payment paid as a direct rollover or paid to the alternate payee. If the alternate payee has it paid to him or her, the alternate payee can either keep it or roll it over to an IRA or to another employer plan that accepts rollovers. A beneficiary other than the surviving spouse cannot roll over the payment under any circumstances.

         A surviving spouse, alternate payee or another beneficiary may be able to use the special tax treatment for lump sum distributions and the special rule for payments that include employer securities, as described above. A payment that is received because of the Participant's death may be eligible for the special tax treatment available for lump sum distributions if the Participant met the appropriate age requirements, whether or not the Participant had 5 years of participation in the Plan.

         The foregoing is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan.
Accordingly, each Participant may wish to consult a tax advisor concerning the Federal, state and local tax consequences of participating in and receiving distributions from the Plan.

         Participants subject to taxes imposed by state, local and other taxing authorities, including foreign governments, should also consult with their own attorneys or tax advisers regarding the tax consequences thereunder.

Restrictions on Resale

         Any person receiving shares of Holding Company Stock under the Plan who is an "affiliate" of the Bank or the Holding Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933 (e.g., directors, officers and substantial shareholders of the Bank) may re-offer or resell such shares only pursuant to a registration statement or, assuming the availability thereof, pursuant to Rule 144 or some other exemption of the registration requirements of the Securities Act of 1933. Any person who may be an "affiliate" of the Bank or the Holding Company may wish to consult with counsel before transferring any Holding Company Stock owned by him or her. In addition, Participants are advised to consult with counsel as to the applicability of
Section 16 of the Securities Exchange Act of 1934 which may restrict the sale of Holding Company Stock acquired under the Plan, or other sales of Holding Company Stock.

                                 LEGAL OPINIONS

         The validity of the issuance of the Holding Company Stock will be passed upon by Silver, Freedman & Taff, L.L.P., 1100 New York Avenue, N.W., Washington, D.C. 20005, which firm acted as special counsel for the Holding Company and the Bank in connection with the Bank's Conversion.

                               COHOES SAVINGS BANK
                           401(K) SAVINGS PLAN IN RSI
                                RETIREMENT TRUST

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1997

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

Independent Auditors' Report ..........................................   1

Statements Of Net Assets Available For Benefits .......................   2

Statements Of Changes In Net Assets Available For Benefits ............   3

Notes To Financial Statements .........................................   4-8

                                                                        Schedule
SUPPLEMENTAL INFORMATION                                                 Number
------------------------                                                 ------

Schedule Of Assets Held For Investment Purposes .......................     I

Schedule Of Reportable Transactions ...................................    II

To The Board Of Trustees
Cohoes Savings Bank
  401(k) Savings Plan in RSI Retirement Trust
Cohoes, New York

                          Independent Auditors' Report


         We were engaged to audit the financial statements of the Cohoes Savings Bank Retirement Savings Plan as of December 31, 1997 and 1996 and for the years then ended, and the supplemental schedules as of and for the year ended December 31, 1997 as listed in the accompanying table of contents. These financial statements and schedules are the responsibility of the Plan's management.

         As permitted by 29 CFR 2520.103-8 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement
Income Security Act of 1974, the Plan administrator instructed us not to perform, and we did not perform, any auditing procedures with respect to the information described in Note 3, which was certified by the Plan's Trustee, Retirement System Group, Inc. for the years ended December 31, 1997 and 1996, except for comparing the information with the related information included in the financial statements and supplemental schedules. We have been informed by the Plan administrator that the Trustee holds the Plan's investment assets and executes investment transactions. The Plan administrator has obtained certifications from the Trustee as of and for the years ended December 31, 1997 and 1996 that the information provided to the Plan administrator by the Trustee is complete and accurate.

         Because of the significance of the information that we did not audit, we are unable to, and do not, express an opinion on the accompanying financial statements and schedules taken as a whole. The form and content of the information included in the financial statements and schedules, other than that derived from the information certified by the Trustee, have been audited by us in accordance with generally accepted auditing standards and, in our opinion, are presented in compliance with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.

Albany, New York
July  29, 1998

                               COHOES SAVINGS BANK
                   401(K) SAVINGS PLAN IN RSI RETIREMENT TRUST

                 Statements Of Net Assets Available For Benefits

                                   December 31
                                                            1997          1996
                                                            ----          ----
Assets:
Investments in registered investment company, at
  fair value:  (Note 4)
    Core equity fund .................................   $1,186,615   $  917,304
    Emerging growth equity fund ......................      954,814      819,049
    Value equity fund ................................      551,209      403,755
    Short-term investment fund .......................      353,293      455,680
    Actively managed bond fund .......................      327,026      319,266
    Intermediate term bond fund ......................      314,450      290,029
    International equity fund ........................       34,979       19,354
                                                         ----------   ----------
       Total investments in registered investment
         company at fair value .......................    3,722,386    3,224,437

Loans to participants (Note 5) .......................      231,608      231,440
                                                         ----------   ----------

       Total investments at fair value ...............    3,953,994    3,455,877

Receivables:
  Employer's contributions ...........................      193,199      164,519

Other assets:
  Cash ...............................................       16,221        6,726
                                                         ----------   ----------


           Net Assets Available For Benefits .........   $4,163,414   $3,627,122
                                                         ==========   ==========



The accompanying notes are an integral part of these financial statements


                                       (2)

                               COHOES SAVINGS BANK
                   401(K) SAVINGS PLAN IN RSI RETIREMENT TRUST

           Statements Of Changes In Net Assets Available For Benefits

                         For The Years Ended December 31


                                                             1997        1996
                                                             ----        ----
Additions:
Investment income:
  Net investment gain (Note 4) .......................   $  523,925   $  462,630
  Interest on loans ..................................       15,133       14,964
                                                         ----------   ----------
       Net investment income .........................      539,058      477,594
                                                         ----------   ----------

Contributions:
  Employer's contributions ...........................      263,137      238,357
  Employees' contributions ...........................      194,434      178,409
  Rollovers contributed from other plans .............       21,157       41,141
                                                         ----------   ----------
       Total contributions ...........................      478,728      457,907
                                                         ----------   ----------

       Total additions ...............................    1,017,786      935,501
                                                         ----------   ----------

Deductions:
  Benefits paid to participants ......................      477,811      722,823
  Miscellaneous expenses .............................        3,683        5,645
                                                         ----------   ----------
       Total deductions ..............................      481,494      728,468
                                                         ----------   ----------

Net increase in net assets available for benefits ....      536,292      207,033

Net assets available for benefits - beginning ........    3,627,122    3,420,089
                                                         ----------   ----------


Net Assets Available For Benefits - Ending ...........   $4,163,414   $3,627,122
                                                         ==========   ==========



The accompanying notes are an integral part of these financial statements


                                       (3)

                               COHOES SAVINGS BANK
                   401(K) SAVINGS PLAN IN RSI RETIREMENT TRUST

                          Notes To Financial Statements

Note 1: Plan Description

         The following description of the Cohoes Savings Bank 401(k) Savings Plan in RSI Retirement Trust provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

         The Plan, which became effective January 1, 1986, is a defined contribution deferred compensation, 401(k) plan covering substantially all salaried full-time employees of the Bank. Employees are eligible to participate in the Plan upon attainment of age 21 and completion of one year of service. The Plan is subject to the provisions of the Employee Retirement Income security Act of 1974 (ERISA).

         The Plan permits participants to contribute up to 15% of their salary on a pretax basis. Participants may also contribute up to an additional 10% of their salary on an after-tax basis. The Plan Administrator may limit the maximum contributions per participant to comply with Internal Revenue Service regulations. A discretionary matching contribution will be made by the Bank equal to a percentage of the employee contributions. The percentage will be determined annually by the Bank; however, in applying the matching percentage, only employee contributions up to 6% of their compensation will be considered. In addition, the Bank may make additional profit sharing contributions to the Plan, at its sole discretion. All forfeitures of nonvested benefits are used to reduce the employer's contribution.

         Each participant's account is credited with the participant's contribution and allocations of (a) the Company's contribution and, (b) Plan earnings, and charged with an allocation of administrative expenses. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

         Participants are immediately vested in their voluntary contributions plus actual earnings thereon. Participants become fully vested in the Bank's contributions according to the following schedule:

            Years of Service                                Percentage
               Less than 2                                      0%
               -----------                                      --
                    2                                           40%
                    3                                           60%
                    4                                           80%
                    5                                          100%

         On termination of service, participants may receive distributions equal to the value of their vested account balance. The participant's account may be paid out with a lump-sum distribution, purchase of an annuity contract, or any other method providing periodic payments. Participants who die, or become totally and permanently disabled while actively employed, will receive a benefit equal to the value of their account as of the next valuation date.


                                       (4)

                               COHOES SAVINGS BANK
                   401(K) SAVINGS PLAN IN RSI RETIREMENT TRUST

                          Notes To Financial Statements

Note 1: Plan Description (Continued)

         Investment options - Upon enrollment in the Plan, a participant may direct employee contributions in any of seven investment options.

Core  Equity  Fund - Funds are  invested  in shares of a  registered  investment
company  that  invests  in  a  broadly   diversified   group  of   high-quality,
medium-to-large companies.

Value Equity Fund - Funds are invested in shares of a registered investment company that invests in a diversified portfolio of stocks with below average price-to-earnings (P/E) ratio and above-average growth prospects.

Emerging Growth Equity Fund - Funds are invested in shares of a registered investment company that invests in quality growth stocks of smaller companies) those in the $50 million to $750 million capitalization range at time of purchase).

International Equity Fund - Funds are invested in shares of a registered investment company that invests in stocks that are headquartered in foreign countries.

Actively Managed Bond Fund - Funds are invested in shares of a registered investment company that invests in high-quality, fixed income securities (bonds and other debt securities) with maturities of up to 30 years.

Intermediate - Term Bond Fund - Funds are invested in shares of a registered investment company that invests in high-quality, fixed-income securities that mature within ten years or have expected average lives of ten years or less.

Short-Term Investment Fund - Funds are invested in shares of a registered investment company that invests in high-quality, cash equivalent-type securities maturing in one year or less, and U.S. Government instruments with maturities of up to two years.

Note 2: Summary Of Significant Accounting Policies

         Investment valuation - The Plan's investments are stated at fair value. Shares of registered investment companies are valued at quoted market prices which represent the net cost value of shares held by the Plan at year end. Loans to participants are valued at cost which approximates fair value.

         Securities transactions - Securities purchased and sold are recorded on the respective trade dates. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.


                                       (5)

                               COHOES SAVINGS BANK
                   401(K) SAVINGS PLAN IN RSI RETIREMENT TRUST

                          Notes To Financial Statements

Note 2: Summary Of Significant Accounting Policies

         Administrative expenses - The costs of plan administration are paid by the Bank.

         Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


Note 3: Information Certified By Plan Trustee

         The Plan trustee, Retirement System Group, Inc., furnished certain information to the Plan Administrator and certified to its accuracy. This information included, but was not limited to, summaries of investments, investment transactions, and investment income received.

Note 4: Investment Valuations

         The Plan's investments are held in a custodial account at Retirement System Group, Inc. The following table presents the fair value of investments at December 31, 1997 and 1996. Investments that represent five percent or more of total plan assets are separately identified.


                            Fair Value Of Investments

                                                        1997              1996
                                                        ----              ----
Mutual funds:
  Core Equity Fund .........................        $1,186,615        $  917,304
  Emerging Growth Equity Fund ..............           954,814           819,049
  Value Equity Fund ........................           551,209           403,755
  Short-Term Investment Fund ...............           353,293           455,680
  Actively Managed Bond Fund ...............           327,026           319,266
  Intermediate Term Bond Fund ..............           314,450           290,029
  International Equity Fund ................            34,979            19,354
Loans to participants ......................           231,608           231,440
                                                    ----------        ----------

         Total .............................        $3,953,994        $3,455,877
                                                    ==========        ==========




                                       (6)

                               COHOES SAVINGS BANK
                   401(K) SAVINGS PLAN IN RSI RETIREMENT TRUST

                          Notes To Financial Statements

Note 4: Investment Valuations (Continued)

         A summary of the asset balances and changes in assets for the year ended December 31, 1997 follows:


                                            Emerging         Value      Actively     Intermediate     Short-term
                           Core Equity   Growth Equity    Equity Fund    Managed        Bond          Investment
                               Fund           Fund           Fund       Bond Fund     Term Fund          Fund
                               ----           ----           ----       ---------     ---------          ----
Net investment gain ..   $   243,991    $    83,671    $   133,069    $    24,311    $    21,406    $    17,760
Interest on loans ....            --             --             --             --             --             --
Employer contributions        20,800         21,871         11,852          4,094          6,166          2,218
Employee contributions        56,923         62,458         33,675         10,789         15,131          7,324
Rollovers contributed
  form other plans ...         6,928         11,132          2,601             --             --             --
Benefits paid to
  participants .......      (140,538)      (119,975)       (81,631)       (43,601)       (18,161)       (67,483)
Miscellaneous ........        (1,532)        (1,005)          (538)          (359)          (105)           (72)
Forfeitures ..........        (3,571)        (2,332)        (1,651)          (975)          (147)          (269)
Net loan activity ....        (1,113)         6,829            (42)        (2,268)         3,607          3,794
Interfund transfers,
 net .................        87,423         73,116         50,119         15,769         (3,476)       (65,659)
Net assets available
 for plan
 benefits - beginning        917,304        819,049        403,755        319,266        290,029        455,680
                         -----------    -----------    -----------    -----------    -----------    -----------
Net Assets Available
 For Plan Benefits -
 Ending ..............   $ 1,186,615    $   954,814    $   551,209    $   327,026    $   314,450    $   353,293
                         ===========    ===========    ===========    ===========    ===========    ===========

                                                                      Employer
                         International      Loans To                Contribution
                          Equity Fund     Participants     Cash      Receivable        Total
                          -----------     ------------     ----      ----------        -----
Net investment gain ..   $      (283)   $        --    $     --   $        --    $   523,925
Interest on loans ....            --         15,133          --            --         15,133
Employer contributions         2,937             --          --       193,199        263,137
Employee contributions         8,134             --          --            --        194,434
Rollovers contributed
  form other plans ...           496             --          --            --         21,157
Benefits paid to
  participants .......        (2,638)        (3,784)         --            --       (477,811)
Miscellaneous ........           (72)            --          --            --         (3,683)
Forfeitures ..........          (550)            --       9,495            --             --
Net loan activity ....           276        (11,083)         --            --             --
Interfund transfers,
 net .................         7,325            (98)         --      (164,519)            --
Net assets available
 for plan
 benefits - beginning         19,354        231,440       6,726       164,519      3,627,122
                         -----------    -----------    --------   -----------    -----------
Net Assets Available
 For Plan Benefits -
 Ending ..............   $    34,979    $   231,608    $ 16,221   $   193,199    $ 4,163,414
                         ===========    ===========    ========   ===========    ===========


                                       (7)

                               COHOES SAVINGS BANK
                   401(K) SAVINGS PLAN IN RSI RETIREMENT TRUST

                          Notes To Financial Statements


Note 5: Loans To Participants

         Participants may borrow an amount not in excess of $50,000 or 50% of their vested account balance, whichever is less, with a minimum loan of $1,000. Loans are subject to certain conditions and limitations and stipulated in the Plan document and under Internal Revenue Service regulations. Loans are generally repayable over a maximum of five years through regular payroll deductions. Loans related to the financing of a primary residence may be repaid over a maximum period of fifteen years. The interest rate is the prime rate published in the Wall Street Journal on the day in which the loan is requested, rounded to the nearest quarter percent.


Note 6: Plan Termination

         Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.


Note 7: Tax Status

         The Plan obtained its latest determination letter in February, 1995, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.


Note 8: Form 5500

         The accompanying financial statements differ from the financial information included in Form 5500 for the years ended December 31, 1997 and 1996 due to differences in timing and classification of certain revenue and expense items.




                                       (8)

                            SUPPLEMENTAL INFORMATION

                                                                      Schedule I

                               COHOES SAVINGS BANK
                   401(K) SAVINGS PLAN IN RSI RETIREMENT TRUST

          Item 27(a) - Schedule Of Assets Held For Investment Purposes

                                December 31, 1997


         The Plan's investment in accounts of the Retirement System Group, Inc. and participant loans as of December 31, 1997 are as follows:

                                                      Units      Fair Value
                                                      -----      ----------
Registered investment company:
  Core Equity Fund ............................     15,679.37    $1,186,615
  Emerging Growth Equity Fund .................     13,047.46       954,814
  Short-Term Investment Fund ..................      9,544.74       551,209
  Value Equity Fund ...........................     16,439.90       353,293
  Intermediate Term Bond Fund .................      9,386.49       327,026
  Actively Managed Bond Fund ..................      9,789.84       314,450
  International Equity Fund ...................        756.14        34,979
                                                                 ----------

         Total investment in registered
          investment company ..................                   3,722,386
  Participants' loans - interest
   rate - 6.00% - 9.00% .......................                     231,608
                                                                 ----------
         Total Investments ....................                  $3,953,994
                                                                 ==========

                                                                     Schedule II

                               COHOES SAVINGS BANK
                   401(K) SAVINGS PLAN IN RSI RETIREMENT TRUST

                Item 27(d) - Schedule Of Reportable Transactions

                                December 31, 1997


                                                                    Current Value
                         Purchase        Selling        Cost Of      Of Asset On        Net Gain
                           Price          Price          Assets     Transaction Date    Or Loss
                           -----          -----          ------     ----------------    -------
Core Equity Fund .....   $     --       $283,736       $187,835       $283,736         $ 95,901
Core Equity Fund .....    309,059             --             --        309,057               --
Emerging Growth Equity
  Fund ...............         --        221,518        142,505        221,518           79,013
Emerging Growth Equity
  Fund ...............    273,812             --             --        273,812               --
Value Equity Fund ....         --        136,144         88,483        136,144           47,661
Value Equity Fund ....    150,529             --             --        150,529               --
Actively Managed Bond
  Fund ...............         --        212,853        191,658        212,853           21,195
Actively Managed Bond
  Fund ...............    196,302             --             --        196,302               --

         Note: Reportable transactions for the purposes of this schedule are:


         (a) Transactions within the Plan year involving securities of the same issue if within the plan year any series of transactions with respect to such securities, when aggregated, involved an amount in excess of 5% of the fair value of plan assets at the beginning of the Plan year, and

         (b) Transactions within the Plan year with respect to securities with or in conjunction with a person if any prior or subsequent single transactions within the Plan year with such person with respect to securities exceed 5% of the fair value of plan assets at the beginning of the Plan year.

                             THE COHOES SAVINGS BANK
                         401(k) RETIREMENT SAVINGS PLAN
                             IN RSI RETIREMENT TRUST

             PARTICIPANT ELECTION TO INVEST IN HOLDING COMPANY STOCK

1. PARTICIPANT DATA

___________________________________________________________________________________________________________________
         Print your full name above         (Last, first, middle initial)                    Social Security Number

___________________________________________________________________________________________________________________
         Street Address                                       City                      State             Zip

$__________________________________________________________            _____________                    ____________
Balance of Participant's Plan Accounts at December 31, 1997            Date of Birth                    Date of Hire


2. INVESTMENT DIRECTION

         The Plan is giving participants a special opportunity to invest their account balances in common stock ("Holding Company Stock") issued by Cohoes Bancorp, Inc. (the "Holding Company") in connection with the conversion of Cohoes Savings Bank ("the Bank") from the mutual to the stock form. This election may be made during the Subscription and Community Offering, with respect to the balance in your accounts under the Plan (hereinafter referred to as your "Accounts") as of December 31, 1997. Please review the Subscription and Community Prospectus dated _____________ __, 1998 (the "Prospectus") and the
Prospectus Supplement (the "Supplement") dated ____________ ___, 1998 before making any decision.

         Investing in Holding Company Stock entails some risks, and we encourage you to discuss this investment decision with your spouse and your investment advisor. The Bank, the Plan's Trustee, and the Plan Administrator are not authorized to make any representations about this investment other than what appears in the Prospectus and Supplement, and you should not rely on any information other than what is contained in the Prospectus and Supplement.

         Any shares purchased by the Plan pursuant to your election will be subject to the conditions or restrictions otherwise applicable to Holding Company Stock, as discussed in the Prospectus and Supplement. In addition, once you have elected to have your Accounts invested in Holding Company Stock, you may have limited opportunities to change this investment decision. Any part of your Accounts invested in Holding Company Stock may be changed to an alternative authorized investment under the Plan only during an "Investment Change Period."

         An "Investment Change Period" opens at the beginning of the third business day after the Holding Company issues a "Quarterly Earnings Release" and closes at the end of the twelfth business day after such release. The term "Quarterly Earnings Release" means any press release issued by the Holding Company for general distribution which announces, for the first time, the Holding Company's results of operations for a particular fiscal quarter. The Bank anticipates these opportunities will occur four times per year. The Bank will attempt to notify Participants of the commencement of each Investment Change Period but will not assume responsibility for doing so.

[ ]      I hereby  direct the Trustee to obtain the funds  necessary to purchase
         ____ whole shares of Holding Company Stock at a price of $10.00 per share and a total investment in Holding Company Stock of $________ by using funds in my current Accounts from among the following Investment Options in the following percentages (in not less than 10% increments):

                  [ ]      Core Equity Fund                      ________%

                  [ ]      Emerging Growth Equity Fund           ________%

                  [ ]      Value Equity Fund                     ________%

                  [ ]      Actively Managed Bond Fund            ________%

                  [ ]      Intermediate-Term Bond Fund           ________%

                  [ ]      Short-Term Investment Fund            ________%

                  [ ]      International Equity Fund             ________%

[ ]      I choose not to invest any of my Accounts in Holding Company Stock.


3. PARTICIPANT SIGNATURE AND ACKNOWLEDGMENT - REQUIRED

By signing this PARTICIPANT INVESTMENT ELECTION, I authorize and direct the Plan Administrator and Trustee to carry out my instructions. I acknowledge that I have been provided with and read a copy of the Prospectus and Supplement relating to the issuance of Holding Company Stock, and I have read the explanation provided in Part 2 of this form. I am aware of the risks involved in the investment in Holding Company Stock, and understand that the Trustees and Plan Administrator are not responsible for my choice of investment. In addition I understand if my order for Holding Company Stock is unable to be fulfilled either partially or in full, any remaining funds will be allocated to my existing investment option.


________________________________________________________________________________
   Participant's Signature                                Date Signed


Signed before me this ________ day of _________, 1998  _________________________
                                                             Notary Public



My Commission Expires _____________________________



              PLEASE COMPLETE AND RETURN BY ______________ __, 1998

   IF YOU HAVE ANY QUESTIONS, PLEASE CALL THE STOCK CENTER AT (518)_________.

PROSPECTUS
[Logo]
                              COHOES BANCORP, INC.
               (Proposed Holding Company for Cohoes Savings Bank)
      Minimum of 5,950,000 and Maximum of 8,050,000 Shares of Common Stock



Cohoes Savings Bank is converting from the mutual to the stock form of organization. As part of the conversion, Cohoes Savings Bank will become a wholly owned subsidiary of Cohoes Bancorp, Inc. Cohoes Bancorp, Inc. was formed in September, 1998 and upon consummation of the conversion will own all of the shares of Cohoes Savings Bank. The common stock of Cohoes Bancorp, Inc. is being offered for sale to the public in accordance with a plan of conversion which must be approved by the Superintendent of Banks of the State of New York, the Federal Deposit Insurance Corporation and by a majority of the votes eligible to be cast by voting depositors of Cohoes Savings Bank and by 75% of the deposit liabilities represented by person or by proxy at the Special Meeting called to vote on the Conversion.


                              Terms of the Offering

An independent appraiser has estimated the pro forma market value of Cohoes Savings Bank, on a converted basis, to be between $59,500,000 and $80,500,000. Based on this estimate, Cohoes Bancorp, Inc. will offer between 5,950,000 shares and 8,050,000 shares to depositors, trustees and officers of Cohoes Savings Bank, the Employee Stock Ownership Plan and the public. In addition, Cohoes Bancorp, Inc. intends to issue a number of shares equal to 3% of the shares sold in the conversion to a charitable foundation. Cohoes Bancorp, Inc. may increase the number of shares offered up to 9,257,500 shares, subject to regulatory approval. Based on these estimates, we are making the following offering of shares of common stock:

                                                                                                          Adjusted
                                                         Minimum        Midpoint         Maximum           Maximum
                                                         -------        --------         -------           -------
Per Share Price.............................              $10.00         $10.00          $10.00            $10.00
Number of Shares............................            5,950,000       7,000,000       8,050,000         9,257,500
Underwriting Commission and Other Expenses..           $ 1,595,000     $ 1,711,000     $ 1,826,000       $ 1,959,000
Net Proceeds to Cohoes Bancorp, Inc.........           $57,905,000     $68,289,000     $76,674,000       $90,616,000
Net Proceeds Per Share......................              $9.73           $9.76           $9.77             $9.79


Please refer to Risk Factors beginning on page ___ of this document.


These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. These securities are subject to risk, including the loss of investment.


Neither the Securities and Exchange Commission, the Superintendent of Banks of the State of New York, the New York State Banking Department, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For information on how to subscribe for common stock, call the Stock Information Center at (518) 235-4000.


                          KEEFE, BRUYETTE & WOODS, INC.
                              --------------------

            The date of this Prospectus is ___________________, 1998

                                  [INSERT MAP]

                                    GLOSSARY


AICPA       American Institute of Certified Public Accountants.

AMTI        Alternative Minimum Taxable Income.

APB         Accounting Practice Bulletin.

ARM         Adjustable Rate Mortgage.

Associate   The  term  "Associate"  of a  person  is  defined  to  mean  (i) any corporation or organization (other than the Bank or its subsidiaries or the Holding Company) of which such person is a director, officer, partner or 10% shareholder;

            (ii) any trust or other estate in which such person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; provided, however that such term shall not include any employee stock benefit plan of the Holding Company or the Bank in which such a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and

            (iii) any relative or spouse of such person, or relative of such spouse, who either has the same home as such person or who is a director or officer of Lincoln Federal or its subsidiaries or the Holding Company.

ATM         Automated Teller Machine.

Bank        Cohoes Savings Bank.

Board of
Directors   Board of Directors of Cohoes Bancorp, Inc.

Board       of Trustees Board of Trustees of Cohoes Savings Bank.

Bylaws      Bylaws of Cohoes Bancorp, Inc.

Code        The Internal Revenue Code of 1986, as amended.

Conversion  Simultaneous  conversion of Cohoes  Savings Bank to stock form,  the issuance of Cohoes Savings Bank's outstanding capital stock to Cohoes Bancorp and Cohoes Bancorp's offer and sale of Holding Company Common Stock.

Conversion
Shares Shares of Cohoes Bancorp, Inc. offered to complete conversion of Cohoes Savings Bank to stock form.

CRA         Community Reinvestment Act.

Department  The New York State Banking Department.

DCGL        Delaware General Corporations Law.

Eligible
Account
Holders Savings account holders of Cohoes Savings Bank with account balances of at least $100 as of the close of business on March 31, 1998.

ERISA       Employee Retirement Income Security Act of 1974, as amended.

Estimated
Valuation
Range Estimated pro forma market value of the Common Stock ranging from $59,500,000 to $80,500,000.

ESOP        Cohoes Bancorp, Inc. Employee Stock Ownership Plan.

Exchange
Act         Securities Exchange Act of 1934, as amended.

FASB        Financial Accounting Standards Board.

FDIA        Federal Deposit Insurance Act.

FDIC        Federal Deposit Insurance Corporation.

FHLB        Federal Home Loan Bank.

FHLMC       Federal Home Loan Mortgage Corporation.

FNMA        Federal National Mortgage Association.

Foundation  The Cohoes Savings Bank Charitable Foundation, Inc.

FRB         Federal Reserve Board.

Freddie
Mac         Federal Home Loan Mortgage Corporation.

GAAP        Generally Accepted Accounting Practices.

HOLA        Home Owners' Loan Act.

Holding
Company     Cohoes Bancorp, Inc.

Holding
Company
Common
Stock       Shares of Cohoes Bancorp, Inc.

IRS         Internal Revenue Services.

KBW         Keefe, Bruyette & Woods, Inc.

Merger      Merger of SFS Bancorp with and into Cohoes Bancorp, Inc.

NASD        National Association of Securities Dealers, Inc.

Nasdaq National Association of Securities Dealers Automated Quotation System--National Market.

NPV         Net portfolio value.

NYBB        New York Banking Board.

OCC         Office of the Comptroller of the Currency.

Offering The offering of between 5,950,000 and 8,050,000 shares of Cohoes Bancorp, Inc. common stock at $10.00 per share in the Conversion.

ORE         Other Real Estate Owned.

OTS         Office of Thrift Supervision.

Plan or
Plan of
Conversion  Plan of Cohoes  Savings  Bank to convert  from a New York  chartered mutual savings bank to a New York chartered stock savings bank and the issuance of all of Cohoes Savings Bank 's outstanding capital stock to Cohoes Bancorp, Inc. and the issuance of Cohoes Bancorp, Inc.'s Common Stock to the public.

QTL         Qualified thrift lender.

ROA         Return On Average Assets.

ROE         Return On Average Equity.

RP
Financial   RP Financial, LC., independent appraiser.


RRP Recognition and Retention Plan to be submitted for approval at a meeting of the Holding Company's stockholders to be held at least six months after the completion of the Conversion.


SAIF        Savings Association Insurance Fund of the FDIC.

SEC         Securities and Exchange Commission.

Securities
Act         Securities Act of 1933, as amended.

SFAS        Statement of Financial Accounting Standard.


Stock
Contribution Shares  contributed  by  the  Holding  Company  to  Cohoes  Savings
             Foundation.


Stock Option
and Incentive
Plan The Cohoes Bancorp, Inc. Stock Option and Incentive Plan for directors and officers to be submitted for approval at a meeting of the Holding Company's shareholders to be held at least six months after the completion of the Conversion.

Subscription
Offering Offering of non-transferable rights to subscribe for the Common Stock, in order of priority, to Eligible Account Holders, the ESOP, and Supplemental Eligible Account Holders.

Superintendent Superintendent of Banks of the New York State Banking Department.


Voting
Record
Date The close of business on September 30, 1998, the date for determining voting depositors entitled to vote at the Special Meeting.

                                     SUMMARY

         This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the stock offering fully, you should read this entire document carefully, including the financial statements and the notes to the financial statements. References in this document to "Cohoes Savings", the "Bank", "we", "us", and "our" refer to Cohoes Savings Bank either in its present form or as a stock savings bank following the Conversion. In certain circumstances where appropriate, "we," "us," or "our" refer collectively to Cohoes Savings Bank and Cohoes Bancorp, Inc. References in this document to the "Holding Company" refer to Cohoes Bancorp, Inc. All information contained in this Prospectus with respect to the Holding Company, the Bank and its subsidiaries has been supplied by the Holding Company and the Bank.

The Holding Company:
                              Cohoes Bancorp, Inc.
                                75 Remsen Street
                           Cohoes, New York 12047-2892

         Cohoes Bancorp, Inc. is not an operating company and has not engaged in any significant business to date. It was formed in September 1998 as a Delaware-chartered corporation to be the holding company for the Bank. The holding company structure will provide greater flexibility in terms of operations, expansion and diversification. See page "Cohoes Bancorp, Inc." on page____.

The Bank:
                               Cohoes Savings Bank
                                75 Remsen Street
                           Cohoes, New York 12047-2892


         Cohoes Savings Bank was established in Cohoes, New York in 1851. We are a community and customer oriented New York chartered mutual savings bank serving primarily the Cohoes, New York and surrounding area through 17 full service banking offices located throughout Albany, Saratoga, Schenectady and Rensselaer Counties, and a portion of Warren County in New York. We provide financial services to individuals, families and small businesses. Historically, we have emphasized residential mortgage lending, primarily originating one- to four-family mortgage loans. Our deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation. At June 30, 1998, we had total assets of $535.7 million, deposits of $449.5 million, and total equity of $53.3 million. See "Cohoes Savings Bank" on pages ____ to _____.


        Financial and operational highlights of the Bank include the following:

    o Focus on Residential lending. A cornerstone of our lending program has long been one- to four-family residential lending. We believe that, in comparison to many other types of assets, one- to four-family residential loans carry acceptable yields and credit risk. In addition, such loans create strong ties to consumers which can be utilized to market other financial products. At June 30, 1998, we had $258.4 million (or 62.1% of total loans) of one- to four-family residential loans and $22.0 million of home equity lines of credit. See "Business of Cohoes Savings Bank - Lending Activities." In recent years, in order to increase the yield on interest-earning assets and to increase the amount of our interest rate sensitive assets, we have increased originations of multi-family and commercial real estate loans which have adjustable rates and/or shorter terms to maturity than one- to four-family residential real estate loans. See "Risk Factors - Risks Associated with Multi-Family and Commercial Real Estate Loans."

    o Interest Rate Sensitivity. We, like virtually all financial institutions, are vulnerable to changes in interest rates. In managing our asset/liability mix, we may, at times, place more emphasis on enhancing our short-term net interest margin than on limiting interest rate risk. At June 30, 1998, based upon certain assumptions utilized by us in assessing interest rate risk, the value of our net portfolio equity would have declined by 7.7% and 14.8% if there would have been instantaneous increases in interest rates of 100 and 200 basis points, respectively. See "Risk Factors - Interest Rate Risk Exposure" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Cohoes Savings Bank - Asset/Liability Management."

    o Asset Quality. Our ratio of non-performing assets to total assets was 1.15% and our ratio of non-performing loans to total loans was 1.36% at June 30, 1998. Reflecting our focus on residential lending, our ratio of net charge-offs to average total loans was .24%, .37%, .10%, .06% and .01% for fiscal years 1998, 1997, 1996, 1995, and 1994, respectively. At June 30, 1998, our ratio of allowance for loan losses to total loans was .85% and our ratio of allowance for loan losses to total non-performing loans was 62.54%. See "Business Delinquencies and Non-Performing Assets."

    o Commitment to Growth. We believe that in order to remain an independent community-based financial institution in the rapidly changing financial services industry, we must be competitive. In order to remain competitive, we are committed to growing the Bank through acquisitions although none are currently contemplated and through other facets of our business, including insurance services, which can increase noninterest income for us. See "Business of Cohoes Savings Bank - Subsidiary and Other Activities." During fiscal 1998, we experienced a 4.7% increase in deposit accounts. In addition, we experienced a $14.5 million increase in loans receivable. See "Business of Cohoes Savings Bank - Lending."

The Stock Offering

         We are offering between 5,950,000 and 8,050,000 shares of common stock at $10.00 per share in the Conversion. We may increase the offering to 9,257,500 shares without further notice to you. Any increase over 9,257,500 shares would require the approval of the Superintendent and the FDIC. You may not change or cancel any stock order previously delivered to us as a result of an increase in the offering within these limits.


         Stock Purchase Priorities. The shares of Holding Company Common Stock will be offered on the basis of priorities. Certain depositors and the ESOP established by us will receive subscription rights to purchase shares of common stock. Any remaining shares not subscribed for may be offered in a direct community offering or a public offering. See "The Conversion - Offering of Holding Company Common Stock" on pages _____ to ____.


         Prohibition on Transfer of Subscription Rights. You may not sell or assign your subscription rights. Any transfer of subscription rights is prohibited by law and may result in the forfeiture of your subscription rights.

         Stock Pricing and Number of Shares to be Issued. We set the purchase price per share of the common stock at $10.00. This is the price most commonly used in recent years in stock offerings involving Conversions of mutual savings institutions. The number or range of shares of common stock to be issued in the offering is based on an independent appraisal of the pro forma market value of the common stock by RP Financial, an appraisal firm experienced in appraisals of savings institutions. RP Financial has estimated that as of September 4, 1998, and as updated as of October 23, 1998, the estimated valuation range of Holding Company Common Stock was between $59,500,000 and $80,500,000 (with a midpoint of $70,000,000). The Estimated Valuation Range represents our estimated market value after giving effect to the sale of the common stock in this offering and the issuance of a number of shares equal to 3% of the shares issued in the Conversion to the Foundation. Based on this valuation and the $10.00 per share price, the number of shares of common stock that we will issue in the offering will range from between 5,950,000 shares and 8,050,000 shares. The establishment of, and contribution to, the Cohoes Savings Foundation had the effect of reducing our market valuation. See "Risk Factors - the Expense and Dilutive Effect of the Stock Contribution to the Charitable Foundation" on pages ___ and ___ and "Comparison of Valuation and Pro Forma Information With No Foundation" on pages ___ to ___.

         The appraisal was based both upon our financial condition and results of operations and upon the effect of the additional capital we will raise in this Offering. The independent appraisal will be updated before we complete the Conversion. Changes in market and financial conditions and demand for the common stock may cause the estimated valuation range to increase by up to 15%, to up to $92,575,000. If this occurs, the maximum number of shares that can be sold in this offering can increase to up to 9,257,500 shares (plus the 277,725 shares to be issued to the Cohoes Savings Foundation). If the Estimated Valuation Range is either below $59,500,000 or above $92,575,000, then you will be notified and will have the opportunity to modify or cancel your order. See "The Conversion Stock Pricing and Number of Shares to be Issued" on pages ____ to ____.

         The independent valuation prepared by RP Financial is not a recommendation as to the advisability of purchasing the Holding Company Common Stock. Accordingly, you should not buy the Holding Company Common Stock based solely on the independent valuation.

         Termination of the Offering. The subscription offering will terminate at ___:____ __.m., Cohoes, New York time, on ________________, 1998. Any direct community offering or public offering may terminate at any time without notice, but no later than ________________, 1998, without approval by the Superintendent of Banks of the New York State Banking Department and the FDIC. If the offering is not completed by _____________________, 1998, all subscribers will be notified and will be given the opportunity to cancel or modify their order.

         Benefits to Management and Employees from the Offering. Our employees will participate in the offering through individual purchases and through purchases of stock through our employee stock ownership plan, which is a type of retirement plan. We also intend to implement a RRP and a Stock Option and Incentive Plan, which may benefit the officers, employees and directors. If we adopt the RRP, such individuals will be awarded stock at no cost to them. The RRP and Stock Option and Incentive Plan may not be adopted until at least six months after the Conversion and are subject to stockholder approval. We also intend to enter into employment agreements with certain executive officers following completion of the offering. See "Management of the Bank - Benefit Plans" on pages ___ to ___.


         The Charitable Foundation. To further our commitment to the local community, we intend to establish the Foundation as part of the Conversion. We will make a contribution to the Foundation, in the form of shares of common stock, equal to 3% of the shares issued in the Conversion. The Foundation will be dedicated exclusively to supporting charitable causes and community development in the Bank's primary market area. Due to the issuance of shares of common stock to the Foundation, persons purchasing shares in the offering will have their ownership and voting interest in the Holding Company diluted by 2.9%. We will incur an expense equal to the full amount of the contribution to the Foundation, offset in part by a tax benefit, during the quarter in which the contribution is made. Such expense will reduce our earnings. See "Risk Factors - The Expense and Dilutive Effect of the Stock Contribution to the Charitable Foundation" on pages ___ and ___, "Pro Forma Data" on pages ___ to ___ and "The Conversion - Stock Contribution to the Charitable Foundation" on pages ___ to
___.


         Use of the Proceeds Raised from the Sale of Holding Company Common Stock in the Offering. We will use the net proceeds received from the offering as follows. The percentages used are estimates.

    o   50% will be used to buy all of the capital stock of the Bank.
    o 8% will be loaned to the employee stock ownership plan to fund its purchase of common stock.
    o 42% will be retained and initially be placed in short-term investments, which may later be used as a possible source of funds for stock repurchases, the payment of dividends to stockholders, and for other general corporate purposes.

         The proceeds received by the Bank will increase our capital and will be available for expansion of our retail banking franchise through future lending and investment, in addition to general corporate purposes. See "Use of Proceeds" on pages ____ and ____.

The Holding Company and the Bank Following the Conversion

         Assuming the Conversion had been consummated as of June 30, 1998, we would have had, on a pro forma basis at the maximum of the estimated valuation range, total consolidated assets of $605.4 million, total consolidated liabilities of $482.4 million, including $449.5 million of deposits, and total consolidated stockholders' equity of $123.0 million. See "Pro Forma Unaudited Financial Information." In addition, at June 30, 1998, the Bank would have had, on a pro forma basis at the maximum of the estimated valuation range, leverage capital of $82.7 million or 14.7% of adjusted total assets and risk-based capital of $86.2 million or 25.4% of total risk-weighted assets, respectively. See "Regulatory Capital."

         Upon completion of the Conversion, we will be a well capitalized, independent community-oriented financial institution with 17 full service branch offices. Our business strategy will be to operate as a community oriented financial institution dedicated to meeting the borrowing and savings needs of our customers while providing superior service. We will seek to implement this strategy by (i) increasing our origination of loans in our market area and emphasizing retail banking, including the origination of single-family residential mortgage loans and consumer loans; (ii) continuing to expand our insurance and investments activities, which provide alternative sources of income to our traditional banking activities; (iii) maintaining asset quality;
(iv) maintaining a high level of capital; and (v) continuing our pattern of controlled growth.

         As a New York chartered savings bank, we will continue to be subject to comprehensive regulation and examination by the Department, as our chartering authority and primary regulator, and by the FDIC, which administers the Bank Insurance Fund, which will insure our deposits to the maximum extent permitted by law. We will be a member of the FHLB of New York, which is one of the 12 regional banks which comprise the FHLB System. We will be further subject to regulations of the FRB governing reserves required to be maintained against deposits and certain other matters. The Holding Company will be a registered savings and loan holding company and will be subject to examination and regulation by both the OTS and the Department and subject to various reporting and other requirements of the SEC. Our principal executive offices following consummation of the Conversion will be located at 75 Remsen Street, Cohoes, New York, 12047, and our telephone number will be (518) 233-6500.

Dividends

         Cohoes Bancorp, Inc. intends to pay dividends in the future. However, the amount and timing of such payments has yet to be determined. The determination to pay a dividend is dependent upon a number of factors, including
(i) the amount of the net proceeds retained by the Holding Company in the Conversion, (ii) investment opportunities available, (iii) capital requirements,
(iv) regulatory limitations,  (v) results of operations and financial condition,
(vi) tax considerations, and (vii) general economic conditions. See "Dividends" on pages ___ and ___.

Market for the Common Stock

         We anticipate the Holding Company Common Stock to be traded on The Nasdaq National Market System under the symbol "COHB". It is possible that an active and liquid trading market, however, may not develop or be maintained. Investors should have a long-term investment intent. Persons purchasing shares may not be able to sell their shares when they desire or sell them at a price equal to or above $10.00. KBW has informed us that it has agreed to make a market in the common stock. KBW will, however, not be subject to any obligation with respect to such efforts. See "Market for the Common Stock" on page ____.

Prospectus Delivery and Procedures for Common Stock

         To ensure that each person or entity is properly identified as to such party's stock purchase priorities, such party must list all deposit accounts on the order form accompanying this prospectus, giving all names on each account and the account numbers at the applicable date. The failure to provide accurate and complete account information on the order form may result in a reduction or elimination of your order.

         Only orders submitted on original order forms will be accepted for processing. Photocopies or facsimile copies of order forms or the form of certification will not be accepted. Payment by cash, check, money order, bank draft or withdrawal from an existing account at the Bank must accompany your order form. No wire transfers will be accepted. See "The Conversion and the Merger - Method of Payment for Subscriptions" on pages ___ to ___.

         To ensure that each purchaser receives a Prospectus at least 48 hours prior to the respective expiration dates for the Offering, in accordance with Rule 15c2-8 of the Exchange Act, as amended, no Prospectus will be mailed later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the stock order form will confirm receipt or delivery in accordance with Rule 15c2-8. Stock order forms will only be distributed with a Prospectus and a certification form requiring each prospective investor to acknowledge, among other things, that the shares of Holding Company Common Stock are not insured by the Bank, the FDIC or any other governmental agency and that such prospective investor has received a copy of this Prospectus, which, among other things, describes the risks involved in the investment in the Holding Company Common Stock.


Nontransferability of Subscription Rights

         The subscription rights of Eligible Account Holders, Supplemental Eligible Account Holders and Employee Benefit Plans are nontransferable. Certificates representing shares of Common Stock purchased in the Subscription Offering must be registered in the name of the Eligible Account Holder or Supplemental Eligible Account Holder, as the case may be. Joint stock registration will be allowed only if the qualifying deposit account is so registered. See "The Conversion - Restrictions on Transfer of Subscription Rights and Shares of Common Stock."

Voting Control of Officers and Directors

         Trustees and executive officers of the Bank and the Holding Company are expected to purchase approximately 4.10% and 3.0%, respectively, of the shares of Common Stock outstanding, based upon the minimum and the maximum of the Estimated Valuation Range including shares issued to the Foundation, respectively. Additionally, assuming the implementation of the ESOP, RRP and Stock Option Plan, trustees, executive officers and employees have the potential to control the voting of approximately 26.1% or 25.0% of the Common Stock at the minimum and the maximum of the Estimated Valuation Range, including shares issued to the Foundation.

         Additionally, the Foundation will hold Common Stock in an amount equal to 3% of the Common Stock sold in the Conversion, which such shares of Common Stock may be voted as directed by the Board of Directors of the Foundation, which will initially consist of six Directors of whom four will be officers or trustees of the Bank. However, the FDIC and the Superintendent of Banks of the New York State Banking Department (the "Superintendent") have imposed conditions regarding voting of the Common Stock by the Foundation. See "The Conversion - Establishment of Cohoes Savings Foundation."

Role of the Marketing Agent

         The Bank and the Holding Company have engaged KBW as a financial and marketing advisor in connection with the offering of the Holding Company Common Stock and KBW has agreed to use its best efforts to assist the Holding Company with the solicitation of subscriptions and purchase orders for shares of Holding Company Common Stock in the Offerings. Based upon negotiations between the Bank and the Holding Company, KBW will receive a fee for services provided in connection with the Offerings equal to 1.20% of the aggregate Purchase Price of Holding Company Common Stock sold in the Offerings. No fees will be paid to KBW with respect to any shares of Holding Company Common Stock purchased by any trustee, director, executive officer or employee of the Bank or the Holding Company or members of their immediate families or any employee benefit plan of the Holding Company or the Bank.
See "The Offering - Marketing and Underwriting Arrangements."

Expiration Date for the Subscription Offering

         The Expiration Date for the Subscription Offering is 12:00 noon Eastern time on _________________, 1998 unless extended by the Bank for an initial period of up to 45 days after the Expiration Date or for one or more additional 60 day periods thereafter, upon approval of the Superintendent, and if necessary, the FDIC. The Subscription Offering may not be extended beyond _____________, 2000. See "The Conversion - Subscription Offering and Subscription Rights."

No Board Recommendations

         The Bank's Board of Trustees and the Holding Company's Board of Directors are not making and recommendations to depositors or other potential investors regarding whether such persons should purchase the Common Stock. An investment in the Common Stock must be made pursuant to each investor's evaluation of his or her best interests.

Conversion Center

         If you have any questions regarding the purchase of Holding Company Common Stock or the Conversion, call the Conversion Center at (518) 235-4000.


Important Risks in Owning the Holding Company's Common Stock

         Before you decide to purchase stock in the offering, you should read the "Risk Factors" section on pages ____ to ____ of this document, in addition to the other sections of this Prospectus. The Holding Company Common Stock is subject to investment risk, including the possible loss of the principal of your investment.

      SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF COHOES SAVINGS BANK

         The summary information presented below under "Selected Consolidated Financial Data" and "Selected Operating Data" for, and as of the end of, each of the years ended June 30 is derived from the Bank's audited financial statements. The following information is only a summary and you should read it along with our financial statements and notes beginning on page F-1.

                                                                                   At June 30,
                                                        ------------------------------------------------------------------
                                                           1998         1997          1996          1995          1994
                                                           ----         ----          ----          ----          ----
                                                                                 (In Thousands)
Selected Consolidated Financial Data:
     Total assets.................................      $   535,716   $   491,700  $   463,363   $   459,336   $   403,334
     Cash and cash equivalents....................           14,229        16,664        8,900        15,179        15,235
     Loans, net  .................................          412,759       398,530      393,970       379,088       313,419
     Investment securities........................           45,424        25,273       25,969        40,052        48,825
     Securities available-for-sale................           48,720        35,475       20,886        10,433        13,776
     Deposits.....................................          449,541       429,390      404,539       398,963       346,459
     FHLB borrowings..............................           19,897            --        2,116         6,117           105
     Total equity.................................           53,282        49,092       44,290        40,130        36,276
     Real estate owned............................              509         1,874          421           396           437
     Nonperforming loans..........................            5,649         6,688        7,793         5,063         4,892

                                                                       For the Fiscal Year Ended June 30,
                                                        ------------------------------------------------------------------
                                                              1998          1997          1996          1995          1994
                                                              ----          ----          ----          ----          ----
                                                                             (Dollars in Thousands)
Selected Operating Data:
     Total interest income........................       $   38,423    $   36,285   $   35,383    $   32,100    $   27,560
     Interest expense.............................           19,262        17,821       18,164        15,405        12,388
                                                             ------        ------       ------        ------        ------
          Net interest income.....................           19,161        18,464       17,219        16,695        15,172
     Provision for loan losses....................            1,400         1,325          490           330           750
                                                              -----         -----       ------        ------        ------
          Net interest income after provision
           for loan losses........................            7,761        17,139       16,729        16,365        14,422
     Noninterest income
          Net gain (loss) on sale of mortgage
           loans..................................               81           106         (20)         (102)           226
          Other...................................            2,662         2,684        2,487         2,293         2,050
     Noninterest expense..........................           13,767        12,314       11,919        12,152        11,114
                                                          ---------     ---------    ---------     ---------     ---------
     Income before income taxes...................            6,737         7,615        7,277         6,404         5,584
     Income taxes.................................            2,650         2,972        2,882         2,565         2,194
                                                         ----------    ----------   ----------    ----------    ----------
          Net income..............................        $   4,087     $   4,643    $   4,395     $   3,839     $   3,390
                                                          =========     =========    =========     =========     =========
Selected Operating Ratios and Other Data:
Performance Ratios:
     Yield on average interest-earning assets.....             7.96%         8.04%        7.98%         7.76%         7.38%
     Rate paid on average interest-bearing
       liabilities................................             4.33          4.27         4.42          3.99          3.57
     Net interest rate spread.....................             3.63          3.77         3.56          3.77          3.81
     Net interest margin (1)......................             3.97          4.09         3.89          4.04          4.06
     Net interest income after provision for
      loan losses to noninterest expense..........           129.01        139.18       140.36        134.67        129.76
     Noninterest expense as a percent of average
       assets.....................................             2.75          2.62         2.59          2.82          2.86
     Return on average assets (2).................             0.82          0.99         0.95          0.89          0.87
     Return on average equity (3).................             7.88          9.87        10.28          9.95          9.85
     Ratio of average equity to average assets....            10.35         10.03         9.28          8.95          8.85
     Efficiency ratio (4).........................            62.85         57.94        60.55         64.34         63.70
Asset Quality Ratios:
     Nonperforming loans as a percent of total
       loans......................................             1.36          1.66         1.96          1.32          1.54
     Nonperforming assets as a percent of total
       assets.....................................             1.15          1.74         1.77          1.19          1.32
     Allowance for loan losses as a percent of
       total loans................................             0.85          0.77         0.82          0.82          0.95
     Allowance for loan losses as a percent of
          nonperforming loans.....................            62.54         46.43        41.69         61.88         61.55
     Net loans charged-off to average loans.......             0.24          0.37         0.10          0.06          0.01
Branch Locations:
     Traditional..................................                7             7            6             5             4
     Supermarket..................................                9(6)          8            4             4             3
     Public accommodation (5).....................                1             1            1             1             1

                                                   (Footnotes on following page)

------------

(1) Net interest income as a percentage of average interest-earning assets.

(2) Ratio of net earnings to average total assets.

(3) Ratio of net earnings to average total equity.

(4) The Efficiency Ratio is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

(5) The public accommodation office is expected to become a full service branch office on October 1, 1998.

(6) The Queensbury branch location opened for business in July, 1998.

                              RECENT FINANCIAL DATA

         The following table sets forth selected financial data of the Bank at and for the periods indicated. Financial data as of September 30, 1998 and for the three months ended September 30, 1998 and 1997 are unaudited. In the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation have been included. The results of operations and other data for the three months ended September 30, 1998, are not necessarily indicative of the results of operations for the fiscal year ending June 30, 1999.


                                              At September 30  At June 30,
                                                   1998           1998
                                                   ----           ----
                                                     (In Thousands)
Selected Consolidated Financial Data:
   Total assets ...............................  $551,156       $535,716
   Cash and cash equivalents ..................    20,325         14,229
   Loans, net .................................   429,029        412,759
   Investment securities ......................    45,180         45,424
   Securities available-for-sale ..............    41,285         48,720
   Deposits ...................................   448,648        449,541
   Borrowings .................................    39,689         19,897
   Total equity ...............................    54,452         53,282
   Real estate owned ..........................       802            509
   Nonperforming loans ........................     6,436          5,649


                                                   For the Three Months
                                                    Ended September 30,
                                                   ----------------------
                                                    1998          1997
                                                    ----          ----
                                                       (In Thousands)
Selected Operating Data:
   Total interest income ........................   $10,116      $ 9,485
   Interest expense .............................     5,209        4,766
                                                    -------      -------
         Net interest income ....................     4,907        4,719
   Provision for loan losses ....................       180          150
                                                    -------      -------
         Net interest income after
           provision for loan losses ............     4,727        4,569
   Noninterest income ...........................         6           11
         Net gain on sale of mortgage loans .....       672          648
   Noninterest expense ..........................     3,793        3,232
                                                    -------      -------
   Income before income taxes ...................     1,612        1,996
   Income taxes .................................       629          798
                                                    -------      -------
         Net income .............................   $   983      $ 1,198
                                                    =======      =======


                                                        (footnotes on next page)

                                                    For the Three Months
                                                     Ended September 30,
                                                    ----------------------
                                                     1998          1997
                                                     ----          ----
                                                        (In Thousands)
Selected Operating Ratios and Other Data
Performance Ratios:
   Yield on average interest-earning assets ......    7.67%        7.93%
   Rate paid on average interest-
     bearing liabilities .........................    4.28         4.31
   Net interest rate spread ......................    3.39         3.62
   Net interest margin (1) .......................    3.72         3.95
   Net interest income after provision for
     loan losses to noninterest expense ..........  124.62       141.37
   Noninterest expense as a percent of
     average assets ..............................    2.80         2.62
   Return on average assets (2) ..................    0.73         0.97
   Return on average equity (3) ..................    7.26         9.57
   Ratio of average equity to average assets .....    9.98        10.14
   Efficiency ratio (4) ..........................   67.91        60.10

Asset Quality Ratios:
   Nonperforming loans as a percentage of
     total loans .................................    1.49         1.58
   Nonperforming assets as a percentage of
     total assets ................................    1.31         1.50
   Allowance for loan losses as a percentage
     of total loans ..............................    0.84         0.79
   Allowance for loan losses as a percentage
     of nonperforming loans ......................   56.25        49.91

   Net loans charged-off to average loans ........    0.09         0.03

Branch Locations:
   Traditional ...................................       8            7
   Supermarket ...................................       9            8
   Public accommodation ..........................      --            1

-------------
(1)  Net interest income as a percentage of average interest-earning assets.
(2)  Ratio of net earnings to average total assets.
(3)  Ratio of net earnings to average total equity.
(4) The Efficiency Ratio is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

Nonperforming Assets

         The  following   table  sets  forth  the  amounts  and   categories  of
nonperforming assets in the Bank's portfolio at September 30, 1998 and June 30, 1998.


                                                             At           At
                                                         September 30,  June 30,
                                                             1998         1997
                                                             ----         ----
                                                          (Dollars in Thousands)
Non-accrual loans:
   One- to four-family real estate ....................    $2,641      $2,635
   Multi-family and commercial real estate ............       566         823
   Conventional second mortgages ......................        34          35
   Consumer loans .....................................       149         105
   Commercial business loans ..........................        --          65
                                                           ------      ------
         Total non-accrual loans ......................     3,390       3,663

Loans contractually past due 90 days
 or more and still accruing interest:
   Consumer loans .....................................        57          57
                                                           ------      ------
         Total loans 90 days or more
          past due and still accruing interest ........        57          57

Troubled debt restructurings ..........................     2,187       1,929
                                                           ------      ------
         Total nonperforming loans ....................     5,634       5,649
Real estate owned (ORE) ...............................       802         509
                                                           ------      ------
         Total nonperforming loans ....................    $6,436      $6,158
                                                           ======      ======
Allowance for loan losses .............................    $3,620      $3,533
                                                           ======      ======
Coverage of nonperforming loans .......................     64.25%      62.54%
                                                           ======      ======
Total nonperforming loans as a percentage
 of total loans .......................................      1.30%       1.36%
                                                           ======      ======
Total nonperforming assets as a percentage
 of total loans .......................................      1.02%       1.05%
                                                           ======      ======

                MANAGEMENT'S DISCUSSION OF RECENT FINANCIAL DATA

         Recent Development. On October 23, 1998, the Bank terminated the merger agreement with SFS Bancorp, Inc. In connection with the termination, the Bank paid an agreed-upon breakup fee of $2.0 million. The breakup fee will be recognized in the quarter ended December 31, 1998, resulting in an after tax charge to earnings of approximately $1.2 million.

         Financial Condition. Total assets increased $15.5 million from $535.7 million at June 30, 1998 to $551.2 million at September 30,1998. The increase was primarily due to an increase in the loan portfolio which was funded by an increase in borrowings.

         Net Income. Net income for the three months ended September 30, 1998 was $983,000, down from $1.2 million for the three months ended September 30, 1997. The $214,000 decrease was primarily due to increases in the provision for loan losses and noninterest expense which was partially offset by an increase in net interest income and noninterest income.

         Net  Interest  Income.  Net  interest  income  for  the  quarter  ended
September  30,  1998 was $4.9  million,  up  $188,000  from  the  quarter  ended
September 30, 1997. The increase was primarily the result of an increase of $48.5 million in average earning assets from $474.6 million for the quarter ended September 30, 1997 to $523.1 million for the same period in 1998. Average interest-bearing liabilities also increased during the same period, up $43.7 million. The Bank's net interest margin for the quarter ended September 30, 1998 was 3.72%, down 23 basis points from 3.95% for the quarter ended September 30, 1997, as a result of the yield on average earning assets decreasing from 7.93% to 7.67%, while the rate paid on average interest-bearing liabilities also decreased from 4.31% to 4.28%.

         Interest Income. Interest income for the quarter ended September 30, 1998 was $10.1 million, up from $9.5 million for the comparable period in 1997. The largest component of interest income is interest on loans. Interest on loans increased from $8.4 million for the quarter ended September 30, 1997 to $8.6 million for the quarter ended September 30, 1998. The average balance of loans increased $19.4 million to $424.3 million, while the average yield on loans decreased 18 basis points from 8.21% to 8.03%. The increase in interest on loans was supplemented by increases in interest on securities available for sale and investment securities. Interest income on these categories of earning assets increased $223,000, and $296,000, respectively. Substantially all of the increases in interest income on these assets are attributed to increases in volume. The average balance of securities available for sale increased from $29.6 million for the quarter ended September 30, 1997 to $43.9 million for the quarter ended September 30, 1998. The average balance of investment securities increased from $25.4 million in 1997 to $47.8 million in 1998. The interest on federal funds sold decreased $110,000 as a result of a decrease in the average balance of federal funds sold of $8.1 million. The changes in rates on securities available for sale, investment securities and federal funds sold, as well as the changes in volume and rate on other categories of interest earning assets, was not significant.

         Interest Expense. Interest expense increased during the quarter ended September 30, 1998 to $5.2 million, up from $4.8 million for the comparable period in 1997. Substantially all of the Bank's interest expense is from the Bank's interest-bearing deposits. The largest category of interest-bearing deposits is time deposits. Interest on time deposits from the quarter ended September 30, 1998 was $3.3 million, down $69,000 from the $3.4 million in 1997. This decrease is primarily the result of a decrease of 8 basis points in the average rates paid on these deposits from 5.85% in 1997 to 5.77% in 1998. The increase in interest expense is primarily the result of an increase in interest on borrowings for the quarter ended September 30, 1998 to $373,000. This increase was entirely attributable to an increase in the average balance of borrowings, to $25.0 million in the quarter ended September 30, 1998. The average balance of other categories of interest-bearing liabilities increased modestly, while the rates paid remained relatively stable.

         Provision for Loan Losses. The provision for loan losses of $180,000 in the quarter ended September 30, 1998 increased slightly over the $150,000 provision in the quarter ended September 30, 1997. The increase in the provision is attributed to the increase in the average balance of loans outstanding.

         Noninterest Income. Total noninterest income for the quarter ended September 30, 1998 was $678,000, relatively unchanged from the $659,000 for the quarter ended September 30, 1997. Service charges on deposits increased slightly to $198,000 for the quarter ended September 30, 1998, from $193,000 for the quarter ended September 30, 1997. Loan servicing revenue declined $25,000 from $131,000 for the quarter ended September 30, 1997 to $106,800 for the quarter ended September 30, 1998. The decline relates to a reduction in the balance of loans serviced for others. Other noninterest income increase $43,000 primarily as a result of the establishment of ATM surcharges in April 1998.

         Noninterest Expense. Total noninterest expense increased $560,000 to $3.8 million for the quarter ended September 30, 1998, up from $3.2 million for the comparable period in 1997. Increases in compensation and benefits of $188,000, occupancy of $137,000 and other expenses of $189,000 were the primary contributors to the overall increase. The increase in compensation and benefits resulted from general merit increases and incentive payments for Bank employees. Occupancy increased as a result of increases in depreciation and maintenance services. Other noninterest expense increased as a result of increases in office supplies and ORE expense.

         Income Tax Expense. Income tax expense decreased from $798,000 for the quarter ended September 30, 1997 to $630,000 for the comparable period in 1998. The reduction is primarily the result of less income before income tax expense, $1.6 million in the quarter ended September 30, 1998 as compared to $2.0 million in the same quarter of 1997.

         Capital Requirements. The following table sets forth the Bank's historical compliance with its capital requirements at September 30, 1998. See "Regulatory Capital" for information regarding the Bank's capital compliance.


                                              September 30, 1998
                                           -------------------------
                                            Amount        Percent(1)
                                            ------        ----------
                                             (Dollars in Thousands)

GAAP Capital                               $54,452            9.88%
                                           =======          ======

Leverage capital
   Actual                                  $54,253            9.97%
   Requirement                              21,763            4.00%
                                          --------          ------
   Excess                                  $32,490            5.97%
                                           =======          ======

Risk-based capital (2)
   Actual                                  $57,873           16.88%
   Requirement                              27,425            8.00%
                                          --------          ------
   Excess                                  $30,448            8.88%
                                           =======          ======

------------
(1) Adjusted total or adjusted risk-weighted assets, as appropriate. As of September 30, 1998, the adjusted total and risk-weighted assets of the Bank were $544.1 million and $342.8 million, respectively.
(2) Does not reflect the interest rate risk component to be added to the risk-based capital requirements or, in the case of the core capital requirement, the 4.0% requirement to be met in order for an institution to be "adequately capitalized" under applicable laws and regulations. See "Regulation - Regulatory Capital Requirements."

                                  RISK FACTORS

         In addition to other information in this document, you should consider carefully the following risk factors in evaluating an investment in our common stock.

Decreased Return on Average Equity and Increased Expenses Immediately After Conversion


         As a result of the Conversion, our equity will increase substantially. Expenses are expected to increase due to the costs associated with our employee stock ownership plan, our RRP, and being a public company. Because of the increases in our equity and expenses, our return on equity may decrease as compared to our performance in previous years. A lower return on equity could limit the trading price potential of the Holding Company Common Stock. See "Use of Proceeds" and "Pro Forma Data."


         In addition, we intend to initially invest the additional capital being raised through the offering into shorter-term, lower-yielding assets (i.e., federal funds sold) and gradually reinvest the additional capital into longer-term, higher- yielding loans and mortgage-backed securities as opportunities arise. Until the additional capital can be effectively reinvested, our return on equity is expected to decrease from the Bank's historic levels.

Dilutive Effect of Issuance of Additional Shares


         If a RRP is approved by stockholders of the Holding Company, the RRP intends to acquire an amount of Holding Company Common Stock equal to 4% of the Shares sold in the Conversion and including shares issued to the Foundation. If such shares are acquired at a per share price equal to the purchase price, the cost of such shares would be $3.3 million, assuming the number of Conversion Shares sold are equal to the maximum of the Estimated Offering Range. Such shares of Holding Company Common Stock may be acquired in the open market with funds provided by the Holding Company, if permissible, or from authorized but unissued shares of Holding Company Common Stock. In the event that the RRP acquires authorized but unissued shares of Holding Company Common Stock from the Holding Company, the interests of existing stockholders will be diluted. Assuming the issuance of 8,050,000 Shares in the Offering and the contribution of 241,500 shares of Holding Company Common Stock to the Foundation, the issuance of authorized but unissued shares of Holding Company Common Stock to such plan in an amount equal to 4% of the Conversion Shares sold in the
Conversion would dilute the voting interests of existing stockholders by approximately 3.6%, and net income per share and stockholders' equity per share would be decreased by a corresponding amount. Awards made to eligible participants pursuant to the RRP will be awarded at no cost to the participant. See "Pro Forma Unaudited Financial Information - Additional Pro Forma Data" and "Management - Benefits - Recognition and Retention Plan."

         If a Stock Option and Incentive Plan is approved by stockholders of the Holding Company, the Holding Company intends to reserve for future issuance pursuant to such plan a number of shares of Holding Company Common Stock equal to an aggregate of 10% of the Conversion Shares and the contribution of shares to the Foundation (829,150 shares, based on the issuance of the maximum 8,050,000 shares and the contribution of 241,500 shares to the Foundation). Such shares may be authorized but previously unissued shares, treasury shares or shares purchased by the Holding Company in the open market or from private sources. Assuming the issuance of 8,050,000 Conversion Shares and the contribution of 241,500 shares of Holding Company Common Stock to the Foundation, if only authorized but previously unissued shares are used under such plan, the issuance of the total number of shares available under such plan would dilute the voting interests of existing stockholders by approximately 9.1%, and net income per share and stockholders' equity per share would be decreased by a corresponding amount. See "Pro Forma Unaudited Financial Information - Additional Pro Forma Data" and "Management - Benefits."


Interest Rate Risk Exposure

         The Bank's profitability is dependent to a large extent upon its net interest income, which is the difference between its interest and dividend income on earning assets, such as loans and investments, and its interest expense on interest-bearing liabilities, such as deposits and borrowings. Changes in the level of interest rates affect the amount of loans originated by the Bank as well as the market value of the Bank's earning assets. Moreover, increases in interest rates also can result in disintermediation, which is the flow of funds away from savings institutions into other investments, such as corporate securities and other investment vehicles, which generally pay higher rates of return than savings institutions. Finally, a flattening of the "yield curve" (i.e., a decline in the difference between long and short term interest rates) or an inverted yield curve (i.e., where short term interest rates are higher than long term interest rates), could adversely impact net interest income. As a result of a decline in the yield earned on average interest-earning assets that exceeded a decline in the rate paid on its average liabilities, the Bank's average interest rate spread decreased from 3.77% for 1997 to 3.63% for 1998. No assurance can be given that the Bank's average interest rate spread will not decrease further in future periods. Any such decrease in the Bank's average interest rate spread could adversely affect the Bank's net interest income. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Cohoes Savings Bank - Asset/Liability Management."

         If an institution's interest-earning assets have longer effective maturities than its interest-bearing liabilities, the yield on the institution's interest-earning assets generally will adjust more slowly than the cost of its interest-bearing liabilities and, as a result, the institutions' net interest income generally would be adversely affected by material and prolonged increases in interest rates and positively affected by comparable declines in interest rates. The Bank attempts to reduce the vulnerability of its operations to changes in interest rates by maintaining significant amounts of liquid assets and assets with relatively short estimated lives. Changes in interest rates also can affect the average life of loans and mortgage-related and other securities. Decreases in interest rates in recent periods have resulted in increased prepayments of loans and mortgage backed securities, as borrowers refinanced to reduce borrowing costs. Under these circumstances, the bank is subject to reinvestment risk to the extent that it is not able to reinvest such prepayments at rates which are comparable to the rates on the maturing loans or securities. See "Business of Cohoes Savings Bank Lending Activities."

Risks Related to Multi-Family and Commercial Real Estate Loans; Geographic Concentration of Loans

         The Bank originates multi-family and commercial real estate loans, which amounted to $93.2 million (or 22.4% of the Bank's loan portfolio) as of June 30, 1998. Multi-family and commercial real estate lending generally is considered to involve a higher degree of risk than single-family residential lending due to a variety of factors, including generally larger loan balances, the dependency on successful operation of the project for repayment, loan terms which often do not require full amortization of the loan over its term and successfully developing and/or selling the property. See "Business of Cohoes Savings Bank - Lending Activities." As of June 30, 1998, the Bank had $823,000 of non-performing multi-family and commercial real estate loans (excluding restructured loans which are performing under the restructured terms).

         In addition, the Bank had $25.9 million of commercial real estate loans secured by property located in New York City as of June 30, 1998. At that date, the entire commercial real estate loan portfolio located in New York City was performing in accordance with its respective terms. However, no assurance can be made that the New York City economy will continue at current levels or that such loans will continue to perform in accordance with their terms in the future.

Competition

         The Bank experiences significant competition in its local market area in both originating real estate and other loans and attracting deposits. This competition arises from other savings institutions as well as credit unions, mortgage banks, commercial banks, mutual funds and national and local securities firms. Due to their size, many competitors can achieve certain economies of scale and as a result offer a broader range of products and services than the Bank. The Bank attempts to mitigate the effect of such factors by emphasizing customer service and community outreach. Such competition may limit the Bank's growth in the future. See "Business of the Bank - Competition."

Takeover Defensive Provisions

         Holding Company and Bank Governing Instruments. Certain provisions of the Holding Company's Certificate of Incorporation and Bylaws and the Bank's Restated Organization Certificate and Bylaws assist the Holding Company and the Bank in maintaining its status as an independent publicly owned corporation. However, such provisions may also block stockholders from approving a potential takeover of the Holding Company which a majority of such stockholders believe to be in their best interests. These provisions provide for, among other things, limiting voting rights of beneficial owners of more than 10% of the Holding Company Common Stock, staggered terms for directors, noncumulative voting for directors, limits on the calling of special meetings, a fair price/supermajority vote requirement for certain business combinations and certain notice requirements. The 10% vote limitation would not affect the ability of an individual who is not the beneficial owner of more than 10% of the Holding Company Common Stock to solicit revocable proxies in a public solicitation for proxies for a particular meeting of stockholders and to vote such proxies. Any or all of these provisions may discourage potential proxy contests and other takeover attempts, particularly those which have not been negotiated with the Board of Directors. In addition, the Holding Company's certificate of incorporation also authorizes preferred stock with terms to be established by the Board of Directors which may rank prior to the Holding Company Common Stock as to dividend rights, liquidation preferences, or both, may have full or limited voting rights and may have a dilutive effect on the ownership interests of holders of the Holding Company Common Stock. See "Restrictions on Acquisition of the Holding Company and the Bank."

         Provisions in Management Contracts and Benefit Plans. Certain provisions contained in the proposed management contracts and benefit plans that provide for cash payments or the vesting of benefits upon a change of control of the Holding Company or the Bank may have an anti-takeover effect and could discourage an acquisition of the Holding Company. See "Management of the Bank - Employment Agreements."

         Voting Control of Directors and Executive Officers. The trustees and executive officers (13 persons) of the Bank propose to purchase an aggregate of approximately 310,000 shares, representing approximately 5.2% of the shares offered in the Conversion at the minimum of the Estimated Valuation Range, and 4.0% of the shares offered in the Conversion at the maximum of the Estimated Valuation Range, exclusive of shares that may be attributable to directors and officers through the RRP, the Stock Option and Incentive Plan and the ESOP, which may give directors, executive officers and employees the potential to control the voting of additional Holding Company Common Stock and including shares issued to the Foundation. A number of shares equal to 4% of the shares of Holding Company Common Stock issued in the Conversion, including shares issued to the Foundation, will be available for issuance under the RRP (331,660 shares at the maximum of the Estimated Valuation Range), and a number of shares equal to 10% of the shares issued in the Conversion, including shares issued to the Foundation, will be available for issuance under the Stock Option and Incentive Plan (829,150 shares at the maximum of the Estimated Valuation Range). It is intended that the ESOP will purchase 8% of the shares issued in the Conversion, including shares issued to the Foundation (663,320 shares at the maximum of the Estimated Valuation Range). In connection with the Conversion, the Foundation will receive 241,500 shares of Holding Company Common Stock at the maximum of the Estimated Valuation Range which, if a waiver of the voting restriction imposed on such Holding Company Common Stock is obtained from the FDIC and the Superintendent, may be voted as determined by the Board of Directors of the Foundation who will initially consist of four Directors of the Holding Company and the Bank and two outside directors. Thus, after the Conversion, the aggregate number of shares which may be controlled by directors and executive officers of the Holding Company, including those to be issued to the Foundation and those that may be issued under the Stock Option and Incentive Plan and the RRP totaled 1,712,310 at the maximum of the Estimated Valuation Range, or 18.8% of the total number of shares at the maximum of the Estimated Valuation Range, including shares issued to the Foundation, on a fully diluted basis (including shares available for issuance under the Stock Option and Incentive Plan and
RRP). Management's voting control could, together with additional stockholder support, defeat proposals requiring a minimum 80% approval of stockholders. As a result, this voting control may preclude takeover attempts that certain stockholders deem to be in their best interest and tend to perpetuate existing management. See "Restrictions on Acquisition of the Holding Company and the Bank--Restrictions in the Holding Company's Certificate of Incorporation and Bylaws."


Post-Conversion Compensation and Other Expense

         After completion of the Conversion, the Holding Company's noninterest expense is likely to increase as a result of the financial accounting, legal and tax expenses usually associated with operating as a public company. See "Regulation" and "Taxation" and "Additional Information." In addition, it is currently anticipated that the Holding Company will record additional expense based on the proposed RRP. See "Pro Forma Data" and "Management of the Bank - Benefit Plans" and "-- RRP." Finally, the Holding Company will also record additional expense as a result of the adoption of the ESOP. See "Management of the Bank - Benefit Plans - Employee Stock Ownership Plan."

         Statement of Position 93-6 "Employers' Accounting for Employee Stock Ownership Plans" ("SOP 93-6") requires an employer to record compensation expense in an amount equal to the fair value of shares committed to be released to employees from an employee stock ownership plan. Assuming shares of common stock appreciate in value over time, SOP 93-6 would increase compensation expense relating to the ESOP to be established in connection with the Conversion. It is not possible to determine at this time the extent of such impact on future net income. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Impact of New Accounting Standards" and "Pro Forma Data."

         In addition, the Holding Company will experience additional expense in the quarter in which the Conversion is completed as a result of the shares that are contributed by the Holding Company to the charitable foundation. See "The Conversion -- Establishment of The Cohoes Savings Foundation."


         Subsequent to June 30, 1998, Cohoes Savings Bank terminated its proposed merger with SFS Bancorp, Inc. and paid an agreed upon fee of $2.0 million to SFS Bancorp, Inc. The payment of this fee is not reflected in any historical or pro forma information presented.


Absence of Active Market for the Common Stock

         The Holding Company, as a newly organized company, has never issued capital stock and, consequently, there is no established market for the Holding Company Common Stock at this time. The Holding Company has received approval to have its common stock listed on The Nasdaq National Market System (the "Nasdaq NMS") under the symbol "COHB" conditioned on the consummation of the Conversion. The Nasdaq NMS requires a minimum of three market makers in order to be eligible for inclusion on the Nasdaq NMS. Keefe Bruyette and Woods has indicated its intention to make a market in the Holding Company's Common Stock following completion of the Conversion. The Company believes it will have additional market makers and will meet the eligibility requirements for inclusion on the Nasdaq NMS. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, the presence of which is dependent upon the individual decisions of buyers and sellers over which neither the Holding Company nor any market maker has control. Accordingly, there can be no assurance that an active and liquid trading market for the Holding Company Common Stock will develop or that, if developed, will continue, nor is there any assurance that purchasers of the Holding Company Common Stock will be able to sell their shares at or above the purchase price for Holding Company Common Stock. In the event a liquid market for the Holding Company Common Stock does not develop or market makers for the Holding Company Common Stock discontinue their activities, such occurrences may have an adverse impact on the liquidity of the Holding Company Common Stock and the market value of the Holding Company Common Stock. See "Market for Common Stock."

Year 2000 Compliance

         General. The year 2000 ("Y2K") issue confronting the Bank and its suppliers, customers, customers' suppliers and competitors centers on the inability of computer systems to recognize the year 2000. Many existing computer programs and systems originally were programmed with six digits dates that provided only two digits to identify the calender year in the date field. With the impending new millennium, these programs and computers will recognize "00" as the year 1900 rather than the year 2000.

         Financial institution regulators recently have increase their focus upon Y2K compliance issues and have issued guidance concerning the responsibilities of senior management and directors. The Federal Financial Institutions Examination Council ("FFIEC") has issued several interagency statements on Y2K Project Management Awareness. These statements require financial institutions to, among other things, examine the Y2K implications of their reliance on vendors and with respect to data exchange and the potential impact of the Y2K issue on their customers, suppliers and borrowers. These statements also require each federally regulated financial institution to survey its exposure, measure risk and prepare a plan to address the Y2K issue. In addition, the federal banking regulators have issued safety and soundness guidelines to be followed by insured depository institutions, such as the Bank, to assure resolution of any Y2K problems. The federal banking agencies have asserted that Y2K testing and certification is a key safety and soundness issue in conjunction with regulatory examinations and, thus, that an institutions's failure to address appropriately the Y2K issue could result in supervisory action, including the reduction of the institutions's supervisory ratings, the denial of applications for approval of mergers or acquisitions or the imposition of civil money penalties.

         Risk. Like most financial institutions service providers, the Bank and its operations may be significantly affected by the Y2K issue due to its dependence on technology and date-sensitive data. Computer software and hardware and other equipment, both within and outside the Bank's direct control and third parties with whom the Bank electronically or operational interfaces (including without limitation its customers and third party vendors) are likely to be affected. If computer systems are not modified in order to be able to identify the year 2000, many computer applications could fail or create erroneous results. As a result, many calculations which rely on date field information, such as interest, payment or due dates and other operating functions, could generate results which are significantly misstated, and the Bank could experience an inability to process transactions, prepare statements or engage in similar normal business activities. Likewise, under certain circumstances, a failure to adequately address the Y2K issue could adversely affect the viability of the Bank's suppliers and creditors and the creditworthiness of its borrowers. Thus, if not adequately addressed, the Y2K issue could result in a significant adverse impact on the Bank's operations and, in turn, its financial condition and result of operations.

         State of Readiness. During November 1997, the Bank formulated its plan to address the Y2K issue. Since that time, the Bank has taken the following steps:

          o    Established    senior    management     advisory    and    review
               responsibilities;

          o Completed a Bank-wide inventory of applications and system software;

          o Built an internal tracking database for application and vendor software;

          o Developed compliance plans and schedules for all lines of business;

          o    Initiated vendor compliance verification;

          o Begun awareness and education activities for employees through existing internal communication channels; and

          o Developed a process to respond to customer inquiries as well as help educate customers on the Y2K issue.

The following paragraphs summarize the phases of the Bank's Y2K plan:

         Awareness Phase. The Bank formally established a Y2K plan headed by a senior manager, and a project team was assembled for management of the Y2K project. The project team created a plan of action that includes milestones, budget estimates, strategies, and methodologies to track and report the status of the project. Members of the project team also attended conferences and information sharing sessions to gain more insight into the Y2K issue and potential strategies for addressing it. This phase is substantially complete.

         Assessment Phase. The Bank's strategies were further developed with respect to how the objectives of the Y2K plan would be achieved, and a Y2K business risk assessment was made to quantify the extent of the Bank's Y2K exposure. A corporate inventory (which is periodically updated as new technology is acquired and as systems progress through subsequent phases) was developed to identify and monitor Y2K readiness for information systems (hardware, software, utilities and vendors) as well as environmental systems (security systems, facilities, etc.). Systems were prioritized based on business impact and available alternatives. Mission critical systems supplied by vendors were researched to determine Y2K readiness. If Y2K-ready versions were not available, the Bank began identifying functional replacements which were either upgradable or currently Y2K- ready, and a formal plan was developed to repair, upgrade or replace all mission critical systems. This phase is substantially complete.

         Beginning in October 1998, all unsecured credits greater than $100,000 were sent a questionnaire developed by the Bank's credit administration staff to evaluate Y2K exposure. The Bank also contacted its most significant borrowers informing them of the Y2K issue. Because the Bank's loan portfolio is primarily real estate-based and is diversified with regard to individual borrowers and types of businesses, and the Bank's primary market area is not significantly dependent on one employer or industry, the Bank does not expect any significant or prolonged Y2K-related difficulties that will affect net earnings or cash flow. As part of the current credit approval process, all new and renewed loans are evaluated for Y2K risk.

         Renovation Phase. The Bank's corporate inventory revealed that Y2K upgrades were available for all vendor supplied mission critical systems, and all these Y2K-ready versions have been delivered and placed into production and have entered the validation process (with the exception of hardware upgrades to certain of the Bank's automated teller machines and the voice response unit ("vru") which are expected to be completed by December 31, 1998).

         Validation Phase. The validation phase is designed to test the ability of hardware and software to accurately process date sensitive data. The Bank currently is in the process of validation testing of each mission critical system, with the degree of completion of such testing ranging from 25% to 100%. The Bank's validation phase is expected to be completed by March 31, 1999 for all mission critical systems. During the validation testing process to date, no significant Y2K problems have been identified relating to any modified or upgraded mission critical systems.

         Implementation Phase. The Bank's plan calls for putting Y2K-ready code into production before having actually completed Y2K validation testing. Y2K-ready modified or upgraded versions have been installed and placed into production with respect to all mission critical systems (with the exception of the Bank's automated teller machine network and vru as to which hardware upgrades are expected to be completed and in production by December 31, 1998).

         Bank Resources Invested. The Bank's Y2K project team has been assigned the task of ensuring that all systems across the Bank are identified, analyzed for Y2K compliance, corrected, if necessary, tested, and changes put into service by the end of 1998. The Y2K project team members represent all functional areas of the Bank, including branches, data processing, loan administration, accounting, item processing and operations, compliance, internal audit, human resources, and marketing. The team is headed by a vice president who reports directly to a member of the Bank's senior management team. The Bank's Board of Directors oversees the Y2K plan and provides guidance and resources to, and receives quarterly updates from, the Y2K project team.

         The Bank expenses all costs associated with the required system changes as those costs are incurred, and such costs are being funded through operating cash flows. The total cost of the Y2K conversion project for the Bank is estimated to be $109,000, all of which were incurred and expensed by the Bank through June 30, 1998. The Bank does not expect significant increases in future data processing costs related to Y2K compliance.

         Contingency Plans. During the assessment phase, the Bank began to develop back-up or contingency plans for each of its mission critical systems. Virtually all of the Bank's mission critical systems are dependent upon third party vendors or service providers, therefore, contingency plans include selecting a new vendor or service provider and converting to their system. In the event a current vendor's system fails during the validation phase and it is determined that the vendor is unable or unwilling to correct the failure, the Bank will convert to a new system from a pre-selected list of prospective vendors. In each such case, realistic trigger dates have been established to allow for orderly and successful conversions. For some systems, contingency plans consist of using spreadsheet software or reverting to manual systems until system problems can be corrected. Although the Bank has been informed that each of its primary vendors anticipates that all mission critical systems either are or will timely be Y2K-ready, no warranties have been received from such vendors.


Risks Associated with the Establishment of the Charitable Foundation

         Pursuant to the Plan of Conversion, the Holding Company and the Bank intend to voluntarily establish a charitable foundation in connection with the Conversion. The Foundation has been incorporated under Delaware law as a non-stock corporation and will be funded with the Stock Contribution. The Stock Contribution will be dilutive to the ownership and voting interests of stockholders and will have an adverse impact on the earnings of the Holding Company on a consolidated basis in the period the Foundation is established.

         As a condition to receiving the non-objection of the FDIC to the Conversion and the approval of the Conversion by the Superintendent, the Foundation will commit in writing to the FDIC and the Superintendent that all shares of Holding Company Common Stock held by the Foundation will be voted in the same ratio as all other shares of the Holding Company Common Stock on all proposals considered by stockholders of the Holding Company; provided, however, that, consistent with the condition, the FDIC and the Superintendent may waive this voting restriction under certain circumstances if compliance with the voting restriction would: (i) cause a violation of the laws of the State of Delaware; (ii) cause the Foundation to lose its tax-exempt status, or cause the IRS to deny the Foundation's request for a determination that it is an exempt organization or otherwise have a material and adverse tax consequence on the Foundation; or (iii) cause the Foundation to be subject to an excise tax under
Section 4941 of the Code. In order for the FDIC and the Superintendent to waive such voting restriction, the Holding Company's or the Foundation's legal counsel must render an opinion satisfactory to FDIC and the Superintendent that compliance with the voting restriction would have the effect described in clauses (i), (ii) or (iii) above. Under those circumstances, the FDIC and the Superintendent shall grant a waiver of the voting restriction upon submission of such opinion(s) by the Holding Company or the Foundation which are satisfactory to the FDIC and the Superintendent. There can be no assurances that a legal opinion addressing these issues will be rendered, or if rendered, that the FDIC and the Superintendent may grant an unconditional waiver of the voting restriction. As of the date hereof, no event has occurred which would require the Holding Company to seek a waiver from the FDIC and the Superintendent of the voting restriction.


         Adverse Impact on Earnings. The Stock Contribution will have an adverse impact on the Holding Company's earnings. The Holding Company will recognize an expense in the amount of $2.4 million ($1.4 million net of taxes) in the quarter in which the Conversion is completed based on the issuance of shares at the maximum of the Estimated Valuation Range, which is expected to be the second quarter of fiscal 1999. Such expense will have a material adverse impact on the Holding Company's earnings in the fiscal quarter and year recorded. The Holding Company has been advised by its legal counsel that the Stock Contribution should be tax deductible, subject to a limitation based on 10% of the Holding Company's annual taxable income. If the Stock Contribution had been made at June 30, 1998, the Bank would have reported net income of $2.7 million for the fiscal year rather than net income of $4.1 million.

         In the future, the Holding Company may make additional contributions to the Foundation, although the Holding Company has no current plans regarding the amount or timing of any such future contributions. The amount of future contributions, if any, will be determined based upon, among other factors, an assessment of the Holding Company's then current financial position, operations, and prospects and on the need for charitable activities in the Bank's market area. Any such contributions, regardless of form, will result in an increase in other operating expense and thus a reduction in net earnings. In addition, any contributions of authorized but unissued shares would dilute the interests of outstanding stockholders. However, the Holding Company currently anticipates that any future contributions of shares by it to the Foundation will be funded through shares repurchased in the open market.

         Dilution of Stockholders' Interests. The Stock Contribution will involve the donation of a number of shares equal to 3% of the shares of the Holding Company Common Stock issued in the Conversion or up to 241,500 shares of Holding Company Common Stock, par value $0.01 per share or the sale of such shares for their aggregate par value of $2,415 based on the maximum of the Estimated Valuation Range, to the Foundation. Upon completion of the Conversion and the Stock Contribution, the Holding Company will have 8,291,500 shares issued and outstanding at the maximum of the Estimated Valuation Range, of which the Foundation will own 241,500 shares, or 3.0%. As a result, persons purchasing shares in the Conversion will have their share ownership and voting interest in the Holding Company diluted by 2.9%. See "Pro Forma Data."

         Possible Nondeductibility of the Stock Contribution. It is expected that the IRS will rule that the Foundation is exempt from federal income tax under Section 501(a) of the Code as an organization described in Section 501(c)(3) of the Code. As such, the Holding Company will be entitled to a deduction in the amount of the Stock Contribution, subject to an annual limitation based on 10% of the Holding Company's annual taxable income. The Holding Company, however, would be able to carry forward any unused portion of the deduction for five years following the Stock Contribution for Federal and New York income tax purposes. Based on present information, the Holding Company currently estimates that the Stock Contribution should be fully deductible for Federal and New York income tax purposes. However, no assurances can be given that the Holding Company will have sufficient pre-tax income over the five-year period following the year in which the Stock Contribution is made to utilize fully the carryover related to the excess contribution.

         Potential Change in Valuation and Capital if the Stock Contribution is Not Made. The Stock Contribution was taken into account by RP Financial in determining the estimated pro forma market value of the Holding Company. The aggregate price of the shares of Holding Company Common Stock being offered in the Offering is based upon the Appraisal. The pro forma aggregate price of the shares being offered for sale in the Conversion is currently estimated to be between $59.5 million and $80.5 million, with a midpoint of $70.0 million.

         If the Stock Contribution is not part of the Conversion, the Estimated Valuation Range of the shares being offered is estimated to be between $62.9 million and $85.1 million. This represents an increase of $4.0 million at the midpoint of the Estimated Valuation Range. In such event the estimated pro forma stockholders' equity of the Holding Company would be approximately $133.8 million at the midpoint based on a pro forma price to book ratio of 79.3% and a pro forma price to earnings ratio of 15.6x. See "Comparison of Valuation and Pro Forma Information with No Stock Contribution."

         The decrease in the amount of Holding Company Common Stock being offered for sale as a result of the Stock Contribution will not have a significant effect on the Holding Company's or the Bank's capital position. The Bank's regulatory capital is significantly in excess of its regulatory capital requirements and will further exceed such requirements following the Conversion. See "Comparison of Valuation and Pro Forma Information with No Stock Contribution."

         Potential Anti-Takeover Effect. Upon completion of the Conversion, the Foundation would own 2.9% of the Holding Company's outstanding shares. Such shares will be owned solely by the Foundation; however pursuant to the terms of the Stock Contribution as mandated by the FDIC and the Superintendent, the shares of Holding Company Common Stock must be voted in the same proportion as all other shares of Holding Company Common Stock on all proposals considered by the Holding Company's stockholders.  See "The Conversion
- Establishment of Cohoes Savings Foundation." In the event that the FDIC and the Superintendent were to waive this voting restriction, the Foundation's Board of Directors would exercise sole voting power over such shares and would no longer be subject to the voting restriction. However, the FDIC and the
Superintendent could impose additional conditions at that time on the composition of the Board of the Foundation or which otherwise relate to control of the Common Stock of the Holding Company held by the Foundation. See "The Conversion - Establishment of The Cohoes Savings Foundation." If a waiver of the voting restriction were granted by the FDIC and the Superintendent and no further conditions were imposed on the Foundation at that time, management of the Holding Company and the Bank could benefit to the extent that the Board of Directors of the Foundation determines to vote the shares of Holding Company Common Stock held by the Foundation in favor of proposals supported by the Holding Company and the Bank. Furthermore, when the Foundation's shares are combined with shares purchased directly by executive officers and directors of the Holding Company, shares issued pursuant to proposed stock benefit plans, and shares held in the Bank's ESOP, the aggregate of such shares could exceed 20% of the Holding Company's outstanding Common Stock, which could enable management to defeat proposals requiring 80% stockholder approval. Consequently, this potential voting control might preclude takeover attempts that other stockholders deem to be in their best interest, and might tend to perpetuate management. Since the ESOP shares are allocated to eligible employees of the Bank, any unallocated shares will be voted in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated shares so long as such vote is in accordance with the provisions of ERISA, and because awards under the proposed stock benefit plans may be granted to employees other than executive officers and directors, management of the Holding Company does not expect to have voting control of all shares held or to be allocated by the ESOP or other stock benefit plans. See "-- Takeover Defensive Provisions."


         There are no agreements or understandings, written or tacit, with respect to the exercise of either direct or indirect control over the management or policies of the Holding Company by the Foundation, including agreements related to voting, acquisition or disposition of the Holding Company Common
Stock. Finally, as the Foundation sells its shares of Holding Company Common Stock over time, its ownership interest and voting power in the Holding Company is expected to decrease.

                              COHOES BANCORP, INC.

         The Holding Company was formed at the direction of the Bank in September 1998 for the purpose of becoming a savings and loan holding company and owning all of the outstanding stock of the Bank issued in the Conversion. The Holding Company is incorporated under the laws of the State of Delaware. The Holding Company is authorized to do business in the State of New York, and generally is authorized to engage in any activity that is permitted by the Delaware General Corporation Law. The business of the Holding Company initially will consist only of the business of the Bank. The holding company structure will, however, provide the Holding Company with greater flexibility than the Bank has to diversify its business activities, through existing or newly formed subsidiaries, or through acquisitions or Mergers of stock financial institutions, as well as, other companies. Although there are no current arrangements, understandings or agreements regarding any such activity or acquisition, the Holding Company will be in a position after the Conversion, subject to regulatory restrictions, to take advantage of any favorable acquisition opportunities that may arise.

         The assets of the Holding Company will consist initially of the stock of the Bank, a note evidencing the Holding Company's loan to the ESOP and up to 50% of the net proceeds from the Conversion (less the amount used to fund the ESOP loan). See "Use of Proceeds." Initially, any activities of the Holding
Company are anticipated to be funded by such retained proceeds and the income thereon and dividends from the Bank, if any. See "Dividends" and "Regulation - The Holding Company." Thereafter, activities of the Holding Company may also be funded through sales of additional securities, through borrowings and through income generated by other activities of the Holding Company. At this time, there are no plans regarding such other activities other than the intended loan to the ESOP to facilitate its purchase of Holding Company Common Stock in the Conversion. See "Management of the Bank - Benefit Plans Employee Stock Ownership Plan."

         The executive office of the Holding Company is located at 75 Remsen Street, Cohoes, New York 12047-2892. Its telephone number at that address is
(518) 233-6500.

                               COHOES SAVINGS BANK

         The Bank serves the financial needs of communities in its market area through its main office and 16 other full service branch offices located throughout the Bank's primary market area. Its deposits are insured up to applicable limits by the FDIC. At June 30, 1998, the Bank had total assets of $535.7 million, deposits of $449.5 million and total equity of $53.3 million (or 9.95% of total assets).

         The Bank has been, and intends to continue to be, an independent, community oriented financial institution. The Bank's business involves attracting deposits from the general public and using such deposits, together with other funds, to originate primarily residential mortgage loans, and to a lesser extent, commercial and multi-family real estate, consumer and commercial business loans. The Bank originates its loans primarily in the Bank's market area and to a lesser extent, it has in the past originated multi-family and commercial real estate loans in New York City. However, depending upon market conditions and as a result of the somewhat depressed economy in the Bank's primary market area, the Bank may explore lending opportunities outside its primary market area in the future. At June 30, 1998, $258.4 million, or 62.07%, of the Bank's total loan portfolio consisted of residential mortgage loans. See "Business of the Bank - Lending Activities." The Bank also invests in government agency and corporate debt securities and other permissible investments. See "Business of the Bank - Investment Activities."

         The executive office of the Bank is located at 75 Remsen Street, Cohoes, New York 12047-2892. Its telephone number at that address is (518) 233-6500.


                                 USE OF PROCEEDS

         Although the actual net proceeds from the sale of the Conversion Shares cannot be determined until the Conversion is completed, it is presently anticipated that such net proceeds will be between $57.9 million and $76.7 million (or up to $90.6 million in the event of an increase in the aggregate pro forma market value of the Holding Company Common Stock of up to 15% above the maximum of the Estimated Valuation Range). See "Pro Forma Data" and "The Conversion - Stock Pricing" and "--Number of Shares to be Issued" as to the assumptions used to arrive at such amounts.

         In exchange for all of the common stock of the Bank issued in the Conversion, the Holding Company will contribute approximately 50% of the net proceeds from the sale of the Conversion Shares to the Bank. On an interim basis, the proceeds will be invested by the Holding Company and the Bank in short-term investments similar to those currently in the Bank's portfolio. The specific types and amounts of short-term assets will be determined based on market conditions at the time of the completion of the Conversion. In addition, the Holding Company intends to provide the funding for the ESOP loan. Based upon the initial purchase price of $10.00 per share, the dollar amount of the ESOP loan would range from $4.9 million (based upon the sale of shares at the minimum of the Estimated Valuation Range) to $6.6 million (based upon the sale of shares at the maximum of the Estimated Valuation Range). The interest rate to be charged by the Holding Company on the ESOP loan will be based upon the prime rate of interest as reported in the Wall Street Journal at the time of origination. It is anticipated that the ESOP will repay the loan through periodic tax-deductible contributions from the Bank over a fifteen-year period.

         The net proceeds received by the Bank will become part of the Bank's general funds for use in its business and will be used to support the Bank's existing operations, subject to applicable regulatory restrictions. Immediately upon the completion of the Conversion, it is anticipated that the Bank will invest such proceeds into short-term assets. Subsequently, the Bank intends to redirect the net proceeds to the origination of loans, subject to market conditions.

         After the completion of the Conversion, the Holding Company will redirect the net proceeds invested by it in short-term assets into a variety of securities similar to those already held by the Bank, as well as in deposit accounts with the Bank. Also, the Holding Company may use a portion of the proceeds to fund the RRP, subject to stockholder approval of such plan. Compensation expense related to the RRP will be recognized as share awards vest. See "Pro Forma Data." Following stockholder ratification of the RRP, the RRP will be funded either with shares purchased in the open market or with authorized but unissued shares. Based upon the initial purchase price of $10.00 per share, the amount required to fund the RRP through open-market purchases would range from approximately $2.5 million (based upon the sale of shares at the minimum of the Estimated Valuation Range and including shares issued to the Foundation) to approximately $3.3 million (based upon the sale of shares at the maximum of the Estimated Valuation Range). In the event that the per share price of the Holding Company Common Stock increases above the $10.00 per share purchase price following completion of the Offering, the amount necessary to fund the RRP would also increase. The use of authorized but unissued shares to fund the RRP could dilute the holdings of stockholders who purchase Holding Company Common Stock in the Conversion and who receive Exchange Shares in the Merger. See "Business of the Bank - Lending Activities" and " - Investment Activities" and "Management of the Bank - Benefit Plans - Employee Stock Ownership Plan" and "- RRP."

         The proceeds may also be utilized by the Holding Company to repurchase (at prices which may be above or below the initial offering price) shares of the Holding Company Common Stock through an open market repurchase program subject to applicable regulations, although the Holding Company currently has no specific plan to repurchase any of its stock. In the future, the Board of Directors of the Holding Company will make decisions on the repurchase of the Holding Company Common Stock based on its view of the appropriateness of the price of the Holding Company Common Stock as well as the Holding Company's and the Bank's investment opportunities and capital needs.

         The Bank may use a portion of the proceeds to fund the creation of one or more new branch offices within its primary market area. In addition, the Holding Company or the Bank might consider expansion through the acquisition of other financial services providers (or branches, deposits or assets thereof), although there are no specific plans, negotiations or written or oral agreements regarding any acquisitions at this time.

                                    DIVIDENDS

         The Holding Company currently plans to pay dividends in the future. However, the amount and timing of such payments has yet to be determined. Dividends, when and if paid, will be subject to determination and declaration by the Board of Directors at its discretion. The Board will take into account the Holding Company's consolidated financial condition, the Bank's regulatory capital requirements, tax considerations, industry standards, economic conditions, regulatory restrictions, general business practices and other factors.


         It is not presently anticipated that the Holding Company will conduct significant operations independent of those of the Bank for some time following the Conversion. As such, the Holding Company does not expect to have any significant source of income other than earnings on the net proceeds from the Conversion retained by the Holding Company (which proceeds are currently estimated to range from $57.9 million to $76.7 million based on the minimum and the maximum of the Estimated Valuation Range, respectively or $28.9 million to $38.4 million after the purchase of stock of the Bank) and dividends from the Bank, if any. Consequently, the ability of the Holding Company to pay cash dividends to its stockholders will be dependent upon such retained proceeds and earnings thereon, and upon the ability of the Bank to pay dividends to the Holding Company. See "Description of Capital Stock - Holding Company Capital Stock - Dividends." The Bank, like all savings banks regulated by the FDIC, is subject to certain restrictions on the payment of dividends based on its net income, its capital in excess of the regulatory capital requirements and the amount of regulatory capital required for the liquidation account to be established in connection with the Conversion. In addition, under New York state banking law, a New York chartered stock savings bank may declare and pay dividends out of its net profits, unless there is an impairment of capital, but approval of the Superintendent is required if the total of all dividends declared in a calendar year would exceed the total of its net profits for that year combined with its retained net profits of the preceding two years, subject to certain adjustments. See "The Conversion - Effects of Conversion -- Deposit Accounts and Loans" and "Regulation - The Bank -- Capital Requirements" and "- Limitations on Dividends." Earnings allocated to the Bank's "excess" bad debt reserves and deducted for federal income tax purposes cannot be used by the Bank to pay cash dividends to the Holding Company without adverse tax consequences. See "Regulation" and "Taxation."

                             MARKET FOR COMMON STOCK

         The Bank, as a mutual savings bank, and the Holding Company, as a newly organized company, have never issued capital stock. Consequently, there is not at this time an existing market for the Holding Company Common Stock. The Holding Company has been approved for listing of the Holding Company Common Stock on the Nasdaq NMS under the symbol "COHB" upon completion of the Conversion. In order to be quoted on the Nasdaq NMS, among other criteria, there must be at least three market makers for the Holding Company Common Stock. KBW has agreed to act as a market maker for the Holding Company Common Stock following the Conversion, and assist in securing additional market makers to do the same. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of both willing buyers and sellers of the Holding Company Common Stock at any given time. Accordingly, there can be no assurance that an active and liquid market for the Holding Company Common Stock will develop or be maintained or that resales of the Holding Company Common Stock can be made at or above the purchase price. See "The Conversion Stock Pricing" and "-- Number of Shares to be Issued."

                               REGULATORY CAPITAL

         At June 30, 1998, the Bank exceeded all of the regulatory capital requirements applicable to it. The table below sets forth the historical regulatory capital of the Bank at June 30, 1998 and the pro forma regulatory capital of the Bank after giving effect to the Conversion, based upon the sale of the number of shares shown in the table. The pro forma regulatory capital amounts reflect the receipt by the Bank of 50% of the net Conversion proceeds, minus the amounts to be loaned to the ESOP and contributed to the RRP. The pro forma risk-based capital amounts assume the investment of the net proceeds received by the Bank in assets which have a risk-weight of 20% under applicable regulations, as if such net proceeds had been received at June 30, 1998.

                                                                     Pro Forma at June 30, 1998 Based on
                                        --------------------------------------------------------------------------------------------
                                                Minimum                 Midpoint                Maximum        Maximum As Adjusted
                   Cohoes Savings Bank  ---------------------- ----------------------  ---------------------- ----------------------
                      Historical at     Conversion Shares Sold Conversion Shares Sold  Conversion Shares Sold Conversion Shares Sold
                      June 30, 1998       at $10.00 Per Share    at $10.00 Per Share     at $10.00 Per Share   at $10.00 Per Share
                   --------------------   --------------------  ---------------------     -------------------   ------------------
                             Percent of            Percent of            Percent of               Percent of           Percent of
                    Amount    Assets(1)   Amount    Assets(1)   Amount    Assets(1)      Amount    Assets(1)   Amount   Assets(1)
                    ------    ---------   ------    ---------   ------    ---------      ------    ---------   ------   ---------
                                                        (Dollars in Thousands)
GAAP Capital.....   $53,282     9.95%     $74,880     13.32%    $78,775   13.86%         $82,669       14.46%    $87,148   15.10%
                    =======     ====      =======     =====     =======   =====          =======       =====     =======   =====
Leverage capital:
   Actual........   $53,270    10.13%     $74,868     13.56%    $78,763   14.14%         $82,657       14.71%    $87,136   15.36%
   Requirement...    21,033     4.00       22,093      4.00      22,283    4.00           22,474        4.00%     22,693    4.00
                   --------  -------     --------    ------    --------  ------         --------      ------    --------  ------
   Excess........   $32,237     6.13%     $52,775      9.56%    $56,479   10.14%         $60,183       10.71%    $64,443   11.36%
                    =======  =======      =======    ======     =======   =====          =======       =====     =======   =====
Risk-based
 capital(2):
   Actual........   $56,803    17.08%     $78,401     23.21%    $82,296   24.29%         $86,190       25.37%    $90,669   26.60%
   Requirement...    26,601     8.00       27,025      8.00      27,101    8.00           27,177        8.00      27,265    8.00
                   --------  -------     --------    ------     --------  ------        --------      ------    --------  ------
   Excess........   $30,202     9.08%     $51,376     15.21%    $55,194   16.29%         $59,013       17.37%    $63,404   18.60%
                    =======  =======      =======     =====      =======  =====          =======       =====     =======   =====

--------------
(1) Adjusted total or adjusted risk-weighted assets, as appropriate. As of June 30, 1998, the adjusted total and risk-weighted assets of the Bank were $525.8 million and $332.5 million, respectively.

(2) Does not reflect the interest rate risk component to be added to the risk-based capital requirements or, in the case of the core capital requirement, the 4.0% requirement to be met in order for an institution to be "adequately capitalized" under applicable laws and regulations. See "Regulation - Regulatory Capital Requirements."

                                 CAPITALIZATION

         The following table presents the historical capitalization of the Bank at June 30, 1998 and the pro forma consolidated capitalization of the Holding Company after giving effect to the Conversion, based upon the sale of shares at the maximum of the Estimated Valuation Range and the other assumptions set forth under "Pro Forma Unaudited Financial Information - Additional Pro Forma Data."


                                                        The Holding Company - Pro Forma Consolidated
                                                           Based Upon Sale at $10.00 Per Share
                                                      -------------------------------------------------
                                                                                            9,257,500
                                                      5,950,000    7,000,000   8,050,000    Shares(1)
                                       Cohoes Savings    Shares      Shares      Shares     (15% above
                                            Bank      (Minimum of (Midpoint of (Maximum of   Maximum of
                                         Historical     Range)        Range)      Range)       Range)

                                         ----------     ------        ------      ------       ------
                                                                           (In Thousands)
Deposits(2) ...........................  $ 449,541   $ 449,541    $ 449,541    $ 449,541    $ 449,541
Borrowings ............................     19,897      19,897       19,897       19,897       19,897
                                         ---------   ---------    ---------    ---------    ---------
Total deposits and borrowings .........  $ 469,438   $ 469,438    $ 469,438    $ 469,438    $ 469,438
                                         =========   =========    =========    =========    =========

Stockholders' equity:
 Serial preferred stock, $0.01 par
   value, 25,000,000 shares authorized;
   none to be outstanding..............  $      --   $      --    $      --    $      --    $      --
 Common stock, $0.01 par value,
   5,000,000 shares authorized; shares
   to be issued as reflected(3)........  $      --          61           72           83           95
 Additional paid-in capital ...........         --      59,629       70,317       81,006       93,298
 Retained earnings(4)(5) ..............     53,270      52,199       52,010       51,821       51,604
 Net unrealized gain on available-
   for-sale securities,
   net of taxes .......................         12          12           12           12           12
Less:
 Common stock held or to be acquired
   by the ESOP(6) .....................         --      (4,903)      (5,768)      (6,633)      (7,628)
 Common stock to be acquired by the
   RRP(7) .............................         --      (2,451)      (2,884)      (3,317)      (3,814)
                                         ---------   ---------    ---------    ---------    ---------

Total stockholder's equity ............  $  53,282   $ 104,547    $ 113,759    $ 122,972    $ 133,567
                                         =========   =========    =========    =========    =========

----------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Valuation Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Offerings.

(2) Does not reflect withdrawals from deposit accounts for the purchase of Holding Company Common Stock in the Offerings. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.

(3) Reflects the issuance of the Conversion Shares to be sold in the Offering. No effect has been given to the issuance of additional shares of Holding Company Common Stock pursuant to the proposed Stock Option and Incentive Plan. See "Pro Forma Unaudited Financial Information Additional Pro Forma Data" and "Management - Benefits - Stock Option and Incentive Plan." Also reflects issuance of additional shares of Holding Company Common Stock to the Foundation.

(4) The retained earnings of the Bank will be substantially restricted after the Conversion by virtue of the liquidation account to be established in connection with the Conversion. See "The Conversion - Liquidation Rights." In addition, certain distributions from the Bank's retained earnings may be treated as being from its accumulated bad debt reserve for tax purposes, which would cause the Bank to have additional taxable income. See "Taxation."

(5) Pro forma stockholders' equity includes the effects of estimated one-time charges of approximately $5.9 million, $4.8 million net of tax effect, and a $1.8 million, $2.1 million, $2.4 million and $2.8 million expense ($1.1 million, $1.3 million, $1.5 million and $1.7 million, net of tax) relating to the contribution of 178,500, 210,000, 245,000 and 277,725 shares of Holding Company Common Stock to the Foundation at the minimum, midpoint, maximum and maximum as adjusted of the valuation range. Since the estimated charges are non-recurring, they have not been reflected in the pro forma combined income statement and related per share calculations. The charges are expected to be incurred shortly following the Conversion.

(6) Assumes that an amount equal to 8% of the Holding Company Common Stock sold in the Offerings will be purchased by the ESOP, which is reflected as a reduction of stockholders' equity. The ESOP shares will be purchased with funds loaned to the ESOP by the Holding Company. See "Pro Forma Unaudited Financial Information - Additional Pro Forma Data" and "Management - Benefits - Employee Stock Ownership Plan."

(7) The Holding Company intends to adopt the RRP and to submit such plan to stockholders at an annual or special meeting of stockholders held at least six months following the consummation of the Conversion. If the plan is approved by stockholders, the Holding Company intends to purchase a number of shares of Holding Company Common Stock equal to 4% of the Holding Company Common Stock sold in the Offering. Assumes that stockholder approval had been obtained and that the shares have been purchased in the open market at the purchase price. However, in the event the Holding Company issues authorized but unissued shares of Holding Company Common Stock to the RRP in the amount of 4% of the Holding Company Common Stock sold in the Offering (including shares issued to the Foundation), the voting interests of existing stockholders would be diluted approximately 2.8% (assuming the issuance of 8,050,000 Conversion Shares the contribution of 241,500 shares of Holding Company Common Stock to the Foundation). The shares are reflected as a reduction of stockholders' equity. See "Pro Form Unaudited Financial Information - Additional Pro Forma Data" and "Management - Benefits - Recognition and Retention Plan."

                                    PRO FORMA DATA


         The following tables provide unaudited pro forma data with respect to the Holding Company's stockholders' equity, net income and related per share amounts based upon the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. The actual net proceeds from the sale of the Conversion Shares cannot be determined until the Conversion is completed. However, net proceeds are currently estimated to be between $57.9 million and $78.7 million (or $90.6 million in the event the Estimated Valuation Range is increased by 15%) based upon the following assumptions: (i) all Conversion Shares will be sold in the Subscription Offering; (ii) KBW will receive a fee equal to 1.20% of the aggregate purchase price for sales in the Subscription Offering (excluding the sale of shares to the ESOP, employee benefit plans, officers, directors and their immediate families and the Foundation); (iii) the Holding Company will contribute to the Foundation a number of shares equal to 3.0% of the shares of Holding Company Common Stock issued in the Conversion from authorized but unissued shares; and (iv) total expenses, including the marketing fees paid to KBW, of the Conversion will be between $1.6 million and $1.8 million (or $2.0 million in the event the Estimated Valuation Range is increased by 15%). Actual expenses may vary from those estimated. It is also assumed that Conversion Shares had been sold at the beginning of the period and the net proceeds from the Offering had been invested at 5.37% which represents the yield on one-year U.S. Government securities at June 30, 1998. The yield on one-year U.S. Government securities was used rather than the arithmetic average of the average yield on total interest-earning assets and the average rate paid on deposits, because the yields on one-year U.S. Government securities are believed to be more reflective of market interest rates. The effect of withdrawals from deposit accounts at the Bank for the purchase of Conversion Shares in the Offering has not been reflected. A combined effective federal and state income tax rate of 40.0% has been assumed for the period, resulting in an after-tax yield of 3.22% for the year ended June 30, 1998.

         The following pro forma unaudited information is based, in part, on historical information related to the Holding Company and assumptions as to future events. For these and other reasons, the pro forma unaudited financial data may not be representative of the financial effects of the Conversion at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma stockholders' equity represents the difference between the stated amount of assets and liabilities of the Holding Company computed in accordance with GAAP.

         Subsequent to June 30, 1998, Cohoes Savings Bank terminated its proposed merger with SFS Bancorp, Inc. and paid an agreed upon fee of $2.0 million to SFS Bancorp, Inc. The payment of this fee is not reflected in any historical or pro forma information presented.

         The following tables give effect to the issuance of a number of shares equal to 3.0% of the Common Stock of the Holding Company sold in the Conversion from authorized but unissued shares to the Foundation concurrently with the completion of the Conversion. The pro forma stockholders' equity is not intended to represent the fair market value of the Holding Company Common Stock and may be different than amounts that would be available for distribution to stockholders in the event of liquidation.

                           PRO FORMA DATA WITH MERGER

                                                                          At or For the Year Ended June 30, 1998
                                                       -----------------------------------------------------------------------
                                                          5,950,000        7,000,000         8,050,000          9,257,500
                                                         Conversion       Conversion        Conversion          Conversion
                                                       Shares Sold at   Shares Sold at    Shares Sold at      Shares Sold at
                                                         $10.00 Per       $10.00 Per        $10.00 Per      $10.00 Per Share
                                                       Share (Minimum   Share (Midpoint   Share (Maximum       (15% above
                                                          of Range)        of Range)         of Range)      Maximum of Range)
                                                          ---------        ---------         ---------      -----------------
                                                                 (Dollars in Thousands, Except Per Share Amounts)
Gross proceeds .........................................   $  59,500        $  70,000        $  80,500        $  92,575
Plus: Shares acquired by Foundation ....................       1,785            2,100            2,415            2,777
                                                           ---------        ---------        ---------        ---------
     Pro forma market capitalization ...................   $  61,285        $  72,100        $  82,915        $  95,352
                                                           =========        =========        =========        =========
Gross proceeds .........................................   $  59,500        $  70,000        $  80,500        $  92,575
Less offering expenses and commissions .................       1,595            1,711            1,826            1,959
                                                           ---------        ---------        ---------        ---------
     Estimated net proceeds ............................   $  57,905        $  68,289        $  78,674        $  90,616
Less: Shares purchased by the ESOP .....................      (4,903)          (5,768)          (6,633)          (7,628)
     Shares purchased by the RRP .......................      (2,451)          (2,884)          (3,317)          (3,814)
                                                           ---------        ---------        ---------        ---------
Total estimated net proceeds, as adjusted(1) ...........   $  50,551        $  59,637        $  68,724        $  79,174
                                                           =========        =========        =========        =========
Net income(2):
     Historical ........................................   $   4,087        $   4,087        $   4,087        $   4,087
     Pro forma income on net proceeds, as adjusted .....       1,629            1,922            2,214            2,551
     Pro forma ESOP adjustment(3) ......................        (196)            (231)            (265)            (305)
     Pro forma RRP adjustment(4) .......................        (294)            (346)            (398)            (458)
                                                           ---------        ---------        ---------        ---------
     Pro forma net income ..............................   $   5,226        $   5,432        $   5,638        $   5,875
                                                           =========        =========        =========        =========
Diluted net income per share(2)(5):
     Historical ........................................   $    0.72        $    0.61        $    0.53        $    0.46

     Pro forma income on net proceeds, as adjusted .....        0.29             0.29             0.29             0.29
     Pro forma ESOP adjustment(3) ......................       (0.03)           (0.03)           (0.03)           (0.03)
     Pro forma RRP adjustment(4) .......................       (0.05)           (0.05)           (0.05)           (0.05)
                                                           ---------        ---------        ---------        ---------
     Pro forma diluted net income per share(4)(6) ......   $    0.93        $    0.82        $    0.74        $    0.67
                                                           =========        =========        =========        =========
Offering price to pro forma diluted net
  income per share(5) ..................................       10.75x           12.20x           13.51x           14.93x
                                                           =========        =========        =========        =========
Stockholders' equity:
     Historical ........................................   $  53,282        $  53,282        $  53,282        $  53,282
     Estimated net proceeds ............................      57,905           68,289           78,674           90,616
     Plus:  Shares issued to Foundation ................       1,785            2,100            2,415            2,777
     Less:  Contribution to Foundation .................      (1,785)          (2,100)          (2,415)          (2,777)
     Plus:  Tax benefit of contribution to Foundation ..         714              840              966            1,111
     Less:  Common stock acquired by the ESOP(3) .......      (4,903)          (5,768)          (6,633)          (7,628)
               Common stock to be acquired by the RRP(4)      (2,451)          (2,884)          (3,317)          (3,814)
                                                           ---------        ---------        ---------        ---------
     Pro forma stockholders' equity(4)(6)(7) ...........   $ 104,547        $ 113,759        $ 122,972        $ 133,567
                                                           =========        =========        =========        =========
Stockholders' equity per share(5):
     Historical ........................................   $    7.39        $    6.43        $    5.59        $    8.69
     Estimated net proceeds ............................        9.45             9.47             9.49             9.50
     Plus:  Shares issued to Foundation ................        0.29             0.29             0.29             0.29
     Less:  Contribution to Foundation .................       (0.29)           (0.29)           (0.29)           (0.29)
     Plus:  Tax benefit of contribution to Foundation ..        0.12             0.12             0.12             0.12
     Less:  Common stock acquired by the ESOP(3) .......       (0.80)           (0.80)           (0.80)           (0.80)
               Common stock to be acquired by the RRP(4)       (0.40)           (0.40)           (0.40)           (0.40)
                                                           ---------        ---------        ---------        ---------
     Pro forma stockholders' equity per share(4)(6)(7) .   $   17.06        $   15.78        $   14.84        $   14.01
                                                           =========        =========        =========        =========
Purchase price as a percentage of pro forma
          stockholders' equity per share(5) ............       58.62%           63.37%           67.39%           71.38%
                                                           =========        =========        =========        =========

--------------

(1) Estimated net proceeds, as adjusted, consist of the estimated net proceeds from the Offering minus (i) the proceeds attributable to the purchase by the ESOP; and (ii) the value of the shares to be purchased by the RRP, subject to stockholder approval, after the Conversion at an assumed purchase price of $10.00 per share; and (iii) certain one-time Merger-related cash expenses expected to be paid concurrently with consummation of the Conversion and the Merger. For the purposes of this presentation, one-time cash Merger-related expenses of $7.5 million (pre-tax) which are expected to be paid upon consummation of the Conversion and the Merger are reflected as an adjustment to net proceeds for purposes of the pro forma net income and pro forma net income per share information. For purposes of pro forma stockholders' equity and pro forma stockholders' equity per share, $4.8 million of Merger-related non-recurring expenses, net of tax are deducted.


(2) Does not give effect to the non-recurring expense that will be recognized in 1998 as a result of the establishment of the Foundation or the one-time payment to SFS Bancorp, Inc. in connection with the termination of its merger with Cohoes Savings Bank. The Holding Company will recognize an after-tax expense for the amount of the contribution to the Foundation which is expected to be $1.1 million, $1.3 million, $1.4 million and $1.7 million at the minimum, midpoint, maximum and maximum, as adjusted. Assuming the contribution to the Foundation was expensed during the year ended June 30, 1998, pro forma net earnings (loss) per share would be $0.57, $0.51, $0.47 and $0,42, at the minimum, midpoint, maximum and maximum, as adjusted, respectively. Per share net income data is based on 8,982,199, 9,980,063, 10,977,927 and 12,125,471 shares outstanding which represents Conversion Shares sold in the Offering, shares contributed to the Foundation, Exchange Shares issued in the Merger and shares to be allocated or distributed under the ESOP and RRP for the period presented. Additionally, SFS stock options are incorporated into earnings per share calculations based on the treasury method.


                                              (Footnotes continued on next page)

(3) It is assumed that 8.0% of the Conversion Shares sold in the Offering will be purchased by the ESOP with funds loaned by the Holding Company. The Holding Company and the Bank intend to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The pro forma net earnings assumes (i) that the loan to the ESOP is payable over 15 years, with the ESOP shares having an average fair value of $10.00 per share in accordance with SOP 93-6, entitled "Employers' Accounting for Employee Stock Ownership Plans," of the AICPA, and (ii) the effective tax rate was 40.0% for the period. See "Management - Benefits - Employee Stock Ownership Plan."

(4) It is assumed that the RRP will purchase, following stockholder approval of such plan, a number of shares of Holding Company Common Stock equal to 4.0% of the Conversion Shares for issuance to directors, officers and employees. Funds used by the RRP to purchase the shares initially will be contributed to the RRP by the Holding Company. It is further assumed that the shares were acquired by the RRP at the beginning of the period presented in open market purchases at the purchase price and that 20.0% of the amount contributed, net of taxes, was an amortized expense during the year ended June 30, 1998. The issuance of authorized but unissued shares of Holding Company Common Stock pursuant to the RRP in the amount of 4.0% of the Conversion Shares sold in the Offering would dilute the voting interests of existing stockholders by approximately 3.0% and under such circumstances pro forma net earnings per share for the year ended June 30, 1998 would be $0.68, $0.63, $0.59 and $0.55, at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, and pro forma stockholders' equity per share at June 30, 1998 would be $12.96, $12.50, $12.13 and $11.78 at the minimum, midpoint, maximum and 15% above the maximum of such range, respectively. There can be no assurance that the actual purchase price of shares purchased by or issued to the RRP will be equal to the purchase price. See "Management - Benefits - Recognition and Retention Plan."

(5) The diluted per share calculations are determined by adding the number of Conversion Shares assumed to be issued in the Conversion, Exchange Shares issued in the Merger as well as shares of Holding Company Common Stock to be contributed to the Foundation and, for purposes of calculating earnings per share, in accordance with SOP 93-6, subtracting 473,937 shares, 557,573 shares, 641,209 shares, and 737,391 shares, respectively, representing the ESOP shares which have not been committed for release during the year ended June 30, 1998. The calculation of ESOP shares released assumes that such shares are earned and released ratably over the year, using a 15-year amortization period. Additionally, SFS stock options are incorporated into earnings per share calculations based on the treasury method. Thus, it is assumed at June 30, 1998 that 8,982,199, 9,980,063, 10,977,927 and
    12,125,471 shares of Holding Company Common Stock are outstanding at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively. Assuming the uncommitted ESOP shares were not subtracted from the number of shares of Holding Company Common Stock outstanding at June 30, 1998, the offering price as a multiple of pro forma net earnings per share would be 15.35x, 16.55x, 17.67x and 18.89x at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively. For purposes of calculating pro forma stockholders' equity per share, it is assumed that shares outstanding total 9,330,951, 10,412,451, 11,493,951 and 12,737,676 shares at the minimum, midpoint,  maximum  and 15% above the  maximum  of the  Estimated  Valuation
    Range.

(6) No effect has been given to the issuance of additional shares of Holding Company Common Stock pursuant to the Stock Option and Incentive Plan, which will be adopted by the Holding Company following the Conversion and presented for approval by stockholders at an annual or special meeting of stockholders of the Holding Company held no earlier than six months following the consummation of the Conversion. If the Option Plan is approved by the stockholders, an amount equal to 10% of the Conversion Shares sold in the Offering, including shares issued to the Foundation, or 612,850, 721,000, 829,150 and 953,522 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Option Plan. The issuance of Holding Company Common Stock pursuant to the exercise of options under the Option Plan will result in the dilution of existing stockholders' interests. Assuming stockholder approval of the Option Plan, that all these options were exercised at the beginning of the period at an exercise price of $10.00 per share and that the shares to fund the RRP are acquired thorough open market purchases at the purchase price, pro forma diluted net earnings per share for the year ended June 30, 1998 would be $0.66, $0.62, $0.58 and $0.54 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, and pro forma stockholders' equity per share at June 30, 1998 would be $12.85, $12.40, $12.04 and $11.70 at the minimum, midpoint, maximum and 15% above the maximum of such range, respectively. See "Management - Benefits - Stock Option and Incentive Plan."

(7) The retained earnings of the Bank will be substantially restricted after the Conversion by virtue of the liquidation account to be established in connection with the Conversion. See "Dividend Policy" and "The Conversion - Effects of the Conversion - Effects on Liquidation Rights." In addition, certain distributions from the Bank's retained earnings may be treated as begin from its accumulated bad debt reserve for tax purposes, which would cause the Bank to have additional taxable income. See "Taxation - Federal Taxation." Pro forma stockholders' equity and pro forma stockholders' equity per share (i) reflect certain nonrecurring charges, net of tax (see Note 5 to the Pro Forma Unaudited Consolidated Statement of Financial Condition) and (ii) do not give effect to the liquidation account or the bad debt reserves established by the Bank for federal income tax purposes in the event of a liquidation of the Bank.

(8) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Valuation Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Offering.

                COMPARISON OF VALUATION AND PRO FORMA INFORMATION
                               WITH NO FOUNDATION

         In the event that the Foundation were not being established as part of the Conversion , RP Financial has estimated that the pro forma aggregate market capitalization of the Holding Company would be approximately $85.1 million at the maximum, which is approximately $2.2 million greater than the pro forma aggregate market capitalization of the Holding Company if the Foundation is included, and would result in an approximately $4.6 million increase in the amount of Holding Company Common Stock offered for sale in the Conversion. The pro forma price to book ratio and pro forma price to earnings ratio would be approximately the same under both the current appraisal and the estimate of the value of the Holding Company without the Foundation. Further, assuming the maximum of the Estimated Valuation Range, pro forma stockholders' equity per share and pro forma earnings per share would be substantially the same at $14.84 and $14.84, respectively, and $0.74 and $0.74 respectively, with the Foundation or without the Foundation. The pro forma price to book ratio and the pro forma price to earnings ratio are substantially the same with and without the Foundation at the maximum at 67.39% and 67.39%, respectively, and 13.51x and 13.51x, respectively. There is no assurance that in the event the Foundation was not formed that the appraisal prepared at the time would have concluded that the pro forma market value of the Holding Company would be the same as that estimated herein. Any appraisals prepared at that time would be based on the facts and circumstances existing at the time, including, among other things, market and economic conditions.

         For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios, at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Valuation Range, assuming the Conversion was completed at June 30, 1998.

                                                                                                                 At the Maximum
                                        At the Minimum         At the Midpoint         At the Maximum             As Adjusted
                                    ----------------------  ----------------------  ----------------------  ------------------------
                                      With         No         With         No         With         No         With         No
                                    Foundation  Foundation  Foundation  Foundation  Foundation  Foundation  Foundation   Foundation
                                    ----------  ----------  ----------  ----------  ----------  ----------  -----------  ----------
                                                        (Dollars in thousands, except per share amounts)
Estimated offering amount ..........$ 59,500     $ 62,900      $ 70,000    $ 74,000  $ 80,500     $ 85,100      $ 92,575  $ 97,865
Pro forma market capitalization ....  61,285       62,900        72,100      74,000    82,915       85,100        95,352    97,865
Total assets ....................... 586,981      589,434       596,193     599,079   605,406      608,724       616,001   619,817
Total liabilities .................. 482,434      482,434       482,434     482,434   482,434      482,434       482,434   482,434
Pro forma stockholders' equity ..... 104,547      107,000       113,759     116,645   122,972      126,290       133,567   137,383
Pro forma consolidated
 net earnings ......................   5,226        5,315         5,432       5,537     5,638        5,759         5,875     6,014
Pro forma stockholders' equity
 per share .........................   17.06        17.01         15.78       15.76     14.84        14.84         14.01     14.03
Pro forma consolidated net
 earnings per share ................    0.93         0.92          0.82        0.82      0.74         0.74          0.67      0.67

Pro forma pricing ratios:
   Offering price as a percentage
    of pro forma stockholders'
    equity per share ...............   58.62%       58.79%        63.37%      63.45%    67.39%       67.39%        71.38%    71.28%
   Offering price to pro forma
    net earnings per share(1) ......   10.75%       10.87%        12.20%      12.20%    13.51%       13.51%        14.93%    14.93%

   Pro forma market capitalization
    to assets ......................   10.44%       10.67%        12.09%      12.35%    13.70%       13.98%        15.48%    15.79%
Pro forma financial ratios:
   Return on assets(2) .............    0.89%        0.90%         0.91%       0.92%     0.93%        0.95%         0.96%     0.97%
   Return on stockholders' equity(3)    5.00%        4.97%         4.78%       4.75%     4.58%        4.56%         4.40%     4.38%
   Stockholders' equity to assets ..   17.81%       18.15%        19.08%      19.47%    20.31%       20.75%        21.68%    22.17%

---------------
(1) If the contribution to the Foundation had been expensed during the year ended June 30, 1998, the offering price to pro forma net earnings per share would have been 13.58x, 15.90x, 18.20x and 20.81x at the minimum, midpoint, maximum and maximum, as adjusted, respectively.
(2) If the contribution to the Foundation had been expensed during the year ended June 30,1998, return on assets would have been 0.71%, 0.70%, 0.69% and 0.69% at the minimum, midpoint, maximum and maximum, as adjusted, respectively.
(3) If the contribution to the Foundation had been expensed during the year ended June 30,1998, return on stockholders' equity would have been 3.99%, 3.68%, 3.42% and 3.17% at the minimum, midpoint, maximum and maximum, as adjusted, respectively.

                            STATEMENTS OF OPERATIONS

         The following Consolidated Statements of Operations of the Bank for each of the years in the three-year period ended June 30, 1998 have been audited by Arthur Andersen LLP, whose report thereon appears elsewhere herein. The Consolidated Statements of Operations should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.

                      COHOES SAVINGS BANK AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996
                                 (000's omitted)

                                                                       1998            1997              1996
                                                                       ----            ----              ----
INTEREST INCOME:
    Interest and fees on mortgage loans ......................  $      28,793   $      28,236     $      26,587
    Consumer and other loans .................................          4,780           4,930             5,516
    Investment securities and securities available for sale ..          4,108           2,847             3,096
    Federal funds sold and interest-bearing deposits .........            742             272               184
                                                                -------------   -------------     -------------
                 Total interest income .......................         38,423          36,285            35,383
                                                                -------------   -------------     -------------

INTEREST EXPENSE:
    Deposits (Note 11) .......................................         18,816          17,568            17,741
    Mortgagors' escrow deposits ..............................            114             120               126
    Borrowings ...............................................            332             133               297
                                                                -------------   -------------     -------------
                 Total interest expense ......................         19,262          17,821            18,164
                                                                -------------   -------------     -------------
                 Net interest income .........................         19,161          18,464            17,219

PROVISION FOR LOAN LOSSES (Note 7) ...........................          1,400           1,325               490
                                                                -------------   -------------     -------------
                 Net interest income after provision
                   for loan losses ...........................         17,761          17,139            16,729
                                                                -------------   -------------     -------------
NONINTEREST INCOME:
    Service charges on deposits ..............................            746             765               741
    Loan servicing revenue ...................................            495             568               605
    Net gain (loss) on sale of mortgage loans ................             81             106               (20)
    Other ....................................................          1,421           1,351             1,141
                                                                -------------   -------------     -------------
                 Total noninterest income ....................          2,743           2,790             2,467
                                                                -------------   -------------     -------------

NONINTEREST EXPENSE:
    Compensation and benefits ................................          7,322           6,253             6,286
    Occupancy ................................................          2,686           2,493             2,247
    FDIC deposit insurance premium ...........................             65              37                33
    Advertising ..............................................            430             307               291
    Other ....................................................          3,264           3,224             3,062
                                                                -------------   -------------     -------------
                 Total noninterest expense ...................         13,767          12,314            11,919
                                                                -------------   -------------     -------------
                 Income before income tax expense ............          6,737           7,615             7,277

INCOME TAX EXPENSE (Note 15) .................................          2,650           2,972             2,882
                                                                -------------   -------------     -------------
                 Net income ..................................  $       4,087   $       4,643     $       4,395
                                                                =============   =============     =============

        The accompanying notes are an integral part of these statements.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                   AND RESULTS OF OPERATIONS OF COHOES SAVINGS

General


         The Holding Company has only recently been formed and accordingly has no results of operations at this time. As a result, the following discussion principally reflects the operations of the Bank and its subsidiaries. The Bank's primary market area, with 17 full-service branches, consists of Albany, Saratoga, Schenectady and Rensselaer counties in New York and a portion of Warren county in New York. The Bank has been, and intends to continue to be, a community-oriented financial institution offering a variety of financial services. The Bank's principal business is attracting deposits from customers within its market area and investing those funds, together with funds from operations and, to a much lesser extent, borrowings, in primarily residential mortgage loans, including home equity loans, and to a lesser extent, in consumer loans, commercial real estate, construction loans and commercial business loans and government and corporate debt securities. See "Business of the Bank - Lending Activities". The financial condition and operating results of the Bank are dependent on its net interest income which is the difference between the interest income earned on its assets, primarily loans and investments, and the interest expense on its liabilities, primarily deposits and borrowings. Net income is also affected by other operating income, such as loan servicing income, fees on deposit related services, gains on sales of securities, other operating expenses, such as compensation and occupancy expenses, provisions for loan losses, and Federal and state income taxes.


         The Bank's results of operations are significantly affected by general economic and competitive conditions (particularly changes in market interest rates), government policies, changes in accounting standards and actions of regulatory agencies. Future changes in applicable laws, regulations or government policies may have a material impact on the Bank. Lending activities are substantially influenced by the demand for and supply of housing, competition among lenders, and level of interest rates and the availability of funds. The ability to gather deposits and the cost of funds are influenced by prevailing market interest rates, fees and terms on deposit products, as well as the availability of alternative investments, including mutual funds and stocks.

Market Risk and Asset/Liability Management

         Interest rate risk is the most significant market risk affecting the Bank. Other types of market risk, such as foreign currency exchange rate risk and commodity price risk, do not arise in the normal course of the Bank's business activities.

         Interest rate risk is defined as an exposure to a movement in interest rates that could have an adverse effect on the Bank's net interest income. Net interest income is susceptible to interest rate risk to the degree that interest-bearing liabilities mature or reprice on a different basis than interest-earning assets. When interest-bearing liabilities mature or reprice more quickly than interest-earning assets in a given period, a significant increase in market rates of interest could adversely affect net income. Similarly, when earning assets mature or reprice more quickly than interest-bearing liabilities, falling interest rates could result in a decrease in net income.

         In an attempt to manage its exposure to changes in interest rates, management monitors the Bank's interest rate risk. Management's asset/liability committee meets monthly to review the Bank's interest rate risk position and profitability, and to recommend adjustments for consideration by the Board of Trustees. Management also reviews loan and deposit pricing, and the Bank's securities portfolio, formulates investment strategies and oversees the timing and implementation of transactions. Notwithstanding the Bank's interest rate risk management activities, the potential for changing interest rates is an uncertainty that can adversely affect net income.

         In adjusting the Bank's asset/liability position, the Board and management attempt to manage the Bank's interest rate risk while enhancing net interest margins. At times, depending on the level of general interest rates, the relationship between long- and short-term interest rates, market conditions and competitive factors, the Board and management may determine to increase the Bank's interest rate risk position somewhat in order to increase its net interest margins. The Bank's results of operations and net portfolio values remain vulnerable to changes in interest rates and to fluctuations in the difference between long- and short-term interest rates.

         Consistent with the asset/liability management philosophy described above, the Bank has taken several steps to manage its interest rate risk. First, the Bank has structured the security portfolio to shorten the maturities of its earning assets. The Bank's recent purchases of securities have had terms to maturity of seven years or less. At June 30, 1998, the Bank had securities with a carrying value of $76.2 million with contractual maturities of five years or less. The Bank's residential real estate portfolio is composed of either one, three or five year adjustable rate mortgages or floating-rate home equity loans, except for approximately $103.5 million of fixed rate products. The Bank also manages interest rate risk by emphasizing lower cost, more stable non-time deposit accounts. In the current low rate environment, longer-term time deposits are welcomed although not particularly popular with the Bank's customer base.

         One approach used to quantify interest rate risk is the net market value analysis. In essence, this analysis calculates the difference between the present value of liabilities and the present value of expected cash flows from assets and off-balance sheet contracts. A second approach is to quantify the impact on net interest income due to changes in cash flows, interest income and interest expense resulting from shifts in interest rates. The following tables set forth, at June 30, 1998, an analysis of the Bank's interest rate risk as measured by the estimated changes in net market value of its assets and liabilities and net interest income resulting from instantaneous and sustained parallel shifts in interest rates (+ or - 200 basis points, measured in 50 basis point increments).


    Assumed Change             Net
   in Interest Rates        Interest            Dollar            Percent
    (Basis Points)           Income             Change            Change
                             ------             ------            ------
      -200                 $ 19,986         $    826                4.31%
      -150                   19,770              610                3.18
      -100                   19,244               84                0.44
       -50                   19,204               44                0.23
         0                   19,160               --                0.00
       +50                   19,153               (7)              (0.04)
      +100                   19,137              (23)              (0.12)
      +150                   19,056             (104)              (0.54)
      +200                   18,918             (242)              (1.26)


    Assumed Change             Net
   in Interest Rates         Market             Dollar             Percent
    (Basis Points)            Value             Change             Change
                              -----             ------             ------

      -200                  $ 99,941         $  10,985               12.35%
      -150                    97,343             8,387                9.43
      -100                    94,643             5,687                6.39
       -50                    91,845             2,889                3.25
         0                    88,956                --                0.00
       +50                    85,741            (3,215)              (3.61)
      +100                    82,151            (6,805)              (7.65)
      +150                    79,056            (9,900)             (11.13)
      +200                    75,804           (13,152)             (14.78)


         Certain assumptions utilized by management in assessing the interest rate risk of the Bank were employed in preparing data included in the preceding table. These assumptions were based upon proprietary data selected by management and are reflective of historical results or current market conditions. These assumptions relate to interest rates, repayment rates, deposit decay rates, and the market values of certain assets under the various interest rate scenarios.

         Prepayment assumptions for mortgage-backed securities and residential mortgage loans were based upon industry standards for prepayments. The Bank's mortgage-backed securities and residential mortgages are the only assets or liabilities which management assumed possess optionality for purposes of determining market value changes.

         Management assumed that non-maturity deposits could be maintained with rate adjustments not directly proportionate to the change in market interest rate. These assumptions are based upon management's analysis of its customer base and competitive factors.

         The net market value and net interest income tables presented above are predicated upon a stable balance sheet with no growth or change in asset or liability mix. In addition, the net market value table is based upon the present value of discounted cash flows using management's estimates of current replacement rates to discount the cash flows. The net interest income table is based upon a cash flow simulation of the Bank's existing assets and liabilities. It was also assumed that delinquency rates would not change as a result of changes in interest rates although there can be no assurance that this will be the case. Even if interest rates change in the designated amounts, there can be no assurance that the Bank's assets and liabilities would perform as set forth above. Also, a change in the US Treasury rates in the designated amounts accompanied by a change in the shape of the Treasury yield curve would cause changes to the net market value and net interest income other than those indicated above.

         The Bank does not currently engage in trading activities or use derivative instruments to manage interest rate risk. Instruments such as interest rate swaps, caps and floors may be utilized under certain interest rate risk scenarios in order to manage interest rate risk. Such activities may be permitted with the approval of the Board of Trustees, and management continually evaluates the usefulness of such instruments in managing interest rate risk.

Analysis of Net Interest Income

         Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income is affected by the relative amounts of interest-earning assets and interest-bearing liabilities, and the interest rates earned or paid on them.

         The following table presents, for the periods indicated, the total dollar amount of interest income from the average interest-earning assets and the resultant yields earned, the total dollar amount of interest expense on average interest-bearing liabilities and the resultant rates paid, expressed both in dollars and percentages as well as the weighted average yields earned and rates paid. No tax equivalent adjustments were made. All average balances are daily average balances. Nonaccruing loans have been included in the table as loans carrying zero yield.

                           Average                                           Year Ended June 30,
                            Yield     ---------------------------------------------------------------------------------------------
                           Earned/               1998                               1997                              1996
                            Average   -----------------------------  -------------------------------   ----------------------------
                          Rate Paid at  Average  Interest             Average     Interest              Average      Interest
                            June 30, Outstanding  Earned/    Yield/  Outstanding   Earned/    Yield/   Outstanding   Earned/ Yield/
                             1998      Balance     Paid       Rate     Balance      Paid       Rate      Balance      Paid    Rate
                             ----      -------     ----       ----     -------      ----       ----      -------      ----    ----
                                                                         (Dollars in Thousands)
Interest-earning assets
 Loans receivable .........  8.09%    $404,781   $ 33,573      8.29%   $401,262   $ 33,166      8.27%   $390,273   $ 32,104    8.23%
 Securities available
  for sale ................  6.18       30,336      1,933      6.37      19,330      1,253      6.48      14,350        872    6.08
 Investment securities ....  6.28       30,372      1,926      6.34      22,240      1,373      6.17      31,950      1,993    6.24
 Federal funds sold .......  5.50       13,321        739      5.55       4,641        245      5.28       2,255        127    5.63
 FHLB stock ...............  7.45        3,479        249      7.16       3,400        218      6.41       3,346        230    6.87
 Other interest-earning
  assets ..................  6.00          184          3      1.63         416         30      7.21         967         57    5.89
                                       -------     ------               -------     ------               -------     ------
  Total interest-earning
   assets .................  7.72      482,473     38,423      7.96     451,289     36,285      8.04     443,141     35,383    7.98
                                                   ------                           ------                           ------
Non-earning assets ........             18,714                           17,919                           17,264
                                       -------                          -------                          -------
  Total assets ............           $501,187                         $469,208                         $460,405
                                      ========                         ========                         ========
Interest-bearing
 liabilities
 Savings accounts .........  3.00%    $120,959      3,623      3.00    $123,518      3,698      2.99    $123,976      3,718    3.00
 School savings accounts ..  5.50       15,112        837      5.54      11,895        661      5.56       8,271        460    5.56
 Money market accounts ....  3.32       18,163        569      3.13      15,607        447      2.86      17,089        488    2.86
 Demand deposits ..........  0.59       47,075        304      0.65      41,124        275      0.67      35,073        246    0.70
 Time deposits ............  5.78      230,794     13,483      5.84     215,183     12,487      5.80     214,420     12,829    5.98
 Escrow accounts ..........  2.00        7,065        114      1.61       7,396        120      1.62       7,249        126    1.74
 Borrowings ...............  6.05        5,467        332      6.07       2,392        133      5.56       4,694        297    6.33
                                       -------     ------               -------     ------               -------     ------
   Total interest-bearing
    liabilities ...........  4.28      444,635     19,262      4.33     417,115     17,821      4.27     410,772     18,164    4.42
                                                   ------                           ------                           ------
Other liabilities .........              4,677                            5,033                            6,898
Net worth .................             51,875                           47,060                           42,735
                                       -------                          -------                           ------
  Total liabilities and
   net worth ..............           $501,187                         $469,208                         $460,405
                                      ========                         ========                         ========
Net interest income .......                       $19,161                         $ 18,464                         $ 17,219
                                                  =======                         ========                         ========
Net interest rate
 spread(1) ................  3.44%                             3.63%                            3.77%                          3.56%
                             ====                              ====                             ====                           ====
Net earning assets(2) .....           $ 37,838                         $ 34,174                         $ 32,369
                                      ========                         ========                         ========
Net yield on average
 interest-earning
 assets(3) ................                                    3.97%                            4.09%                          3.89%
                                                               ====                             ====                           ====
Average interest-earning
 assets to average
 interest-bearing
 liabilities...............               1.09X                            1.08X                            1.08X

----------------
(1) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(2) Net earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3) Net yield on average interest-earning assets, or net interest margin, represents net interest income as a percentage of average interest-earning assets.

         The following schedule presents the dollar amount of changes in interest and dividend income and interest expense for major components of earning assets and interest-bearing liabilities. It distinguishes between the changes related to outstanding balances and those due to the changes in interest rates. For each category of earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (i.e., changes in volume multiplied by prior-period rate) and (ii) changes in rate (i.e., changes in rate multiplied by prior-period volume). For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionally to the change due to volume and the change due to rate.

                                                Years Ended June 30,                          Years Ended June 30,
                                                    1998 vs. 1997                                 1997 vs. 1996
                                         ---------------------------------------    ---------------------------------------
                                                 Increase                                   Increase
                                                (Decrease)                                 (Decrease)
                                                  Due to                 Total               Due to                Total
                                         -----------------------       Increase     ---------------------         Increase
                                           Volume         Rate        (Decrease)     Volume          Rate        (Decrease)
                                           ------         ----        ----------     ------          ----        ----------
                                                                         (In Thousands)
Interest and dividend income from:
Loans receivable................         $     292      $     115      $     407     $     908      $     154      $  1,062
Securities available for sale...               701            (21)           680           320             61           381
Investment securities...........               515             38            553          (600)           (20)         (620)
Federal Funds sold..............               481             13            494           126             (8)          118
FHLB............................                 5             26             31             4            (16)          (12)
Other interest-earning assets...               (11)           (16)           (27)          (38)            11           (27)
                                       -----------    -----------    -----------   -----------     ----------   -----------

   Total interest and dividend income        1,983            155          2,138           720            182           902
                                         ---------     ----------      ---------    ----------     ----------    ----------


Interest expense for:

Savings accounts................               (78)             2            (75)          (14)            (6)          (20)
School savings accounts.........               178             (2)           176           201             --           201
Money market accounts...........                77             44            122           (42)             1           (41)
Demand deposits.................                39            (10)            29            41            (12)           29
Time deposits...................               911             85            996            46           (385)         (342)
Escrow accounts.................                (5)            (1)            (6)            3             (9)           (6)
Borrowings......................               186             13            199          (131)           (33)         (164)
                                        ----------    -----------     ----------   -----------   ------------   -----------

               Total interest expense        1,310            131          1,441           104           (447)         (343)
                                        ----------    -----------     ----------   -----------    -----------  ------------

Net interest income.............        $      673    $        24     $      697    $      616     $      629     $   1,245
                                        ==========    ===========     ==========    ==========     ==========     =========

Financial Condition

Comparison of June 30, 1998 and June 30, 1997

         Assets. Total assets at June 30, 1998 was $535.7 million, up $44.0 million, or 8.9% from the $491.7 million at June 30, 1997. The increase was evenly divided with the loan portfolio, up $14.3 million, securities available for sale up $13.2 million and investment securities up $20.1 million. This growth in earning assets was funded by an increase in deposits from $429.4 million on June 30, 1997 to $449.5 million at June 30, 1998 and an increase in borrowings of $19.9 million over the same period. These increases, as well as fluctuations in other asset and liability categories, are discussed below.

         Loans. The overall increase in total loans is primarily made up of increases in one to four family real estate and commercial business loans offset by a decrease in consumer loans. One- to four-family real estate loans increased $14.8 million, from $243.6 million to $258.4 million. The growth in this portfolio is primarily a result of the Bank's decision to retain in its portfolio a limited amount of 15 to 30 year fixed rate one to four family real estate loans at a time when adjustable rate loans are less popular. A portion of these loans were retained and match funded using long-term FHLB advances. See "Business of Cohoes Savings Bank -- Borrowings." Commercial business loans increased from $12.1 million at June 30, 1997, to $15.0 million at June 30, 1998. Consumer loans decreased $2.5 million to a balance of $49.7 million at June 30, 1998 from $52.2 million at June 30, 1997. Most of this decrease relates to a reduction in outstanding balances on home equity lines of credit.

         Allowance for Loan Losses. The allowance for loan losses increased from $3.1 million at June 30, 1997 to $3.5 million at June 30, 1998, an increase of $428,000. This increase is the result of the $1.4 million provision for loan losses taken in the year ended June 30, 1998 offset by $972,000 in net charge-offs for the same period. The adequacy of the allowance for loan losses is evaluated quarterly by management based upon a review of significant loans, with particular emphasis on nonperforming and delinquent loans that management believes warrant special attention. At June 30, 1998 the allowance for loan losses provided coverage of 62.5% of total nonperforming loans, up from 46.4% at June 30, 1997. The balance of the allowance is maintained at a level which is, in management's judgment, reflective of the amount of risk inherent in the loan portfolio. See "Business of the Bank - Asset Quality - Allowance for Loan Losses."

         Securities Available for Sale and Investment Securities. The balances of securities available for sale and investment securities (collectively "securities") increased from $35.5 million and $25.3 million, respectively, at June 30, 1997 to $48.7 million and $45.4 million, respectively, as of June 30, 1998. These increases were the result of the purchase of securities totaling $82.9 million offset by paydowns, maturities and calls of securities totaling $49.5 million and sales totaling $60,000 during the year ended June 30, 1998. Management's intention is to continue purchasing securities with available funds in excess of loan demand. During the year ended June 30, 1998, loan demand was stronger than in fiscal 1997.

         Bank Premises and Equipment. The balance of bank premises and equipment decreased from $7.7 million at June 30, 1997 to $7.3 million at June 30, 1998. This decrease was a result of approximately $763,000 in computer-related expenditures offset by $1.1 million in depreciation.

         Other Real Estate Owned. The balance of other real estate owned decreased from $1.9 million at June 30, 1997 to $509,000 at June 30, 1998, a decrease of approximately $1.4 million. The majority of this decrease relates to the sale in September 1997 of the Bank's largest ORE property that had a balance of $1.0 million at June 30, 1997.

         Deposits. Total deposits increased $20.1 million, or 4.7%, from $429.4 million at June 30, 1997 to $449.5 million at June 30, 1998. Of this total increase, time deposits increased $743,000 (.3%), savings accounts increased $1.7 million (1.4%), school savings accounts increased $3.3 million (24.1%), money market accounts increased $6.2 million (40.3%), and demand accounts increased $8.1 million (17.7%).


         Borrowings. The balance of borrowings increased $19.9 million all of which was the result of new borrowings during the year ended June 30, 1998 as the bank matched financed portfolioed fixed-rate loans with these borrowings.

Ten year fixed rate, fifteen year amortizing FHLB borrowings were used to fund certain fixed rate one to four family real estate loans.

Comparison of June 30, 1997 and June 30, 1996

         Assets. Total assets at June 30, 1997 stood at $491.7 million, up $28.3 million, or 6.1%, from $463.4 million at June 30, 1996. The increase was concentrated in the loan portfolio which increased $4.6 million, ending June 30, 1997 at $398.5 million and securities available for sale which increased $14.6 million, ending June 30, 1997 at $35.5 million. This growth in loans and securities was funded by an increase of $24.9 million in deposits from $404.5 million on June 30, 1996 to $429.4 million at June 30, 1997. These increases as well as fluctuations in other asset and liability categories are discussed below.

         Loans. The overall increase in total loans is primarily made up of increases in one- to four-family real estate loans, offset by decreases in the Bank's commercial real estate and commercial business loans. Total one to four family real estate loans increased $8.7 million, or 3.7%, which increased the level of total residential real estate as a percentage of total loans from 59.1% at June 30, 1996 to 60.6% at June 30, 1997. Commercial real estate loans fell from $96.6 million at June 30, 1996 to $94.0 million at June 30, 1997. At June 30, 1997, commercial real estate loans represented 23.4% of total loans. Commercial business loans decreased $1.2 million to a balance of $12.1 million at June 30, 1997 from $13.3 million at June 30, 1996. Commercial business loans are loans to businesses which are either unsecured or are secured by non-real estate business assets.

         Allowance for Loan Losses. The allowance for loan losses decreased from $3.2 million at June 30, 1996 to $3.1 million at June 30, 1997, a decrease of $144,000. This decrease is the result of a $1.3 million provision for loan losses taken in the year ended June 30, 1997 offset by $1.5 million in net charge-offs for the same period. At June 30, 1997, the allowance for loan losses provided coverage of 46.4% of total non-performing loans, up slightly from 41.7% at June 30, 1996. The balance of the allowance is maintained at a level which is, in management's judgment, representative of the amount of risk inherent in the Bank's loan portfolio. In determining the appropriate level of the allowance for loan losses, management considers past and anticipated loss experience, evaluations of real estate collateral, current and anticipated economic conditions, geographical concentration of loans, volume and type of lending, and the levels of non-performing and other classified loans. The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates. Management of the Bank assesses the allowance for loan losses on a quarterly basis and makes provisions for loan losses in order to maintain the adequacy of the allowance. See "Business of the Bank - Asset Quality - Allowance for Loan Losses."

         Securities Available for Sale and Investment Securities. The balance of securities available for sale increased from $20.9 million at June 30, 1996 to $35.5 million as of June 30, 1997. The balance of investment securities decreased slightly from $26.0 million at June 30, 1996 to $25.3 million as of June 30, 1997. The increase in securities available for sale and slight decrease in investment securities (collectively "securities") during the year ended June 30, 1997 were driven by purchases of securities totaling $28.7 million, which were offset by paydowns, maturities and calls of securities totaling $14.7 million and sales totaling $287,000.

         Bank Premises and Equipment. The balance of Bank premises and equipment increased from $6.9 million at June 30, 1996 to $7.7 million at June 30, 1997. This increase was a result of expenditures totaling $1.8 million for the most part relating to the opening of four new branch locations during the year ended June 30, 1997 offset by $1.1 million in depreciation.

         Other Real Estate Owned. The balance of other real estate owned increased from $421,000 at June 30, 1996 to $1.9 million at June 30, 1997, an increase of approximately $1.5 million. This increase directly relates to the addition during the year ended June 30, 1997 of an ORE property that had a balance of $1.0 million at June 30, 1997.

         Deposits. Total deposits increased $24.9 million, or 6.2%, from $404.5 million at June 30, 1996 to $429.4 million at June 30, 1997. Of this total increase, time deposits increased $20.6 million (9.8%), school savings accounts increased $3.3 million (31.1%), demand accounts increased $5.1 million (12.5%), while savings accounts decreased $3.1 million (2.4%) and money market accounts decreased $1.1 million (6.6%).

         Borrowings. Borrowings decreased $2.1 million during the year ended June 30, 1997. There were no borrowings at June 30, 1997. This decrease was a result of an increase in deposit balances which exceeded loan demand.

Operating Results

Comparison of Year Ended June 30, 1998 and Year Ended June 30, 1997

         Net Income. Net income for the year ended June 30, 1998 was $4.1 million, down from $4.6 million for the year ended June 30, 1997. Noninterest expense increased $1.5 million for the year ended June 30, 1998 as compared to the previous year. This increase was in part offset by an increase in net interest income of $697,000 and a reduction in income tax expense of $322,000.

         Net Interest Income. Net interest income for the year ended June 30, 1998 was $19.2 million, up $697,000 from the year ended June 30,1997. The increase was primarily the result of the increase of $31.2 million in average earning assets from $451.3 million for the year ended June 30, 1997 to $482.5 million for the same period in 1998. Average interest-bearing liabilities also increased $27.5 million during the same period. The net impact of these volume increases resulted in an increase in net interest income of $673,000. The Bank's net interest margin for the year ended June 30, 1998 was 3.97%, down 12 basis points from 4.09% for the year ended June 30, 1997. The yield on average earning assets decreased from 8.04% to 7.96% , while the rate paid on average interest-bearing liabilities increased from 4.27% to 4.33%, producing a decrease in net interest spread of 14 basis points from 3.77% during fiscal 1997 to 3.63% during fiscal 1998.

         Interest Income. Interest income for the year ended June 30, 1998 was $38.4 million, up from $36.3 million for the comparable period in 1997. The largest component of the Bank's interest income is interest on loans. Interest on loans increased from $33.2 million for the year ended June 30, 1997 to $33.6 million for the year ended June 30, 1998. This increase of $407,000 is the result of both volume increases and rate increases. The average balance of loans increased $3.5 million to $404.8 million, while the yield on loans increased 2 basis points from 8.27% to 8.29%. The increase in interest earned on loans was supplemented by increases in interest earned on securities available for sale, investment securities and federal funds. Interest income on these categories of earning assets increased $680,000, $553,000 and $494,000, respectively. Substantially all of the increases in interest income on these assets are attributed to increases in volume. The average balance of securities available for sale increased from $19.3 million for the year ended June 30, 1997 to $30.3 million for the year ended June 30, 1998. This increase in volume resulted in an increase in interest income of $701,000. The average balance of investment securities increased from $22.2 million in 1997 to $30.4 million in 1998, resulting in a $515,000 increase in interest income due to volume. The average balance of federal funds increased from $4.6 million in 1997 to $13.3 million in 1998. The increase in the volume of federal funds resulted in a $481,000 increase in interest income in the year ended June 30, 1998 as compared to the year ended June 30, 1997. The changes in rates on securities available for sale, investment securities and federal funds, as well as the changes in volume and rate on other categories of interest-earning assets was not significant.

         Interest Expense. Interest expense increased during the year ended June 30, 1998 to $19.3 million, up from $17.8 million for the comparable period in 1997. Substantially all of the Bank's interest expense is from the Bank's interest-bearing deposits. The largest category of interest-bearing deposits is time deposits. Interest paid on time deposits for the year ended June 30, 1998 was $13.5 million, up $1.0 million from the $12.5 million in 1997. This increase is the result of an increase in the average balance of time deposits, from $215.2 million in 1997 to $230.8 million in 1998 and an increase of 4 basis points in the rates paid on these deposits from 5.80% in 1997 to 5.84% in 1998, primarily due to competitive market conditions. Interest expense on savings accounts was relatively flat, decreasing $75,000 from 1997 to 1998, almost entirely attributed to a reduction in the average balance of savings accounts of $2.6 million as depositors sought higher yielding investment opportunities. Interest on school savings accounts increased $176,000, from $661,000 for the year ended June 30, 1997 to $837,000 for the year ended June 30, 1998, substantially all of which was the result of an increase in the average balance of school savings accounts of $3.2 million. Interest on money market accounts increased $122,000, from $447,000 for the year ended June 30, 1997 to $569,000 for the year ended June 30, 1998. The increase is attributed to an increase in the average balance of money market accounts of $2.6 million as well as an increase of 27 basis points in the rates paid on these money market accounts, from 2.86% to 3.13% in compliance with the Bank's strategy to attract money market accounts and remain competitive in its primary market area. Interest on borrowings for the year ended June 30, 1998 was $332,000, up from $133,000 in 1997. Most of this increase was attributable to an increase in the average balance of borrowings, from $2.4 million in 1997 to $5.5 million in 1998 as the Bank attempted to match fund fixed rate residential loans with borrowings. Fluctuations in interest expense on other categories of interest-bearing liabilities were not significant.

         Provision  for Loan  Losses.  The  provision  for loan  losses  of $1.4 million in the year ended June 30, 1998 remained consistent with the $1.3 million provision in the year ended June 30, 1997. The amount of the provision is attributed to the $13.3 million increase in outstanding loans tempered by the reduction in the level of net charge-offs from $1.5 million for the year ended June 30, 1997 to $972,000 for the year ended June 30, 1998.

         Noninterest Income. Total noninterest income for the year ended June 30, 1998 was $2.7 million, relatively unchanged from the $2.8 million for the year ended June 30, 1997. Service charges on deposits declined only slightly to $746,000 for the year ended June 30, 1998, from $765,000 for the year ended June 30, 1997. Loan servicing revenue declined $73,000 from $568,000 for the year ended June 30, 1997 to $495,000 for the year ended June 30, 1998. The decline relates to a reduction in the balance of loans serviced for others due to repayments on such loans exceeding loan sales during 1998. Fluctuations in other noninterest income categories were not significant.

         Noninterest Expense. Total noninterest expense increased $1.5 million to $13.8 million for the year ended June 30, 1998, up from $12.3 million for the comparable period in 1997. Increases in compensation and benefits of $1.1 million, occupancy of $193,000 and advertising of $123,000 were the primary contributors to the overall increase. The increase in compensation and benefits is the result of a decrease in the post-retirement benefit expense based on revised actuarial assumptions in 1997, the recognition of a full year's salary expense for employees at the four new branch locations opened in the year ended June 30, 1997, an increase in the cost of health insurance benefits of $114,000 as well as general merit increases for the Bank's employees during the year ended June 30, 1998. The increase in occupancy is directly attributed to a full year's cost associated with the opening of the four branch locations mentioned above. The increase in advertising is generally the result of the additional cost of customer binders, brochures and media print for the introduction of imaging for all demand account products during the month of June 1998. The remaining categories of noninterest expense did not experience significant fluctuation.

         Income Tax Expense. Income tax expense decreased from $3.0 million for the year ended June 30, 1997 to $2.7 million for the comparable period in 1998. The reduction is primarily the result of less income before income tax expense, $6.7 million in 1998 as compared to $7.6 million in 1997.

Comparison of Year Ended June 30, 1997 and Year Ended June 30, 1996

         Net Income. Net income for the year ended June 30, 1997 was $4.6 million, up from $4.4 million for the year ended June 30, 1996. Net interest income increased $1.2 million and noninterest income increased $323,000 for the year ended June 30, 1997 as compared to the previous year. These increases were in part offset by increases in the provision for loan losses of $835,000, noninterest expense of $395,000 and income tax expense of $90,000.

         Net Interest Income. Net interest income for the year ended June 30, 1997 was $18.5 million, up $1.2 million from the year ended June 30,1996. The increase was partially the result of the increase of $8.2 million in average earning assets from $443.1 million for the year ended June 30, 1996 to $451.3 million for the same period in 1997. Interest-bearing liabilities also increased during the same period, up $6.3 million. The net impact of these volume increases resulted in an increase in net interest income of $616,000. Net interest income also increased by $629,000 due to changes in the yield on average earning assets and rate paid on average interest-bearing liabilities. The yield on average earning assets increased from 7.98% to 8.04%, while the rate paid on average interest-bearing liabilities decreased from 4.42% to 4.27%. The Bank's net interest margin for the year ended June 30, 1997 was 4.09%, up 20 basis points from 3.89% for the year ended June 30, 1996.

         Interest Income. Interest income for the year ended June 30, 1997 was $36.3 million, up from $35.4 million for the comparable period in 1996. The largest component of interest income is interest on loans. Interest on loans increased from $32.1 million for the year ended June 30, 1996 to $33.2 million for the year ended June 30, 1997. This increase of $1.1 million is primarily the result of an $11.0 million increase in the average balance of loans to $401.3 million, while the yield on loans increased 4 basis points from 8.23% to 8.27%. The increase in interest on loans was complemented by an increase in interest on securities available for sale, offset by a decrease in interest on investment securities. Interest income on securities available for sale increased $381,000 while interest income on investments fell $620,000. Substantially all of the increases in interest income on securities available for sale are attributed to higher volume. The average balance of securities available for sale increased from $14.4 million for the year ended June 30, 1996 to $19.3 million for the year ended June 30, 1997. This increase in volume resulted in an increase in interest income of $320,000. The average balance of investment securities decreased from $32.0 million in 1996 to $22.2 million in 1997, resulting in a $600,000 decrease in interest income due to volume as the Bank used liquidity to fund increased loan demand. The changes in rates on securities available for sale and investment securities account for the remainder of the fluctuations in interest income on these asset categories. The changes in volume and rate on other categories of interest-earning assets were not significant.

         Interest Expense. Interest expense decreased during the year ended June 30, 1997 to $17.8 million, down from $18.2 million for the comparable period in 1996. Substantially all of the Bank's interest expense is from the Bank's interest-bearing deposits. The largest category of interest-bearing deposits is time deposits. Interest on time deposits for the year ended June 30, 1997 was $12.5 million, down $342,000 from the $12.8 million in 1996. This decrease is primarily the result of a decrease of 18 basis points in the rates paid on these deposits from 5.98% in 1996 to 5.80% in 1997, reflecting the general decline in market interest rates, offset by a slight increase in the average balance of time deposits of $763,000 due to a decline in general market rates. Interest expense on savings accounts was relatively flat, decreasing $20,000 from 1996 to 1997, primarily attributable to a reduction in the average balance of savings accounts of $458,000. Interest on school savings accounts increased $201,000, from $460,000 for the year ended June 30, 1996 to $661,000 for the year ended June 30, 1997, substantially all of which was the result of an increase in the average balance of school savings accounts of $3.6 million. Interest on borrowings for the year ended June 30, 1997 was $133,000, down from $297,000 in 1996. Most of this decrease was attributable to a decrease in the average balance of borrowings, from $4.7 million in 1996 to $2.4 million in 1997. Fluctuations in interest expense on other categories of interest-bearing liabilities were not significant.

         Provision for Loan Losses. The provision for loan losses increased from $490,000 in the year ended June 30, 1996 to $1.3 million in the year ended June 30, 1997. This increase is primarily the result of increases in net charge-offs from $374,000 for the year ended June 30, 1996 to $1.5 million for the year ended June 30, 1997. The increase in net charge-offs combined with the continued growth of the loan portfolio, continued economic weaknesses in the Bank's market area, declining real estate values securing much of the loan portfolio as well as management's evaluation of the prospects for its market area resulted in the increase in the provision. See "Business of the Bank - Asset Quality Allowance for Loan Losses."

         Noninterest Income. Total noninterest income increased $323,000 for the year ended June 30, 1997 as compared to the same period in 1996. Income from service charges on deposits increased only slightly to $765,000 for the year ended June 30, 1997, from $741,000 for the year ended June 30, 1996. Loan servicing revenue decreased $37,000 from $605,000 in the year ended June 30, 1996 to $568,000 in the year ended June 30, 1997. The decline relates to a reduction in the balance of loans serviced for others. Net gain (loss) on the sale of mortgage loans increased from a loss of $20,000 for the year ended June 30, 1996 to a gain of $106,000 for the year ended June 30, 1997. Other noninterest income increased from $1.1 million for the year ended June 30, 1996 to $1.4 million for the year ended June 30, 1997. This increase was the result of increases in ATM fees, loan assignment fees, rents collected on ORE properties and gains on the sale of securities.

         Noninterest Expense. Total noninterest expense increased $395,000 to $12.3 million for the year ended June 30, 1997, up from $11.9 million for the comparable period in 1996. The increase in occupancy of $246,000 and other noninterest expense of $162,000 were the primary contributors to the overall increase. The decrease in compensation and benefits resulted from general merit increases for the Bank's employees during the year ended June 30, 1997, offset by a decrease in the post-retirement benefit expense based on revised actuarial assumptions. The increase in occupancy was directly attributed to the increased lease expense associated with the opening of four new branch locations in the year ended June 30, 1997. The increase in other noninterest expense was generally attributed to an increase in legal fees associated with the collection and foreclosure of delinquent loans.

         Income Tax Expense. Income tax expense increased from $2.9 million for the year ended June 30, 1996 to $3.0 million for the comparable period in 1997. The increase is the result of more income before income tax expense, $7.6 million in 1997 as compared to $7.3 million in 1996.

Liquidity and Capital Resources

         Liquidity. Liquidity is defined as the ability to generate sufficient cash flow to meet all present and future funding commitments, depositor withdrawals and operating expenses. Management monitors the Bank's liquidity position on a daily basis and evaluates its ability to meet depositor withdrawals or make new loans or investments. The Bank's liquid assets include cash and cash equivalents, investment securities that mature within one year, and its portfolio of securities available for sale. At June 30, 1998, the Bank's liquid assets as a percentage of deposits which have no withdrawal restrictions, time deposits which mature within one year, and short-term borrowings was 16.8%.

         The Bank's cash inflows result primarily from loan repayments, maturities, calls and paydowns of securities, new deposits, and to a lesser extent, drawing upon the Bank's credit lines with the FHLB of New York. The Bank's cash outflows are substantially new loan originations, securities purchases, and deposit withdrawals. The timing of cash inflows and outflows are closely monitored by management although changes in interest rates, economic conditions, and competitive forces strongly impact the predictability of these cash flows. The Bank attempts to provide stable and flexible sources of funding through the management of its liabilities, including core deposit products offered through its branch network as well as with limited use of borrowings. Management believes that the level of the Bank's liquid assets combined with daily monitoring of inflows and outflows provide adequate liquidity to fund outstanding loan commitments, meet daily withdrawal requirements of our depositors, and meet all other daily obligations of the Bank.

         Capital. Consistent with its goals to operate a sound and profitable financial organization, the Bank actively seeks to maintain a "well capitalized" institution in accordance with regulatory standards. Total equity was $53.3 million at June 30, 1998, 9.9% of total assets on that date. As of June 30, 1997 and 1996, total equity was $49.1 million and $44.3 million, respectively, or 10.0% and 9.6% of total assets at the respective dates. As of June 30, 1998, the Bank exceeded all of the capital requirements of the FDIC. The Bank's regulatory capital ratios at June 30, 1998 were as follows: Tier I (leverage) capital, 10.6%; Tier I risk-based capital, 16.0%; and Total risk-based capital, 17.1%. The regulatory capital minimum requirements to be considered well capitalized are 5.0%, 6.0%, and 10.0%, respectively.

Impact of the Year 2000


         General. The year 2000 ("Y2K") issue confronting the Bank and its suppliers, customers, customers' suppliers and competitors centers on the inability of computer systems to recognize the year 2000. Many existing computer programs and systems originally were programmed with six digits dates that provided only two digits to identify the calender year in the date field. With the impending new millennium, these programs and computers will recognize "00" as the year 1900 rather than the year 2000.

         Financial institution regulators recently have increase their focus upon Y2K compliance issues and have issued guidance concerning the responsibilities of senior management and directors. The Federal Financial Institutions Examination Council ("FFIEC") has issued several interagency statements on Y2K Project Management Awareness. These statements require financial institutions to, among other things, examine the Y2K implications of their reliance on vendors and with respect to data exchange and the potential impact of the Y2K issue on their customers, suppliers and borrowers. These statements also require each federally regulated financial institution to survey its exposure, measure risk and prepare a plan to address the Y2K issue. In addition, the federal banking regulators have issued safety and soundness guidelines to be followed by insured depository institutions, such as the Bank, to assure resolution of any Y2K problems. The federal banking agencies have asserted that Y2K testing and certification is a key safety and soundness issue in conjunction with regulatory examinations and, thus, that an institutions's failure to address appropriately the Y2K issue could result in supervisory action, including the reduction of the institutions's supervisory ratings, the denial of applications for approval of mergers or acquisitions or the imposition of civil money penalties.

         Risk. Like most financial institutions service providers, the Bank and its operations may be significantly affected by the Y2K issue due to its dependence on technology and date-sensitive data. Computer software and hardware and other equipment, both within and outside the Bank's direct control and third parties with whom the Bank electronically or operational interfaces (including without limitation its customers and third party vendors) are likely to be affected. If computer systems are not modified in order to be able to identify the year 2000, many computer applications could fail or create erroneous results. As a result, many calculations which rely on date field information, such as interest, payment or due dates and other operating functions, could generate results which are significantly misstated, and the Bank could experience an inability to process transactions, prepare statements or engage in similar normal business activities. Likewise, under certain circumstances, a failure to adequately address the Y2K issue could adversely affect the viability of the Bank's suppliers and creditors and the creditworthiness of its borrowers. Thus, if not adequately addressed, the Y2K issue could result in a significant adverse impact on the Bank's operations and, in turn, its financial condition and result of operations.

         State of Readiness. During November 1997, the Bank formulated its plan to address the Y2K issue. Since that time, the Bank has taken the following steps:

          o    Established    senior    management     advisory    and    review
               responsibilities;

          o Completed a Bank-wide inventory of applications and system software;

          o Built an internal tracking database for application and vendor software;

          o Developed compliance plans and schedules for all lines of business;

          o    Initiated vendor compliance verification;

          o Begun awareness and education activities for employees through existing internal communication channels; and

          o Developed a process to respond to customer inquiries as well as help educate customers on the Y2K issue.

The following paragraphs summarize the phases of the Bank's Y2K plan:

         Awareness Phase. The Bank formally established a Y2K plan headed by a senior manager, and a project team was assembled for management of the Y2K project. The project team created a plan of action that includes milestones, budget estimates, strategies, and methodologies to track and report the status of the project. Members of the project team also attended conferences and information sharing sessions to gain more insight into the Y2K issue and potential strategies for addressing it. This phase is substantially complete.

         Assessment Phase. The Bank's strategies were further developed with respect to how the objectives of the Y2K plan would be achieved, and a Y2K business risk assessment was made to quantify the extent of the Bank's Y2K exposure. A corporate inventory (which is periodically updated as new technology is acquired and as systems progress through subsequent phases) was developed to identify and monitor Y2K readiness for information systems (hardware, software, utilities and vendors) as well as environmental systems (security systems, facilities, etc.). Systems were prioritized based on business impact and available alternatives. Mission critical systems supplied by vendors were researched to determine Y2K readiness. If Y2K-ready versions were not available, the Bank began identifying functional replacements which were either upgradable or currently Y2K- ready, and a formal plan was developed to repair, upgrade or replace all mission critical systems. This phase is substantially complete.

         Beginning in October 1998, all unsecured credits greater than $100,000 were sent a questionnaire developed by the Bank's credit administration staff to evaluate Y2K exposure. The Bank also contacted its most significant borrowers informing them of the Y2K issue. Because the Bank's loan portfolio is primarily real estate-based and is diversified with regard to individual borrowers and types of businesses, and the Bank's primary market area is not significantly dependent on one employer or industry, the Bank does not expect any significant or prolonged Y2K-related difficulties that will affect net earnings or cash flow. As part of the current credit approval process, all new and renewed loans are evaluated for Y2K risk.

         Renovation Phase. The Bank's corporate inventory revealed that Y2K upgrades were available for all vendor supplied mission critical systems, and all these Y2K-ready versions have been delivered and placed into production and have entered the validation process (with the exception of hardware upgrades to certain of the Bank's automated teller machines and the voice response unit ("vru") which are expected to be completed by December 31, 1998).

         Validation Phase. The validation phase is designed to test the ability of hardware and software to accurately process date sensitive data. The Bank currently is in the process of validation testing of each mission critical system, with the degree of completion of such testing ranging from 25% to 100%. The Bank's validation phase is expected to be completed by March 31, 1999 for all mission critical systems. During the validation testing process to date, no significant Y2K problems have been identified relating to any modified or upgraded mission critical systems.

         Implementation Phase. The Bank's plan calls for putting Y2K-ready code into production before having actually completed Y2K validation testing. Y2K-ready modified or upgraded versions have been installed and placed into production with respect to all mission critical systems (with the exception of the Bank's automated teller machine network and vru as to which hardware upgrades are expected to be completed and in production by December 31, 1998).

         Bank Resources Invested. The Bank's Y2K project team has been assigned the task of ensuring that all systems across the Bank are identified, analyzed for Y2K compliance, corrected, if necessary, tested, and changes put into service by the end of 1998. The Y2K project team members represent all functional areas of the Bank, including branches, data processing, loan administration, accounting, item processing and operations, compliance, internal audit, human resources, and marketing. The team is headed by a vice president who reports directly to a member of the Bank's senior management team. The Bank's Board of Directors oversees the Y2K plan and provides guidance and resources to, and receives quarterly updates from, the Y2K project team.

         The Bank expenses all costs associated with the required system changes as those costs are incurred, and such costs are being funded through operating cash flows. The total cost of the Y2K conversion project for the Bank is estimated to be $109,000, all of which were incurred and expensed by the Bank through June 30, 1998. The Bank does not expect significant increases in future data processing costs related to Y2K compliance.

         Contingency Plans. During the assessment phase, the Bank began to develop back-up or contingency plans for each of its mission critical systems. Virtually all of the Bank's mission critical systems are dependent upon third party vendors or service providers, therefore, contingency plans include selecting a new vendor or service provider and converting to their system. In the event a current vendor's system fails during the validation phase and it is determined that the vendor is unable or unwilling to correct the failure, the Bank will convert to a new system from a pre-selected list of prospective vendors. In each such case, realistic trigger dates have been established to allow for orderly and successful conversions. For some systems, contingency plans consist of using spreadsheet software or reverting to manual systems until system problems can be corrected. Although the Bank has been informed that each of its primary vendors anticipates that all mission critical systems either are or will timely be Y2K-ready, no warranties have been received from such vendors.

Impact of Inflation and Changing Prices

         The Bank's consolidated financial statements are prepared in accordance with generally accepted accounting principles which require the measurement of financial condition and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increasing cost of the Bank's operations. Unlike most industrial companies, nearly all assets and liabilities of the Bank are monetary. As a result, interest rates have a greater impact on the Bank's performance than do the effects of general levels of inflation. In addition, interest rates do not necessarily move in the direction, or to the same extent as the price of goods and services.


Impact of New Accounting Standards/ Existing Pronouncements to be Adopted by the Holding Company

         In November 1993, the AICPA issued Statement of Position 93-6 ("SOP 93-6"), "Employers' Accounting for Employee Stock Ownership Plans", which is effective for years beginning after December 15, 1993. SOP 93-6 requires the measure of compensation expense recorded by employers for leveraged ESOPs to be the fair value of ESOP shares committed to be released. The Holding Company has adopted an ESOP in connection with the Conversion, which is expected to purchase 8% of the Holding Company Common Stock issued in the Conversion, including shares issued to the Foundation. Under SOP 93-6, the Holding Company will recognize compensation cost equal to the average fair value of the ESOP shares during the periods in which they become committed to be released. Employers with internally leveraged ESOPs such as the Holding Company will not report the loan receivable from the ESOP as an asset and will not report the ESOP debt from the employer as a liability. The effects of SOP 93-6 on future operating results cannot be determined at this time.

         In November 1995, the FASB issued SFAS No. 123,  "Accounting  for Stock
Based Compensation" ("SFAS No. 123"). This statement establishes financial accounting standards for stock-based employee compensation plans. SFAS No. 123 permits the Holding Company to choose either a new fair value based method or the Accounting Principles Board ("APB") Opinion 25 intrinsic value based method of accounting for its stock-based compensation arrangements. SFAS No. 123 requires pro forma disclosures of net income and earnings per share computed as if the fair value based method had been applied in financial statements of companies that follow accounting for such arrangements under APB Opinion 25. SFAS No. 123 applies to all stock-based employee compensation plans in which an employer grants shares of its stock or other equity instruments to employees except for employee stock ownership plans. SFAS No. 123 also applies to plans in which the employer incurs liabilities to employees in amounts based on the price of the employer's stock, (e.g., stock option plans, stock purchase plans, restricted stock plans, and stock appreciation rights). The Statement also specifies the accounting for transactions in which a company issues stock options or other equity instruments for services provided by non-employees or to acquire goods or services from outside suppliers or vendors. The Holding Company expects to utilize the intrinsic value based method prescribed by APB Opinion No. 25. Accordingly, the impact of adopting this Statement will not be material to the Holding Company's consolidated financial statements.

         In February 1997, the FASB issued SFAS No. 128, "Earnings per Share". SFAS No. 128 establishes standards for computing and presenting earnings per share ("EPS"). This Statement supersedes APB Opinion No. 15, "Earnings per Share" and related interpretations. SFAS No. 128 replaces the presentation of primary EPS with the presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted EPS computation.

         Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Unvested restricted stock awards are considered outstanding common shares and included in the computation of basic EPS as of the date that they are fully vested. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. This Statement is effective for financial statements issued for periods ending after December 15,

1997, including interim periods. The Holding Company will adopt this Statement for all financial statements prepared after the Conversion.

         In February 1997, the FASB issued SFAS No. 129, "Disclosure of Information about Capital Structure", which establishes standards for disclosure about an entity's capital structure. In accordance with SFAS No. 129, companies will be required to provide in the financial statements a complete description of all aspects of their capital structure, including call and put features, redemption requirements and Conversion options. The disclosures required by SFAS No. 129 are for financial statements for periods ending after December 15, 1997. The Holding Company will adopt this Statement for all financial statements prepared after the Conversion

         In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting and displaying comprehensive income. SFAS No. 130 states that comprehensive income includes the reported net income of an enterprise adjusted for items that are currently accounted for as direct entries to equity, such as the mark to market adjustment on securities available for sale, foreign currency items and minimum pension liability adjustments. This Statement is effective for both interim and annual periods after December 15, 1997. Management anticipates developing the required information in accordance with this new Statement.

         In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for reporting by public companies about operating segments of their business. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas and major customers. This Statement is effective for periods beginning after December 15, 1997. At this time, management does not anticipate that the adoption of this Statement will significantly impact the Holding Company's financial reporting.

         In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Post- retirement Benefits," which amends the disclosure requirements of SFAS No. 87. "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Post-retirement Benefits Other Than Pensions." Statement No. 132 standardizes the disclosure requirements of Statements No. 87 and No. 106 to the extent practicable and recommends a parallel format for presenting information about pensions and other post-retirement benefits. This Statement is applicable to all entities and addresses disclosure only. The Statement does not change any of the measurement or recognition provisions provided for in Statements No. 87, No. 88, or No. 106. The Statement is effective for fiscal years beginning after December 15, 1997. Management anticipates providing the required disclosures in the June 30, 1999 consolidated financial statements.

         In June 1998, the FASB issued SFAS No. 133  "Accounting  for Derivative
Instruments and Hedging Activities." This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. SFAS No. 133 will not impact the Bank's accounting or disclosures.

                         BUSINESS OF THE HOLDING COMPANY


         The Holding Company, a Delaware corporation, was organized in September, 1998 at the direction of the Board of Trustees of the Bank for the purpose of owning all of the outstanding capital stock of the Bank upon consummation of the Conversion. Upon consummation of the Conversion, the Holding Company, as the sole stockholder of the Bank, will be a unitary savings and loan holding company regulated by the OTS. As a unitary savings and loan holding company, the Holding Company generally has no restrictions on its activities. If the Holding Company were to acquire control of another savings association, other than through merger or other business combination with the Bank, the Holding Company would thereupon become a multiple savings and loan holding company. See "Regulation--Holding Company Regulation."


         The Holding Company is currently not an operating company. Following the Conversion, in addition to directing, planning and coordinating the business activities of the Bank, the Holding Company will initially invest the proceeds of the Conversion primarily in federal funds, government and federal agency mortgage-backed securities, other debt securities, equity securities, deposits of or loans to the Bank or a combination thereof. In addition, the Holding Company intends to fund the loan to the ESOP to enable the ESOP to purchase up to 8% of the Common Stock to be issued in the Conversion, including shares issued to the Foundation. See "Use of Proceeds." In the future, the Holding Company may acquire or organize other operating subsidiaries, including other financial institutions, or it may merge with or acquire other financial institutions and financial services related companies, although there are no current plans for any such expansion. Although there are no current arrangements, understandings or agreements regarding any such opportunities or transactions, the Holding Company will be in a position after the Conversion, subject to regulatory limitations and the Holding Company's financial position, to take advantage of any such acquisition and expansion opportunities that may arise. Initially, the Holding Company will neither own nor lease any property but will instead use the premises, equipment and furniture of the Bank. The Holding Company does not currently intend to employ any persons other than certain officers of the Bank who will not be separately compensated by the Holding Company. The Holding Company may utilize the support staff of the Bank from time to time, if needed. Additional employees will be hired as appropriate to the extent the Holding Company expands its business in the future.


                              BUSINESS OF THE BANK

General

         The Bank is a community-oriented mutual savings bank which was chartered by the State of New York in 1851. The principal business of the Bank consists of attracting retail deposits from the general public and using those funds, together with funds from operations and, to a much lesser extent, borrowings, to originate primarily one- to four-family residential mortgage loans, including home equity loans, and, to a lesser extent, multi-family and commercial real estate, consumer and commercial business loans. The Bank originates its loans primarily in its market area and, to a lesser extent, the Bank also originates commercial real estate loans in New York City. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Bank also invests in mortgage-backed securities, U.S. Government and agency obligations and, to a limited extent, corporate debt
securities.   Revenues  are  derived   primarily  from  interest  on  loans  and
securities.

         The Bank offers a variety of deposit accounts having a wide range of interest rates and terms. The Bank's deposit accounts are insured up to applicable limits by the FDIC. The Bank only solicits deposits in its primary market area and does not currently solicit brokered deposits. The Bank is a member of the FHLB of New York.

Market Area


         The Bank has been, and intends to continue to be, a community-oriented financial institution offering a variety of financial services to meet the needs of the communities it serves. The Bank's primary market area is comprised of Albany, Saratoga, Schenectady, and Rensselaer Counties, and a portion of Warren County in New York, which are serviced through the Bank's main office and 16 other full service banking offices. The Bank's main office and seven of its branch offices are located in Albany County. Based on the most recent information available, the Bank had less than 10% of total bank and thrift deposits in its market area.

         The Bank's primary market area consists principally of suburban and rural communities with service, wholesale/retail trade, government and manufacturing serving as the basis of the local economy. Service jobs and governmental jobs represent the largest type of employment in the Bank's primary market area, with jobs in wholesale/retail trade accounting for one of the largest employment sectors. Management believes that its market area continues to show economic weakness with declining real estate values.

Lending Activities

         General. The Bank primarily originates fixed- and adjustable-rate, one- to four-family mortgage loans, including home equity lines of credit and second mortgages, secured by the borrower's primary residence. The Bank's general practice is to originate fixed and adjustable rate mortgage loans with terms to maturity between 5 and 30 years and until December 1997, sold substantially all its fixed rate mortgage loans on the secondary market. Currently, the Bank has been retaining its 30-year and 15-year fixed rate mortgage loans for its portfolio as the declining interest rate environment has made it more difficult to originate adjustable-rate loans. The Bank retains all adjustable rate mortgage loans in its portfolio. The Bank also originates multi-family and commercial real estate, consumer and commercial business loans. In-market loan originations are generated by eight on-staff loan originators, the Bank's marketing efforts, which include print, radio and television advertising, lobby displays and direct contact with local civic and religious organizations, as well as by the Bank's present customers, walk-in customers and referrals from real estate agents, brokers and builders. The Bank also has established relationships with certain mortgage brokers that take applications for residential mortgage loans (under Cohoes underwriting guidelines) on behalf of Cohoes. During fiscal 1998, $5.2 million of the Bank's loans were originated through mortgage brokers. At June 30, 1998, the Bank's loan portfolio totaled approximately $416.3 million.

         The Bank originates fixed and adjustable rate consumer loans. ARM and consumer loans are originated in order to increase the percentage of loans with more frequent terms to repricing or shorter maturities than long-term fixed-rate, one-to four-family mortgage loans. See "--Loan Portfolio Composition" and "-- One- to Four-Family Residential Real Estate Lending."


         Loan applications are initially considered and approved at various levels of authority, depending on the type and amount of the loan. Bank employees with lending authority are designated, and their lending limit authority defined, by the Board of Trustees. The approval of the Bank's Board of Trustees is required for any loans over $500,000. Pursuant to the Bank's lending policy, certain senior officers may approve loans up to $500,000.


         The Bank is not subject to state or federal regulation limiting the aggregate amount of mortgage loans it is permitted to make to one borrower or affiliated groups of borrowers. New York law does require lending policies that avoid imprudent mortgage concentrations. However, the aggregate amount of commercial loans that the Bank is permitted to make to any one borrower or group of related borrowers is generally limited to 15% of unimpaired capital and surplus. At June 30, 1998, the Bank's loans-to-one-borrower limit was approximately $8.0 million. On the same date, the Bank had no borrowers with outstanding balances in excess of this amount.

         At June 30, 1998, the Bank's largest lending relationship consisted of five loans to a group of borrowers secured by professional buildings and warehouse space, and totaling $3.9 million. The next largest lending relationship consisted of six loans aggregating approximately $3.3 million primarily secured by an office building and a self-storage facility. The third largest lending relationship consisted of eight loans totaling approximately $3.3 million secured by two mobile home parks and a car wash facility. The fourth largest lending relationship consisted of four loans totaling approximately $3.2 million secured by a participation in a shopping center and office/apartment building. The fifth largest lending relationship consisted of eight loans totaling approximately $2.6 million secured by an office building and commercial building lots. As of June 30, 1998, each of the five relationships discussed above were performing in accordance with their applicable terms.

         The types of loans that the Bank may originate are subject to federal and state laws and regulations. Interest rates charged by the Bank on loans are affected by the demand for such loans, the supply of money available for lending purposes and the rates offered by competitors. These factors are in turn affected by, among other things, economic conditions, monetary policies of the federal government, including the FRB, and tax policies.

     The following table sets forth the composition of the Bank's loan portfolio in dollar amounts and as a percentage of the portfolio at the dates indicated.

                                                                           June 30,
                               -----------------------------------------------------------------------------------------------------
                                      1998               1997                  1996                 1995                 1994
                               ------------------  ------------------  -------------------   ------------------   ------------------
                               Amount  % of Total  Amount  % of Total  Amount   % of Total   Amount  % of Total   Amount  % of Total
                               ------  ----------  ------  ----------  ------   ----------   ------  ----------   ------  ----------
                                                                       (Dollars in Thousands)
Real estate loans:
  One- to four-family
    real estate ............. $258,399   62.07%   $243,620     60.62%  $234,900     59.06%  $227,253     59.38%  $179,836     56.79%
  Multi-family and
    commercial real estate ..   93,229   22.39      93,979      23.39    96,623     24.29     86,659     22.65     77,642     24.52
                              --------   -----    --------    -------  --------    ------   --------    ------   --------     -----
    Total real estate loans .  351,628   84.46     337,599      84.01   331,523     83.35    313,912     82.03    257,478     81.31

Consumer loans:
  Home equity lines of
    credit ..................   21,976    5.28      25,205       6.27    27,342      6.87     30,792      8.05     31,741     10.02
  Conventional second
    mortgages ...............   15,093    3.63      14,069       3.50    11,111      2.79     10,765      2.81     10,444      3.30
  Automobile loans ..........    9,783    2.35       9,290       2.31     9,982      2.51      9,790      2.56      7,211      2.28
  Credit cards ..............    1,655    0.40       2,152       0.54     2,767      0.70      3,350      0.88      3,093      0.97
  Other consumer loans ......    1,184    0.28       1,438       0.36     1,776      0.45      2,117      0.55      2,131      0.67
                              --------   -----    --------     ------   -------    ------   --------    ------   --------    ------
    Total consumer loans ....   49,691   11.94      52,154      12.98    52,978     13.32     56,814     14.85     54,620     17.24

Commercial business loans ...   14,991    3.60      12,096       3.01    13,250      3.33     11,942      3.12      4,578      1.45
                              --------   -----    --------     ------   -------    ------   --------    ------   --------    ------
    Total loans .............  416,310  100.00%    401,849    100.00%   397,751    100.00%   382,668    100.00%   316,676    100.00%
                                        ======                ======               ======               ======               ======
Less:
  Net deferred loan
    origination fees and
    costs ...................      (18)               (214)                (532)                (447)                (246)
  Allowance for loan
    losses ..................   (3,533)             (3,105)              (3,249)              (3,133)              (3,011)
                              --------            --------              -------              -------             --------
    Total loans, net ........ $412,759            $398,530             $393,970             $379,088             $313,419
                              ========            ========             ========             ========             ========

     The following table shows the composition of the Bank's loan portfolio by fixed- and adjustable-rate at the dates indicated.

                                                                            June 30,
                                                  -----------------------------------------------------------
                                                         1998                 1997                 1996
                                                  ------------------   ------------------   -----------------
                                                   Amount    Percent    Amount    Percent    Amount   Percent
                                                  --------   -------   --------   -------   -------   -------
                                                                     (Dollars in Thousands)
Fixed Rate Loans
Real estate:
  One- to four-family real estate .............   $ 88,389    21.23%   $ 21,365     5.32%   $ 15,975    4.02%
  Multi-family and commercial real estate .....     42,274    10.15      51,859    12.90      64,369   16.18
                                                  --------   ------    --------   ------    --------  ------
    Total real estate loans ...................    130,663    31.38      73,224    18.22      80,344   20.20

Consumer:
  Home equity lines of credit .................         --       --          --       --          --      --
  Conventional second mortgages ...............     15,093     3.63      14,069     3.50      11,111    2.79
  Automobile loans ............................      9,783     2.35       9,290     2.31       9,982    2.51
  Credit cards ................................      1,655     0.40       2,152     0.54       2,767    0.70
  Other consumer loans ........................      1,184     0.28       1,438     0.36       1,776    0.45
                                                  --------   ------    --------   ------    --------  ------
    Total consumer loans ......................     27,715     6.66      26,949     6.71      25,636    6.45

Commercial business loans .....................      5,651     1.36       3,700     0.92       3,280    0.82
                                                  --------   ------    --------   ------    --------  ------
    Total fixed-rate loans ....................    164,029    39.40     103,873    25.85     109,260   27.47

Adjustable-Rate Loans
Real estate:
  One- to four-family real estate .............    170,010    40.84     222,255    55.31     218,925   55.04
  Multi-family and commercial real estate .....     50,955    12.24      42,120    10.48      32,254    8.11
                                                  --------   ------    --------   ------    --------  ------
    Total real estate loans ...................    220,965    53.08     264,375    65.79     251,179   63.15

Consumer:
  Home equity lines of credit .................     21,976     5.28      25,205     6.27      27,342    6.87
  Conventional second mortgages ...............         --       --          --       --          --      --
  Automobile loans ............................         --       --          --       --          --      --
  Credit cards ................................         --       --          --       --          --      --
  Other consumer loans ........................         --       --          --       --          --      --
                                                  --------   ------    --------   ------    --------  ------
    Total consumer loans ......................     21,976     5.28      25,205     6.27      27,342    6.87

Commercial business loans .....................      9,340     2.24       8,396     2.09       9,970    2.51
                                                  --------   ------    --------   ------    --------  ------
    Total adjustable-rate loans ...............    252,281    60.60     297,976    74.15     288,491   72.53
                                                   -------   ------    --------   ------    --------  ------
    Total loans ...............................    416,310   100.00%    401,849   100.00%    397,751  100.00%
                                                             ======               ======              ======
Less:
Net deferred loan origination fees and costs ..        (18)                (214)                (532)
Allowance for loan losses .....................     (3,533)              (3,105)              (3,249)
                                                  --------             --------             --------
    Total loans receivable, net ...............   $412,759             $398,530             $393,970
                                                  ========             ========             ========

     The following table illustrates the contractual maturity of the Bank's loan portfolio at June 30, 1998. Mortgages which have adjustable or renegotiable interest rates are shown as maturing in the period in which the contract is due. The schedule does not reflect the effects of possible prepayments or enforcement of due-on-sale clauses.

                                Real Estate Loans                                      Consumer Loans
                           ---------------------------                  ---------------------------------------------
                           One- to four-  Multi-family    Commercial      Home equity      Conventional    Automobile
                              family       commercial   business loans  lines of credit  second mortgages     Loans
                           -------------  ------------  --------------  ---------------  ----------------  ----------
                                                         (Dollars in Thousands)
Amounts Due:
  0 months to 1 year .....   $     14        $18,965        $ 4,975         $    --           $   165        $  460
After 1 year:
  1 to 2 years ...........         51          7,874          2,825              --               456         1,703
  2 to 3 years ...........         84          6,488          1,380              --               810         2,582
  3 to 5 years ...........        742          5,395          3,068              --             4,593         4,982
  5 to 10 years ..........      9,401         34,418          1,578             221             7,135            26
  10 to 15 years .........     41,247         10,151            200           3,736             1,926            30
  Over 15 years ..........    206,860          9,938            965          18,019                 8            --
                             --------        -------        -------         -------           -------        ------
Total due after 1 year ...    258,385         74,264         10,016          21,976            14,928         9,323
                             --------        -------        -------         -------           -------        ------
Total amount due .........   $258,399        $93,229        $14,991         $21,976           $15,093        $9,783
                             ========        =======        =======         =======           =======        ======
Less:
  Net deferred loan
    origination fees
    and costs ............
  Allowance for loan
    losses ...............

    Total loans
      receivable, net ....

                               Consumer Loans                Total
                            -----------------------   ------------------
                                             Other              Weighted
                                           consumer              Average
                            Credit cards     loans     Amount     Rate
                            ------------   --------   --------  --------
                                       (Dollars in Thousands)
Amounts Due:
  0 months to 1 year .....     $1,655       $   68    $ 26,302    8.52%
After 1 year:
  1 to 2 years ...........         --          145      13,054    9.40
  2 to 3 years ...........         --          224      11,568    8.78
  3 to 5 years ...........         --          114      18,894    8.42
  5 to 10 years ..........         --          340      53,119    8.48
  10 to 15 years .........         --          100      57,390    7.90
  Over 15 years ..........         --          193     235,983    7.87
                               ------       ------    --------
Total due after 1 year ...         --        1,116     390,008    8.06
                               ------       ------    --------
Total amount due .........     $1,655       $1,184     416,310    8.09
                               ======       ======
Less:
  Net deferred loan
    origination fees
    and costs ............                                 (18)
  Allowance for loan
    losses ...............                              (3,533)
                                                      --------
    Total loans
      receivable, net ....                            $412,759
                                                      ========

     The following table sets forth the dollar amounts in each loan category at June 30, 1998 that are contractually due after June 30, 1999, and whether such loans have fixed or adjustable interest rates.


                                                    Due after June 30, 1999
                                              ----------------------------------
                                                Fixed      Adjustable    Total
                                                        (In Thousands)
Residential real estate .................     $ 85,919     $172,466     $258,385
Commercial real estate ..................       26,412       47,852       74,264
                                              --------     --------     --------
          Total real estate loans .......      112,331      220,318      332,649

Commercial business loans ...............        4,984        5,032       10,016

Consumer loans
     Home equity lines of credit ........           --       21,976       21,976
     Conventional second mortgages ......       14,928           --       14,928
     Automobile loans ...................        9,323           --        9,323
     Credit cards .......................           --           --           --
     Other consumer loans ...............        1,116           --        1,116
                                              --------     --------     --------
          Total consumer loans ..........       25,367       21,976       47,343
                                              --------     --------     --------

          Total loans ...................     $142,682     $247,326     $390,008
                                              ========     ========     ========

Residential Real Estate Lending

     Cohoes' residential real estate loans consist of primarily one- to four-family, owner occupied mortgage loans. At June 30, 1998, $258.4 million, or 62.07% of Cohoes' total loans consisted of one- to four-family residential first mortgage loans. At June 30, 1998, approximately $88.4 million or 21.23% of Cohoes' one- to four-family residential first mortgage loans provided for fixed rates of interest and for repayment of principal over a fixed period not to exceed 30 years. Cohoes does not originate fixed-rate loans for terms longer than 30 years. Cohoes' fixed-rate one- to four-family residential mortgage loans are priced competitively with the market. Accordingly, Cohoes attempts to distinguish itself from its competitors based on quality of service.

     Cohoes generally underwrites its fixed-rate one- to four-family residential first mortgage loans using Fannie Mae guidelines. Until December 1997, the Bank sold substantially all fixed-rate residential mortgage loans it originated to the secondary market, and continues to service the loans it sells. Currently, the Bank generally holds for investment all adjustable and fixed rate one- to four-family residential first mortgage loans it originates. In underwriting one- to four-family residential first mortgage loans, Cohoes evaluates, among other things, the borrower's ability to make monthly payments and the value of the property securing the loan. Properties securing real estate loans made by Cohoes are appraised by independent fee appraisers approved by the Bank's Board of Trustees. Cohoes requires borrowers to obtain title insurance, and fire and property insurance (including flood insurance, if necessary) in an amount not less than the amount of the loan or the replacement cost of the dwelling.

     The Bank currently offers one- and five-year residential ARM loans with an interest rate that adjusts annually after the initial period, based on the change in the corresponding term United States Treasury index. These loans provide for up to a 2.0% periodic cap and a lifetime cap of 6.0% over the initial rate. As a consequence of using caps, the interest rates on these loans may not be as rate sensitive as the Bank's cost of funds. Borrowers of ARM loans are generally qualified at the initial interest rate (however, for one-year ARMs, borrowers are qualified at the maximum rate after the first adjustment). The Bank offers one-year ARM loans that are convertible (from the second through the fifth year of the loan) into fixed-rate loans with interest rates based upon the then current market rates. ARM loans generally pose greater credit risks than fixed-rate loans, primarily because as interest rates rise, the required periodic payment by the borrower rises, increasing the potential for default. However, as of June 30, 1998, the Bank had not experienced higher default rates on these loans relative to its other loans. See "--Asset Quality-Non-Performing Assets."

     The Bank's one- to four-family mortgage loans do not contain prepayment penalties and do not permit negative amortization of principal. Real estate loans originated by the Bank generally contain a "due on sale" clause allowing the Bank to declare the unpaid principal balance due and payable upon the sale of the security property. The Bank has waived the due on sale clause on loans held in its portfolio from time to time to permit assumptions of the loans by qualified borrowers.

     Generally, Cohoes does not originate residential mortgage loans where the ratio of the loan amount to the value of the property securing the loan (i.e., the "loan-to-value" ratio) exceeds 95%. If the loan-to-value ratio exceeds 80%, Cohoes generally requires that the borrower obtain private mortgage insurance in amounts intended to reduce the Bank's exposure to 80% or less of the lower of the appraised value or the purchase price of the property securing the loan. See "-- Loan Origination and Sale of Loans." In addition, on occasion the Bank will make a loan for the construction of the borrower's primary residence. At June 30, 1998 the Bank had $1.7 million in loans outstanding for the construction of the borrower's residence.

Multi-Family and Commercial Real Estate Lending

     The Bank has engaged in multi-family and commercial real estate lending secured primarily by apartment buildings, office buildings, nursing homes, strip shopping centers and mobile home parks located in the Bank's primary market area. At June 30, 1998, the Bank had $93.2 million of multi-family and commercial real estate loans, representing 22.39% of the Bank's total loan portfolio. As of June 30, 1998, $25.8 million of this portfolio was secured by property located in New York City.

     Multi-family and commercial real estate loans generally have terms to maturity that do not exceed 20 years. Cohoes' current lending guidelines generally require that the property securing a loan generate net cash flows of at least 120% of debt service after the payment of all operating expenses, excluding depreciation, and the loan-to-value ratio not exceed 80% on loans secured by such properties. As a result of a decline in the value of some properties in the Bank's primary market area and due to economic conditions, the current loan-to-value ratio of some commercial real estate loans in the Bank's portfolio may exceed the initial loan-to-value ratio, and the current debt service ratio may exceed the initial debt service ratio. Adjustable rate multi-family and commercial real estate loans are generally written as ten-year balloon loans, which adjust after five years to a margin over the five-year United States Treasury index, and amortize over a term up to 20 years. In underwriting commercial real estate loans, the Bank analyzes the financial condition of the borrower, the borrower's credit history, the reliability and predictability of the net income generated by the property securing the loan and the value of the property itself. The Bank generally requires personal guarantees of the borrowers in addition to the secured property as collateral for such loans. Appraisals on properties securing commercial real estate loans originated by the Bank are performed by independent fee appraisers approved by the Board of Trustees.

     Multi-family and commercial real estate loans generally present a higher level of risk than loans secured by one- to four-family residences. This greater risk is due to several factors, including the concentration of principal in a limited number of loans and borrowers, the effect of general economic conditions on income producing properties and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by commercial real estate is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed, or a bankruptcy court modifies a lease term, or a major tenant is unable to fulfill its lease obligations), the borrower's ability to repay the loan may be impaired and the value of the property may be reduced.

Consumer Lending

     The Bank offers a variety of secured and unsecured consumer loans, including home equity lines of credit and second mortgages and, to a lesser extent, automobile and credit card loans. Substantially all of the Bank's consumer loans are originated on property located or for customers residing in the Bank's primary market area. At June 30, 1998, the Bank's consumer loan portfolio totaled $49.7 million, or 11.94% of the Bank's total loan portfolio.

     The Bank's home equity lines of credit and second mortgages are secured by a lien on the borrower's residence and generally do not exceed $100,000. Cohoes uses the same underwriting standards for home equity lines of credit and second mortgages as it uses for one- to four-family residential mortgage loans. Home equity lines of credit and second mortgages are generally originated in amounts which, together with all prior liens on such residence, do not exceed 80% of the appraised value of the property securing the loan. The interest rates for home equity loans and lines of credit float at a stated margin over the prime rate and second mortgages generally have fixed interest rates. Home equity lines of credit require interest and principal payments on the outstanding balance for the term of the loan. The terms of the Bank's home equity lines of credit are generally 25 years. As of June 30, 1998, the Bank had $22.0 million, or 5.28% of the Bank's total loan portfolio outstanding, in home equity lines of credit, with an additional $12.9 million of unused home equity lines of credit, and $15.1 million, or 3.63% of the Bank's total loan portfolio, in second mortgages.

     The underwriting standards employed by the Bank for consumer loans other than home equity lines of credit and second mortgages generally include a determination of the applicant's payment history on other debts and an assessment of ability to meet existing obligations and payments on the proposed loan. Although creditworthiness of the applicant is the primary consideration, the underwriting process also includes a comparison of the value of the property securing the loan, if any, in relation to the proposed loan amount.

     The Bank's automobile loans are originated as installment loans with a fixed interest rate and terms of up to 60 months for new vehicles and up to 60 months for certain used vehicles. The Bank originates its automobile loans directly and will loan up to 100% of the value of a new automobile and up to 90% of the value of a used automobile. At June 30, 1998, Cohoes had $9.8 million of automobile loans.

     The Bank does not originate any consumer loans on an indirect basis (i.e., where loan contracts are purchased from retailers of goods or services which have extended credit to their customers).

     Consumer loans may entail greater credit risk than residential mortgage loans, particularly in the case of consumer loans which are unsecured or are secured by assets which may decline in value. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of high initial loan-to-value ratios, repossession, rehabilitation and carrying costs, and the greater likelihood of damage, loss or depreciation of the property, and thus are more likely to be affected by adverse personal circumstances. In the case of automobile loans, which may have loan balances in excess of the resale value of the collateral, borrowers may abandon the collateral property making repossession by the Bank and subsequent losses more likely. The application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on consumer loans, including automobile loans.

Commercial Business Lending

     At June 30, 1998, commercial business loans comprised $15.0 million, or 3.60% of the Bank's total loan portfolio. Most of the Bank's commercial business loans have been extended to finance local businesses and include primarily short term loans to finance machinery and equipment purchases, inventory and accounts receivable. Commercial business loans also involve the extension of revolving credit for a combination of equipment acquisitions and working capital needs.

     The terms of loans extended on machinery and equipment are based on the projected useful life of such machinery and equipment, generally not to exceed seven years. Lines of credit generally are available to borrowers provided that the outstanding balance is paid in full (i.e., the credit line has a zero balance) for at least 30 days every year. All lines of credit are reviewed on an annual basis. In the event the borrower does not meet this 30 day requirement, the line of credit may be terminated and the outstanding balance may be converted into a fixed term loan. The Bank has a few standby letters of credit outstanding which are offered at competitive rates and terms and are generally on a secured basis.

     Unlike residential mortgage loans, commercial business loans are typically made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself (which, in turn, is often dependent in part upon general economic conditions). The Bank's commercial business loans are usually, but not always, secured by business assets. However, the collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business.

     The Bank commercial business lending policy includes credit file documentation and analysis of the borrower's background, capacity to repay the loan, the adequacy of the borrower's capital and collateral as well as an evaluation of other conditions affecting the borrower. Analysis of the borrower's past, present and future cash flows is also an important aspect of the Bank's current credit analysis. The Bank generally obtains personal guarantees on its commercial business loans. Nonetheless, such loans are believed to carry higher credit risk than more traditional savings bank loans.

Loan Originations and Sales

         Mortgage and commercial loan originations are developed from the continuing business with depositors and borrowers, soliciting realtors and other brokers and walk-in customers. Residential and commercial loans are originated by the Bank's staff of salaried and commissioned loan personnel, as well as through established relationships with certain mortgage brokers. The Bank currently originates substantially all its mortgage loans to conform with the underwriting standards of Fannie Mae and Freddie Mac. As such, these loans are saleable to the secondary market.

     While the Bank originates both fixed- and adjustable-rate loans, its ability to originate loans is dependent upon demand for loans in the markets in which it serves. Demand is affected by the applicable local economy and the interest rate environment. Until December 1997, the Bank sold all its fixed-rate loans to the secondary market, servicing retained. Currently, the Bank generally retains its fixed-rate and adjustable-rate real estate loans in its portfolio. At June 30, 1998, the Bank serviced approximately $233.1 million of loans for others.

     During the year ended June 30, 1998, the Bank originated $180.7 million of loans, compared to $141.5 million in fiscal 1997.

     In periods of economic uncertainty, the Bank's ability to originate large dollar volumes of loans with acceptable underwriting characteristics may be substantially reduced or restricted which may result in a decrease in operating earnings.

     The following table shows the loan origination and repayment activities of the Bank for the periods indicated.

                                                      Year Ended June 30,
                                              ----------------------------------
                                                1998        1997         1996
                                                ----        ----         ----
                                                       (In Thousands)
Loans at beginning of period ............     $401,849     $397,751     $382,668
                                              --------     --------     --------
Originations by type:
  Real estate loans:
     One- to four-family ................      107,991       74,641       73,829
     Multi-family and commercial
       real estate ......................       33,171       32,132       20,521
                                              --------     --------     --------
           Total real estate loans ......      141,162      106,773       94,350

  Consumer loans:
     Home equity lines of credit ........        8,243        9,092       10,108
     Conventional second mortgages ......        5,918        7,069        4,240
     Automobile loans ...................        6,766        5,189        6,466
     Credit cards .......................        2,561        3,052        3,408
     Other consumer loans ...............          822          814        1,024
                                              --------     --------     --------
           Total consumer loans .........       24,310       25,216       25,246

     Commercial business loans ..........       15,195        9,461       10,726
                                              --------     --------     --------

     Total loans originated .............      180,667      141,450      130,322
                                              --------     --------     --------
Less:
     Principal repayments ...............      155,969      123,732       98,618
     Loan sales .........................        8,105        9,567       15,747
     Charge-offs ........................        1,038        1,376          239
     Transfers to ORE ...................        1,094        2,677          635
                                              --------     --------     --------
        Total loan reductions ...........      166,206      137,352      115,239
                                              --------     --------     --------
Net Loan Activity .......................       14,461        4,098       15,083
                                              --------     --------     --------
Loans at end of period ..................     $416,310     $401,849     $397,751
                                              ========     ========     ========

Asset Quality

     Delinquency Procedures. When a borrower fails to make a required payment on a one- to four-family residential mortgage loan, the Bank attempts to cure the deficiency by contacting the borrower. Written contacts are made after payment is 15 days past due and, in most cases, deficiencies are cured promptly. The Bank attempts to contact the borrower by telephone to arrange payment of the delinquency between the 16th and the 30th day. If these efforts have not resolved the delinquency within 45 days after the due date, a second written notice is sent to the borrower, and on the 60th day a notice is sent to the borrower warning that foreclosure proceedings will be commenced unless the delinquent amount is paid. If the delinquency has not been cured within a reasonable period of time after the foreclosure notice has been sent, the Bank may obtain a forbearance agreement or may institute appropriate legal action to foreclose upon the property. If foreclosed, property collateralizing the loan is sold at a public sale and may be purchased by the Bank. If the Bank is in fact the successful bidder at the foreclosure sale, upon receipt of a deed to the property, the Bank generally sells the property at the earliest possible date.

     Collection efforts on consumer, commercial business and multi-family and commercial real estate loans are similar to efforts on one- to four-family residential mortgage loans, except that collection efforts on consumer and multi-family commercial real estate loans generally begin within 15 days after the payment date is missed. The Bank also maintains periodic contact with commercial loan customers and monitors and reviews the borrowers' financial statements and compliance with debt covenants on a regular basis.

     Delinquent Loans. The following table sets forth information concerning delinquent loans as June 30, 1998, in dollar amounts and as a percentage of the Bank's loan portfolio. The amounts presented represent the total remaining principal balances of the related loans, rather than the actual payment amounts which are overdue.

                                                                      June 30, 1998
                              ---------------------------------------------------------------------------------------------------
                                                                                                        Total loans delinquent
                                       60-89 days                   90 days or more                        60 days or more
                             -----------------------------  ---------------------------------    --------------------------------
                                       Principal   Percent               Principal    Percent                Principal    Percent
                              Number    Balance    of Loan    Number      Balance     of Loan     Number      Balance     of Loan
                             of Loans  of Loans   Category   of Loans    of Loans    Category    of Loans    of Loans    Category
                             --------  --------   --------   --------    --------    --------    --------    --------    --------
                                                                          (Dollars in Thousands)
Real estate loans:
 One- to four-family
   real estate ..............    9    $  757       0.29%         33      $2,635         1.02%       42        $3,392       1.31%
 Multi-family and
   commercial real estate ...    3       263       0.28           6         823         0.88         9         1,086       1.17
                               ---    ------                    ---      ------                    ---        ------
   Total real estate loans ..   12     1,020       0.29          39       3,458         0.98        51         4,478       1.27

Consumer loans:
 Home equity lines
   of credit ................    1        14       0.06           1          40         0.18         2            54       0.25
 Conventional second
   mortgages ................    1        41       0.27           3          35         0.23         4            76       0.50
 Automobile loans ...........    3        10       0.10           6          32         0.33         9            42       0.43
 Credit cards ...............    9        23       1.39          20          57         3.44        29            80       4.83
 Other consumer loans .......    2         2       0.17           8          33         2.79        10            35       2.96
                               ---       ---                    ---       -----                    ---         -----
   Total consumer loans .....   16        90       0.18          38         197         0.40        54           287       0.58

Commercial business loans ...   --        --         --           1          65         0.43         1            65       0.43
                               ---    ------                    ---      ------                    ---        ------
   Total delinquent loans ...   28    $1,110       0.27%         78      $3,720         0.89%      106        $4,830       1.16%
                               ===    ======       ====         ===      ======         ====       ===        ======       ====

     Non-Performing Assets. The table below sets forth the amounts and categories of non-performing assets. Loans are generally placed on non-accrual status when the loan is contractually past due 90 days or more or when the collection of principal and/or interest in full becomes doubtful. When loans are designated as non-accrual, all accrued but unpaid interest is reversed against current period income and, as long as the loan remains on non-accrual status, interest is recognized only when received, if considered appropriate by management. ORE includes assets acquired in settlement of loans.

                                                                                                 June 30,
                                                                     ---------------------------------------------------------------
                                                                      1998          1997          1996          1995          1994
                                                                      ----          ----          ----          ----          ----
                                                                                         (Dollars in Thousands)
Non-accrual loans:
     One- to four-family real estate .........................       $2,635        $2,835        $1,852        $  441        $  891
     Multi-family and commercial real estate .................          823         1,246         3,438         1,820         1,299
     Conventional second mortgages ...........................           35            62            48            35            84
     Consumer loans ..........................................          105           380           245            40            17
     Commercial business loans ...............................           65           217            --            --            --
                                                                     ------        ------        ------        ------        ------
               Total non-accrual loans .......................        3,663         4,740         5,583         2,336         2,291

Loans contractually past due 90 days or more
 and still accruing interest:
     Multi-family and commercial real estate .................           --            --            --           308           317
     Consumer loans ..........................................           57            42           158            67            18
                                                                     ------        ------        ------        ------        ------
               Total loans 90 days or more past
                 due and still accruing interest .............           57            42           158           375           335

Troubled debt restructurings .................................        1,929         1,906         2,052         2,352         2,266
                                                                     ------        ------        ------        ------        ------
               Total non-performing loans ....................        5,649         6,688         7,793         5,063         4,892

Real estate owned (ORE) ......................................          509         1,874           421           396           437
                                                                     ------        ------        ------        ------        ------
               Total non-performing assets ...................       $6,158        $8,562        $8,214        $5,459        $5,329
                                                                     ======        ======        ======        ======        ======
Allowance for loan losses ....................................       $3,533        $3,105        $3,249        $3,133        $3,011
                                                                     ======        ======        ======        ======        ======

Coverage of non-performing loans .............................        62.54%        46.43%        41.69%        61.88%        61.55%
                                                                     ======        ======        ======        ======        ======
Total non-performing loans as a percentage
 of total loans ..............................................         1.36%         1.66%         1.96%         1.32%         1.54%
                                                                     ======        ======        ======        ======        ======
Total non-performing loans as a percentage
 of total assets .............................................         1.05%         1.36%         1.68%         1.10%         1.21%
                                                                     ======        ======        ======        ======        ======

     Non-Accruing Loans. At June 30, 1998, the Bank had approximately $3.7 million in non-accruing loans, which constituted 0.9% of the Bank's total loan portfolio. As of such date, there were no non-accruing loans or aggregate non-accruing loans-to-one-borrower in excess of $750,000.

     For the year ended June 30, 1998 accumulated interest income on nonaccrual loans of approximately $214,000 was not recognized as income.

     Accruing Loans Contractually Past Due 90 Days or More. As of June 30, 1998, the Bank had approximately $57,000 in accruing loans contractually past due 90 days or more.

     Troubled Debt Restructurings. As of June 30, 1998, the Bank had approximately $1.9 million of troubled debt restructurings (which involve forgiving a portion of interest or principal on the loan or restructuring a loan to a rate materially less than that of market rates). At that date, there were no troubled debt restructurings in excess of $750,000.

     ORE. As of June 30, 1998, the Bank had $509,000 of ORE. At that date, ORE consisted of 14 residential and one commercial property located in the Bank's primary market area. Real estate and other assets acquired by the Bank as a result of foreclosure or by deed-in-lieu of foreclosure or repossession are classified as ORE until sold. When property is classified as ORE, it is recorded at the lower of cost or fair value (net of disposition costs) at that date and any writedown resulting therefrom is charged to the allowance for loan losses. Subsequent writedowns are charged to operating expenses. Net expense from ORE is expensed as incurred.

     Other Loans of Concern. As of June 30, 1998, there was $636,000 of other loans not included in the table or discussed above where known information about the possible credit or other problems of borrowers caused management to have doubts as to the ability of the borrower to comply with present loan repayment terms. These loans have been considered by management in conjunction with the analysis of the adequacy of the allowance for loan losses.

     Allowance for Loan Losses. The allowance for loan losses is replenished through a provision for loan losses charged to operations. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. Recoveries on loans previously charged-off are credited to the allowance for loan losses. The allowance is an amount that management believes will be adequate to absorb losses on existing loans that may become uncollectible. Management's evaluation of the adequacy of the allowance for loan losses is performed on a periodic basis and takes into consideration such factors as the historical loan loss experience, changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect borrowers' ability to pay.

     Although management believes that it uses the best information available to determine the allowance, unforeseen market conditions could result in adjustments and net earnings could be significantly affected if circumstances differ substantially from the assumptions used in determining the level of the allowance. Future additions to the Bank's allowance will be the result of periodic loan, property and collateral reviews and thus cannot be predicted in advance. In addition, regulatory agencies, as an integral part of the examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based upon their judgment of the information available to them at the time of their examination. At June 30, 1998, the Bank had a total allowance for loan losses of $3.5 million, representing 62.5% of total non-performing loans.

     The following table sets forth an analysis of the Bank's allowance for loan losses at the dates and for the periods indicated.

                                                                             At or for the fiscal year ended June 30,
                                                               ------------------------------------------------------------------
                                                                1998            1997          1996           1995            1994
                                                                ----            ----          ----           ----            ----
                                                                                      (Dollars in Thousands)
Allowance for loan losses, beginning period .............      $ 3,105        $ 3,249        $ 3,133        $ 3,011        $ 2,308
Charged-off loans:
  Real estate loans
    One- to four-family real estate .....................          432            619            128             79             35
    Multi-family and commercial real estate .............           93            343             21             --             --
                                                               -------        -------        -------        -------        -------
       Total real estate loan charge-offs ...............          525            962            149             79             35

  Commercial business loans charge-offs .................          218            105              4             --             --

  Consumer loans
    Home equity lines of credit .........................           84             39             18             --             --
    Conventional second mortgages .......................           16              1             --             --              7
    Automobile loans ....................................          121             55             23             28              1
    Credit cards ........................................          212            353            132             91              1
    Other consumer loans ................................           41             56             75             37             14
                                                               -------        -------        -------        -------        -------
       Total consumer loan charge-offs ..................          474            504            248            156             23
                                                               -------        -------        -------        -------        -------
       Total charged-off loans ..........................        1,217          1,571            401            235             58

Recoveries on loans previously charged-off:
    One- to four-family real estate .....................           78             28              4             --             --
    Multi-family and commercial real estate .............           93             40             13             --             --
                                                               -------        -------        -------        -------        -------
       Total real estate loan recoveries ................          171             68             17             --             --

    Commercial business loan recoveries .................           35             --              1             --             --

    Consumer loans
      Home equity lines of credit .......................           --              4             --             --             --
      Conventional second mortgages .....................           --             --              3              8             --
      Automobile loans ..................................            8              5             --              3              1
      Credit cards ......................................           23             16              4              2             --
      Other consumer loans ..............................            8              9              2             14             10
                                                               -------        -------        -------        -------        -------
        Total consumer loan recoveries ..................           39             34              9             27             11
                                                               -------        -------        -------        -------        -------
        Total recoveries ................................          245            102             27             27             11
                                                               -------        -------        -------        -------        -------
Net loans charged-off ...................................         (972)        (1,469)          (374)          (208)           (47)

Provision for loan losses ...............................        1,400          1,325            490            330            750
                                                               -------        -------        -------        -------        -------
Allowance for loan losses, end of period ................      $ 3,533        $ 3,105        $ 3,249        $ 3,133        $ 3,011
                                                               =======        =======        =======        =======        =======
Net charged-off loans to average loans ..................         0.24%          0.37%          0.10%          0.06%          0.01%
                                                               =======        =======        =======        =======        =======
Allowance for loan losses to total loans ................         0.85%          0.77%          0.82%          0.82%          0.95%
                                                               =======        =======        =======        =======        =======
Allowance for loan losses to
  nonperforming loans ...................................        62.54%         46.43%         41.69%         61.88%         61.55%
                                                               =======        =======        =======        =======        =======
Net charged-off loans to allowance
  for loan losses       .................................        27.51%         47.31%         11.51%          6.64%          1.56%
                                                               =======        =======        =======        =======        =======
Recoveries to charged-offs ..............................        20.13%          6.49%          6.73%         11.49%         18.97%
                                                               =======        =======        =======        =======        =======

Allocation of the Allowance for Loan Losses

     The following table sets forth the allocation of the allowance for loan losses by category as prepared by the Bank. This allocation is based on management's assessment as of a given point in time of the risk characteristics of each of the component parts of the total loan portfolio and is subject to changes as and when the risk factors of each such component part change. The allocation is not indicative of either the specific amounts or the loan categories in which future charge-offs may be taken, nor should it be taken as an indicator of future loss trends. The allocation to each category does not restrict the use of the allowance to absorb losses in any category.

                                                                                 June 30,
                                      ----------------------------------------------------------------------------------------------
                                                   1998                            1997                            1996
                                      ------------------------------  ------------------------------  ------------------------------
                                                            Percent                         Percent                         Percent
                                                            of Loans                        of Loans                        of Loans
                                                Percent of  in Each             Percent of  in Each             Percent of  in Each
                                      Allowance  Allowance  Category  Allowance  Allowance  Category  Allowance  Allowance  Category
                                       for Loan  to Total   to Total   for Loan  to Total   to Total   for Loan  to Total   to Total
                                        Losses   Allowance Allowance    Losses   Allowance Allowance    Losses   Allowance Allowance
                                      --------- ---------- ---------  --------- ---------- ---------  --------- ---------- ---------
                                                                          (Dollars in Thousands)
Real estate loans
  One- to four-family real estate ...   $  649     18.37%    62.07%     $  493     15.88%    60.62%     $  591     18.19%    59.06%
  Multi-family and commercial
    real estate .....................    1,438     40.70     22.39       1,339     43.12     23.39       1,848     56.88     24.29
                                        ------    ------    ------      ------    ------    ------      ------    ------    ------
      Total real estate loans .......    2,087     59.07     84.46       1,832     59.00     84.01       2,439     75.07     83.35

Consumer loans
  Home equity lines of credit .......       41      1.16      5.28          24      0.77      6.27         158      4.86      6.87
  Conventional second mortgages .....       26      0.74      3.63          22      0.71      3.50           9      0.28      2.79
  Automobile loans ..................       74      2.09      2.35          35      1.13      2.31          40      1.23      2.51
  Credit cards ......................      154      4.36      0.40         132      4.25      0.54         183      5.63      0.70
  Other consumer loans ..............       45      1.27      0.28          56      1.80      0.36         102      3.14      0.45
                                        ------    ------    ------      ------    ------    ------      ------    ------    ------
      Total consumer loans ..........   $  340      9.62     11.94         269      8.66     12.98         492     15.14     13.32

Commercial business loans ...........      164      4.64      3.60         215      6.93      3.01         227      6.99      3.33
Unallocated .........................      942     26.67        --         789     25.41        --          91      2.80        --
                                        ------    ------    ------      ------    ------    ------      ------    ------    ------
      Total .........................   $3,533    100.00%   100.00%     $3,105    100.00%   100.00%     $3,249    100.00%   100.00%
                                        ======    ======    ======      ======    ======    ======      ======    ======    ======

                                                                   June 30,
                                      ------------------------------------------------------------------
                                                    1995                              1994
                                      --------------------------------  --------------------------------
                                                              Percent                           Percent
                                                              of Loans                          of Loans
                                                 Percent of   in Each              Percent of   in Each
                                      Allowance   Allowance   Category  Allowance   Allowance   Category
                                       for Loan   to Total    to Total   for Loan   to Total    to Total
                                        Losses    Allowance  Allowance    Losses    Allowance  Allowance
                                      ---------  ----------  ---------  ---------  ----------  ---------
                                                            (Dollars in Thousands)
Real estate loans
  One- to four-family real estate ...   $  861      27.48%     59.38%     $  292       9.70%     56.78%
  Multi-family and commercial
    real estate .....................    1,426      45.52      22.65       1,610      53.47      24.52
                                        ------     ------     ------      ------     ------     ------
      Total real estate loans .......    2,287      73.00      82.03       1,902      63.17      81.30

Consumer loans
  Home equity lines of credit .......       --         --       8.05          --         --      10.02
  Conventional second mortgages .....       75       2.39       2.81          15       0.50       3.30
  Automobile loans ..................       66       2.11       2.56          15       0.50       2.28
  Credit cards ......................      382      12.19       0.88         263       8.73       0.98
  Other consumer loans ..............      158       5.04       0.55          71       2.36       0.67
                                        ------     ------     ------      ------     ------     ------
      Total consumer loans ..........      681      21.73      14.85         364      12.09      17.25

Commercial business loans ...........      102       3.26       3.12          --         --       1.45
Unallocated .........................       63       2.01         --         745      24.74         --
                                        ------     ------     ------      ------     ------     ------
      Total .........................   $3,133     100.00%    100.00%     $3,011     100.00%    100.00%
                                        ======     ======     ======      ======     ======     ======

Investment Activities

     The Bank is authorized to invest in various types of liquid assets, including United States Treasury obligations, securities of various federal agencies, certain certificates of deposit of insured banks and savings institutions, certain bankers' acceptances, repurchase agreements and federal funds. Subject to various restrictions, the Bank may also invest its assets in investment grade commercial paper and corporate debt securities and mutual funds whose assets conform to the investments that the Bank is otherwise authorized to make directly.

     Generally, the investment policy of the Bank is to invest funds among various categories of investments and maturities based upon the Bank's need for liquidity, to achieve the proper balance between its desire to minimize risk and maximize yield, and, to a much lesser extent, to provide collateral for borrowings and to fulfill the Bank's asset/liability management policies. To date, the Bank's investment strategy has been directed toward high-quality assets (primarily federal agency obligations and mortgage-backed securities) with short and intermediate terms (five years or less) to maturity. At June 30, 1998, the weighted average term to maturity or repricing of the security portfolio was 3.8 years. This did not take into account securities which may be called prior to their contractual maturity or repricing. See Notes 5 and 6 of the Notes to Consolidated Financial Statements for information regarding the maturities of the Bank's investment and mortgage-backed securities.

     Management determines the appropriate classification of securities at the time of purchase. If management has the intent and ability to hold debt securities to maturity, they are stated at amortized cost. If securities are purchased for the purpose of selling them in the near term, they are classified as trading securities and are reported at fair value with unrealized holding gains and losses reflected in current earnings. All other debt and marketable equity securities are classified as securities available for sale and are reported at fair value, with net unrealized gains or losses reported, net of income taxes, as a separate component of equity. As a member of the FHLB of New York, the Bank is required to hold stock in the FHLB of New York which is carried at cost since there is no readily available market value. Historically, the Bank has not held any securities considered to be trading securities.

     The following table sets forth the composition of the Bank's securities available for sale and investment securities at the dates indicated.

                                                                          June 30,
                                               --------------------------------------------------------------
                                                      1998                  1997                  1996
                                               ------------------    ------------------    ------------------
                                               Carrying     % of     Carrying     % of     Carrying     % of
                                                 Value     Total       Value     Total       Value     Total
                                               --------   -------    --------   -------    --------   -------
                                                                   (Dollars in Thousands)
Securities available for sale, at fair value:
Debt securities
  US Government and Agency obligations ......   $23,237    47.69%     $18,437    51.97%     $ 7,302    34.96%
  Other obligations .........................       276     0.57          493     1.39          764     3.65
  Mortgage-backed securities ................    16,946    34.78        6,762    19.06           --       --
  Collateralized mortgage obligations .......     4,003     8.22        6,302    17.77        9,404    45.03
                                                -------   ------      -------   ------      -------   ------
    Total debt securities ...................    44,462    91.26       31,994    90.19       17,470    83.64

Equity securities ...........................     4,258     8.74        3,481     9.81        3,416    16.36
                                                -------   ------      -------   ------      -------   ------
    Total securities available for sale .....   $48,720   100.00      $35,475   100.00      $20,886   100.00
                                                =======   ======      =======   ======      =======   ======
Investment securities at amortized cost:
  US Government and Agency obligations ......   $22,025    48.49        6,049    23.93       10,339    39.81
  Other obligations .........................       388     0.85          848     3.36        1,923     7.41
  Mortgage-backed securities ................    23,011    50.66       18,376    72.71       12,073    46.49
  Industrial and financial ..................        --       --           --       --        1,634     6.29
                                                -------   ------      -------   ------      -------   ------
    Total investment securities .............   $45,424   100.00%     $25,273   100.00%     $25,969   100.00%
                                                -------   ======      -------   ======      -------   ======
Investment securities at fair value .........   $45,547               $25,186               $25,520
                                                =======               =======               =======

     The following table sets forth information regarding the scheduled maturities, amortized cost, and weighted average yields for the Bank's securities portfolios at June 30, 1998 by contractual maturity. The table does not take into consideration the effects of scheduled repayments or possible prepayments.

                                                                             At June 30, 1998
                                            ----------------------------------------------------------------------------------
                                              Less than 1 year       1 to 5 years        5 to 10 years        Over 10 years
                                            -------------------  -------------------  -------------------  -------------------
                                                       Weighted             Weighted             Weighted             Weighted
                                            Amortized   Average  Amortized   Average  Amortized   Average  Amortized   Average
                                               Cost      Yield      Cost      Yield      Cost      Yield      Cost      Yield
                                            ---------  --------  ---------  --------  ---------  --------  ---------  --------
                                                                          (Dollars in Thousands)
Securities available for sale:
  US Government and Agency obligations ....    $ --        --%    $23,296     6.05%    $    --       --%     $   --       --%
  Other obligations .......................      --        --          71     5.09         200     6.60          --       --
  Mortgage-backed securities ..............      --        --      16,855     6.39          --       --          --       --
  Collateralized mortgage obligations .....     179      6.91       2,432     5.85       1,408     6.65          --       --
  Other equity securities .................      --        --          --       --          --       --         708     5.63
                                               ----      ----     -------     ----     -------     ----      ------     ----
    Sub-total .............................     179      6.91      42,654     6.17       1,608     6.64         708     5.63
  FHLB stock ..............................      --        --          --       --          --       --       3,552     7.45
                                               ----      ----     -------     ----     -------     ----      ------     ----
    Total securities available for sale ...    $179      6.91     $42,654     6.17     $ 1,608     6.64      $4,260     7.15
                                               ====      ====     =======     ====     =======     ====      ======     ====
Investment securities:
  US Government and Agency obligations ....    $ 25      7.38     $22,000     6.08     $    --       --      $   --       --
  Other obligations .......................      --        --         271     6.40         117     7.25          --       --
  Mortgage-backed securities ..............     657      6.85      10,452     6.68      11,519     6.23         383     7.05
                                               ----      ----     -------     ----     -------     ----      ------     ----
    Total investment securities ...........    $682      6.87%    $32,723     6.27%    $11,636     6.24%     $  383     7.05%
                                               ====      ====     =======     ====     =======     ====      ======     ====

                                                  At June 30, 1998
                                            ----------------------------
                                                  Total Securities
                                            ----------------------------
                                                       Weighted
                                            Amortized   Average    Fair
                                               Cost      Yield    Value
                                            ---------  --------  -------
                                               (Dollars in Thousands)
Securities available for sale:
  US Government and Agency obligations ....  $23,296     6.05%   $23,237
  Other obligations .......................      271     6.20        276
  Mortgage-backed securities ..............   16,855     6.39     16,946
  Collateralized mortgage obligations .....    4,019     6.18      4,003
  Other equity securities .................      708     5.63        706
                                             -------     ----    -------
    Sub-total .............................   45,149     6.18     45,168
  FHLB stock ..............................    3,552     7.45      3,552
                                             -------     ----    -------
    Total securities available for sale ...  $48,701     6.27    $48,720
                                             =======     ====    =======
Investment securities:
  US Government and Agency obligations ....  $22,025     6.08    $21,999
  Other obligations .......................      388     6.66        389
  Mortgage-backed securities ..............   23,011     6.47     23,159
                                             -------     ----    -------
    Total investment securities ...........  $45,424     6.28%   $45,547
                                             =======     ====    =======

Sources of Funds

         General. The Bank's primary sources of funds are deposits, amortization
and  prepayment  of  loan  principal,   maturities  of  securities,   short-term
investments, funds provided from operations and borrowings.


         Deposits. The Bank offers a variety of deposit accounts having a range of interest rates and terms. The Bank's deposits consist of savings accounts, school savings accounts (the largest "Save For America" school savings program in the U.S., a volunteer program in which students are given the opportunity to open and maintain a savings account while at school in order to teach wise money management), money market accounts, demand deposit accounts and time deposits currently ranging in terms from three months to five years. The Bank only solicits deposits from its primary market area and does not currently solicit brokered deposits. However, in the past, the Bank has solicited brokered deposits and at June 30, 1998, the Bank had $992,000 in brokered deposits. The Bank relies primarily on competitive pricing policies, advertising and customer service to attract and retain its deposits. At June 30, 1998, the Bank's deposits totaled $450.0 million, of which $413.4 million were interest-bearing deposits.


         The flow of deposits is influenced significantly by general economic conditions, changes in money market and prevailing interest rates, and competition. The variety of deposit accounts offered by the Bank has allowed it to be competitive in obtaining funds and to respond with flexibility to changes in consumer demand. The Bank has become more susceptible to short-term fluctuations in deposit flows, as customers have become more interest rate conscious. The Bank manages the pricing of its deposits in keeping with its asset/liability management, liquidity and profitability objectives. Based on its experience, the Bank believes that its savings, school savings, money market and demand deposit accounts are relatively stable sources of deposits. However, the ability of the Bank to attract and maintain time deposits and the rates paid on these deposits has been and will continue to be significantly affected by market conditions.

     The following table sets forth the distribution and deposit activity of the Bank's deposit accounts for the periods indicated.

                                             School    Money    Demand     Time                Total Number
                                  Savings   Savings   Market   Deposits  Deposits     Total     of Accounts
                                 ---------  -------  --------  --------  --------   --------   ------------
                                                   (Dollars in Thousands)
Balance as of June 30, 1995 ...  $127,333   $ 6,813  $18,966    $33,432  $212,419   $398,963      74,668
Net deposits (withdrawals) ....    (2,094)    3,499   (2,886)     5,001   (15,575)   (12,055)
Interest credited .............     3,722       310      487        250    12,862     17,631
                                 --------   -------  -------    -------  --------   --------
Balance as of June 30, 1996 ...   128,961    10,622   16,567     38,683   209,706    404,539      79,283
Net deposits (withdrawals) ....    (8,780)    2,698   (1,565)     6,887     7,990      7,230
Interest credited .............     3,700       589      448        274    12,610     17,621
                                 --------   -------  -------    -------  --------   --------
Balance as of June 30, 1997 ...   123,881    13,909   15,450     45,844   230,306    429,390      86,741
Net deposits (withdrawals) ....    (1,898)    2,558    5,653      7,806   (12,778)     1,341
Interest credited .............     3,629       788      569        303    13,521     18,810
                                 --------   -------  -------    -------  --------   --------
Balance as of June 30, 1998 ...  $125,612   $17,255  $21,672    $53,953  $231,049   $449,541      89,370
                                 ========   =======  =======    =======  ========   ========

     The following table sets forth the dollar amount of deposits in the various types of deposit programs offered by the Bank as of the dates indicated.

                                                                Balance as of June 30,
                                            ---------------------------------------------------------------
                                                    1998                  1997                  1996
                                            -------------------  --------------------   -------------------
                                                        Percent               Percent               Percent
                                             Amount    of Total    Amount    of Total    Amount    of Total
                                            --------   --------   --------   --------   --------   --------
                                                                (Dollars in Thousands)
Savings accounts (3.0%) .................   $125,612     27.94%   $123,881     28.85%   $126,951     31.38%
School savings accounts (5.5%) ..........     17,255      3.84      13,909      3.24      10,622      2.63
Money market accounts (2.75% to 3.93%) ..     21,672      4.82      15,450      3.60      16,567      4.10
Demand deposits (0% to 1.75%) ...........     53,953     12.00      45,844     10.68      40,693     10.06

Time deposits:
  2.00-2.99% ............................         --        --          --        --           5      0.00
  3.00-3.99% ............................          2      0.00          14      0.00       3,470      0.86
  4.00-4.99% ............................      4,105      0.91      10,325      2.40      47,062     11.63
  5.00-5.99% ............................    190,539     42.39     166,966     38.88      81,589     20.17
  6.00-6.99% ............................     17,664      3.93      25,244      5.88      47,513     11.74
  7.00-7.99% ............................     18,709      4.16      27,727      6.46      30,067      7.43
  8.00-8.99% ............................         30      0.01          30      0.01          --        --
                                            --------    ------    --------    ------    --------    ------
    Total time deposits .................    231,049     51.40     230,306     53.63     209,706     51.83
                                            --------    ------    --------    ------    --------    ------
Total deposits ..........................   $449,541    100.00%   $429,390    100.00%   $404,539    100.00%
                                            ========    ======    ========    ======    ========    ======

     The following table shows rate and maturity information for the Bank's time deposits as of June 30, 1998.

                                                            Amount Due
                  -----------------------------------------------------------------------------------------------
                    12 months      12 months      12 months      12 months      12 months
                      ended          ended          ended          ended          ended
                  June 30, 1999  June 30, 2000  June 30, 2001  June 30, 2002  June 30, 2003  Thereafter    Total
                  -------------  -------------  -------------  -------------  -------------  ----------  --------
                                                          (In Thousands)
Interest Rate
  3.00-3.99% ....    $     --       $    --         $   --         $   --         $    2        $ --     $      2
  4.00-4.99% ....       4,080            --             --             --             --          25        4,105
  5.00-5.99% ....     140,476        32,594          6,540          3,073          7,856          --      190,539
  6.00-6.99% ....       8,284         5,681          1,308          1,865            526          --       17,664
  7.00-7.99% ....       6,680        11,768            135            126             --          --       18,709
  8.00-8.99% ....          30            --             --             --             --          --           30
                     --------       -------         ------         ------         ------        ----     --------
    Total .......    $159,550       $50,043         $7,983         $5,064         $8,384        $ 25     $231,049
                     ========       =======         ======         ======         ======        ====     ========

     The following table indicates the amount of the Bank's time deposits by the time remaining until maturity as of June 30, 1998.

                                                              Maturity
                                         ---------------------------------------------------
                                                      Over      Over
                                         3 Months    3 to 6   6 to 12      Over
                                          or Less    Months    Months   12 Months     Total
                                         --------   -------   -------   ---------   --------
                                                           (In Thousands)
Time deposits less than $100,000 .....    $38,586   $45,097   $54,798    $61,440    $199,921
Time deposits $100,000 or more .......      5,204     7,791     8,074     10,059      31,128(1)
                                          -------   -------   -------    -------    --------
    Total time deposits ..............    $43,790   $52,888   $62,872    $71,499    $231,049
                                          =======   =======   =======    =======    ========

----------
(1) Substantially all time deposits of $100,000 or more are maintained at negotiated rates.

     Borrowings. Although deposits are the Bank's primary source of funds, the Bank's practice has been to utilize borrowings when they are a less costly source of funds, can be invested at a positive interest rate spread or when the Bank needs additional funds to satisfy loan demand.

     Cohoes' borrowings historically have consisted primarily of advances from the FHLB of New York and securities sold under agreements to repurchase. FHLB advances can be made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. The Bank currently maintains available lines of credit and is currently authorized to borrow up to $49.2 million on lines of credit with the FHLB of New York. At June 30, 1998, the Bank had outstanding $19.9 million in other borrowings from the FHLB of New York. See Note 12 of the Notes to Consolidated Financial Statements.

     The following table sets forth the maximum month-end balance and average balance of FHLB advances and other borrowings for the periods indicated.

                                                          Year Ended June 30,
                                                       ------------------------
                                                         1998     1997    1996
                                                       -------  -------  ------
                                                            (In Thousands)
Maximum Balance:
  FHLB advances .....................................  $19,983  $16,145  $7,100
  Securities sold under agreements to repurchase ....       --       --   6,054
  Other borrowings ..................................       --       12      59

Average Balance:
  FHLB advances .....................................  $ 5,467  $ 2,390  $1,955
  Securities sold under agreements to repurchase ....       --       --   2,700
  Other borrowings ..................................       --        2      39


     The following table sets forth the amount and rate of the Bank's borrowings at the dates indicated.

                                                               June 30,
                                                       ------------------------
                                                         1998     1997    1996
                                                       -------  -------  ------
                                                        (Dollars in Thousands)
FHLB advances .......................................  $19,897  $    --  $2,100
Other borrowings ....................................       --       --      16
                                                       -------  -------  ------
    Total borrowings ................................  $19,897  $    --  $2,116
                                                       =======  =======  ======

Weighted average interest rate of FHLB advances .....     6.07%    5.56%   5.78%
                                                          ====     ====    ====
Weighted average interest rate of securities sold
  under agreements to repurchase ....................       --       --    6.67%
                                                          ====     ====    ====
Weighted average interest rate of other borrowings ..       --     9.50%   9.50%
                                                          ====     ====    ====

Subsidiary and Other Activities

     The Bank maintains three wholly-owned subsidiaries: CSB Financial Services, Inc., CSB Funding, Inc. and CSB Services Agency, Inc. CSB Financial Services, Inc. earns commission income through the sale of securities, mutual funds, annuities and other insurance products. During the fiscal year ended June 30, 1998, CSB Financial Services had revenues of $348,000 and net income of $16,000. As of June 30, 1998, CSB Funding, Inc. was inactive.

     CSB Services Agency, Inc. owns a 50 percent interest in Community Bank Insurance Brokers of New York, which is a joint venture formed for the purpose of selling property and casualty insurance to the Bank's customers and to the general public. The joint venture was formed in July 1998. The joint venture has entered into a service agreement with the insurance agency which owns the other 50% joint venture interest in Community Bank Insurance Brokers of New York. Such agency will provide administrative services and support directly to the joint venture.

Competition

     Cohoes faces strong competition, both in originating real estate and other loans and in attracting deposits. Competition in originating real estate loans comes primarily from other savings institutions, commercial banks, credit unions and mortgage bankers making loans secured by real estate located in the Bank's primary market area. Other savings institutions, commercial banks, credit unions and finance companies provide vigorous competition in consumer lending.

     The Bank attracts all of its deposits through its branch offices, primarily from the communities in which those branch offices are located; therefore, competition for those deposits is principally from mutual funds and other savings institutions, commercial banks and credit unions located in the same communities. The Bank competes for these deposits by offering a variety of deposit accounts at competitive rates, convenient business hours, and convenient branch locations with interbranch deposit and withdrawal privileges. Automated teller machine facilities are also available.

Employees

     At June 30, 1998, the Bank had 169 full-time employees and 53 part-time employees. The Bank's employees are not represented by any collective bargaining group. Management considers its employee relations to be good.

Properties

     The Bank conducts its business at its main office and 16 other banking offices. The following table sets forth information relating to each of the Bank's offices as of June 30, 1998. The net book value of the Bank's premises and equipment (including land, building and leasehold improvements and furniture, fixtures and equipment) at June 30, 1998 was $7.3 million. See Note 9 of the Notes to Consolidated Financial Statements.


                                                                                   Net Book Value
                                            Original                   Total       of Property or
                                  Leased      Year       Date of    Approximate      Leasehold
                                    or     Leased or     Leased        Square     Improvements at
Locations                          Owned   Acquired    Expiration     Footage      June 30, 1998
-------------------------------   ------   ---------   ----------   -----------   ---------------
                                                                                   (In thousands)
Cohoes Loan Center                 Owned      1992         N/A         10,500          $  683
50 Mohawk Street
Cohoes, NY   12047

Annex                              Owned      1981         N/A          3,723             174
60 Remsen Street
Cohoes, NY 12047

Operation Center                   Owned      1987         N/A         11,190             332
244 North Mohawk Street
Cohoes, NY   12047

Community Outreach Center         Leased      1995      01/16/99          200              --
Urban League Headquarters
95 Livingston Avenue
Albany, NY

Building Adjacent Latham Office    Owned      1986         N/A          3,024              80
Storage Facility
771 New Loudon Road
Latham, NY   12110

Branch Offices:

Main Office                        Owned      1924         N/A         15,223             332
75 Remsen Street
Cohoes, NY   12047

Cohoes/I-787 Office                Owned      1976         N/A            988             141
New Courtland Street
Cohoes, NY   12047

Latham Office                      Owned      1967         N/A          9,041             533
Corner of Pine & Route 9
Latham, NY   12110

Clifton Park Office                Owned      1972         N/A          5,297             334
525 Visher Ferry Road
Clifton Park, NY   12065

Delmar Office                      Owned      1994         N/A          4,768           1,476
197 Delaware Avenue
Delmar, NY   12182

Lansingburgh Office                Owned      1976         N/A          3,216             270
820 Second Avenue
Troy, NY   12182

Loudonville Office                Leased      1996      07/31/01        4,000               2
475 Albany-Shaker Road
Loudonville, NY   12211

Guilderland Office                Leased      1995      10/31/05        3,500(1)            1
1973 Western Avenue
Albany, NY   12203

----------
(1) 3,500 square feet of which 1,265 square feet is subleased by Noreast Real Estate.

                                                                                   Net Book Value
                                            Original                   Total       of Property or
                                  Leased      Year       Date of    Approximate      Leasehold
                                    or     Leased or     Leased        Square     Improvements at
Locations                          Owned   Acquired    Expiration     Footage      June 30, 1998
-------------------------------   ------   ---------   ----------   -----------   ---------------
                                                                                   (In thousands)
Supermarket Branches:

Glenville                         Leased      1993      10/31/03          323          $   72
290 Saratoga Road
Scotia, NY   12302

Rotterdam                         Leased      1993      03/31/03          350              82
1879 Altamont Avenue
Schenectady, NY   12303

Colonie                           Leased      1993      09/30/03          336              77
1892 central Avenue
Colonie, NY   12205

Westgate                          Leased      1995      04/30/00          565              80
911 Central Avenue
Albany, NY   12206

Brunswick                         Leased      1996      10/31/01          304              83
716 Hoosick Road
Brunswick, NY   12180

Bethlehem                         Leased      1997      05/31/02          312              76
1395 New Scotland Road
Slingerlands, NY   12159

Malta                             Leased      1996      05/31/01          524             123
1 Kendall Way
Malta, NY   12020

Niskyuna                          Leased      1996      06/30/01          544             123
2333 Nott Street East
Niskayuna, NY   12309

Queensbury (1)                    Leased      1998      05/31/03          360               1
677 Upper Glen Street
Queensbury, NY   12804

----------
(1)  Opened in July, 1998.


Legal Proceedings

     The Bank is involved as plaintiff or defendant in various legal actions arising in the normal course of its business. While the ultimate outcome of these proceedings cannot be predicted with certainty, it is the opinion of management, after consultation with counsel representing the Bank in the proceedings, that the resolution of these proceedings should not have a material effect on the Bank's results of operations.

                                   REGULATION

         Set forth below is a brief description of certain laws and regulations which are applicable to the Holding Company and the Bank. The description of the laws and regulations hereunder, as well as descriptions of laws and regulations contained elsewhere herein, does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations.

The Holding Company

         General. Upon consummation of the Conversion, the Holding Company will become subject to regulation as a savings and loan holding company under the HOLA, instead of being subject to regulation as a bank holding company under the Bank Holding Company Act of 1956 because the Bank has made an election under
Section 10(1) of HOLA to be treated as a "savings  association"  for purposes of
Section 10(e) of HOLA. As a result, the Holding Company will be required to register with the OTS and will be subject to OTS regulations, examinations, supervision and reporting requirements relating to savings and loan holding companies. The Holding Company will also be required to file certain reports with, and otherwise comply with the rules and regulations of, the NYBB and the SEC. As a subsidiary of a savings and loan holding company, the Bank will be subject to certain restrictions in its dealings with the Holding Company and affiliates thereof.

         Activities Restrictions. Upon consummation of the Conversion, the Bank will be the sole savings association subsidiary of the Holding Company. There are generally no restrictions on the activities of a savings and loan holding company which holds only one subsidiary savings institution. However, if the Director of the OTS determines that there is reasonable cause to believe that the continuation by a savings and loan holding company of an activity constitutes a serious risk to the financial safety, soundness or stability of its subsidiary savings institution, he may impose such restrictions as are deemed necessary to address such risk, including limiting (i) payment of dividends by the savings institution; (ii) transactions between the savings institution and its affiliates; and (iii) any activities of the savings institution that might create a serious risk that the liabilities of the holding company and its affiliates may be imposed on the savings institution. Notwithstanding the above rules as to permissible business activities of unitary savings and loan holding companies, if the savings institution subsidiary of such a holding company fails to meet the QTL test, as discussed under "--Qualified Thrift Lender Test," then such unitary holding company also shall become subject to the activities restrictions applicable to multiple savings and loan holding companies and, unless the savings institution requalifies as a QTL within one year thereafter, shall register as, and become subject to the restrictions applicable to, a bank holding company. See "--Qualified Thrift Lender Test."

         If the Holding Company were to acquire control of another savings institution, other than through Merger or other business combination with the Bank, the Holding Company would thereupon become a multiple savings and loan holding company. Except where such acquisition is pursuant to the authority to approve emergency thrift acquisitions and where each subsidiary savings institution meets the QTL test, as set forth below, the activities of the Holding Company and any of its subsidiaries (other than the Bank or other subsidiary savings institutions) would thereafter be subject to further restrictions. Among other things, no multiple savings and loan holding company or subsidiary thereof which is not a savings institution shall commence or continue for a limited period of time after becoming a multiple savings and loan holding company or subsidiary thereof any business activity other than: (i) furnishing or performing management services for a subsidiary savings institution; (ii) conducting an insurance agency or escrow business; (iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary savings institution; (iv) holding or managing properties used or occupied by a subsidiary savings institution; (v) acting as trustee under deeds of trust; (vi) those activities authorized by regulation as of March 5, 1987 to be engaged in by multiple savings and loan holding companies; or (vii) unless the Director of the OTS by regulation prohibits or limits such activities for savings and loan holding companies, those activities authorized by the FRB as permissible for bank holding companies. Those activities described in clause (vii) above also must be approved by the Director of the OTS prior to being engaged in by a multiple savings and loan holding company.

         Qualified Thrift Lender Test. Under Section 2303 of the Economic Growth and Regulatory Paperwork Reduction Act of 1996, a savings association can comply with the QTL test by either meeting the QTL test set forth in the HOLA and implementing regulations or qualifying as a domestic building and loan association as defined in Section

7701(a)(19) of the Internal Revenue Code of 1986, as amended. A savings bank subsidiary of a savings and loan holding company that does not comply with the QTL test must comply with the following restrictions on its operations: (i) the institution may not engage in any new activity or make any new investment, directly or indirectly, unless such activity or investment is permissible for a national bank; (ii) the branching powers of the institution shall be restricted to those of a national bank, (iii) the institution shall not be eligible to obtain any advances from its FHLB; and (iv) payment of dividends by the institution shall be subject to the rules regarding payment of dividends by a national bank. Upon the expiration of three years from the date the savings institution ceases to meet the QTL test, it must cease any activity and divest any investment not permissible for a national bank and immediately repay any outstanding FHLB advances (subject to safety and soundness considerations).

         The QTL test set forth in the HOLA requires that qualified thrift investments ("QTLs") represent 65% of portfolio assets of the savings institution and its consolidated subsidiaries. Portfolio assets are defined as total assets less intangibles, property used by a savings association in its business and liquidity investments in an amount not exceeding 20% of assets. Generally, QTLs are residential housing related assets. The 1996 amendments to allow small business loans, credit card loans, student loans and loans for personal, family and household purposes to be included without limitation as qualified investments. At June 30, 1998, approximately 82.5% of the Bank's assets were invested in QTLs, which was in excess of the percentage required to qualify the Bank under the QTL test in effect at that time.

         Limitations on Transactions with Affiliates. Transactions between savings institutions and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a savings institution is any company or entity which controls, is controlled by or is under common control with the savings institution. In a holding company context, the parent holding company of a savings institution (such as the Holding Company) and any companies which are controlled by such parent holding company are affiliates of the savings institution. Generally, Sections 23A and 23B (i) limit the extent to which the savings institution or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such institution's capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus and
(ii) require that all such transactions be on terms substantially the same, or, at least as favorable, to the institution or subsidiary as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and other similar transactions.

         In addition, Sections 22(g) and (h) of the Federal Reserve Act place restrictions on loans to executive officers, directors and principal stockholders. Under Section 22 (h), loans to a director, an executive officer and to a greater than 10% stockholder of a savings institution, and certain affiliated interests of either, may not exceed, together with all other outstanding loans to such person and affiliated interests, the savings institution's loans to one borrower limit (generally equal to 15% of the institution's unimpaired capital and surplus). Section 22(h) also requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as offered in comparable transactions to other persons unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution and (ii) does not give preference to any director, executive officer or principal stockholder, or certain affiliated interests of either, over other employees of the savings institution. Section 22(h) also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a savings institution to all insiders cannot exceed the institution's unimpaired capital and surplus. Furthermore, Section 22(g) places additional restrictions on loans to executive officers. At June 30, 1998, the Bank was in compliance with the above restrictions.


         Restrictions on Acquisitions. Except under limited circumstances, savings and loan holding companies are prohibited from acquiring, without prior approval of the Director of the OTS, (i) control of any other savings institution or savings and loan holding company or substantially all the assets thereof or (ii) more than 5% of the voting shares of a savings institution or holding company thereof which is not a subsidiary. Except with the prior approval of the Director of the OTS, no director or officer of a savings and loan holding company or person owning or controlling by proxy or otherwise more than 25% of such company's stock, may acquire control of any savings institution, other than a subsidiary savings institution, or of any other savings and loan holding company.

         The Director of the OTS may only approve acquisitions resulting in the formation of a multiple savings and loan holding company which controls savings institutions in more than one state if (i) the multiple savings and loan holding company involved controls a savings institution which operated a home or branch office located in the state of the institution to be acquired as of March 5, 1987; (ii) the acquiror is authorized to acquire control of the savings institution pursuant,,to the emergency acquisition provisions of the FDIA; or (iii) the statutes of the state in which the institution to be acquired is located specifically permit institutions to be acquired by the state-chartered institutions or savings and loan holding companies located in the state where the acquiring entity is located (or by a holding company that controls such state chartered savings institutions).


         Federal Securities Laws. The Holding Company has filed with the SEC a registration statement under the Securities Act, for the registration of the Holding Company Common Stock to be issued pursuant to the Conversion. Upon completion of the Conversion, the Holding Company Common Stock will be registered with the SEC under Section 12(g) of the Securities Exchange Act of 1934, as amended. The Holding Company will then be subject to the proxy and tender offer rules, insider trading reporting requirements and restrictions, and certain other requirements under the Exchange Act, including periodic reports and quarterly and annual financial data.


         The registration under the Securities Act of shares of the Holding Company Common Stock to be issued in the Conversion does not cover the resale of such shares. Shares of Holding Company Common Stock purchased by persons who are not affiliates of the Holding Company may be sold without registration. Shares purchased by an affiliate of the Holding Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Holding Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Holding Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Holding Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks.

The Bank


         General. The Bank is subject to extensive regulation and examination by the Department, as its chartering authority, and by the FDIC, as the insurer of its deposits, and, upon Conversion, will be subject to certain requirements established by the OTS as a result of the Holding Company's savings and loan holding company status. The federal and state laws and regulations which are applicable to banks regulate, among other things, the scope of their business, their investments, their reserves against deposits, the timing of the availability of deposited funds and the nature and amount of and collateral for certain loans. The Bank must file reports with the NYBB and the FDIC concerning its activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as establishing branches and Mergers with, or acquisitions of, other depository institutions. There are periodic examinations by the Department and the FDIC to test the Bank's compliance with various regulatory requirements, to look into the condition of the Bank and to assure that it is being operated in a safe and sound manner. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulation, whether by the Department, the FDIC or as a result of the enactment of legislation, could have a material adverse impact on the Holding Company, the Bank and their operations.


         Capital Requirements. The FDIC has promulgated regulations and adopted a statement of policy regarding the capital adequacy of state-chartered banks which, like the Bank, will not be members of the Federal Reserve System.

         The FDIC's capital regulations establish a minimum 3.0% Tier I leverage capital requirement for the most highly-rated state-chartered, non-member banks, with an additional cushion of at least 100 to 200 basis points for all other state-chartered, non-member banks, which effectively will increase the minimum Tier I leverage ratio for such other banks to 4.0% to 5.0% or more. Under the FDIC's regulation, the highest-rated banks are those that the FDIC determines are not anticipating or experiencing significant growth and have well diversified risk, including no undue interest rate risk exposure, excellent asset quality, high liquidity, good earnings and, in general, which are considered a strong banking organization and are rated composite I under the Uniform Financial Institutions Rating System.

Leverage or core capital is defined as the sum of common stockholders' equity (including retained earnings), noncumulative perpetual preferred stock and related surplus, and minority interests in consolidated subsidiaries, minus all intangible assets other than certain qualifying supervisory goodwill and certain mortgage servicing rights.

         The FDIC also requires that savings banks meet a risk-based capital standard. The risk-based capital standard for savings banks requires the maintenance of total capital (which is defined as Tier 1 capital and supplementary (Tier 2) capital) to risk-weighted assets of 8%. In determining the amount of risk-weighted assets, all assets, plus certain off- balance sheet assets, are multiplied by a risk-weight of 0% to 100%, based on the risks the FDIC believes are inherent in the type of asset or item. The components of Tier I capital are equivalent to those discussed above under the 3% leverage capital standard. The components of supplementary capital include certain perpetual preferred stock, certain mandatory convertible securities, certain subordinated debt and intermediate preferred stock and general allowances for loan and lease losses. Allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of capital counted toward supplementary capital cannot exceed 100% of core capital. At June 30, 1998 the Bank met each of its capital requirements.

         In August 1995, the FDIC, along with the other federal banking agencies, adopted a regulation providing that the agencies will take account of the exposure of a bank's capital and economic value to changes in interest rate risk in assessing a bank's capital adequacy. According to the agencies, applicable considerations include the quality of the bank's interest rate risk management process, the overall financial condition of the bank and the level of other risks at the bank for which capital is needed. Institutions with significant interest rate risk may be required to hold additional capital. The agencies recently issued a joint policy statement providing guidance on interest rate risk management, including a discussion of the critical factors affecting the agencies' evaluation of interest rate risk in connection with capital adequacy. The agencies have determined not to proceed with a previously issued proposal to develop a supervisory framework for measuring interest rate risk and an explicit capital component for interest rate risk.

         See "Regulatory Capital Requirements" for information with respect to the Bank's historical leverage and risk- based capital at June 30, 1998 and pro forma after giving effect to the issuance of shares in the Offerings.


         Activities and Investments of New York-Chartered Savings Banks. The Bank derives its lending, investment and other authority primarily from the applicable provisions of New York State Banking Law and the regulations of the Department, as limited by FDIC regulations and other federal laws and regulations. See "--Activities and Investments of Insured State--Chartered Banks." These New York laws and regulations authorize savings banks, including the Bank, to invest in real estate mortgages, consumer and commercial loans, certain types of debt securities, including certain corporate debt securities and obligations of federal, State and local governments and agencies, certain types of corporate equity securities and certain other assets. Under the statutory authority for investing in equity securities, a savings bank may directly invest up to 7.5% of its assets in certain corporate stock and may also invest up to 7.5% of its assets in certain mutual fund securities. Investment in stock of a single corporation is limited to the lesser of 2% of the outstanding stock of such corporation or 1% of the savings bank's assets, except as set forth below. Such equity securities must meet certain tests of financial performance. A savings bank's lending powers are not subject to percentage of asset limitations, although there are limits applicable to single borrowers. A savings bank may also, pursuant to the "leeway" authority, make investments not otherwise permitted under the New York State Banking Law. This authority permits investments in otherwise impermissible investments of up to 1% of the savings bank's assets in any single investment, subject to certain restrictions and to an aggregate limit for all such investments of up to 5% of assets. Additionally, in lieu of investing in such securities in accordance with the reliance upon the specific investment authority set forth in the New York State Banking Law, savings banks are authorized to elect to invest under a "prudent person" standard in a wider range of debt and equity securities as compared to the types of investments permissible under such specific investment authority. However, in the event a savings bank elects to utilize the "prudent person" standard, it will be unable to avail itself of the other provisions of the New York State Banking Law and regulations which set forth specific investment authority. A New York chartered stock savings bank may also exercise trust powers upon approval of the NYBB.


         Under recently enacted legislation, the Department has been granted the authority to maintain the power of state-chartered banks reciprocal with those of a national bank. Under the terms of the legislation, the Department is granted such authority for only one year unless legislation is adopted within such period which extends the effective

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



period of such power. However, any regulations adopted by the Department pursuant to the authority granted by such legislation would be effective regardless of whether legislation is enacted extending the effective period.


         New York-chartered savings banks may also invest in subsidiaries under their service corporation investment power. A savings bank may use this power to invest in corporations that engage in various activities authorized for savings banks, plus any additional activities which may be authorized by the NYBB. Investment by a savings bank in the stock, capital notes and debentures of its service corporations is limited to 3% of the bank's assets, and such investments, together with the bank's loans to its service corporations, may not exceed 10% of the savings bank's assets.


         With certain limited exceptions, a New York-chartered savings bank may not make loans or extend credit for commercial, corporate or business purposes (including lease financing) to a single borrower, the aggregate amount of which would be in excess of 15% of the bank's net worth. The Bank currently complies with all applicable loans-to-one- borrower limitations.

         Activities and Investments of FDIC-Insured State-Chartered Banks. The activities and equity investments of FDIC-insured, state-chartered banks are generally limited to those that are permissible for national banks. Under regulations dealing with equity investments, an insured state bank generally may not directly or indirectly acquire or retain any equity investment of a type, or in an amount, that is not permissible for a national bank. An insured state bank is not prohibited from, among other things, (i) acquiring or retaining a majority interest in a subsidiary, (ii) investing as a limited partner in a partnership the sole purpose of which is direct or indirect investment in the acquisition, rehabilitation or new construction of a qualified housing project, provided that such limited partnership investments may not exceed 2% of the bank's total assets, (iii) acquiring up to 10% of the voting stock of a company that solely provides or reinsures directors', trustees' and officers' liability insurance coverage or bankers' blanket bond group insurance coverage for insured depository institutions, and (iv) acquiring or retaining the voting shares of a depository institution if certain requirements are met. In addition, an FDIC-insured state-chartered bank may not directly, or indirectly through a subsidiary, engage as "principal" in any activity that is not permissible for a national bank unless the FDIC has determined that such activities would pose no risk to the insurance fund of which it is a member and the bank is in compliance with applicable regulatory capital requirements.

         Regulatory Enforcement Authority. Applicable banking laws include substantial enforcement powers available to federal banking regulators. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties, as defined. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

         Under the New York State Banking Law, the Superintendent may issue an order to a New York-chartered banking institution to appear and explain an apparent violation of law, to discontinue unauthorized or unsafe practices and to keep prescribed books and accounts. Upon a finding by the Superintendent that any director, trustee or officer of any banking organization has violated any law, or has continued unauthorized or unsafe practices in conducting the business of the banking organization after having been notified by the Superintendent to discontinue such practices, such director, trustee or officer may be removed from office by the Superintendent after notice and an opportunity to be heard. The Bank does not know of any past or current practice, condition or violation that might lead to any proceeding by the Department against the Bank or any of its directors or officers. The Superintendent also may take possession of a banking organization under specified statutory criteria.

         Prompt Corrective Action. Section 38 of the FDIA provides the federal banking regulators with broad power to take "prompt corrective action" to resolve the problems of undercapitalized institutions. The extent of the regulators' powers depends on whether the institution in question is "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Under regulations adopted by the federal banking regulators, an institution shall be deemed to be (i) "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a Tier I leverage capital ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure, (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0%

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



or more and a Tier I leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized," (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a Tier I leverage capital ratio that is less than 4.0% (3.0% under certain circumstances), (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a Tier I leverage capital ratio that is less than 3.0%, and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%. The regulations also provide that a federal banking regulator may, after notice and an opportunity for a hearing, reclassify a "well capitalized" institution as "adequately capitalized" and may require an "adequately capitalized" institution or an "undercapitalized" institution to comply with supervisory actions as if it were in the next lower category if the institution is in an unsafe or unsound condition or engaging in an unsafe or unsound practice. The federal banking regulator may not, however, reclassify a "significantly undercapitalized" institution as "critically undercapitalized."

         An institution generally must file a written capital restoration plan which meets specified requirements, as well as a performance guaranty by each company that controls the institution, with an appropriate federal banking regulator within 45 days of the date that the institution receives notice or is deemed to have notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Immediately upon becoming undercapitalized, an institution becomes subject to statutory provisions which, among other things, set forth various mandatory and discretionary restrictions on the operations of such an institution.

         At June 30, 1998, the Bank had capital levels which qualified it as a "well capitalized" institution.

         FDIC Insurance Premiums. The Bank is a member of the BIF administered by the FDIC. As insurer, the FDIC is authorized to conduct examinations of, and to require reporting by, FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious threat to the FDIC.

         The FDIC may terminate the deposit insurance of any insured depository institution, including the Bank, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances which would result in termination of the Bank's deposit insurance.

         Brokered Deposits. The FDIA restricts the use of brokered deposits by certain depository institutions. Under the FDIA and applicable regulations, (i) a "well capitalized insured depository institution" may solicit and accept, renew or roll over any brokered deposit without restriction, (ii) an "adequately capitalized insured depository institution" may not accept, renew or roll over any brokered deposit unless it has applied for and been granted a waiver of this prohibition by the FDIC and (iii) an "undercapitalized insured depository institution" may not (x) accept, renew or roll over any brokered deposit or (y) solicit deposits by offering an effective yield that exceeds by more than 75 basis points the prevailing effective yields on insured deposits of comparable maturity in such institution's normal market area or in the market area in which such deposits are being solicited. The Bank had $992,000 in brokered deposits outstanding at June 30, 1998. However, it is not currently soliciting brokered deposits.

         Community Investment and Consumer Protection Laws. In connection with its lending activities, the Bank is subject to a variety of federal laws designed to protect borrowers and promote lending to various sectors of the economy and population. Included among these are the federal Home Mortgage Disclosure Act, Real Estate Settlement Procedures Act, Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Credit Reporting Act and CRA.

         The CRA requires insured institutions to define the communities that they serve, identify the credit needs of those communities and adopt and implement a "Community Reinvestment Act Statement" pursuant to which they offer credit products and take other actions that respond to the credit needs of the community. The responsible federal banking regulator (in the case of the Bank, the FDIC) must conduct regular CRA examinations of insured financial institutions and assign to them a CRA rating of "outstanding," "satisfactory," "needs improvement" or "unsatisfactory." The Bank's current federal CRA rating is "satisfactory."


         The Bank is also subject to provisions of the New York State Banking Law which impose continuing and affirmative obligations upon banking institutions organized in New York State to serve the credit needs of its local community ("NYCRA"), which are similar to those imposed by the CRA. Pursuant to the NYCRA, a bank must file an annual NYCRA report and copies of all federal CRA reports with the Department. The NYCRA requires the Department to make an annual written assessment of a bank's compliance with the NYCRA, utilizing a four-tiered rating system, and make such assessment available to the public. The NYCRA also requires the Department to consider a bank's NYCRA rating when reviewing a bank's application to engage in certain transactions, including Mergers, asset purchases and the establishment of branch offices or automated teller machines, and provides that such assessment may serve as a basis for the denial of any such application. The Bank's latest NYCRA rating, received from the Department was "outstanding."


         Limitations on Dividends. The Holding Company is a legal entity separate and distinct from the Bank. The Holding Company's principal source of revenue consists of dividends from the Bank. The payment of dividends by the Bank is subject to various regulatory requirements including a requirement, as a result of the Holding Company's savings and loan holding company status, that the Bank notify the Director not less than 30 days in advance of any proposed declaration by its directors of a dividend.

         Under New York State Banking Law, a New York-chartered stock savings bank may declare and pay dividends out of its net profits, unless there is an impairment of capital, but approval of the Department is required if the total of all dividends declared in a calendar year would exceed the total of its net profits for that year combined with its retained net profits of the preceding two years, subject to certain adjustments.

         Miscellaneous. The Bank is subject to certain restrictions on loans to the Holding Company or its non-bank subsidiaries, on investments in the stock or securities thereof, on the taking of such stock or securities as collateral for loans to any borrower, and on the issuance of a guarantee or letter of credit on behalf of the Holding Company or its non-bank subsidiaries. The Bank also is subject to certain restrictions on most types of transactions with the Holding Company or its non-bank subsidiaries, requiring that the terms of such transactions be substantially equivalent to terms of similar transactions with non-affiliated firms.

         FHLB System. The Bank is a member of the FHLB of New York, which is one of 12 regional FHLBs that administers the home financing credit function of savings institutions. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures established by the Board of Directors of the FHLB. The Bank had $19.9 million of FHLB advances at June 30, 1998.

         As a FHLB member, the Bank is required to purchase and maintain stock in the FHLB of New York in an amount equal to at least 1% of its aggregate unpaid residential mortgage loans, home purchase contracts or similar obligations at the beginning of each year or 5% of its advances from the FHLB of New York, whichever is greater. At June 30, 1998, the Bank had approximately $3.6 million in FHLB stock, which resulted in its compliance with this requirement.

         The FHLBs are required to provide funds for the resolution of troubled savings institutions and to contribute to affordable housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have adversely affected the level of FHLB dividends paid in the past and could continue to do so in the future. These contributions also could have an adverse effect on the value of FHLB stock in the future.

         Federal Reserve System. The FRB requires all depository institutions to maintain reserves against their transaction accounts (primarily checking accounts, including NOW and Super NOW accounts) and non-personal time deposits. As of June 30, 1998, the Bank was in compliance with applicable requirements. However, because required reserves must be maintained in the form of vault cash or a non-interest-bearing account at a Federal Reserve Bank, the effect of this reserve requirement is to reduce an institution's earning assets.


                                    TAXATION

Federal Taxation

         General. The Holding Company and the Bank will be subject to federal income taxation in the same general manner as other corporations with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to the Bank. The Bank's federal income tax returns have been audited or closed without audit by the Internal Revenue Service through December 31, 1994.

         Method of Accounting. For federal income tax purposes, the Bank currently reports its income and expenses on the accrual method of accounting and uses a tax year ending June 30 for filing its consolidated federal income tax returns. The 1996 Act eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995.

         Bad Debt Reserves. Prior to the 1996 Act, the Bank was permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at the Bank's taxable income. As a result of the 1996 Act, the Bank must use the specific charge off method in computing its bad debt deduction beginning with its 1996 Federal tax return. In addition, the federal legislation requires the recapture (over a six year period) of the excess of tax bad debt reserves at December 31, 1995 over those established as of December 31, 1987. The amount of such reserve subject to recapture as of June 30, 1998 is approximately $1.5 million.

         As discussed more fully below, the Bank and subsidiaries file combined New York State Franchise tax returns. The basis of the determination of the tax is the greater of a tax on entire net income (or on alternative entire net income) or a tax computed on taxable assets. However, for state purposes, New York State enacted legislation in 1996, which among other things, decoupled the Federal and New York State tax laws regarding thrift bad debt deductions and permits the continued use of the bad debt reserve method under section 593 of the Code. Thus, provided the Bank continues to satisfy certain definitional tests and other conditions, for New York State income tax purposes, the Bank is permitted to continue to use the special reserve method for bad debt deductions. The deductible annual addition to the state reserve may be computed using a specific formula based on the Bank's loss history ("Experience Method") or a statutory percentage equal to 32% of the Bank's New York State taxable income ("Percentage Method").

         Taxable Distributions and Recapture. Prior to the 1996 Act, bad debt reserves created prior to January 1, 1988 were subject to recapture into taxable income should the Bank fail to meet certain thrift asset and definitional tests. New federal legislation eliminated these thrift related recapture rules. However, under current law, pre-1988 reserves remain subject to recapture should the Bank make certain non-dividend distributions, dividend distributions in excess of historical earnings and profits or cease to maintain a bank charter.

         At June 30, 1998 the Bank's total federal base-year reserve was approximately $3.7 million. These reserves reflect the cumulative effects of federal tax deductions by the Bank for which no Federal income tax provision has been made.

         Minimum Tax. The Code imposes an AMT at a rate of 20% on a base of regular taxable income plus certain tax preferences ("alternative minimum taxable income" or "AMTI"). The AMT is payable to the extent such AMTI is in excess of an exemption amount and regular income tax. Net operating losses can offset no more than 90% of AMTI. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. The Bank has not been subject to the alternative minimum tax and has no such amounts available as credits for carryover.

         Net Operating Loss Carryovers. For the years beginning after August 5, 1997, a financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. At June 30, 1998, the Bank had no net operating loss carryforwards for federal income tax purposes.

         Corporate Dividends-Received Deduction. The Holding Company may exclude from its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. The corporate dividends-received deduction is 80% in the case of dividends received from corporations with which a corporate recipient does not file a consolidated tax return, and corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct only 70% of dividends received or accrued on their behalf.

State and Local Taxation

         New York State Taxation. The Holding Company and the Bank will report income on a combined basis utilizing a fiscal year. New York State Franchise Tax on corporations is imposed in an amount equal to the greater of (a) 9% of "entire net income" allocable to New York State (b) 3% of "alternative entire net income" allocable to New York State (c) 0.01% of the average value of assets allocable to New York State or (d) nominal minimum tax. Entire net income is based on federal taxable income, subject to certain modifications.

         Delaware State Taxation. As a Delaware holding company not earning income in Delaware, the Holding Company is exempt from Delaware corporate income tax but is required to file an annual report with and pay an annual franchise tax to the State of Delaware. The tax is imposed as a percentage of the capital base of the Holding Company with an annual maximum of $150,000.

                        MANAGEMENT OF THE HOLDING COMPANY

Directors and Executive Officers

         The Board of Directors of the Holding Company currently consists of eleven members, each of whom is also a trustee of the Bank. As discussed below, upon consummation of the Conversion, the current trustees of the Bank will continue to be directors of the stock-chartered Bank. See "Management of the Bank -- Trustees." Each director of the Holding Company has served as such since the Holding Company's incorporation in September 1998. Directors of the Holding Company will serve three-year staggered terms so that one-third of the directors will be elected at each annual meeting of stockholders. One class of directors, consisting of Duncan S. Mac Affer, Arthur E. Bowen, Walter H. Speidel, and Harry
L. Robinson has a term of office expiring at the Holding Company's first Annual Meeting of Stockholders, a second class, consisting of R. Douglas Paton, J. Timothy O'Hearn, Chester C. DeLaMater, and Peter G. Casabonne has a term of office expiring at the Holding Company's second Annual Meeting of Stockholders, and a third class, consisting of Michael L. Crotty, Donald A. Wilson, and Frederick G. Field, Jr., has a term expiring at the Holding Company's third Annual Meeting of Stockholders. For biographical information regarding each director of the Holding Company, see "Management of the Bank -- Trustees."

         The executive officers of the Holding Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. The executive officers of the Holding Company are Harry L. Robinson, President and Chief Executive Officer and Richard A. Ahl, Executive Vice President, Chief Financial Officer and Secretary. It is not anticipated that the executive officers of the Holding Company will receive any remuneration in their capacity as Holding Company executive officers. For information regarding compensation of trustees and executive officers of the Bank, see "Management of the Bank-- Meetings and Committees of the Board of Trustees of the Bank" and "--Executive Compensation."

Indemnification

         The certificate of incorporation of the Holding Company provides that a director or officer of the Holding Company shall be indemnified by the Holding Company to the fullest extent authorized by the General Corporation Law of the State of Delaware against all expenses, liability and loss reasonably incurred or suffered by such person in connection with his activities as a director or officer or as a director or officer of another company, if the director or officer held such position at the request of the Holding Company. Delaware law requires that such director, officer, employee or agent, in order to be indemnified, must have acted in good faith and in a manner reasonably believed to be not opposed to the best interests of the Holding Company and, with respect to any criminal action or proceeding, did not have reasonable cause to believe his conduct was unlawful.

         The certificate of incorporation of the Holding Company and Delaware law also provide that the indemnification provisions of such certificate and the statute are not exclusive of any other right which a person seeking indemnification may have or later acquire under any statute, or provision of the certificate of incorporation, bylaws of the Holding Company, agreement, vote of stockholders or disinterested directors or otherwise.

         These   provisions  may  have  the  effect  of  deterring   stockholder
derivative actions, since the Holding Company may ultimately be responsible for expenses for both parties to the action.

         In addition, the certificate of incorporation of the Holding Company and Delaware law also provide that the Holding Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Holding Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Holding Company has the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Holding Company intends to obtain such insurance.


                             MANAGEMENT OF THE BANK

Trustees

         Board of Trustees of the Bank. Prior to the Conversion, the direction and control of the Bank, as a mutual savings bank, was vested in its Board of Trustees. Upon Conversion of the Bank to stock form, each of the trustees of the Bank will continue to serve as directors of the converted Bank. The Board of Trustees of the Bank currently consists of eleven members. Each Trustee of the Bank has served as such at least since January, 1992, except for Frederick G. Field, Jr., who was appointed in September, 1995. The trustees serve until their 72nd birthday. Because the Holding Company will own all of the issued and outstanding shares of capital stock of the Bank after the Conversion, the directors of the Holding Company will elect the directors of the Bank.

         The following table sets forth certain information regarding the trustees of the Bank.


                                                                                       Director
        Name                    Position(s) Held With the Bank              Age(1)       Since
        ----                    ------------------------------              ------       -----
Duncan S. Mac Affer      Trustee                                              63         1964
Arthur E. Bowen          Trustee                                              59         1966
Walter H. Speidel        Trustee                                              70         1970
Harry L. Robinson        President, Chief Executive Officer and Trustee       58         1973
R. Douglas Paton         Trustee                                              62         1980
J. Timothy O'Hearn       Trustee                                              57         1983
Chester C. DeLaMater     Trustee                                              58         1983
Peter G. Casabonne       Trustee                                              66         1985
Michael L. Crotty        Trustee                                              52         1986
Donald A. Wilson         Trustee                                              54         1991
Frederick G. Field, Jr.  Trustee                                              66         1995

----------
(1)  At June 30, 1998.

         The business experience of each trustee of the Bank for at least the past five years is set forth below.

         Duncan S. Mac Affer. Mr. Mac Affer is a licensed attorney practicing in the State of New York. He is currently a Village Justice in the Village of Menands, New York and recently retired after serving as counsel to the New York Senate Finance Committee.

         Arthur E. Bowen. Mr. Bowen is the President and Funeral Director with Bowen Funeral Home, Inc.

         Walter H. Speidel. Mr. Speidel is a retired past President of Cohoes Savings Bank Bank.

         Harry L. Robinson. Mr. Robinson is a licensed attorney. He is, also, President and Chief Executive Officer of Cohoes Savings Bank Bank.

         R. Douglas Paton.  Mr. Paton is a retired Stockbroker.

         J. Timothy O'Hearn. Mr. O'Hearn is President of the Century House, Inc., a restaurant, food catering and lodging company.

         Chester C. DeLaMater. Mr. DeLaMater is a retired Executive Vice President and Secretary of Cohoes Savings Bank Bank.

         Peter G. Casabonne. Mr. Casabonne is a Managing Partner of Fuller Realty, Inc., a company which leases manufacturing and office space.

         Michael L. Crotty. Mr. Crotty is President of Capitol Equipment, Inc., which is a seller of heavy construction and recycling equipment.

         Donald A. Wilson. Mr. Wilson, a Certified Public Accountant, is President of Wilson & Stark CPA, PC.

         Frederick G. Field, Jr. Mr. Field is a retired Supervisor of the Town of Colonie. He is currently President of Capitol Hill Management, Inc., a company providing lobbying and management services to associations.

         Executive Officers Who Are Not Directors. Each of the executive officers of the Bank will retain his or her office in the converted Bank. Officers are elected annually by the Board of Trustees of the Bank. The business experience of the executive officers who are not also trustees is set forth below.

         Richard A. Ahl, age 50. Mr. Ahl is currently serving as Executive Vice President and Chief Financial Officer. Mr. Ahl joined the Bank in 1996. Mr. Ahl is a CPA with 20 years of financial and banking experience.

         Albert J.  Picchi,  age 36.  Mr.  Picchi is  currently  serving as Vice
President and Senior Loan Officer. Mr. Picchi joined the Bank in January of 1994. Mr. Picchi has 14 years of experience in the financial services industry.

Meetings and Committees of the Board of Trustees of the Bank

         The Bank's Board of Trustees meets on a monthly basis. The Board of Trustees met 13 times during fiscal 1998. During fiscal 1998, no trustee of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Trustee on which he or she served.

         The Bank has standing Executive, Loan Review, Nominating, Salary, Trustee Qualification and Examining Committees.

         The Executive Committee provides oversight of Board-related matters in-between regularly scheduled Board Meetings. In addition, the Committee has the authority to make investments, acquire or sell real estate and to take any other action not otherwise reserved for the Board of Trustees. The Executive Committee is comprised of five Trustees, which membership rotates each month. This committee did not meet during fiscal 1998.

         The Loan Review Committee is comprised of two trustees which rotates each month and Harry L. Robinson. This Committee oversees and reviews real estate loans between $500,001 and $749,000, and commercial business loans between $200,001 and $300,000.

         The Nominating Committee proposes nominations for Chairman and Vice Chairman of the Board, Officers, Trustee Emeriti and the appointment of the Bank's legal counsel. This committee is comprised of three trustees serving for a three year term, meeting once each year. The current members of the committee are Donald A. Wilson (Chairman), Frederick G. Field, Jr., and Duncan S. Mac Affer.

         The Salary Committee is comprised of three trustees serving for a three year term meeting once a quarter to review compensation and benefit practices of the Bank to ensure internal and external market competitiveness. The current members of the committee are J. Timothy O'Hearn (Chairman), Chester C. DeLaMater, and Peter G. Casabonne.

         The Trustee Qualification Committee is comprised of the three senior Trustees meeting as necessary to review candidates for the vacancies on the Board. The current members of the committee are Duncan S. Mac Affer (Chairman), Arthur E. Bowen, and Walter H. Speidel.

         The Examining Committee is comprised of three trustees serving for a three year term, meeting once a quarter to provide oversight to the Bank's Internal Audit Department and for the review of the Bank's annual audit report prepared by the Bank's independent auditors. The current members of the committee are Peter G. Casabonne (Chairman), Michael L. Crotty, and Donald A. Wilson.

Trustee Compensation

         Trustees of the Bank are paid a monthly fee for each board meeting attended of $2,625. Trustees receive $500 for each committee meeting attended.

Trustees Emeritus

         Under the Bank's Bylaws, a retiring Trustee may, with the approval of the Board of Trustees, serve as a Trustee Emeritus of the Bank. A Trustee
Emeritus is entitled to attend all meetings of the Board of Trustees, participate in all discussions and receive the same fees as a Trustee. Trustees Emeriti are not, however, entitled to vote or meet as a separate body. Robert L. Knoop and Charles R. Crotty currently serve as Trustees Emeritus of the Bank.

Executive Compensation

         The following table sets forth information concerning the compensation paid to the Bank's Chief Executive Officer and the Bank's only other executive officer whose salary and bonus for fiscal 1998 exceeded $100,000.

                                                   Summary Compensation Table
------------------------------------------------------------------------------------------------------------------------------
                                                                                     Long Term Compensation
                                                    Annual Compensation                      Awards
                                          --------------------------------------   --------------------------
                                                                   Other Annual    Restricted Stock   Options      All Other
 Name and Principal Position      Year    Salary($)   Bonus($)    Compensation($)    Award ($)(1)      (#)(1)   Compensation($)
--------------------------------  ----   ----------  ---------    --------------   ----------------   -------   --------------
Harry L. Robinson, President and  1998   $295,072(2) $59,063(2)        $---              N/A            N/A        $17,243(3)
Chief Executive Officer

Richard A. Ahl, Executive Vice    1998    146,224(2)  31,250(2)         ---              N/A            N/A          4,212(3)
President, Chief Financial
Officer and Secretary

----------
(1) As a mutual institution, the Bank does not have any stock options or restricted stock plans.
(2) $27,323 and $21,220 was deferred under the Bank's deferred salary arrangement for Mr. Robinson and Mr. Ahl, respectively. Both Mr. Robinson and Mr. Ahl elected to have their entire bonuses deferred.

(3) Includes 401(k) Savings and Profit-Sharing Plan contributions of $6,043 and $11,200, respectively, for Mr. Robinson and $2,849 and $1,363 respectively, for Mr. Ahl.


Employment Agreements

         Upon the Conversion, the Bank intends to enter into employment agreements with Harry L. Robinson, Richard A. Ahl and Albert J. Picchi of the Bank (individually, the "Executive") and the Holding Company intends to enter into employment agreements with Harry L. Robinson and Richard A. Ahl. The employment agreements are intended to ensure that the Bank and the Holding Company will be able to maintain a stable and competent management base after the Conversion. The continued success of the Bank and the Holding Company depends to a significant degree on the skills and competence of the above referenced officers.


         The employment agreements provide for either three-year or two-year terms for each Executive. The terms of the employment agreements shall be extended on a daily basis at the Holding Company and annually at the Bank, subject to an annual prior performance review by the Board of Directors, unless written notice of non-renewal is given by the Board of Directors. The employment agreements provide that the executive's base salary will be reviewed annually. The base salary which will be effective for such Employment Agreement for Harry
L. Robinson and Richard A. Ahl will be $400,000 and $200,000, respectively. In addition to the base salary, the employment agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The agreements provide for termination by the Bank or the Holding Company for cause, as defined in the employment agreements, at any time. In the event the Bank or the Holding Company chooses to terminate the executive's employment for reasons other than for cause, or in the event of the executive's resignation from the Bank and the Holding Company upon; (i) failure to re-elect the executive to his current offices; (ii) a material change in the executive's functions, duties or responsibilities; (iii) a reduction in the benefits and perquisites being provided to the executive under the Employment Agreement; (iv) liquidation or dissolution of the Bank or the Holding Company; or (v) a breach of the agreement by the Bank or the Holding Company, the executive or, in the event of death, his beneficiary would be entitled to receive an amount equal to the remaining base salary payments due to the executive for the remaining term of the Employment Agreement and the contributions that would have been made on the executive's behalf to any employee benefit plans of the Bank and the Holding Company during the remaining term of the agreement. The Bank and the Holding Company would also continue and pay for the executive's life, health, dental and disability coverage for the remaining term of the Agreement. Upon any termination of the executive, other than following a change in control, the executive is subject to a one year non-competition agreement.

         Under the employment agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Holding Company, the executive or, in the event of the executive's death, his beneficiary, would be entitled to the payment of base salary, plan contributions and other forms of compensation to which the executive is entitled for the remaining term of the Employment Agreement, plus a severance payment equal to the greater of: (i) the payments due for the remaining terms of the agreement; or (ii) three times the average of the five preceding taxable years' annual compensation. The Bank and the Holding Company would also continue the executive's life, health, and disability coverage for thirty-six months in the case of Messrs. Robinson and Ahl and twenty-four months in the case of Mr. Picchi. Under the employment agreements, a voluntary termination following a change in control means the executive's voluntary resignation following any demotion, loss of title, office authority or responsibility, a reduction in compensation or benefits or relocation. Notwithstanding that both the Bank and Holding Company employment agreements provide for a severance payment in the event of a change in control, the executive would only be entitled to receive a severance payment under one agreement.

     Payments to the executive under the Bank's Employment Agreement will be guaranteed by the Holding Company in the event that payments or benefits are not paid by the Bank. Payment under the Holding Company's Employment Agreement would be made by the Holding Company. The Holding Company's Employment Agreement also provides that the Holding Company will compensate the executive for excise taxes imposed on any "excess parachute payments," as defined under section 280G of the Code, made thereunder, and any additional income and excise taxes imposed as a result of such compensation. All reasonable costs and legal fees paid or incurred by the executive pursuant to any dispute or question of interpretation relating to the employment agreements shall be paid by the Bank or Holding Company, respectively, if the executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and the Holding Company shall indemnify the executive to the fullest extent allowable under New York and Delaware law, respectively. Assuming a change in control of the Bank or the Holding Company occurred effective June 30, 1998, the total amount of payments due under the Agreements, based solely on cash compensation paid to the officers who will receive employment agreements over the past five fiscal years and excluding any benefits under any employee benefit plan which may be payable, would be approximately $3.0 million.

Change in Control Agreements


         Upon Conversion, the Bank intends to enter into one-year Change in Control agreements with officers Kathleen Kelleher, Tammy Kimble, Johanna
Robbins and John G. Sturn of the Bank, none of whom will be covered by employment contracts. Commencing on the first anniversary date and continuing on each anniversary thereafter, the Bank Change in Control agreements may be renewed by the Board of Directors of the Bank for an additional year. The Bank's Change in Control agreements will provide that in the event voluntary or involuntary termination follows a change in control of the Holding Company or the Bank, the officer would be entitled to receive a severance payment equal to the officer's current annual compensation. The Bank would also continue and pay for the officer's life, health and disability coverage for twelve months following termination. Under the Change in Control agreements, a voluntary termination following a change in control means the executive's voluntary resignation following any demotion, loss of title, office authority or responsibility, a reduction in compensation or benefits or relocation. In the event of a change in control of the Holding Company or the Bank, the total payments that would be due under the Change in Control agreements, based solely on the current annual compensation paid to the officers covered by the Change in Control agreements and excluding any benefits under any employee benefit plan which may be payable, would be approximately $250,000.


Employee Severance Compensation Plan

         The Bank's Board of Directors intends to, upon Conversion, establish the Severance Plan which will provide eligible employees selected by the Board of Directors with severance pay benefits in the event of a change in control of the Bank or the Holding Company following Conversion. Management personnel with employment agreements or Change in Control agreements are not eligible to participate in the severance plan. Generally, employees are eligible to participate in the severance plan if they have completed at least one year of service with the Bank. The Severance Plan vests in each participant a contractual right to the benefits such participant is entitled to thereunder. Under the severance plan, in the event of a change in control of the Bank or the Holding Company, eligible employees who are terminated from or terminate their employment within one year (for reasons specified under the severance plan), will be entitled to receive a severance payment. If the participant, whose employment has terminated, has completed at least one year of service, the participant will be entitled to a cash severance payment equal to two weeks of annual compensation for each year of service up to a maximum of six months of annual compensation. Such payments may tend to discourage takeover attempts by increasing costs to be incurred by the Bank in the event of a takeover. In the event the provisions of the severance plan are triggered, the total amount of payments that would be due thereunder, based solely upon current salary levels, would be approximately $202,000. However, it is management's belief that substantially all of the Bank's employees would be retained in their current positions in the event of a change in control, and that any amount payable under the severance plan would be considerably less than the total amount that could possibly be paid under the severance plan.

Independent Compensation Expert

         Pursuant to NYBB regulations, an independent compensation expert must review the total compensation for the executive officers and trustees of the Bank as a whole and on an individual basis and determine whether such compensation is reasonable and proper in comparison to the compensation provided to executive officers, directors or trustees of similar publicly-traded financial institutions. William M. Mercer, Incorporated has conducted such review on behalf of the Bank and determined that, based upon published professional survey data of similarly situated publicly-traded financial institutions operating in the relevant markets, with respect to the total cash compensation for executive officers and total remuneration for trustees of the Bank, such compensation, viewed as a whole and on an individual basis, is reasonable and proper in comparison to the compensation provided to similarly situated publicly-traded financial institutions, and that, with respect to the amount of shares of Holding Company Common Stock to be reserved under the ESOP, and expected to be reserved under the RRP and the Stock Option and Incentive Plan, as a whole, such amounts reserved for granting are reasonable in comparison to similar publicly-traded financial institutions.

Benefit Plans

         General. The Bank currently provides health care benefits to its employees, including medical, dental and life insurance, subject to certain deductibles and copayments by employees.

         401(k) Savings and Profit-Sharing Plan. The Bank has a qualified, tax-exempt savings and profit-sharing plan with a cash or deferred feature qualifying under Section 401(k) of the Code (the "401(k) Plan"). All salaried employees who have attained age 21 and completed one year of employment, during which they worked at least 1,000 hours, are eligible to participate.

         Participants are permitted to make salary reduction contributions to the 401(k) Plan of between 2% to 15% of the participant's annual salary. Each participant's salary reduction contribution is matched by the Bank in an amount equal to 50% of the participant's before-tax contribution up to a maximum contribution by the Bank of 3% of such participant's annual salary for the Plan Year. All participant contributions and earnings are fully and immediately vested. All matching contributions are vested at a rate of 20% per year over a five year period commencing after one year of employment with the Bank. However, in the event of retirement, permanent disability or death, a participant will automatically become 100% vested in the value of all matching contributions and earnings thereon, regardless of the number of years of employment with the Bank.


         Participants may invest amounts contributed to their 401(k) Plan accounts in one or more investment options available under the 401(k) Plan in multiples of 10%. Changes in investment allocations among the funds are permitted on a continuous basis pursuant to procedures established by the Plan Administrator. Each participant receives a quarterly statement which provides information regarding, among other things, the market value of his investments and contributions made to the 401(k) Plan on his behalf. Participants are permitted to borrow against their account balance in the 401(k) Plan. For the year ended June 30, 1998, the Bank's contributions to the 401(k) Savings and Profit-Sharing Plan on behalf of Messrs. Robinson and Ahl were $17,243 and $4,212, respectively.

         Employee Stock Ownership Plan. The Board of Trustees of the Bank and the Board of Directors of the Holding Company have approved the adoption of an ESOP for the benefit of eligible employees of the Bank. The ESOP is designed to meet the requirements of an employee stock ownership plan as described at
Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA, and, as such, the ESOP is empowered to borrow in order to finance purchases of the Holding Company Common Stock.


         It is anticipated that the ESOP will be initially funded with a loan from the Holding Company and administered by ______________ of the Bank. The proceeds from this loan are expected to be used by the ESOP to purchase 8% of the Holding Company Common Stock issued in the Conversion, including shares issued to the Foundation. After the Conversion, as a qualified employee pension plan under Section 401(a) of the Code, the ESOP will be in the form of a stock bonus plan and will provide for contributions, predominantly in the form of either Holding Company Common Stock or cash, which will be used within a reasonable period after the date of contributions primarily to purchase the Holding Company Common Stock. The maximum tax-deductible contribution by the Bank in any year is an amount equal to the maximum amount that may be deducted by the Bank under Section 404 of the Code, subject to reduction based on contributions to other tax-qualified employee plans. Additionally, the Bank will not make contributions if such contributions would cause the Bank to violate its regulatory capital requirements. The assets of the ESOP will be invested primarily in Holding Company Common Stock. The Bank will receive a tax deduction equal to the amount it contributes to the ESOP.


         From time to time the ESOP may purchase additional shares of Holding Company Common Stock for the benefit of plan participants through purchases of outstanding shares in the market, upon the original issuance of additional shares by the Holding Company or upon the sale of shares held in treasury by the Holding Company. Such purchases, which are not currently contemplated, would be subject to then-applicable laws, regulations and market conditions.


         All employees of the Bank are eligible to participate in the ESOP after they attain age 21 and complete on year of service with the Bank. Employees will be credited for years of service to the Bank prior to the adoption of the ESOP for participation and vesting purposes. The Bank's contribution to the ESOP will be allocated among participants on the basis of compensation. Each participant's account will be credited with cash and shares of Holding Company Common Stock based upon compensation earned during the year with respect to which the contribution is made. A participant will become vested in his or her ESOP account at a rate of 20% per year and after completing five years of service a participant will be 100% vested in his or her ESOP account. ESOP participants are entitled to receive distributions from their ESOP accounts only upon termination of service. Distribution will be made in cash and in whole shares of Holding Company Common Stock. Fractional shares will be paid in cash. Participants will not incur a tax liability until a distribution is made. Since the ESOP shares are allocated to eligible employees of the Bank, any unallocated shares will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated shares so long as such vote is in accordance with the provisions of ERISA.

         Participating employees are entitled to instruct the trustee of the ESOP as to how to vote the shares held in their account ESOP shares that have not yet been allocated to participating employees are voted by the trustee in the same proporation as those shares allocated to and voted by participating employees. The trustee, who has dispositive power over the shares in the Plan, will not be affiliated with the Holding Company or the Bank. The ESOP may be amended by the Board of Directors of the Holding Company, except that no amendment may be made which would reduce the interest of any participant in the ESOP trust fund or divert any of the assets of the ESOP trust fund to purposes other than the benefit of participants or their beneficiaries.


         Stock Option and Incentive Plan. Among the benefits to the Bank and the Holding Company anticipated from the Conversion is the ability to attract and retain directors and key personnel through stock option and other stock-related incentive programs. A Stock Option and Incentive Plan is intended to be adopted by the Board of Directors of the Holding Company and then submitted to the Holding Company's stockholders for their approval (at a meeting to be held no earlier than six months following the Conversion).


         The Holding Company anticipates reserving an amount equal to 10% of the shares of Holding Company Common Stock issued in the Conversion, including shares issued to the Foundation (or 829,150 shares based upon the issuance of 8,291,500 shares at the maximum of the estimated valuation range), for issuance under the Stock Option and Incentive Plan. If the Holding Company implements an option plan within one year following completion of the Conversion, NYBB regulations provide that no individual officer or employee of the Bank may receive more than 25% of the options granted under the plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the options granted under the plan. NYBB and FDIC regulations also provide that the exercise price of any options granted under any such plan implemented after the Conversion must equal or exceed the market price of the Holding Company Common Stock as of the date of grant. Additionally, OTS regulations, as applied by the FDIC, provide that with respect to any stock option plan adopted within one year after Conversion, the vesting or the exercisability of any options granted under such a plan may not be accelerated except upon death or disability.

         It is anticipated that the Stock Option and Incentive Plan will allow for the granting of: (i) stock options for employees intended to qualify as incentive stock options under Section 422 of the Code ("Incentive Stock Options"), and (ii) options for all plan participants that do not qualify as incentive stock options ("Non-Statutory Stock Options") . All such awards will be granted at no cost to the recipient. Unless sooner terminated, the Stock Option and Incentive Plan will remain in effect for a period of fifteen years from the later of adoption by the Board of Directors or approval by the Holding Company's stockholders. Options granted pursuant to the Stock Option and Incentive Plan remain exercisable for a ten year period.


         The Stock Option and Incentive Plan will be administered by a committee (the "Compensation Committee") the members of which are each "non-employee directors," as defined in the SEC's regulations, and "outside directors," as defined under Section 162(m) of the Code and the regulations thereunder. The Compensation Committee will determine which directors, officers and employees may receive options , whether such options will qualify as Incentive Stock Options, the number of shares subject to each option , the exercise price of each option, the manner of exercise of the options and the time when such options will become exercisable.

         Options granted pursuant to the Stock Option and Incentive Plan will remain exercisable for the lesser of (a) three years following such termination of service or (b) until the expiration of the Option by its terms, following the date on which a participant ceases to perform services for the Bank or the Holding Company, except in the event of death or disability, in which case options would accelerate and become fully vested and remain exercisable for up to one year thereafter, or such longer period as determined by the Compensation Committee. However, any Incentive Stock Option exercised more than three months following the date on which an employee ceased to perform services as an employee, other than termination due to death or disability, would not be treated for tax purposes as an Incentive Stock Option. It is intended that the Stock Option Plan would provide that the Compensation Committee, if requested by the optionee, could elect, in exchange for vested options, to pay the optionee, or beneficiary in the event of death, the amount by which the fair market value of the Holding Company Common Stock exceeds the exercise price of the options on the date of the employee's termination of employment.

         Recognition and Retention Plan. Following consummation of the Conversion, the Board of Directors of the Holding Company intends to adopt a RRP for directors, officers and employees. The objective of the RRP will be to enable the Holding Company to provide directors, officers and employees with a proprietary interest in the Holding Company as an incentive to contribute to its success. Awards made pursuant to the RRP will be granted to eligible participants based on their position and responsibilities to the Holding Company or the Bank, the value of their services to the Holding Company and the Bank, length of service and other factors the compensation committee may deem relevant at the time such awards are made. The Holding Company intends to present the RRP to stockholders for their approval at a meeting of stockholders which, pursuant to applicable NYBB and FDIC regulations, may be held no earlier than six months subsequent to completion of the Conversion.


         The RRP will be administered by the Compensation Committee of the Board of Directors. The Holding Company will contribute funds to the RRP to enable it to acquire in the open market or from authorized but unissued shares, following stockholder ratification of such plan, an amount of stock equal to 4% of the shares of Holding Company Common Stock issued in the Conversion, including shares issued to the Foundation (representing 331,660 shares in the aggregate at the maximum of the estimated valuation range, having a value of $3,316,600 based on the Offering Price per share of $10.00). Although no specific award determinations have been made, the Holding Company anticipates that it will provide stock awards at no cost to participants, the directors, executive officers and employees of the Holding Company or the Bank or their affiliates to the extent permitted by applicable regulations. NYBB regulations provide that, to the extent the Holding Company implements the RRP within one year after Conversion, no individual employee may receive more than 25% of the shares of any plan and non-employee directors may not receive more than 5% of any plan individually or 30% in the aggregate for all directors. Additionally, OTS regulations, as applied by the FDIC, provide that Awards granted under the RRP may not be accelerated except upon death or disability for plans adopted within one year after Conversion.

     Under the terms of the proposed RRP, awards ("Awards") can be granted to key employees in the form of shares of Holding Company Common Stock held by the RRP. Awards are non-transferable and non-assignable. Recipients will earn (i.e., become vested in), in equal installments over a five year period, the shares of Holding Company Common Stock covered by the Award.

     Benefit Restoration Plan. The Holding Company also maintains a non-qualified deferred compensation plan, known as the Benefit Restoration Plan. The Benefit Restoration Plan provides certain officers and highly compensated executives of the Holding Company and the Bank with supplemental retirement income when such amounts cannot be paid from the tax-qualified 401(k) Plan or ESOP. Participants in the Benefit Restoration Plan receive a benefit equal to the amount they would have received under the 401(k) Plan and the ESOP, but for reductions in such benefits imposed by operation of Sections 401(a)(17), 401(m), 401(k)(3), 402(g) and 415 of the Code. In addition, the Benefit Restoration Plan is intended to make up benefits lost under the ESOP allocation procedures to certain Participants named by the Compensation Committee who retire prior to the complete repayment of the ESOP loan. At the retirement of a Participant, the restored ESOP benefits under the Benefit Restoration Plan are determined by first: (i) projecting the number of shares that would have been allocated to the Participant under the ESOP if they had been employed throughout the period of the ESOP loan (measured from the Participant's first date of ESOP participation); and (ii) first reducing the number determined by (i) above by the number of shares actually allocated to the Participant's account under the ESOP; and second, by multiplying the number of shares that represent the difference between such figures by the average fair market value of the Common Stock over the preceding five years. Benefit Restoration Plan Participant's benefits are payable upon the retirement or other termination of service of the Participant in the form of a lump sum. Payment of a deceased Participant's benefits will be made to his or her designated beneficiary.

Certain Transactions

     The Bank follows a policy of granting loans to the Bank's employees and residential loans and mortgages to officers. The loans to executive officers and trustees are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, in accordance with the Bank's underwriting guidelines and do not involve more than the normal risk of collectibility or present other unfavorable features. All loans to executive officers cannot exceed $25,000 or 5% of the Bank's capital and unimpaired surplus, whichever is greater, unless a majority of the Board of Trustees approves the credit in advance and the individual requesting the credit abstains from voting. Under the Bank's policy the Bank will not make preferred rate loans to executive officers, directors, or employees. All loans by the Bank to its directors and executive officers are subject to regulations restricting loans and other transactions with affiliated persons of the Bank. Federal law currently requires that all loans to directors and executive officers be made on terms and conditions comparable to those for similar transactions with non-affiliates. At June 30, 1998 there were no loans outstanding to any trustee or executive officer of the Bank.

Proposed Purchases by Executive Officers and Trustees

         The following table sets forth the number of shares of Common Stock that the executive officers and trustees, and their associates, propose to purchase in the Offerings, assuming shares of Common Stock are issued at $10.00 per share at the minimum ($59,500,000) and maximum ($80,500,000) of the Estimated Valuation Range and that sufficient shares will be available to satisfy their orders. The table also sets forth the total expected beneficial ownership of Common Stock as to all trustees and executive officers as a group.

                                                        At the Minimum of the           At the Maximum of the
                                                      Estimated Valuation Range(1)    Estimated Valuation Range(1)
                                                      ----------------------------    ----------------------------
                                                      Number of    As a Percent of    Number of     As a Percent of
                Name                    Amount          Shares      Shares Offered      Shares      Shares Offered
-------------------------------      ----------       ---------    ---------------    ---------     --------------

Duncan S. Mac Affer .............    $       --              --%          --               --%          --
Arthur E. Bowen .................       180,000          18,000          0.3           18,000          0.2
Walter H. Speidel ...............       200,000          20,000          0.3           20,000          0.2
Harry L. Robinson ...............       500,000          50,000          0.8           50,000          0.6
Donald A. Wilson ................        75,000           7,500          0.1            7,500          0.1
Frederick G. Field, Jr ..........        80,000           8,000          0.1            8,000          0.1
R. Douglas Paton ................       300,000          30,000          0.5           30,000          0.4
J. Timothy O'Hearn ..............       250,000          25,000          0.4           25,000          0.3
Chester C. DeLaMater ............       250,000          25,000          0.4           25,000          0.3
Peter G. Casabonne ..............            --              --           --               --           --
Michael L. Crotty ...............       125,000          12,500          0.2           12,500          0.2
Richard A. Ahl ..................       300,000          30,000          0.5           30,000          0.4
Albert J. Picchi ................       150,000          15,000          0.3           15,000          0.2
                                     ----------      ----------          ---      -----------          ---
All directors and executive
officers as a group (13 persons)     $2,410,000         241,000          4.1%         241,000          3.0%
                                     ==========      ==========          ===       ==========          ===

---------

(1) Includes proposed subscriptions, if any, by associates. Does not include subscription orders by the ESOP. Intended purchases by the ESOP are expected to be 8% of the shares issued in the Conversion, including shares issued to the Foundation. Also does not include shares to be contributed to the Foundation equal to 3% of the Holding Company Common Stock sold or 178,500 and 241,500 shares at the minimum and the maximum, respectively of the Estimated Valuation Range, Holding Company Common Stock which may be awarded under the RRP to be adopted equal to 4% of the Holding Company Common Stock issued in the Conversion, including shares issued to the Foundation (or 245,140 shares and 331,660 shares at the minimum and the maximum, respectively, of the Estimated Valuation Range), and Holding Company Common Stock which may be purchased pursuant to options which may be granted under the Stock Option and Incentive Plan equal to 10% of the number of shares of Common stock issued in the Conversion, including shares issued to the Foundation (or 612,850 shares or 829,150 shares at the minimum and the maximum, respectively, of the Estimated Valuation Range.)


         The trustees and executive officers of the Bank are purchasing in the aggregate approximately 3.0% of the shares of the Holding Company Common Stock at the maximum of the Estimated Valuation Range. In addition, the ESOP intends to purchase 8% of the Holding Company Common Stock to be issued in the Conversion, including shares to be issued to the Foundation. Additionally, if, the proposed RRP and Stock Options Plan are implemented, the Holding Company expects to acquire 4% of the Holding Company Common Stock issued in the Conversion, including shares to be issued to the Foundation, on behalf of the RRP and expects to issue an amount equal to 10% of the Holding Company Common Stock issued in the Conversion, including shares to be issued to the Foundation, under the Stock Option Plan to directors, executive officers and employees. As a result, assuming the RRP and Stock Option Plan are implemented, the directors, executive officers and employees have the potential to control the voting of approximately 25% of the Holding Company Common Stock, on a fully diluted basis at the maximum of the Estimated Valuation Range, thereby enabling them to prevent the approval of transactions requiring the approval of at least 80% of the Holding Company's outstanding shares of voting stock.

                                 THE CONVERSION

         THE BOARD OF TRUSTEES OF THE BANK AND THE SUPERINTENDENT OF BANKS OF THE STATE OF NEW YORK HAVE APPROVED THE PLAN OF CONVERSION, SUBJECT TO APPROVAL BY THE BANK'S DEPOSITORS ENTITLED TO VOTE ON THE PLAN AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. SUCH APPROVAL, HOWEVER, DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY THE SUPERINTENDENT.

General

         On May 21, 1998, the Bank's Board of Trustees unanimously adopted the Plan of Conversion pursuant to which the Bank will be converted from a New York mutual savings bank to a New York stock savings bank. It is currently intended that all of the outstanding capital stock issued by the Bank pursuant to the Plan will be held by the Holding Company, which is incorporated under Delaware law. The Plan was approved by the Superintendent, and the Bank has received a notice of intent not to object to the Plan from the FDIC, subject to, among other things, approval of the Plan by the Bank's voting depositors. A special meeting of depositors has been called for this purpose to be held on _________________________, 1998.

         The Holding Company has received approval from the OTS to become a savings and loan holding company and to acquire all of the capital stock of the Bank to be issued in the Conversion. The Holding Company plans to retain 50% of the net proceeds from the sale of the Conversion Shares and to use the remaining net proceeds to purchase all of the then issued and outstanding capital stock of the Bank. The Conversion will be effected only upon completion of the sale of all of the shares of Holding Company Common Stock to be issued pursuant to the Plan.

         The Plan provides that the Board of Trustees of the Bank may, at any time prior to the issuance of the Holding Company Common Stock and for any reason, decide not to use the holding company form of organization. Such reasons may include possible delays resulting from overlapping regulatory processing or policies which could adversely affect the Bank's or the Holding Company's ability to consummate the Conversion and transact its business as contemplated herein and in accordance with the Bank's operating policies. In the event such a decision is made, the Bank will withdraw the Holding Company's registration statement from the SEC and take steps necessary to complete the Conversion without the Holding Company, including filing any necessary documents with the Department and the FDIC. In such event, and provided there is no regulatory action, directive or other consideration upon which basis the Bank determines not to complete the Conversion, if permitted by the Department, the Bank will issue and sell the common stock of the Bank and subscribers will be notified of the elimination of a holding company and will be solicited (i.e., be permitted to affirm their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their funds will be promptly refunded with interest at the Bank's passbook rate of interest; or be permitted to modify or rescind their subscriptions), and notified of the time period within which the subscriber must affirmatively notify the Bank of such subscriber's intention to affirm, modify or rescind such subscriber's subscription. The following description of the Plan assumes that a holding company form of organization will be used in the Conversion. In the event that a holding company form of organization is not used, all other pertinent terms of the Plan as described below will apply to the Conversion of the Bank from the mutual to stock form of organization and the sale of the Bank's common stock.

         The Plan provides generally that (i) the Bank will convert from a mutual savings bank to a capital stock savings bank and (ii) the Holding Company will offer shares of Holding Company Common Stock for sale in the Subscription Offering to the Bank's Eligible Account Holders, Employee Plans, including the ESOP and Supplemental Eligible

Account Holders. The Plan also provides that shares not subscribed for in the Subscription Offering may be offered in a Community Offering to certain members of the general public. It is anticipated that all shares not subscribed for in the Subscription and Community Offerings will be offered for sale by the Holding Company to the general public in a Syndicated Community Offering. The Holding Company and the Bank have reserved the right to accept or reject, in whole or in part, any orders to purchase shares of the Holding Company Common Stock received in the Community Offering or in the Syndicated Community Offering. See "-Community Offering" and "- Syndicated Community Offering."

         The aggregate price of the shares of Holding Company Common Stock to be issued in the Conversion within the Estimated Valuation Range, currently estimated to be between $59,500,000 and $80,500,000 is based upon an independent appraisal of the estimated pro forma market value of the Holding Company Common Stock prepared by RP Financial, a consulting firm experienced in the valuation and appraisal of savings institutions. All shares of Holding Company Common Stock to be issued and sold in the Conversion will be sold at the same price. The independent appraisal will be affirmed or, if necessary, updated at the completion of the Offerings. See "- Stock Pricing" for additional information as to the determination of the estimated pro forma market value of the Holding Company Common Stock.

         The following is a brief summary of pertinent aspects of the Plan. The summary is qualified in its entirety by reference to the provisions of the Plan. A copy of the Plan is available from the Bank upon written request and is available for inspection at the offices of the Bank and at the office of the Superintendent. The Plan is also filed as an Exhibit to the Registration Statement of which this Prospectus is a part, copies of which may be obtained from the SEC.

Purposes of Conversion

         The Bank, as a New York mutual savings bank, does not have stockholders and has no authority to issue capital stock. By converting to the capital stock form of organization, the Bank will be structured in the form used by commercial banks, other business entities and a growing number of savings institutions. The Conversion will be important to the future growth and performance of the Bank by providing a larger capital base on which the Bank may operate, enhanced future access to capital markets, enhanced ability to diversify into other financial services related activities and enhanced ability to render services to the public.

         The holding company form of organization, if used, would provide additional flexibility to diversify the Bank's business activities through newly-formed subsidiaries, or through acquisitions of or Mergers with both mutual and stock institutions, as well as other companies. Although there are no current arrangements, understandings or agreements, written or oral, regarding any such opportunities, the Holding Company will be in a position after the
Conversion, subject to regulatory limitations and the Holding Company's financial position, to take advantage of any such opportunities that may arise. While there are benefits associated with the holding company form of organization, such form of organization may involve additional costs associated with its maintenance and regulation as a savings and loan holding company, such as additional administrative expenses, taxes and regulatory filings or examination fees.


         The potential impact of the Conversion upon the Bank's capital base is significant. The Bank had Tier I Leverage Capital of $53.3 million, or 10.13% of assets, at June 30, 1998. Assuming that $78,572,400 of net proceeds are realized from the sale of Holding Company Common Stock (being the maximum of the Estimated Valuation Range established by the Board of Directors based on the Valuation Range which has been estimated by RP Financial to be from a minimum of $59,500,000 to a maximum of $80,500,000 (see "Pro Forma Data" for the basis of this assumption)) and assuming that $39,286,200 of the net proceeds are used by the Holding Company to purchase the capital stock of the Bank, the Bank's Tier I Leverage capital ratio, on a pro forma basis, will increase to 15.35% after the Conversion. The investment of the net proceeds from the sale of the Holding Company Common Stock will provide the Bank with additional income to further enhance its capital position. The additional capital may also assist the Bank in offering new programs and expanded services to its customers.

         After completion of the Conversion, the unissued common and preferred stock authorized by the Holding Company's Certificate of Incorporation will permit the Holding Company, subject to market conditions and regulatory approval, to raise additional equity capital through further sales of securities and to issue securities in connection with possible acquisitions. At the present time, the Holding Company has no plans with respect to additional offerings of securities, other than the issuance of additional shares to the Foundation or upon exercise of stock options granted pursuant to the Stock Option and Incentive Plan or the possible issuance of authorized but unissued shares pursuant to the RRP. Following the Conversion, the Holding Company will also be able to use stock-related incentive programs to attract and retain executive and other personnel for itself and its subsidiaries. See "Management of the Bank - Executive Compensation."

Effects of Conversion

         General. Each depositor in a mutual savings bank has both a deposit account in the institution and a pro rata ownership interest in the equity of the institution based upon the balance in such depositor's account, which interest may only be realized in the event of a liquidation of the institution. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in the equity of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes such an account receives the balance in the account but receives nothing for such depositor's ownership interest in the equity of the institution, which is lost to the extent that the balance in the account is reduced.

         Consequently, depositors of a mutual savings bank have no way to realize the value of their ownership interest, which has realizable value only in the unlikely event that the mutual savings bank is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves after other claims, including claims of depositors to the amounts of their deposits, are paid.

         When  a  mutual   savings  bank  converts  to  stock  form,   permanent
non-withdrawable capital stock is created to represent the ownership of the institution's equity and the former pro rata ownership of, depositors is thereafter represented exclusively by their liquidation rights. See "-- Liquidation Rights." Such common stock is separate and apart from deposit accounts and cannot be and is not insured by the FDIC or any other governmental agency. Certificates are issued to evidence ownership of the capital stock. The stock certificates are transferable, and, therefore, the stock may be sold or traded if a purchaser is available with no effect on any account the seller may hold in the institution.

         Continuity. While the Conversion is being accomplished, and after the consummation of the Conversion, the normal business of the Bank of accepting deposits and making loans will continue without interruption. The Bank will continue to be subject to regulation by the Superintendent and the FDIC. After Conversion, the Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff.

         The trustees serving the Bank immediately before the Conversion will serve as directors of the Bank after the Conversion. The directors of the Holding Company will consist of all of the individuals currently serving on the Board of Trustees of the Bank. It is anticipated that all officers of the Bank serving immediately before the Conversion will retain their positions after the Conversion. See "Management of the Holding Company" and "Management of the Bank."

         Deposit Accounts and Loans. Under the Plan, each depositor in the Bank and at the time of Conversion will automatically continue as a depositor after the Conversion, and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms, except to the extent affected by withdrawals made to purchase Holding Company Common Stock in the Conversion. See "-- Procedure for Purchasing Shares in Subscription and Community Offerings." Each such account will be insured by the FDIC to the same extent as before the Conversion (i.e., up to $100,000 per depositor). Depositors will continue to hold their existing certificates of deposit, passbooks and other evidences of their accounts.

         Furthermore, no loan outstanding from the Bank will be affected by the Conversion, and the amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the Conversion.

         Voting Rights. In its current mutual form, voting rights and control of the Bank are vested exclusively in the Board of Trustees. After the Conversion, direction of the Bank will be under the control of the Board of Directors of the Bank. The Holding Company, as the holder of all of the outstanding capital stock of the Bank, will have exclusive voting rights with respect to any matters concerning the Bank requiring stockholder approval, including the election of directors of the Bank.

         After the Conversion, subject to the rights of the holders of preferred stock that may be issued in the future, the holders of the Holding Company Common Stock will have exclusive voting rights with respect to any matters concerning the Holding Company. Each holder of Holding Company Common Stock will, subject to the restrictions and limitations set forth in the Holding Company's Certificate of Incorporation discussed below, be entitled to vote on any matters to be considered by the Holding Company's stockholders, including the election of directors of the Holding Company.

         Liquidation Rights. In the unlikely event of a complete liquidation of the Bank in its present mutual form, each depositor would receive such depositor's pro rata share of any assets of the Bank remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of such depositor's deposit account was to the total value of all deposit accounts in the Bank at the time of liquidation. After the Conversion, each depositor, in the event of a complete liquidation, would have a claim as a creditor of the same general priority as the claims of all other general creditors of the Bank. However, except as described below, such depositor's claim would be solely in the amount of the balance in such depositor's deposit account plus accrued interest. Such depositor would not have an interest in the value or assets of the Bank above that amount.

         The Plan provides for the establishment, upon the completion of the Conversion, of a special "liquidation account" (which is a memorandum account only) for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the surplus and reserves of the Bank as of the date of its latest balance sheet contained in the final Prospectus used in connection with the Conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder, if such account holder were to continue to maintain such account holder's deposit account at the Bank, would be entitled, on a complete liquidation of the Bank after the Conversion, to an interest in the liquidation account prior to any payment to the stockholders of the Bank, whether or not such Eligible Account Holder or Supplemental Eligible Account Holder purchased Holding Company Common Stock in the Conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, including passbook accounts, demand accounts, money market deposit accounts and time deposits, with an aggregate balance of $100 or more held in the Bank on March 31, 1997 (with respect to an Eligible Account Holder) and September 30, 1998 (with respect to a Supplemental Eligible Account Holder) (each a "Qualifying Deposit"). Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account for such account holder's deposit accounts based on the proportion that the aggregate balance of such person's Qualifying Deposits on the Eligibility Record Date or Supplemental Eligibility Record Date, as applicable, bore to the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders.

         If, however, on any annual closing date (i.e., the anniversary of the Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable) of the Bank, commencing on or after the effective date of the Conversion, the amount in any deposit account is less than the amount in such deposit account on March 31, 1997 (with respect to an Eligible Account Holder), or September 30, 1998 (with respect to a Supplemental Eligible Account Holder), or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. For purposes of the liquidation account, time deposit accounts shall be deemed to be closed upon maturity regardless of renewal. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to the Holding Company as the sole stockholder of the Bank.

         Tax Aspects. Consummation of the Conversion is expressly conditioned upon the receipt by the Bank of either a favorable ruling from the IRS and New York taxing authorities or opinions of counsel with respect to federal and New York income taxation, to the effect that the Conversion will not be a taxable transaction to the Holding Company, the Bank, Eligible Account Holders or Supplemental Eligible Account Holders, except as noted below.

         No private ruling will be received from the IRS with respect to the proposed Conversion. Instead, the Bank has received an opinion of its counsel, Silver, Freedman & Taff, L.L.P., based on customary certificates delivered by management of the Holding Company and the Bank, that for federal income tax purposes, among other matters: (i) the Bank's change in form from mutual to stock ownership will constitute a reorganization under section 368(a)(1)(F) of the Code, (ii) neither the Bank nor the Holding Company will recognize any gain or loss as a result of the Conversion; (iii) no gain or loss will be recognized by the Bank or the Holding Company upon the purchase of the Bank's capital stock by the Holding Company or by the Holding Company upon the purchase of its Holding Company Common Stock in the Conversion; (iv) no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Accounts Holders upon the issuance to them of deposit accounts in the Bank in its stock form plus their interests in the liquidation account in exchange for their deposit accounts in the Bank; (v) the tax basis of the depositors' deposit accounts in the Bank immediately after the Conversion will be the same as the basis of their deposit accounts

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immediately prior to the Conversion; (vi) the tax basis of each Eligible Account
Holder's and each Supplemental Eligible Account Holders interest in the liquidation account will be zero; (vii) no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the distribution to them of non-transferable subscription rights to purchase shares of the Holding Company Common Stock, provided, that the amount to be paid for the Holding Company Common Stock is equal to the fair market value of such stock; and (viii) the tax basis to the stockholders of the Holding Company Common Stock purchased in the Conversion pursuant to the subscription rights will be the amount paid therefor and the holding period for the shares of Holding Company Common Stock purchased by such persons will begin on the date on which their subscription rights are exercised.

         Arthur Andersen has also opined, subject to the limitations and qualifications in its opinion, that the Conversion will not be a taxable transaction to the Holding Company or to the Bank for New York income and franchise tax purposes or to Eligible Account Holders or to Supplemental Eligible Account Holders for New York income tax purposes. The opinions of Silver, Freedman & Taff, L.L.P. and Arthur Andersen have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

         Unlike private rulings, opinions of counsel or other professionals are not binding on the IRS or the New York taxing authorities and the IRS or the New York taxing authorities could disagree with conclusions reached therein. In the event of such disagreement, there can be no assurance that the IRS or the New York taxing authorities would not prevail in a judicial or administrative proceeding.


         Certain portions of both the federal and the state tax opinions are based upon the letter of RP Financial that subscription rights issued in connection with the Conversion will have no value. In the letter of RP Financial, which opinion is not binding on the IRS or the New York taxing authorities, the subscription rights do not have any value based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the Holding Company Common Stock at a price equal to its estimated fair market value, which will be the same price as the Purchase Price for the unsubscribed shares of Holding Company Common Stock. If the subscription rights granted to Eligible Account Holders, and Supplemental Eligible Account Holders are deemed to have an ascertainable value, such Eligible Account Holders and Supplemental Eligible Account Holders could be taxed upon the receipt or exercise of the subscription rights in an amount equal to such value, and the Bank could recognize gain on such distribution. Eligible Account Holders and Supplemental Eligible Account Holders are encouraged to consult with their own tax advisors as to the tax consequences in the event that such subscription rights are deemed to have an ascertainable value.


Establishment of Cohoes Savings Foundation

         General. In furtherance of the Bank's commitment to its local community, the Plan of Conversion provides for the establishment of a charitable foundation in connection with the Conversion. The Plan provides that the Bank and the Holding Company will incorporate the Foundation under Delaware law as a non-stock corporation and will fund the Foundation with Holding Company Common Stock, as further described below. The Holding Company and the Bank believe that the funding of the Foundation with Holding Company Common Stock is a means to establish a common bond between the Bank and its community, enabling the Bank's community to share in the potential growth and success of the Holding Company over the long term. By further enhancing the Bank's visibility and reputation in its local community, the Bank believes that the Foundation will enhance the long-term value of the Bank's community banking franchise. The Foundation will be dedicated to charitable purposes within the Bank's local community, including community development activities.

         Purpose of the Foundation. The purpose of the Foundation is to provide funding to support charitable causes and community development activities. In recent years, the Bank has emphasized community lending and community development activities within the Bank's local community. The Bank received a "satisfactory" CRA rating in its last CRA examination. The Bank intends to continue to emphasize community lending and community development activities following the Conversion. However, such activities are not the Bank's sole corporate purpose. The Foundation will be completely dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to the Bank. In this regard, the Board of Trustees believes the establishment of a charitable foundation is consistent with the Bank's commitment to community service. The Board further believes that the funding of the Foundation with Holding Company Common Stock is a means of enabling the Bank's community to share in the potential growth and success of the Holding Company long after completion of the Conversion. The Foundation will accomplish that goal by providing for continued ties between the Foundation and the Bank, thereby forming a partnership with the Bank's community. The establishment of the Foundation will also enable the Holding Company and the Bank to develop a unified charitable donation strategy and will centralize the responsibility for administration and allocation of corporate charitable funds. Charitable foundations have been formed by other financial institutions for this purpose, among others.

         Although the Board of Trustees of the Bank and the Board of Directors of the Holding Company have carefully considered each of the above factors, the establishment of a charitable foundation in connection with a mutual to stock Conversion is a relatively new concept that has been implemented by only a few other converting institutions. Accordingly, certain persons may raise challenges as to the validity of the establishment of the Foundation that, if not resolved promptly, could delay the consummation of the Conversion or result in the elimination of the Foundation.

         Structure of the Foundation. The Foundation was incorporated under Delaware law as a non-stock corporation. The Foundation's Certificate of Incorporation provides that it is organized exclusively for charitable purposes, including community development, as set forth in Section 501(c)(3) of the Code. The Foundation's Certificate of Incorporation further provides that no part of the net earnings of the Foundation will inure to the benefit of, or be distributable to its directors, officers or members. The Board of Directors of the Foundation will consist of four individuals who are officers or trustees of the Bank, and two individuals who are civic and community leaders within the Bank's local community. A Nominating Committee of such Board, which is to be comprised of a minimum of three members of the Board, will nominate individuals eligible for election to the Board of Directors. The members of the Foundation, who are comprised of its Board members, will elect the directors at the annual meeting of the Foundation from those nominated by the Nominating Committee. Only persons serving as directors of the Foundation qualify as members of the Foundation, with voting authority. Directors will be divided into three classes with each class appointed for three-year terms.

         The authority for the affairs of the Foundation will be vested in the Board of Directors of the Foundation. The directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations by the Foundation, consistent with the purposes for which the Foundation was established. Although no formal policy governing Foundation grants exists at this time, the Foundation's Board of Directors will adopt such a policy upon establishment of the Foundation. As directors of a non-profit corporation, directors of the Foundation will at all times be bound by their fiduciary duty to advance the Foundation's charitable goals, to protect the assets of the Foundation and to act in a manner consistent with the charitable purpose for which the Foundation is established. The directors of the Foundation will also be responsible for directing the activities of the Foundation, including the management of the Holding Company Common Stock held by the Foundation. However, as a condition to receiving the non-objection of the FDIC to the Bank's Conversion and the approval of the Conversion by the Superintendent, the Foundation will commit in writing to the FDIC and the Superintendent that all shares of Holding Company Common Stock held by the Foundation will be voted in the same ratio as all other shares of the Holding Company Common Stock on all proposals considered by stockholders of the Holding Company; provided, however, that, consistent with the condition, the FDIC and the Superintendent shall waive this voting restriction under certain circumstances if compliance with the voting restriction would: (i) cause a violation of the law of the State of Delaware; (ii) cause the Foundation to lose its tax-exempt status, or cause the IRS to deny the Foundation's request for a determination that it is an exempt organization or otherwise have a material and adverse tax consequence on the Foundation; or (iii) cause the Foundation to be subject to an excise tax under
Section 4941 of the Code. In order for the FDIC and the Superintendent to waive such voting restriction, the Holding Company's or the Foundation's legal counsel must render an opinion satisfactory to the FDIC and the Superintendent that compliance with the voting restriction would have an effect described in clauses
(i), (ii) or (iii) above. Under those circumstances, the FDIC and the Superintendent shall grant a waiver of the voting requirement upon submission of such legal opinion(s) by the Holding Company or the Foundation that are satisfactory to the FDIC and the Superintendent. In the event that the FDIC and the Superintendent were to waive such voting requirement, the directors would direct the voting of the Holding Company Common Stock held by the Foundation. However, the Superintendent may, in the case of a waiver, impose additional conditions regarding the composition of the Board of Directors. As of the date hereof, no event has occurred which would require the Holding Company to seek a waiver of the voting restriction.

         The Foundation's place of business will be located at the Bank's administrative offices and initially the Foundation is expected to have no employees but will utilize the staff of the Holding Company and the Bank. The Board of Directors of the Foundation will appoint such officers as may be necessary to manage the operations of the Foundation. In this regard, the Bank has provided the FDIC with a commitment that, to the extent applicable, the Bank will comply with the affiliate restrictions set forth in Sections 23A and 23B of the Federal Reserve Act with respect to any transactions between the Bank and the Foundation.

         The Holding Company intends to capitalize the Foundation with Holding Company Common Stock in an amount equal to 3% of the total amount of Holding
Company Common Stock to be sold in connection with the Conversion. At the minimum, midpoint and maximum of the Estimated Valuation Range, the contribution to the Foundation would equal 178,500, 210,000 and 241,500 shares, which would have a market value of $1.8 million, $2.1 million and $2.4 million, respectively, assuming the Purchase Price of $10.00 per share. The Holding Company and the Bank determined to fund the Foundation with Holding Company Common Stock rather than cash because it desired to form a bond with its community in a manner that would allow the community to share in the potential growth and success of the Holding Company and the Bank over the long term. The funding of the Foundation with stock also provides the Foundation with a potentially larger endowment than if the Holding Company contributed cash to the Foundation since, as a stockholder, the Foundation will share in the potential growth and success of the Holding Company. As such, the contribution of stock to the Foundation has the potential to provide a self-sustaining funding mechanism which reduces the amount of cash that the Holding Company, if it were not making the stock donation, would have to contribute to the Foundation in future years in order to maintain a level amount of charitable grants and donations.

         The Foundation will receive working capital from any dividends that may be paid on the Holding Company Common Stock in the future, and subject to applicable federal and state laws, loans collateralized by the Holding Company Common Stock or from the proceeds of the sale of any of the Holding Company Common Stock in the open market from time to time as may be permitted to provide the Foundation with additional liquidity. As a private foundation under Section 501(c)(3) of the Code, the Foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of Holding Company Common Stock by the Holding Company is that the amount of Holding Company Common Stock that may be sold by the Foundation in any one year shall not exceed 5% of the average market value of the assets held by the Foundation, except where the Board of Directors of the Foundation determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of the Foundation's assets and as such would jeopardize the Foundation's capacity to carry out its charitable purposes. Upon completion of the Conversion and the contribution of shares to the Foundation immediately following the Conversion, the Holding Company would have 6,128,500, 7,210,000and 8,291,500 shares issued and outstanding at the minimum, midpoint and maximum of the Estimated Valuation Range. Because the Holding Company will have an increased number of shares outstanding, the voting and ownership interests of stockholders in the Holding Company's common stock would be diluted by 2.9%, as compared to their interests in the Holding Company if the Foundation were not established. For additional discussion of the dilutive effect of the contribution of Holding Company Common Stock to the Foundation, see "Pro Forma Data."

         Tax Considerations. The Holding Company and the Bank have received an opinion of Silver, Freedman & Taff, L.L.P. that an organization created for the above purposes would qualify as an organization exempt from taxation under
Section 501(c)(3) of the Code, and would likely be classified as a private foundation. The Foundation will submit an application to the IRS to be recognized as an exempt organization. If the Foundation files such an application within 15 months from the date of its organization, and if the IRS approves the application, the effective date of the Foundation's status as a
Section 501(c)(3) organization will be retroactive to the date of its organization. Silver, Freedman & Taff, L.L.P., however, has not rendered any advice on the condition to the contribution to be agreed to by the Foundation which requires that all shares of Holding Company Common Stock held by the Foundation must be voted in the same ratio as all other outstanding shares of Holding Company Common Stock on all proposals considered by stockholders of the Holding Company. Consistent with this condition, in the event that the Holding Company or the Foundation receives an opinion of its legal counsel that compliance with this voting restriction would have the effect of causing the Foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the Foundation, or subject the Foundation to an excise tax for "self-dealing" under Section 4941 of the Code, the Holding Company would request a waiver from the FDIC and the Superintendent of such voting restriction upon submission by the Holding Company or the Foundation of a legal opinion(s) to that effect satisfactory to the FDIC and the Superintendent. However, no assurance can be given that such waiver would be granted. See "- Regulatory Conditions Imposed on the Foundation."

         Under the Code, the Holding Company is entitled to a deduction for charitable contributions in an amount not exceeding 10% of its taxable income (computed without regard to the contributions) for the year of the contribution, and any contributions in excess of the deductible amount may be carried forward and deducted in the Holding Company's five succeeding taxable years, subject, in each such year, to the 10% of taxable income limitation. The Holding Company and the Bank believe that the Conversion presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised in the Conversion. In making such a determination, the Holding Company and the Bank considered the dilutive impact of the contribution of Holding Company Common Stock to the Foundation on the amount of Holding Company Common Stock available to be offered for sale in the Conversion. Based on such consideration, the Holding Company and Bank believe that the contribution to the Foundation in excess of the 10% annual limitation is justified given the Bank's capital position and its earnings, the substantial additional capital being raised in the Conversion and the potential benefits of the Foundation to the Bank's community. In this regard assuming the sale of the Holding Company Common Stock at the maximum of the Estimated Valuation Range, the Holding Company would have pro forma consolidated capital of $87.1 million or 15.1% of pro forma consolidated assets and the Bank's pro forma leverage and risk-based capital ratios would be 11.01% and 21.20%, respectively. See
"Regulation - The Bank - Capital Requirements," "Capitalization," and "Comparison of Valuation and Pro Forma Information with No Stock Contribution." Thus, the amount of the contribution will not adversely impact the financial condition of the Holding Company and the Bank, and the Holding Company and the Bank therefore believe that the amount of the charitable contribution is reasonable and will not raise safety and soundness concerns.

         The Holding Company and the Bank have received the opinion of Silver, Freedman & Taff, L.L.P. that the Holding Company's contribution of its own stock to the Foundation would not constitute an act of self-dealing, and that the Holding Company will be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution, subject to the 10% of taxable income limitation. As discussed above, the Holding Company will be able to carry forward and deduct any portion of the contribution in excess of such 10% limitation for five years following the year of the contribution. If the Holding Company and the Foundation had been established in the fiscal year ended June 30, 1998, the Holding Company would have been entitled to a charitable contribution deduction in its taxable year ended December 31, 1998 of approximately $674,000 and would have been able to carry forward and deduct approximately $1.7 million over its next succeeding five taxable years (based on the Bank's estimated pre-tax income for 1998 and a contribution in 1998 of Holding Company Common Stock equal to $2.4 million). Assuming the close of the Offering at the maximum of the Estimated Valuation Range, the Holding Company estimates that the entire amount of the contribution should be deductible over a six-year period. Neither the Holding Company nor the Bank expect to make any further contributions to the Foundation within the first five years following the initial contribution. After that time, the Holding Company and the Bank may consider future contributions to the Foundation. Any such decisions would be based on an assessment of, among other factors, the financial condition of the Holding Company and the Bank at that time, the interests of stockholders and depositors of the Holding Company and the Bank, and the financial condition and operations of the Foundation.

         Although the Holding Company and the Bank have received the opinion of Silver, Freedman & Taff, L.L.P. that the Holding Company is entitled to a deduction for the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as an organization exempt from taxation under section 501(c)(3) of the Code or that the deduction will be permitted. If the IRS successfully maintains that the Foundation is not so exempt or that the deduction is not permitted, the Holding Company's tax benefit related to the contribution to the Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the IRS makes such a determination. See "Risk Factors - Establishment of the Charitable Foundation."

         In general, the income of a private foundation is exempt from federal and state taxation. However, investment income, such as interest, dividends and capital gains, will be subject to a federal excise tax of 2.0%. The Foundation will be required to make an annual filing with the IRS within four and one-half months after the close of the Foundation's taxable year to maintain its tax-exempt status. The Foundation will also be required to publish a notice that the annual information return will be available for public inspection for a period of 180 days after the date of such public notice. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the Foundation's managers, and a concise statement of the purpose of each grant. The Foundation will also be required to file an annual report with the Charities Bureau of the Office of the Attorney General of the State of New York.

         Regulatory Conditions Imposed on the Foundation. Establishment of the Foundation is subject to the following conditions to be agreed to by the Foundation in writing as a condition to receiving the FDIC's nonobjection of the Bank's Conversion and the approval of the Conversion by the Superintendent: (i) the Foundation will be subject to examination by the FDIC and the Superintendent; (ii) the Foundation must comply with supervisory directives imposed by the FDIC and the Superintendent; (iii) the Foundation will operate in accordance with written policies adopted by its Board of Directors, including a conflict of interest policy; and (iv) any shares of Holding Company Common Stock held by the Foundation must be voted in the same ratio as all other outstanding shares of Holding Company Common Stock on all proposals considered by stockholders of the Holding Company; provided, however that, consistent with this condition, the FDIC and the Superintendent shall waive this voting restriction under certain circumstances if compliance with the voting restriction would: (a) cause a violation of the law of the State of Delaware;
(b) would cause the Foundation to lose its tax-exempt status or otherwise have a material and adverse tax consequence on the Foundation; or (c) would cause the Foundation to be subject to an excise tax under Section 4941 of the Code. In order for the FDIC and the Superintendent to waive such voting restriction, the Holding Company's or the Foundation's legal counsel must render an opinion satisfactory to FDIC and the Superintendent that compliance with the voting restriction would have the effect described in clauses (a), (b) or (c) above. Under those circumstances, the FDIC and the Superintendent shall grant a waiver of the voting restriction upon submission of such opinion(s) by the Holding Company or the Foundation which are satisfactory to the FDIC and the Superintendent. There can be no assurances that a legal opinion addressing these issues will be rendered, or if rendered, that the FDIC and the Superintendent will grant an unconditional waiver of the voting restriction. If the Superintendent waives the voting restriction, the Department may (1) impose a condition that a certain portion of the members of the Foundation's Board of Directors shall be persons who are not directors, officers or employees of the Bank or the Holding Company or any affiliate thereof or (2) impose such other condition relating to control of the Holding Company Common Stock held by the Foundation as determined by the Department to be appropriate. In no event will the voting restriction survive the sale of shares of the Holding Company Common Stock held by the Foundation.

Required Approvals for the Conversion

         Various approvals of the Superintendent and the FDIC are required in order to consummate the Conversion. The Superintendent and the FDIC have approved the Plan of Conversion, subject to approval by the Bank's voting depositors. In addition, consummation of the Conversion is subject to OTS approval of the Holding Company's holding company application to acquire all of the Bank common stock . Applications for these approvals have been filed and are currently pending.

         Pursuant to Department and FDIC regulation, the Plan of Conversion must be approved by at least a majority of the total number of votes eligible to be cast by the Bank's voting depositors and by at least seventy-five percent (75%) in amount of deposit liabilities of Voting Depositors represented in person or by proxy at the special meeting to be held on _____________________, 1998 (the "Special Meeting").

         The Holding Company is required to make certain filings with state securities regulatory authorities in connection with the issuance of Holding Company Common Stock in the Conversion.

Certain Restrictions on Purchase or Transfer of Shares After the Conversion

         All Conversion Shares owned by any director or executive officer of the Holding Company and/or the Bank will be subject to a restriction that the shares not be sold for a period of one year following the Conversion, except in the event of the death of such director or executive officer or pursuant to a Merger or similar transaction approved by the Department and the FDIC. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within such time period of any certificate or record ownership of such shares other than as provided above is a violation of the restriction. Any shares of Holding Company Common Stock issued at a later date within this one year period as a stock dividend, stock split or otherwise with respect to such restricted stock will be subject to the same restrictions.

         Purchases of Holding Company Common Stock by directors, executive officers and their associates during the three-year period following completion of the Conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the Department and the FDIC. This restriction does not apply, however, to negotiated transactions involving more than 1% of the outstanding Holding Company Common Stock or to certain purchases of stock pursuant to an employee stock benefit plan.

         Pursuant to FDIC regulations, the Holding Company will generally be prohibited from repurchasing any shares of the Holding Company Common Stock within one year following the consummation of the Conversion, although the FDIC under its current policies may approve a request to repurchase shares of Holding Company Common Stock following the six-month anniversary of the Conversion. During the second and third years following consummation of the Conversion, the Holding Company may not repurchase any shares of its Holding Company Common Stock other than pursuant to (i) an offer to all stockholders on a pro rata basis which is approved by the FDIC; (ii) the repurchase of qualifying shares of a director, if any; (iii) purchases in the open market by a tax-qualified or non-tax-qualified employee stock benefit plan in an amount reasonable and appropriate to fund the plan; or (iv) purchases that are part of an open-market stock repurchase program not involving more than 5% of its outstanding capital stock during a 12- month period, if the repurchases do not cause the Bank to become undercapitalized and the Bank provides to the FDIC written notice containing a full description of the program to be undertaken and such program is not disapproved by the FDIC. The FDIC may permit stock repurchases in excess of such amounts prior to the third anniversary of the Conversion if exceptional circumstances are shown to exist.


         In addition, under proposed regulations of the NYBB, the Holding Company will generally be prohibited from repurchasing any shares of the Holding Company Common Stock within one year following the consummation of the Conversion, although the Superintendent may approve a request to repurchase shares of Holding Company Common Stock within the first year following Conversion. During the second and third years following consummation of the Conversion, the Holding Company may repurchase up to 5% of its outstanding common stock during a 12-month period. The Holding Company may repurchase in excess of 5% during a 12-month period with the prior permission of the Superintendent.


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


Liquidation Rights

         In the unlikely event of a complete liquidation of the Bank in its present mutual form, each depositor of the Bank would receive his pro rata share of any assets of the Bank remaining after payment of claims of all creditors including the claims of all depositors to the withdrawal value of their accounts. Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his or her deposit account was to the total value of all deposit accounts in the Bank at the time of liquidation. After the Conversion, each depositor, in the event of a complete liquidation of the Bank, would have a claim as a creditor of the same general priority as the claims of all other general creditors of the Bank. However, except as described below, his or her claim would be solely in the amount of the balance in his deposit account plus accrued interest. He or she would not have an interest in the value or assets of the Bank above that amount.


         The Plan provides for the establishment, upon the completion of the Conversion, of a special "Liquidation Account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the Bank's net worth as of the date of its latest statement of financial condition contained in the final prospectus utilized in the Conversion. This liquidation account is a memorandum accounts only. As of June 30, 1998, the initial balance of the liquidation account would be approximately $53.3 million. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he or she were to continue to maintain his or her deposit account at the Bank, would be entitled, upon a complete liquidation of the Bank after the Conversion, to an interest in the liquidation account prior to any payment to the Holding Company as the sole stockholder of the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, including passbook accounts, NOW accounts, money market deposit accounts, and certificates of deposit, held in the Bank at the close of business on March 31, 1997 or September 30, 1998, as the case may be. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account for each of his or her deposit accounts based on the proportion that the balance of each such deposit account on the March 31, 1997 Eligibility Record Date (or the September 30, 1998 Supplemental Eligibility Record Date, as the case may be) bore to the balance of all deposit accounts in the Bank on such dates.


         If, however, on any June 30 annual closing date of the Bank, commencing June 30, 1999, the amount in any deposit account is less than the amount in such deposit account on March 31, 1997 or September 30, 1998, as the case may be, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Any assets remaining after the claims of general creditors (including the claims of all depositors to the withdrawal value of their accounts) and the above liquidation rights of the Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to the Holding Company as the sole stockholder of the Bank.


                                  THE OFFERING

Stock Pricing

         The Plan of Conversion requires that the purchase price of the Holding Company Common Stock must be based on the appraised pro forma market value of the Holding Company Common Stock, as determined on the basis of an independent valuation. The Bank and the Holding Company have retained RP Financial to make such valuation. For its services in making such appraisal, RP Financial will receive a fee of $47,500, plus out-of-pocket expenses. The Bank and the Holding Company have agreed to indemnify RP Financial and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where RP Financial's liability results from its negligence or bad faith.

         An appraisal has been made by RP Financial in reliance upon the information contained in this Prospectus, including the financial statements. RP Financial also considered the following factors, among others: the present and projected operating results and financial condition of the Holding Company and the Bank, and the economic and demographic conditions in the Bank's existing market area; certain historical, financial and other information relating to the Bank; a comparative evaluation of the operating and financial statistics of the Bank with those of other similarly situated publicly-traded savings associations and savings institutions located in the Bank's market area and the State of New York; the aggregate size of the offering of the Holding Company Common Stock; the impact of the Conversion on the Bank's equity and earnings potential; the proposed dividend policy of the Holding Company and the Bank; and the trading market for securities of comparable institutions and general conditions in the market for such securities.

         On the basis of the foregoing, RP Financial has advised the Holding Company and the Bank that, in its opinion, dated as of September 4, 1998, and as updated as of October 23, 1998, the estimated pro forma market value of the Holding Company Common Stock ranged from a minimum of $59,500,000 to a maximum of $80,500,000 with a midpoint of $70,000,000. The Board of Trustees of the Bank held a meeting to review and discuss the appraisal report prepared by RP Financial. A representative of RP Financial participated in the meeting to explain the contents of the appraisal report. In connection with its review of the reasonableness and adequacy of such appraisal consistent with NYBB and FDIC regulations and policies, the Board of Trustees reviewed the methodology that RP Financial employed to determine the pro forma market value of the Holding
Company Common Stock and the appropriateness of the assumptions that RP Financial used in determining this value.

         Based upon the Valuation Range and the Purchase Price of $10.00 per share for the Holding Company Common Stock established by the Board of Trustees, the Board of Trustees has established the Estimated Valuation Range of $59,500,000 to $80,500,000, with a midpoint of $70,000,000, and the Holding
Company expects to issue between 5,950,000 and 8,050,000 shares of Holding Company Common Stock. The Estimated Valuation Range may be amended with the approval of the Superintendent and FDIC (if required), if necessitated by subsequent developments in the financial condition of the Holding Company or the Bank or market conditions generally.

         The valuation prepared by RP Financial is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing such shares. RP Financial did not independently verify the financial statements and other information provided by the Bank, nor did RP Financial value independently the assets or liabilities of the Bank. The valuation considers the Bank as a going concern and should not be considered as an indication of the liquidation value of the Bank. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing such shares in the Conversion will thereafter be able to sell such shares at prices at or above the Purchase Price or in the range of the foregoing valuation of the pro forma market value thereof.

         Following commencement of the Subscription Offering or Community Offering, if any, the maximum of the Estimated Valuation Range may be increased up to 15% and the number of shares of Holding Company Common Stock to be issued in the Conversion may be increased to 9,257,500 shares due to regulatory considerations, changes in the market and general financial and economic conditions, without the resolicitation of subscribers. See "-- Limitations on Common Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the Estimated Valuation Range to fill unfilled orders in the Subscription and Community Offerings.

         No sale of shares of Holding Company Common Stock may be consummated unless, prior to such consummation, RP Financial confirms to the Bank, Holding Company, Superintendent and FDIC that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, would cause RP Financial to conclude that the value of the Holding Company Common Stock at the price so determined is incompatible with its estimate of the pro forma market value of the Holding Company Common Stock at the conclusion of the Subscription Offering and Community Offering, if any.

         If, based on RP Financial's estimate, the pro forma market value of the Holding Company Common Stock, as of the date that RP Financial so confirms, is not more than 15% above the maximum and not less than the minimum of the Estimated Valuation Range then, (1) with the approval of the Superintendent, if required, and the FDIC, the number of shares of Holding Company Common Stock to be issued in the Conversion may be increased or decreased, pro rata to the increase or decrease in value, without resolicitation of subscriptions, to no more than 9,257,500 shares or no less than 5,950,000 shares, and (2) all shares purchased in the Subscription and Community Offerings will be purchased for the Purchase Price of $10.00 per share. If the number of shares issued in the Conversion is increased due to an increase of up to 15% in the Estimated Valuation Range to reflect changes in market or financial conditions, persons who subscribed for the maximum number of shares will not be given the opportunity to subscribe for an adjusted maximum number of shares, except for the Employee Plans which will be able to subscribe for such adjusted amount up to their 10% subscription. See "- Limitations on Common Stock Purchases."

         If the pro forma market value of the Holding Company Common Stock is either more than 15% above the maximum of the Estimated Valuation Range or less than the minimum of the Estimated Valuation Range, the Bank and the Holding
Company, after consulting with the Superintendent and the FDIC, may terminate the Plan and return all funds promptly with interest at the Bank's passbook rate of interest on payments made by check, draft or money order, extend or hold new Subscription and Community Offerings, establish a new Estimated Valuation Range, commence a resolicitation of subscribers or take such other actions as permitted by the Superintendent and the FDIC in order to complete the Conversion. In the event that a resolicitation is commenced, unless an affirmative response is received within a reasonable period of time, all funds will be promptly returned to investors as described above. A resolicitation, if any, following the conclusion of the Subscription and Community Offerings would not exceed 45 days unless such resolicitation is further extended by the Superintendent and the FDIC for periods of up to 60 days not to extend beyond _________________________, 2000.

         If all shares of Holding Company Common Stock are not sold through the Subscription and Community Offerings, then the Bank and the Holding Company expect to offer the remaining shares in a Syndicated Community

Offering, which would occur as soon as practicable following the close of the Subscription Offering or Community Offering, if any, but may commence during the Subscription Offering and Community Offering, if any, subject to the prior rights of subscribers. All shares of Holding Company Common Stock will be sold at the same price per share in the Syndicated Community Offering as in the Subscription and Community Offerings. See "--Syndicated Community Offering."

         No sale of shares of Holding Company Common Stock may be consummated unless, prior to such consummation, RP Financial confirms to the Bank, the Holding Company, Superintendent and the FDIC that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, including those which would be involved in a cancellation of the Syndicated Community Offering, would cause RP Financial to conclude that the aggregate value of the Holding Company Common Stock at the Purchase Price is incompatible with its estimate of the pro forma market value of the Holding Company Common Stock of the Holding Company at the time of the Syndicated Community Offering. Any change which would result in an aggregate purchase price which is below, or more than 15% above, the Estimated Valuation Range would be subject to Superintendent and FDIC approval. If such confirmation is not received, the Bank may extend the Conversion, extend, reopen or commence new Subscription and Community Offerings or a Syndicated Community Offering, establish a new Estimated Valuation Range and commence a resolicitation of all subscribers with the approval of the Superintendent and FDIC or take such other actions as permitted by the Superintendent and FDIC in order to complete the Conversion, or terminate the Plan and cancel the Subscription and Community Offerings and/or the Syndicated Community Offering. In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the Estimated Valuation Range or more than 15% above the maximum of such range, and the Holding Company and the Bank determine to continue the Conversion, subscribers will be resolicited (i.e., be permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Bank's passbook rate of interest, or be permitted to decrease or cancel their subscriptions). Any change in the Estimated Valuation Range must be approved by the Superintendent and FDIC. A resolicitation, if any, following the conclusion of the Subscription Offering or the Community Offering would not exceed 45 days, or if following the Syndicated Community Offering, 60 days, unless further extended by the Superintendent for periods up to 60 days not to extend beyond ______________________ , 2000. If such resolicitation is not effected, the Bank will return with interest all funds promptly at the Bank's passbook rate of interest on payments made by check, savings bank draft or money order.

         Copies of the appraisal report of RP Financial, including any amendments thereto, and the detailed memoran dum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the offices of the Bank and the other locations specified under "Additional Information."

Number of Shares to be Issued

         Depending upon market or financial conditions following the commencement of the Subscription Offering and Community Offering, if any, the total number of shares to be issued in the Conversion may be increased or decreased without a resolicitation of subscribers; provided, that the product of the total number of shares times the price per share is not below the minimum or more than 15% above the maximum of the Estimated Valuation Range, and the total number of shares to be issued in the Conversion is not less than 5,950,000 or greater than 8,050,000 (or 9,257,500 if the Estimated Valuation Range is increased by 15%).

         In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the Estimated Valuation Range or more than 15% above the maximum of such range, if the Plan is not terminated by the Holding Company and the Bank after consultation with the Superintendent and FDIC, purchasers will be resolicited (i.e., permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded, or be permitted to modify or rescind their subscriptions). Any change in the Estimated Valuation Range must be approved by the Superintendent and FDIC. If the number of shares issued in the Conversion is increased due to an increase of up to 15% in the Estimated Valuation Range to reflect changes in market or financial conditions, persons who subscribed for the maximum number of shares will not be given the opportunity to subscribe for an adjusted maximum number of shares, except for the Employee Plans, which will be able to subscribe for such adjusted amount up to their 10% subscription. See "-- Limitations on Common Stock Purchases."

         An increase in the number of shares to be issued in the Conversion as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and the Holding Company's pro forma net earnings and stockholders' equity on a per share basis while increasing pro forma net earnings and stockholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the Conversion would increase both a subscriber's ownership interest and the Holding Company's pro forma net earnings and stockholders' equity on a per share basis while decreasing pro forma net earnings and stockholders' equity on an aggregate basis. For a presentation of the effects of such changes see "Pro Forma Data."

         To fund the Foundation, the number of shares to be issued and outstanding as a result of the sale of Holding Company Common Stock in the Conversion will be increased by a number of shares equal to 3% of the Holding Company Common Stock sold in the Conversion. Assuming the sale of shares in the Offerings at the maximum of the Estimated Valuation Range, the Holding Company will contribute 241,500 shares of its Holding Company Common Stock from authorized but unissued shares to the Foundation immediately following the completion of the Conversion. In that event, the Holding Company will have total shares of Holding Company Common Stock outstanding of 8,291,500 shares. Funding the Foundation with authorized but unissued shares will have the effect of diluting the ownership and voting interests of persons purchasing shares in the Conversion by 2.9% since a greater number of shares will be outstanding upon completion of the Conversion than would be if the Foundation were not established. See "Pro Forma Data."

Subscription Offering and Subscription Rights

         In accordance with the Plan of Conversion, rights to subscribe for the purchase of Holding Company Common Stock have been granted under the Plan of Conversion to the following persons in the following order of descending priority: (1) depositors whose deposits in qualifying accounts in the Bank totaled $100 or more on March 31, 1997 ("Eligible Account Holders"); (2) the
Employee Plans, including the ESOP; and (3) depositors whose deposits in qualifying accounts in the Bank totaled $100 or more on September 30, 1998, other than (i) those depositors who would otherwise qualify as Eligible Account Holders or (ii) trustees or executive officers of the Bank or their Associates, (as defined herein) ("Supplemental Eligible Account Holders"). All subscriptions received will be subject to the availability of Holding Company Common Stock after satisfaction of all subscriptions of all persons having prior rights in the Subscription Offering and to the maximum and minimum purchase limitations set forth in the Plan of Conversion and as described below under "- Limitations on Common Stock Purchases."

         Priority 1: Eligible Account Holders. Each Eligible Account Holder will receive, without payment therefor, first priority, non-transferable subscription rights to subscribe for Holding Company Common Stock in the Subscription Offering up to the greatest of (i) the amount permitted to be purchased in the Community Offering, which amount is currently $250,000 of the Holding Company Common Stock offered, (ii) one-tenth of one percent (0.10%) of the total offering of shares of Holding Company Common Stock or (iii) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Holding Company Common Stock to be issued by a fraction the numerator of which is the amount of the Eligible Account Holder's qualifying deposit and the denominator of which is the total amount of qualifying deposits of all Eligible Account Holders ($______________________ ), in each case on the Eligibility Record Date, subject to the overall maximum and minimum purchase limitations and exclusive of an increase in the shares issued pursuant to an increase in the Estimated Valuation Range of up to 15%. See "- Limitations on Common Stock Purchases."

         In the event that Eligible Account Holders exercise subscription rights for a number of shares in excess of the total number of shares eligible for subscription, the shares will be allocated so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make such Eligible Account Holder's total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated among the remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all remaining Eligible Account Holders whose subscriptions remain unfilled.

         To ensure a proper allocation of stock, each Eligible Account Holder must list on his or her stock order form all accounts in which such Eligible Account Holder has an ownership interest. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. The subscription rights of Eligible Account Holders who are also trustees or executive officers of the Bank or their Associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the one-year period preceding the Eligibility Record Date.

         Priority 2: The Employee Plans. To the extent that there are sufficient shares remaining after satisfaction of the subscriptions by Eligible Account Holders, the Employee Plans, including the ESOP, will receive, without payment therefor, second priority, non-transferable subscription rights to purchase up to 10% of the Holding Company Common Stock to be issued in the Conversion, including shares to be issued to the Foundation, subject to the purchase limitations set forth in the Plan of Conversion and as described below under "- Limitations on Common Stock Purchases." As an Employee Plan, the ESOP intends to purchase 8% of the shares to be issued in the Conversion, or 490,280 shares and 663,320 shares, based on the issuance of 6,128,500 shares and 8,291,500 shares, respectively, at the minimum and the maximum of the Estimated Valuation Range, including the shares of Holding Company Common Stock to be issued to the Foundation. Subscriptions by the ESOP will not be aggregated with shares of Holding Company Common Stock purchased directly by or which are otherwise attributable to any other participants in the Subscription and Community Offerings, including subscriptions of any of the Bank's trustees, officers, employees or associates thereof. See "Management of the Bank--Benefit Plans--Employee Stock Ownership Plan."

         Priority 3.- Supplemental Eligible Account Holders. To the extent that there are sufficient shares remaining after satisfaction of the subscriptions by the Eligible Account Holders and Employee Plans, Supplemental Eligible Account Holders will receive, without payment therefor, third priority, non-transferable subscription rights to subscribe for Holding Company Common Stock in the Subscription Offering up to the greatest of (i) the amount permitted to be subscribed for in the Community Offering, which amount is currently $250,000 of the Holding Company Common Stock offered, (ii) one-tenth of one, percent (0.10%) of the total offering of shares of Holding Company Common Stock or (iii) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Holding Company Common Stock to be issued by a fraction of which the numerator is the amount of the Supplemental Eligible Account Holder's qualifying deposit and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders ($______________________), in each case on the Supplemental Eligibility Record Date, subject to the overall maximum and minimum purchase limitations and exclusive of an increase in the shares issued pursuant to an increase in the Estimated Valuation Range of up to 15%. See "--Limitations on Common Stock Purchases."

         In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of shares in excess of the total number of shares eligible for subscription, the shares will be allocated so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make such Supplemental Eligible Account Holder's total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated among the remaining subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all remaining Supplemental Eligible Account Holders whose subscriptions remain unfilled.

         To ensure a proper allocation of stock, each Supplemental Eligible Account Holder must list on his or her stock order form all accounts in which such Supplemental Eligible Account Holder has an ownership interest. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

         Expiration Date for the Subscription Offering. The Subscription Offering will expire at 12:00 noon, Eastern time, on ______________________, 1998, unless extended for an initial period of up to 45 days by the Bank or an additional 60 day periods with the approval of the Superintendent and if necessary, the FDIC. Subscription rights which have not been exercised prior to the Expiration Date will become void.

         The Bank will not execute orders until all shares of Holding Company Common Stock have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within 45 days after the Subscription Expiration

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



Date, unless such period is extended with the consent of the Superintendent, all funds delivered to the Bank pursuant to the Subscription Offering will be returned with interest promptly to the subscribers and all withdrawal authorizations will be canceled. If an extension beyond the 45-day period following the Subscription Expiration Date is granted, the Bank will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions. Each such extension may not exceed 60 days, and such extensions, in the aggregate, may not last beyond ______________________, 2000.

         Persons in Non-qualified States or Foreign Countries. The Holding Company and the Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan reside. However, the Bank and the Holding Company are not required to offer stock in the Subscription Offering to any person who resides in a foreign country.

Community Offering

         Upon completion of the Subscription Offering, to the extent that shares remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, the Employee Plans and the Supplemental Eligible
Account Holders, the Bank will offer shares pursuant to the Plan in the Community Offering to certain members of the general public to whom a copy of this prospectus has been delivered, with a preference given to those natural persons residing in the Local Community, the geographic area encompassing counties in which the Bank has offices, subject to the right of the Holding Company and the Bank to accept or reject any such orders, in whole or in part, in its sole discretion. The Community Offering, if any, shall commence upon the completion of the Subscription Offering and shall terminate seven days after the close of the Subscription Offering unless extended by the Bank and the Holding Company, with the approval of the Superintendent and the FDIC, if necessary. Such persons, together with associates of and persons acting in concert with such persons, may purchase up to $250,000 of Holding Company Common Stock subject to the maximum purchase limitation. See "- Limitations on Common Stock Purchases." This amount may be increased to up to a maximum of 5% or decreased to less than $250,000 of Holding Company Common Stock at the discretion of the Holding Company and the Bank. The opportunity to subscribe for shares of Holding Company Common Stock in the Community Offering category is subject to the right of the Bank and the Holding Company, in their sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the Expiration Date. However, no such rejection will be in contravention of any applicable law or regulation. If the Holding Company or the Bank rejects a subscription in part, the subscriber will not have the right to cancel the remainder of his or her subscription.

         Subject to the foregoing, if the amount of stock remaining is insufficient to fill the orders of subscribers in the Community Offering after completion of the Subscription and Community Offerings, such stock will be allocated first to each subscriber whose order is accepted by the Bank, in an amount equal to 2% of the shares offered in the Conversion.

Syndicated Community Offering

         As a final step in the Conversion, the Plan provides that, if feasible, all shares of Holding Company Common Stock not purchased in the Subscription Offering or the Community Offering, if any, will be offered for sale to the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be formed and managed by KBW acting as agent of the Holding Company. There are no known agreements between KBW and any broker-dealer in connection with a possible Syndicated Community Offering. The Holding Company and the Bank have reserved the right to reject orders in whole or in part in their sole discretion in the Syndicated Community Offering. However, no such rejection will be in contravention of any applicable law or regulation. If the Holding Company or the Bank rejects an order in part, the subscriber will not have the right to cancel the remainder of his or her subscription. Neither KBW nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Holding Company Common Stock in the Syndicated Community Offering; however, KBW has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

         The price at which Holding Company Common Stock is sold in the Syndicated Community Offering will be determined as described above under "- Stock Pricing." Subject to overall purchase limitations, no person, together with any associate or group of persons acting in concert, will be permitted to subscribe in the Syndicated Community

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Offering for more than 1% of the Holding  Company  Common  Stock  offered in the
Conversion; provided, however, that shares of Holding Company Common Stock purchased in the Community Offering by any persons, together with associates of or persons acting in concert with such persons, will be aggregated with purchases in the Syndicated Community Offering and be subject to a maximum purchase limitation of 1% of the Holding Company Common Stock offered.

         Payments made in the form of a check, bank draft, money order or in cash will earn interest at the Bank's passbook rate of interest from the date such payment is actually received by the Bank until completion or termination of the Conversion.

         In addition to the foregoing, if a syndicate of broker-dealers ("selected dealers") is formed to assist in the Syndicated Community Offering, a purchaser may pay for his or her shares with funds held by or deposited with a selected dealer. If an order form is executed and forwarded to the selected dealer or if the selected dealer is authorized to execute the order form on behalf of a purchaser, the selected dealer is required to forward the order form and funds to the Bank for deposit in a segregated account on or before noon of the business day following receipt of the order form or execution of the order form by the selected dealer. Alternatively, selected dealers may solicit indications of interest from their customers to place orders for shares. Such selected dealers shall subsequently contact their customers who indicated an interest and seek their confirmation as to their intent to purchase. Those indicating an intent to purchase shall execute order forms and forward them to their selected dealer or authorize the selected dealer to execute such forms. The selected dealer will acknowledge receipt of the order to its customer in writing on the following business day and will debit such customer's account on the third business day after the customer has confirmed his or her intent to purchase ("debit date") and on or before noon of the next business day following the debit date, will send order forms and funds to the Bank for deposit in a segregated account. Although purchasers' funds are not required to be in their accounts with selected dealers until the debit date, in the event that such alternative procedure is employed once a confirmation of an intent to purchase has been received by the selected dealer, the purchaser has no right to rescind his or her order.

         Certificates representing shares of Holding Company Common Stock purchased, together with any refund due, will be mailed to purchasers at the address specified in the order form, as soon as practicable following consummation of the sale of the Holding Company Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

         The Syndicated Community Offering will terminate no more than 45 days following the Subscription Expiration Date, unless extended by the Holding Company with the approval of the Superintendent and FDIC. Such extensions may not be beyond ____________, 2000. See "- Stock Pricing" above for a discussion of rights of subscribers, if any, in the event an extension is granted.

Marketing and Underwriting Arrangements

         The Bank and the Holding Company have engaged KBW as a financial and marketing advisor in connection with the offering of the Holding Company Common Stock and KBW has agreed to use its best efforts to assist the Holding Company with the solicitation of subscriptions and purchase orders for shares of Holding Company Common Stock in the Offerings. Based upon negotiations between the Bank and the Holding Company, KBW will receive a fee for services provided in connection with the Offerings equal to 1.20% of the aggregate Purchase Price of Holding Company Common Stock sold in the Offerings. No fees will be paid to KBW with respect to any shares of Holding Company Common Stock purchased by any trustee, director, executive officer or employee of the Bank or the Holding Company or members of their immediate families or any employee benefit plan of the Holding Company or the Bank. In the event of a Syndicated Community Offering, KBW will negotiate with the Holding Company for the receipt of an additional fee to be remitted to selected dealers under one or more selected dealer agreements to be entered into by KBW with certain dealers; provided, however, that the aggregate fees payable to KBW and any selected dealers in connection with any Syndicated Community Offering will not exceed 5.5% of the aggregate Purchase Price of the Holding Company Common Stock sold in the Syndicated Community Offering. Fees to KBW and to any other broker-dealer may be deemed to be underwriting fees and KBW and such broker-dealer may be deemed to be underwriters. KBW will also be reimbursed for its reasonable out-of pocket expenses, including legal fees and expenses, up to a

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



maximum of $75,000. Notwithstanding the foregoing, in the event the Offerings are not consummated or KBW ceases, under certain circumstances after the subscription solicitation activities are commenced, to provide assistance to the Holding Company, KBW will be entitled to reimbursement for its reasonable out-of-pocket expenses as described above. The Holding Company and the Bank have agreed to indemnify KBW for costs and expenses in connection with certain claims or liabilities related to or arising out of the services to be provided by KBW pursuant to its engagement by the Bank and the Holding Company as financial advisor in connection with the Conversion, including certain liabilities under the Securities Act. Total marketing fees to KBW are estimated to be $__________ million and $__________ million at the minimum and the maximum of the Estimated Valuation Range, respectively. See "Pro Forma Data" for the assumptions used to arrive at these estimates.

         Directors, trustees and executive officers of the Holding Company and the Bank may participate in the solicitation of offers to purchase Holding Company Common Stock. Questions of prospective purchasers will be directed to executive officers or registered representatives. Other employees of the Bank may participate in the Offerings in ministerial capacities or provide clerical work in effecting a sales transaction. Such other employees have been instructed not to solicit offers to purchase Holding Company Common Stock or provide advice regarding the purchase of Holding Company Common Stock. The Holding Company will rely on Rule 3a4-1 under the Exchange Act, and sales of Holding Company Common Stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, trustees, directors and employees to participate in the sale of Holding Company Common Stock. No officer, director or employee of the Holding Company or the Bank will be compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Holding Company Common Stock.

Procedure for Purchasing Shares in Subscription and Community Offerings

         To ensure that each purchaser receives a Prospectus at least 48 hours prior to the respective expiration dates for the Offerings, in accordance with Rule 15c2-8 of the Exchange Act, no Prospectus will be mailed later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the stock order form will confirm receipt or delivery in accordance with Rule 15c2-8. Stock order forms will only be distributed with a Prospectus and a certification form requiring each prospective investor to acknowledge, among other things, that the shares of Holding Company Common Stock are not insured by the Bank, the FDIC or any other governmental agency and that such prospective investor has received a copy of this Prospectus, which, among other things, describes the risks involved in the investment in the Holding Company Common Stock.

         To purchase  shares in the  Subscription  Offering  and, if a Community
Offering  is held,  the  Community  Offering,  an  executed  order form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from the Bank's deposit account (which may be given by completing the appropriate blanks in the stock order form), must be received by the Bank at its office by 12:00 noon, Eastern time, on the Expiration Date, in the case of the Subscription Offering, or 7 days after the close of the Subscription Offering, in the case of the Community Offering. Stock order forms which are not received by such time or are executed defectively or are received without full payment (or appropriate withdrawal instructions) are not required to be accepted. In addition, the Holding Company and Bank are not obligated to accept orders submitted on photocopied or facsimile order forms and will not accept order forms unaccompanied by an executed certification form. The Holding Company and the Bank have the power to waive or permit the correction of incomplete or improperly executed forms, but do not represent that they will do so. Once received, an executed order form may not be modified, amended or rescinded without the consent of the Bank unless the Conversion has not been completed within 45 days after the end of the Subscription and Community Offerings, unless such period has been extended.

         In order to ensure that Eligible Account Holders and Supplemental Eligible Account Holders are properly identified as to their stock purchase priorities, depositors must list all accounts on the stock order form giving all names in each account and the account numbers.

         Payment for subscriptions may be made (i) in cash if delivered in person to the office of the Bank, (ii) by check, bank draft or money order, or
(iii) by authorization of withdrawal from deposit accounts maintained with the Bank. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, cashier's check or money order

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



at the Bank's passbook rate of interest from the date payment is received until the completion or termination of the Conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Conversion, but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Conversion. Notwithstanding the foregoing, the Holding Company shall have the right, in its sole discretion, to permit institutional investors to submit irrevocable orders together with a legally binding commitment for payment and to thereafter pay for the shares of Holding Company Common Stock for which they subscribe in the Community Offering at any time prior to 48 hours before the completion of the Conversion.

         If a subscriber authorizes the Bank to withdraw the amount of the purchase price from such subscriber's deposit account, the Bank will do so as of the effective date of the Conversion. The Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will be converted into a passbook account and will earn interest at the passbook rate. Upon completion of the Conversion, funds withdrawn from depositors' accounts for stock purchases will no longer be insured by the FDIC.

         The ESOP will not be required to pay for the shares subscribed for at the time it subscribes but, rather, may pay for such shares of Holding Company Common Stock subscribed for at the Purchase Price upon consummation of the Offerings; provided, that there is in force from the time of its subscription until such time, a loan commitment acceptable to the Holding Company from an unrelated financial institution or the Holding Company to lend to the ESOP, at such time, the aggregate Purchase Price of the shares for which it subscribed. The Holding Company intends to provide such a loan to the ESOP.

         Owners of self-directed IRAs may use the assets of such IRAs to purchase shares of Holding Company Common Stock in the Subscription and Community Offerings. Persons with IRAs maintained at the Bank must have their accounts transferred to an unaffiliated institution or broker to purchase shares of Holding Company Common Stock in the Subscription and Community Offerings. In addition, the provisions of ERISA and IRS regulations require that officers, trustees and ten percent stockholders who use self-directed IRA funds to purchase shares of Holding Company Common Stock in the Subscription and Community Offerings make such purchases for the exclusive benefit of the IRAs.

         Certificates representing shares of Holding Company Common Stock purchased will be mailed to purchasers at the last address of such persons appearing on the records of the Bank, or to such other address specified in properly completed order forms, as soon as practicable following consummation of the sale of all shares of Holding Company Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

Restrictions on Transfer of Subscription Rights


         Prior to the completion of the Conversion, the NYBB Conversion regulations prohibit any person with subscription rights (i.e., the Eligible Account Holders, the Employee Plans and the Supplemental Eligible Account Holders) from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan or the shares of Holding Company Common Stock to be issued upon their exercise. Certificates representing shares of Holding Company Common Stock purchased in the Subscription Offering must be registered in the name of the Eligible Account Holder, Supplemental Eligible Account Holder, as the case may be. Joint registrations will be allowed only if the qualifying deposit account is so registered. Such rights may be exercised only by the person to whom they are granted and only for such person's account. Each person exercising such subscription rights will be required to certify that such person is purchasing shares solely for such person's own account and that such person has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or an intent to make an offer to purchase such subscription rights or shares of Holding Company Common Stock prior to the completion of the Conversion.

         The Bank and the Holding Company will pursue any and all legal and equitable remedies (including forfeiture) in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve the transfer of such rights.

Limitations on Holding Company Common Stock Purchases

         The Plan includes the following limitations on the number of shares of Holding Company Common Stock which may be purchased in the Conversion:

         (1) No subscription for fewer than 25 shares will be accepted;

         (2) Each Eligible Account Holder may subscribe for and purchase Holding Company Common Stock in the Subscription Offering in an amount up to the greatest of (a) the amount permitted to be purchased in the Community Offering, currently $250,000 of the Holding Company Common Stock offered, (b) one-tenth of one percent (0.10%) of the total offering of shares of Holding Company Common Stock or (c) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Holding Company Common Stock to be issued in the Conversion by a fraction the numerator of which is the amount of the qualifying deposit of the Eligible Account Holder and the denominator of which is the total amount of qualifying deposits of all Eligible Account Holders in each case on the Eligibility Record Date, subject to the overall limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Valuation Range of up to 15%;

         (3) The Employee Plans are permitted to purchase up to 10% of the shares of Holding Company Common Stock issued in the Conversion and as an Employee Plan, the ESOP intends to purchase 8% of the shares of Holding Company Common Stock issued in the Conversion, in each case, including shares to be issued to the Foundation;

         (4) Each Supplemental Eligible Account Holder may subscribe for and purchase Holding Company Common Stock in the Subscription Offering in an amount up to the greatest of (a) the amount permitted to be purchased in the Community Offering, currently $250,000 of the Holding Company Common Stock offered, (b) one-tenth of one percent (0.10%) of the total offering of shares of Holding Company Common Stock or (c) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Holding Company Common Stock to be issued in the Conversion by a fraction the numerator of which is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator of which is the total amount of qualifying deposits of all Supplemental Eligible Account Holders in each case on the Supplemental Eligibility Record Date, subject to the overall limitation in (8) below and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Valuation Range of up to 15%;

         (5) Persons purchasing shares of Holding Company Common Stock in the Community Offering, together with associates of and groups of persons acting in concert with such persons, may purchase Holding Company Common Stock in the Community Offering in an amount up to $250,000 of the Holding Company Common Stock offered in the Conversion subject to the overall limitation in (8) below;

         (6) Persons purchasing shares of Holding Company Common Stock in the Syndicated Community Offering, together with associates of and persons acting in concert with such persons, may purchase Holding Company Common Stock in the Syndicated Offering in an amount up to $250,000 of the shares of Holding Company Common Stock offered in the Conversion subject to the overall limitation in (8) below; provided, that shares of Holding Company Common Stock purchased in the Community Offering by any persons, together with associates of and persons acting in concert with such persons, will be aggregated with purchases by such persons in the Syndicated Community Offering in applying the $250,000 purchase limitation;


         (7) Eligible Account Holders, Supplemental Eligible Account Holders, and certain members of the general public may purchase stock in the Community Offering and Syndicated Community Offering subject to the purchase limitations described in (6) and (7) above; provided, that, except for the Employee Plans, the maximum number of shares of Holding Company Common Stock subscribed for or purchased in all categories of the

Conversion by any person, together with associates of and groups of persons acting in concert with such persons, shall not exceed 1.0% of the shares of Holding Company Common Stock offered for sale in the Conversion; and

         (8) The directors and officers of the Bank and their associates in the aggregate, excluding purchases by the Employee Plans, may purchase up to 25% of shares offered for sale in the Conversion.

         Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the depositors of the Bank, both the individual amount permitted to be subscribed for and the overall maximum purchase limitation may be increased to up to a maximum of 5% of the shares offered for sale in the Offering at the sole discretion of the Holding Company and the Bank. It is currently anticipated that the overall maximum purchase limitation may be increased if, after a Community Offering, the Holding Company has not received subscriptions for an aggregate amount equal to at least the minimum of the Estimated Valuation Range. If such amount is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of the Holding Company and the Bank may be, given the opportunity to increase their subscriptions up to the then applicable limit. Requests to purchase additional shares of Holding Company Common Stock under this provision will be determined by the Board of Directors of the Holding Company and the Board of Trustees of the Bank and, if approved, allocated on a pro rata basis giving priority in accordance with the priority rights set forth in the Plan and described herein.


         The overall maximum purchase limitation may not be reduced to less than 1.0%; the individual amount permitted to be subscribed for in the Offerings, however, may be reduced by the Bank to less than $250,000 of the Holding Company Common Stock offered. An individual Eligible Account Holder or Supplemental Eligible Account Holder may not purchase individually in the Subscription Offering the overall maximum purchase limitation of 1.0% of the shares offered for sale, but may make such purchase, together with associates of and persons acting in concert with such person, by also purchasing in other available categories of the Conversion, subject to availability of shares and the maximum overall purchase limitation for purchases in the Conversion.

         In the event of an increase in the total number of shares offered in the Conversion due to an increase in the Estimated Valuation Range of up to 15% ("Adjusted Maximum"), the additional shares will be allocated in the following order of priority in accordance with the Plan: (i) in the event that there is an oversubscription by Eligible Account Holders, to fill unfilled subscriptions of Eligible Account Holders; (ii) to fill the Employee Plans' subscription of up to 8% of the Adjusted Maximum number of shares; (iii) in the event that there is an oversubscription by Supplemental Eligible Account Holders, to fill unfilled subscriptions of Supplemental Eligible Account Holders; (iv) and to fill unfilled subscriptions in the Community Offering, each to the extent possible.


         The term "Associate" of a person is defined to mean: (i) any corporation or organization (other than the Holding Company, the Bank or a majority-owned subsidiary of the Bank) of which such person is an officer, partner or is directly or indirectly, either alone or with one or more members of his or her immediate family, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, except that the term "Associate" does not include any employee stock benefit plan maintained by the Holding Company or the Bank in which a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and except that, for purposes of aggregating total shares that may be acquired or held by officers and directors and their Associates, the term "Associate" does not include any tax-qualified employee stock benefit plan; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Holding Company or the Bank. Trustees, directors and officers are not treated as associates of each other solely by virtue of holding such positions. For a further discussion of limitations on purchases of a converting institution's stock at the time of Conversion and subsequent to Conversion, see "- Certain Restrictions on Purchase or Transfer of Shares After Conversion," "Management of the Bank - Subscriptions by Executive Officers and Directors" and "Restrictions on Acquisition of the Holding Company and the Bank."


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Interpretation, Amendment and Termination

         All interpretations of the Plan by the Board of the Bank will be final, subject to the authority of the Superintendent and FDIC. The Plan provides that, if deemed necessary or desirable by the Board of Trustees of the Bank, the Plan may be substantively amended prior to the solicitation of proxies from depositors by a vote of the Board of Trustees; amendment of the Plan thereafter requires the approval of the Superintendent and FDIC. The Plan will terminate if the sale of all shares of stock being offered pursuant to the Plan is not completed prior to 24 months after the date of the approval of the Plan by the Superintendent unless a longer time period is permitted by governing laws and regulations. The Plan may be terminated by a vote of the Board of Trustees of the Bank at any time prior to the Special Meeting, and thereafter by such a vote with the approval of the Superintendent and FDIC.


         RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY AND THE BANK

General

         The Bank's Plan of Conversion provides for the Conversion of the Bank from the mutual to the stock form of organization and, in connection therewith, a Restated Organization Certificate and Bylaws to be adopted by depositors of the Bank. The Plan also provides for the concurrent formation of a holding company, which form of organization may or may not be utilized at the option of the Board of Trustees of the Bank. See "The Conversion and the Merger General." In the event that the holding company form of organization is utilized, as described below, certain provisions in the Holding Company's Certificate of Incorporation and Bylaws and in its management remuneration plans and agreements entered into in connection with the Conversion, together with provisions of the DGCL, may have anti-takeover effects. In the event that the holding company form of organization is not utilized, the Bank's Restated Organization Certificate and Bylaws and management remuneration plans and agreements entered into in connection with the Conversion may have anti-takeover effects as described below. In addition, regulatory restrictions may make it difficult for persons or companies to acquire control of either the Holding Company or the Bank.

Restrictions in the Holding Company's Certificate of Incorporation and Bylaws

         The following discussion is a general summary of certain provisions of the Holding Company's Certificate of Incorporation and Bylaws and certain other statutory and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, that might have a potential "anti-takeover" effect. The Certificate of Incorporation and Bylaws of the Holding Company are filed as exhibits to the Registration Statement, of which this Prospectus is a part, and the descriptions herein of such documents are qualified in their entirety by reference to such documents. A number of provisions of the Holding Company's Certificate of Incorporation and Bylaws deal with matters of corporate governance and certain rights of stockholders. These provisions might have the effect of discouraging future takeover attempts which are not approved by the Board of Directors but which individual Holding Company stockholders may deem to be in their best interests or in which stockholders may receive substantial premiums for their shares over then current market prices. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. Such provisions will also render the removal of the current Board of Directors or management of the Holding Company more difficult. The following description of certain of the provisions of the Certificate of Incorporation and Bylaws of the Holding Company is necessarily general and reference should be made in each case to such Certificate of Incorporation and Bylaws, which are incorporated herein by reference. See "Additional Information" as to how to obtain a copy of these documents.

         Limitation on Voting Rights. The Certificate of Incorporation of the Holding Company provides that any record owner of any outstanding Holding Company Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Holding Company Common Stock ("Limit") shall be entitled or permitted to only one one-hundredth (1 /100) of a vote with respect of each share held in excess of the Limit. Beneficial ownership of shares includes shares beneficially owned by such person or any of his affiliates, shares which such person or his affiliates have the right to acquire upon the exercise of Conversion rights or options and shares as to which such person and his affiliates have or share investment or voting power, but shall not include shares beneficially owned by the ESOP or shares that are subject to a revocable proxy and that are not otherwise

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


beneficially owned or deemed by the Holding Company to be beneficially owned by such person and his affiliates. The Certificate of Incorporation further provides that this provision limiting voting rights may only be amended upon (i) the approval of the Board of Directors, and (ii) the affirmative vote of the holders of a majority of the total votes eligible to be cast by the holders of all outstanding shares of capital stock entitled to vote thereon and (iii) by the affirmative vote of either (1) not less than a majority of the authorized number of directors and, if one or more Interested Stockholders exist, by not less than a majority of the Disinterested Directors (as defined in the Certificate of Incorporation) or (2) the holders of not less than two-thirds of the total votes eligible to be cast by the holders of all outstanding shares of the capital stock of the Holding Company entitled to vote thereon and, if the amendment is proposed by or on behalf of an Interested Stockholder or a director who is an Affiliate or Associate of an Interested Stockholder, by the affirmative vote of the holders of not less than a majority of the total votes eligible to be cast by holders of all outstanding shares entitled to vote thereon not beneficially owned by an Interested Stockholder or an Affiliate or Associate thereof.

         Board of Directors. The Board of Directors of the Holding Company is divided into three classes, each of which shall contain approximately one-third of the total number of members of the Board. Each class shall serve a staggered term, with approximately one-third of the total number of directors being elected each year. The Holding Company's Certificate of Incorporation and Bylaws provide that the size of the Board shall be determined by a majority of the directors but shall not be less than seven nor more than 20. The Certificate of Incorporation and the Bylaws provide that any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors or resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled for the remainder of the unexpired term exclusively by a majority vote of the directors then in office. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of the Holding Company. The Certificate of Incorporation of the Holding Company provides that a director may be removed from the Board of Directors prior to the expiration of his term only for cause, upon the affirmative vote of at least 80% of the outstanding shares of voting stock. In the absence of these provisions, the vote of the holders of a majority of the shares could remove the entire Board, with or without cause, and replace it with persons of such holders' choice.

         Cumulative Voting, Special Meetings and Action by Written Consent. The Certificate of Incorporation does not provide for cumulative voting for any purpose. Moreover, special meetings of stockholders of the Holding Company may be called only by resolution of at least three-fourths of the Board of Directors then in office or by the Chairman, if one has been elected by the Board, or the Chief Executive Officer of the Holding Company. The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of the Holding Company may be taken only at an annual or special meeting and prohibits stockholder action by written consent in lieu of a meeting.

         Authorized Shares. The Certificate of Incorporation authorizes the issuance of thirty million (30,000,000) shares of capital stock, consisting of twenty-five million (25,000,000) shares of Holding Company Common Stock and five million (5,000,000) shares of preferred stock ("Preferred Stock"). The shares of Holding Company Common Stock and Preferred Stock were authorized in an amount greater than that to be issued in the Conversion to provide the Holding Company's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors, consistent with its fiduciary duty, to deter future attempts to gain control of the Holding Company. The Board of Directors also has sole authority to determine the terms of any one or more series of Preferred Stock, including voting rights, Conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred Stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a post- tender offer Merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. The Holding Company's Board of Directors currently has no plans for the issuance of additional shares, other than the issuance of additional shares pursuant to the terms of the RRP and upon exercise of stock options to be issued pursuant to the terms of the Stock Option Plan, all of which, if implemented prior to the first anniversary of the Conversion, will be presented to stockholders for approval at a meeting of stockholders to be held no earlier than six months after completion of the Conversion.


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         Stockholder  Vote  Required  to  Approve  Business   Combinations  with
Principal Stockholders. The Certificate of Incorporation requires the approval of the holders of at least 80% of the Holding Company's outstanding shares of voting stock, together with the affirmative vote of at least 50% of the Holding Company's outstanding shares of voting stock not beneficially owned by an
Interested   Stockholder  (as  defined  below)  to  approve  certain   "Business
Combinations," as defined therein, and related transactions. Under Delaware law, absent this provision, Business Combinations, including Mergers, consolidations and sales of all or substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of only a majority of the outstanding shares of Holding Company Common Stock and any other affected class of stock. Under the Certificate of Incorporation, at least 80% approval of stockholders is required in connection with any transaction involving an Interested Stockholder except (i) in cases where the proposed transaction has been approved in advance by a majority of those members of the Holding Company's Board of Directors who are unaffiliated with the Interested Stockholder and were directors prior to the time when the Interested Stockholder became an Interested Stockholder or (ii) if the proposed transaction meets
certain   conditions  set  forth  therein  which  are  designed  to  afford  the stockholders a fair price in consideration for their shares in which case, if a stockholder vote is required, approval of only a majority of the outstanding shares of voting stock would be sufficient. The term "Interested Stockholder" is defined to include any individual, corporation, partnership or other entity (other than the Holding Company or its subsidiary or any employee benefit plan maintained by the Holding Company or its subsidiary) which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of the Holding Company. This provision of the Certificate of Incorporation applies to any "Business Combination," which is defined to include
(i) any Merger or consolidation of the Holding Company or any of its subsidiaries with or into any Interested Stockholder or Affiliate (as defined in the Certificate of Incorporation) of an Interested Stockholder-, (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any Interested Stockholder or Affiliate of 5% or more of the assets of the Holding Company or combined assets of the Holding Company and its subsidiary; (iii) the issuance or transfer to any Interested Stockholder or its Affiliate by the Holding Company (or any subsidiary) of any securities of the Holding Company other than on a pro rata basis to all stockholders; (iv) the adoption of any plan for the liquidation or dissolution of the Holding Company proposed by or on
behalf  of  any   Interested   Stockholder   or  Affiliate   thereof,   (v)  any
reclassification of securities, recapitalization, Merger or consolidation of the Holding Company which has the effect of increasing the proportionate share of Holding Company Common Stock or any class of equity or convertible securities of the Holding Company owned directly or indirectly by an Interested Stockholder or Affiliate thereof-, and (vi) the acquisition by the Holding Company or its subsidiary of any securities of an Interested Stockholder or its Affiliates or Associates.


         The trustees and executive officers of the Bank are purchasing in the aggregate approximately 3.0% of the shares of the Holding Company Common Stock at the maximum of the Estimated Valuation Range. In addition, the ESOP intends to purchase 8% of the Holding Company Common Stock to be issued in the Conversion, including shares to be issued to the Foundation. Additionally, if, the proposed RRP and Stock Options Plan are implemented, the Holding Company expects to acquire 4% of the Holding Company Common Stock issued in the Conversion, including shares to be issued to the Foundation, on behalf of the RRP and expects to issue an amount equal to 10% of the Holding Company Common Stock issued in the Conversion, including shares to be issued to the Foundation, under the Stock Option Plan to directors, executive officers and employees. As a result, assuming the RRP and Stock Option Plan are implemented, the directors, executive officers and employees have the potential to control the voting of approximately 25% of the Holding Company Common Stock, on a fully diluted basis at the maximum of the Estimated Valuation Range, thereby enabling them to prevent the approval of the transactions requiring the approval of at least 80% of the Holding Company's outstanding shares of voting stock described herein above,


         Amendment of Certificate of Incorporation and Bylaws. The Certificate of Incorporation provides that certain provisions of the Certificate of Incorporation may not be altered, amended, repealed or rescinded without the affirmative vote of either (1) not less than a majority of the authorized number of directors and, if one or more Interested Stockholders exist, by not less than a majority of the Disinterested Directors (as defined in the Certificate of Incorporation) or (2) the holders of not less than two-thirds of the total votes eligible to be cast by the holders of all outstanding shares of the capital stock of the Holding Company entitled to vote thereon and, if the alteration, amendment, repeal, or rescission is proposed by or on behalf of an Interested Stockholder or a director who is an Affiliate or Associate of an Interested Stockholder, by the affirmative vote of the holders of not less than a majority of the total votes eligible to be cast by holders of all outstanding shares entitled to vote thereon not beneficially owned by an Interested Stockholder or an Affiliate or Associate thereof. Amendment of the provision relating to business

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combinations must also be approved by either (i) a majority of the Disinterested
Directors, or (ii) the affirmative vote of not less than eighty percent (80%) of the total number of votes eligible to be cast by the holders of all outstanding shares of the Voting Stock, voting together as a single class, together with the affirmative vote of not less than fifty percent (50%) of the total number of votes eligible to be cast by the holders of all outstanding shares of the Voting Stock not beneficially owned by any Interested Stockholder or Affiliate or Associate thereof, voting together as a single class. Furthermore, the Holding Company's Certificate of Incorporation provides that provisions of the Bylaws that contain supermajority voting requirements may not be altered, amended, repealed or rescinded without a vote of the Board or holders of capital stock entitled to vote thereon that is not less than the supermajority specified in such provision. Absent these provisions, the DGCL provides that a corporation's certificate of incorporation and bylaws may be amended by the holders of a majority of the corporation's outstanding capital stock. The Certificate of Incorporation also provides that the Board of Directors is authorized to make, alter, amend, rescind or repeal any of the Holding Company's bylaws in accordance with the terms thereof, regardless of whether the Bylaw was initially adopted by the stockholders. However, this authorization neither divests the stockholders of their right, nor limits their power to adopt, amend, rescind or repeal any Bylaw under the DGCL. These provisions could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through Bylaw amendments is an important element of the takeover strategy of the acquiror.

         Certain By-Law Provisions. The Bylaws of the Holding Company also require a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at an annual stockholder meeting to give approximately 90 days notice in advance of the anniversary of the prior year's annual stockholders' meeting to the Secretary of the Holding Company. The notice provision requires a stockholder who desires to raise new business to provide certain information to the Holding Company concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide the Holding Company with certain information concerning the nominee and the proposing stockholder.

Anti-Takeover Effects of the Holding Company's  Certificate of Incorporation and
  Bylaws and Certain Benefit Plans Adopted in the Conversion

         The provisions described above are intended to reduce the Holding Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of its Board of Directors. The provisions of the employment agreements, the ESOP, the RRP and the Stock Option and Incentive Plan to be established may also discourage takeover attempts by increasing the costs to be incurred by the Bank and the Holding Company in the event of a takeover. See "Management of the Bank--employment agreements," and "- Benefits - Employee Stock Ownership," "Benefits - Stock Option Plan" and "- Benefits - RRP."

         The Board of Directors believes that the provisions of the Certificate of Incorporation, Bylaws and management remuneration plans to be established are in the best interests of the Holding Company and its stockholders. An unsolicited non-negotiated proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of the Holding Company and its stockholders to encourage potential acquirers to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts, It is also the Board of Directors' view that these provisions should not discourage persons from proposing a Merger or other transaction at a price that reflects the true value of the Holding Company and that otherwise is in the best interests of all stockholders.

Delaware Corporate Law

         The State of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The takeover statute, which is codified in Section 203 of the DGCL ("Section 203"), is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

         In general, Section 203 provides that a "Person" (as defined therein) who owns 15% or more of the outstanding voting stock of a Delaware corporation (a "DGCL Interested Stockholder") may not consummate a Merger or other

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business  combination  transaction  with such corporation at any time during the three-year period following the date such "Person" became a DGCL Interested Stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including Mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

         The statute exempts the following transactions from the requirements of
Section 203: (i) any business combination if, prior to the date a person became a DGCL Interested Stockholder, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming a DGCL Interested Stockholder; (ii) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became a DGCL Interested Stockholder, with the number of shares outstanding calculated without regard to those shares owned by the corporation's directors who are also officers and by certain employee stock plans; (iii) any business combination with an Interested Stockholder that is approved by the Board of Directors and by a two-thirds vote of the outstanding voting stock not owned by the DGCL Interested Stockholder; and (iv) certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the Board of Directors. A corporation may exempt itself from the requirement of the statute by adopting an amendment to its Certificate of Incorporation or Bylaws electing not to be governed by Section 203 of the DGCL. At the present time, the Board of Directors does not intend to propose any such amendment.

Restrictions in the Bank's Restated Organization Certificate and Bylaws

         Although the Board of Trustees of the Bank is not aware of any effort that might be made to obtain control of the Bank after the Conversion, the Board of Directors believes that it is appropriate to adopt certain provisions permitted by the Banking Law and the Conversion regulations of the NYBB to protect the interests of the converted Bank and its stockholders from any hostile takeover. Such provisions may, indirectly, inhibit a change in control of the Holding Company, as the Bank's sole stockholder. See "Risk Factors - Certain Anti-Takeover Provisions."

         In the event that the Holding Company is not formed and the subscription rights are deemed to be subscriptions to purchase the common stock of the Bank, the provisions contained in the Restated Organization Certificate and Bylaws of the Bank, to be effective on the effective date of the Conversion, will govern corporate procedure and certain rights of stockholders. The anti-takeover effects of such provisions are generally similar to those described above for the Holding Company, except that the issuance of any additional capital stock of the Bank would require the prior approval of the NYBB, and the consent of the holders of two-thirds of the outstanding shares of capital stock of the Bank would be required prior to effecting a Merger of, or certain acquisitions of assets by, the Bank.

         Limitation on Voting Rights. The Bank's Restated Organization Certificate will contain a provision whereby the acquisition of or offer to acquire beneficial ownership of more than 10% of the issued and outstanding shares of any class of equity securities of the Bank by any person (i.e., any individual, corporation, group acting in concert, trust, partnership, joint stock company or similar organization), either directly or indirectly, will be prohibited for a period of three years following the date of completion of the Conversion. Any stock in excess of 10% acquired in violation of this provision will not be counted as outstanding for voting purposes. This limitation shall not apply to (a) any offer or sale with a view towards public resale made exclusively by the Bank to any underwriter acting on behalf of the Bank in connection with a public offering of the common stock of the Bank; (b) any corporation formed by the Bank in connection with its Conversion from mutual to stock form to acquire all of the shares of stock of the Bank to be issued in connection with such Conversion; or (c) any reclassification of securities (including any reverse stock split), or recapitalization of the Bank, or any Merger or consolidation of the Bank with any of its subsidiaries or any other transaction or reorganization (including a transaction in which the Bank shall form a holding company) that does not have the effect, directly or indirectly, of changing the beneficial ownership interests of the Bank's stockholders, other than pursuant to the exercise of any appraisal rights.

         In the event that holders of revocable proxies for more than 10% of the shares of the Holding Company Common Stock seek, among other things, to elect one-third or more of the Holding Company's Board of Directors, to cause the Holding Company's stockholders to approve the acquisition or corporate reorganization of the Holding Company or to exert a continuing influence on a material aspect of the business operations of the Holding Company,

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which actions could  indirectly  result in a change in control of the Bank,  the
Board of Directors of the Bank will be able to assert this provision of the Bank's Restated Organization Certificate against such holders. Although the Board of Directors of the Bank is not currently able to determine when and if it would assert this provision of the Bank's Restated Organization Certificate, the Bank's Board of Directors, in exercising its fiduciary duty, may assert this provision if it were deemed to be in the best interests of the Bank, the Holding Company and its stockholders. It is unclear, however, whether this provision, if asserted, would be successful against such persons in a proxy contest which could result in a change in control of the Bank indirectly through a change in control of the Holding Company.

         Board of Directors. The Board of Directors of the Bank is divided into three classes, each of which shall contain approximately one-third of the total number of members of the Board of Directors. Each class shall serve a staggered term, with approximately one-third of the total number of directors being elected each year. The staggered terms of the Bank's Board of Directors could have an anti-takeover effect by making it more difficult for a majority of shares to force an immediate change in the Board since only one-third of the Board is elected each year. The purpose of these provisions is to assure stability and continuity of management of the Bank in the years immediately following the Conversion. In addition, stockholders will not be permitted to cumulate their votes in the election of directors. The Restated Organization Certificate and Bylaws of the Bank provide that any director, or the entire Board of Directors, may be removed at any time, but only for cause and only by the affirmative vote of at least 80% of the outstanding shares of voting stock. The Restated Organization Certificate and Bylaws of the Bank also provide that any vacancy occurring in the Board of Directors, including any vacancy created by an increase in the number of directors, shall be filled by the stockholders of the Bank, except that vacancies not exceeding one-third of the entire Board of Directors may be filled by the affirmative vote of a majority of the directors then holding office.

         Preferred Stock. Although the Bank has no arrangements, understandings or plans at the present time, the Board of Directors believes that the availability of unissued shares of Preferred Stock will provide the Bank with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which may arise. In the event of a proposed Merger, tender offer or other attempt to gain control of the Bank of which management does not approve, it might be possible for the Bank's Board of Directors to authorize the issuance of one or more series of Preferred Stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of such Preferred Stock, therefore, may be to deter a future takeover attempt. The Bank's Board of Directors does not intend to issue any Preferred Stock except on terms which the Board deems to be in the best interests of the Bank and its then existing stockholders.

         Stockholder Vote Required for Certain Business Combinations. The Bank's Restated Organization Certificate contains provisions requiring a higher stockholder vote for certain business combinations, which provisions are substantially identical to those contained in the Holding Company's Certificate of Incorporation. See "- Restrictions in the Holding Company's Certificate of Incorporation and Bylaws - Stockholder Vote Required to Approve Business Combinations with Principal Stockholders."

         Evaluation of Offers. The Restated Organization Certificate of the Bank also provides that the Board of Directors of the Bank, when evaluating any offer to the Bank or to the stockholders of the Bank from another party relating to a change or potential change in control of the Bank, including, without limitation, any offer to (a) purchase for cash or exchange any securities or property for any outstanding equity securities of the Bank, (b) merge or consolidate the Bank with another corporation or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Bank, shall, in connection with the exercise of its judgment in determining what is in the best interest of the Bank and its stockholders, give due consideration not only to the price or other consideration being offered, but also to all other relevant factors including, without limitation, (1) both the long-term and the short-term interests of the Bank and its stockholders and (2) the effects that the Bank's actions may have in the short-term or in the long-term upon any of the following: (i) the prospects for potential growth, development, productivity and profitability of the Bank; (ii) the Bank's current employees; (iii) the Bank's retired employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the Bank; (iv) the Bank's customers and creditors; and (v) the ability of the Bank to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which is does business. By having these standards in the Restated Organization Certificate, the Board of Directors of the Bank may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would

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



not be in the best interests of the Bank, even if the price offered is significantly greater than the then market price of any equity security of the Bank.

         Amendment of Restated Organization Certificate and Bylaws. The Bank's Restated Organization Certificate provides that certain provisions of the Restated Organization Certificate may not be altered, amended, repealed or rescinded without the affirmative vote of either (i) not less than a majority of the authorized number of directors and, if one or more Interested Stockholders exist, by not less than a majority of the Disinterested Directors, or (ii) the holders of not less than two-thirds of the total votes eligible to be cast by the holders of all outstanding shares of capital stock entitled to vote thereon and, if the alteration, amendment, repeal or rescission is proposed by or on behalf of an Interested Stockholder or a director who is an Affiliate or Associate of an Interested Stockholder, the holders of not less than a majority of the total votes eligible to be cast by holders of all outstanding shares of capital stock entitled to vote thereon not beneficially owned by an Interested Stockholder or an Affiliate or Associate thereof.

         In addition, provisions of the Bylaws of the Bank that contain supermajority voting requirements may not be altered, amended, repealed or rescinded without a vote of the Board or holders of capital stock entitled to vote thereon that is not less than the supermajority specified in such provision.

Regulatory Restrictions

         New York State Banking Board Conversion Regulations. NYBB regulations prohibit any person, prior to the completion of the Conversion, from transferring, or from entering into any agreement or understanding to transfer, to the account of another, legal or beneficial ownership of the subscription rights issued under the Plan of Conversion or the Holding Company Common Stock to be issued upon their exercise. The NYBB regulations also prohibit any person, prior to the completion of the Conversion, from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or Holding Company Common Stock. See "The Conversion Restrictions on Transfer of Subscription Rights and Shares." For one year following the Conversion, NYBB regulations prohibit any person from acquiring or making an offer to acquire more than 10% of the stock of any converted savings institution, except with the prior approval of the Superintendent.

         OTS Regulations. In addition, any proposal to acquire 10% of any class of equity security of the Holding Company generally would be subject to approval by the OTS under the Change in Bank Control Act (the "CBCA") and the HOLA. The OTS requires all persons seeking control of a savings institution, either directly or indirectly through its holding company, to obtain regulatory approval prior to offering to obtain control. Federal law generally provides that no "person," acting directly or indirectly or through or in concert with one or more other persons, may acquire directly or indirectly "control," as that term is defined in OTS regulations, of an OTS-regulated savings and loan holding company without giving at least 60 days' written notice to the OTS and providing the OTS an opportunity to disapprove the proposed acquisition. Such acquisitions of control may be disapproved if it is determined, among other things, that (i) the acquisition would substantially lessen competition; (ii) the financial condition of the acquiring person might jeopardize the financial stability of the savings institution or prejudice the interests of its depositors; or (iii) the competency, experience or integrity of the acquiring person or the proposed management personnel indicates that it wold not be in the interest of the depositors or the public to permit the acquisition of control by such person. Such change in control restrictions on the acquisition of the holding company stock are not limited to a set time period but will apply for as long as the CBCA is in effect. Persons holding revocable or irrevocable proxies may be deemed to be beneficial owners of such securities under OTS regulations and therefore prohibited from voting all or the portion of such proxies in excess of 10% aggregate beneficial ownership limit. Such regulatory restrictions may prevent or inhibit proxy contests for control of the Holding Company or the Bank which have not received prior regulatory approval. Acquisitions of control of a savings bank are subject to the approval of the FDIC under the CBCA. However, transactions involving the Holding Company for which OTS approval must be sought under HOLA are exempted from this requirement.

         New York State Bank Holding Company Regulation. Under New York Banking Law, the prior approval of the NYBB is required before: (1) any action is taken that causes any company to become a bank holding company; (2) any action is taken that causes any banking institution to become or be merged or consolidated with a subsidiary of a bank holding company; (3) any bank holding company acquires direct or indirect ownership or control of more than 5% of

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


the voting stock of a banking institution; (4) any bank holding company or subsidiary thereof acquires all or substantially all of the assets of a banking institution; or (5) any action is taken that causes any bank holding company to merge or consolidate with another bank holding company. See "Regulation -- Holding Company Regulation -- New York State Holding Company Regulation." Accordingly, the prior approval of the NYBB would be required before any bank holding company, as defined in the banking law, could acquire 5% of more of the common stock of the Holding Company

         New York State Change in Control Regulation. Prior approval of the NYBB is also required before any action is taken that causes any company to acquire direct or indirect control of a banking institution. Control is presumed to exist if any company directly or indirectly owns, controls or holds with power to vote 10% or more of the voting stock of a banking institution or of any company that owns, controls or holds with power to vote 10% or more of the voting stock of a banking institution. Accordingly, prior approval of the NYBB would be required before any company could acquire 10% or more of the Holding Company Common Stock.

         Federal Reserve Board Regulations. In the event the Bank does not qualify to be QTL and does not elect to be treated as a "savings association" under Section 10 of HOLA, attempts to acquire control of the Bank become subject to regulations of the Federal Reserve Board under the CBCA.

               DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY

General


         The Holding Company is authorized to issue twenty-five million (25,000,000) shares of Holding Company Common Stock having a par value of $.0l per share and five million (5,000,000) shares of Preferred Stock having a par value of $.0l per share. In connection with the Conversion, the Holding Company currently expects to issue 8,050,000 shares of Holding Company Common Stock (or 9,257,500 in the event of an increase of 15% in the Estimated Valuation Range) and does not expect to issue any shares of Preferred Stock. Except as discussed above in "Restrictions on Acquisition of the Holding Company and the Bank," each share of the Holding Company Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Holding Company Common Stock. Upon payment of the Purchase Price for the Holding Company Common Stock, in accordance with the Plan, all such stock will be duly authorized, fully paid and non-assessable. The Holding Company Common Stock will represent non-withdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC.


Holding Company Common Stock

         Dividends. The Holding Company can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by the Holding Company is subject to limitations which are imposed by law and applicable regulation. See "Dividend Policy" and "Regulation and Supervi sion." The holders of Holding Company Common Stock will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Holding Company out of funds legally available therefor. If the Holding Company issues Preferred Stock, the holders thereof may have a priority over the holders of the Holding Company Common Stock with respect to dividends.

         Voting Rights. Upon Conversion, the holders of Holding Company Common Stock will possess exclusive voting rights in the Holding Company. They will elect the Holding Company's Board of Directors and act on such other matters as are required to be presented to them under Delaware law or the Holding Company's Certificate of Incorporation or as are otherwise presented to them by the Board of Directors. Except as discussed in "Restrictions on Acquisition of the Holding Company and the Bank," each holder of Holding Company Common Stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If the Holding Company issues Preferred Stock, holders of the Preferred Stock may also possess voting rights. Certain matters require an 80% or two-thirds stockholder vote. See "Restrictions on Acquisition of the Holding Company and the Bank."

         As a New York mutual savings bank, corporate powers and control of the Bank are vested in its Board of Trustees, who elect the officers of the Bank and who fill any vacancies on the Board of Trustees as it exists upon Conversion. Subsequent to Conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of the Bank, which owner will be the Holding Company, and voted at the direction of the Holding Company's Board of Directors. Consequently, the holders of the Holding Company Common Stock will not have direct control of the Bank.

         Liquidation. In the event of any liquidation, dissolution or winding up of the Bank, the Holding Company, as holder of the Bank's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account, which is a memorandum account only, to Eligible Account Holders and Supplemental Eligible Account Holders (see "The Conversion - Effects of Conversion - Liquidation Rights"), all assets of the Bank available for distribution in cash or in kind. In the event of liquidation, dissolution or winding up of the Holding Company, the holders of its Holding Company Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Holding Company available for distribution. If Preferred Stock is issued, the holders thereof may have a priority over the holders of the Holding Company Common Stock in the event of the liquidation or dissolution of the Holding Company.

         Preemptive Rights. Holders of the Holding Company Common Stock will not be entitled to preemptive rights with respect to any shares which may be issued. The Holding Company Common Stock is not subject to redemption.

Preferred Stock

         None of the shares of the Holding Company's authorized Preferred Stock will be issued in the Conversion. Such stock may be issued with such preferences and designations as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and Conversion rights which could dilute the voting strength of the holders of the Holding Company Common Stock and may assist management in impeding an unsolicited takeover or attempted change in control.

                    DESCRIPTION OF CAPITAL STOCK OF THE BANK

General

         The Restated Organization Certificate of the Bank, to be effective upon the Conversion, authorizes the issuance of capital stock consisting of twenty-five million (25,000,000) shares of common stock, par value $.0l per share, and five million (5,000,000) shares of preferred stock, par value $.01 per share, which preferred stock may be issued in series and classes having such rights, preferences, privileges and restrictions as the Board of Directors may determine. Except as discussed above in "Restrictions on Acquisition of the Holding Company and the Bank," each share of common stock of the Bank will have the same relative rights as, and will be identical in all respects with, each other share of common stock. After the Conversion, the Board of Directors will be authorized to approve the issuance of Holding Company Common Stock up to the amount authorized by the Restated Organization Certificate without the approval of the Bank's stockholders, except to the extent that such approval is required by governing law. All of the issued and outstanding common stock of the Bank will be held by the Holding Company as the Bank's sole stockholder. The capital stock of the Bank will represent non-withdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC.


Bank Common Stock


         Dividends. The holders of the Bank's common stock (the Holding Company upon consummation of the Conversion) will be entitled to receive and to share equally in such dividends as may be declared by the Board of Directors of the Bank out of funds legally available therefor. See "Dividend Policy" for certain restrictions on the payment of dividends and "Federal and State Taxation - Federal Taxation" for a discussion of the consequences of the payment of cash dividends from income appropriated to bad debt reserves.

         Voting Rights. Immediately after the Conversion, the holders of the Bank's common stock (the Holding Company upon consummation of the Conversion) will possess exclusive voting rights in the Bank. Each holder of shares of common stock will be entitled to one vote for each share held. Cumulation of votes will not be permitted. See "Restrictions on Acquisition of the Holding Company and the Bank - Anti-Takeover Effects of the Holding Company's Articles of Incorporation and Bylaws and Management Remuneration Plans Adopted in Conversion."

         Liquidation. In the event of any liquidation, dissolution, or winding up of the Bank, the holders of its common stock (the Holding Company upon consummation of the Conversion) will be entitled to receive, after payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon), and distribution of the balance in the special liquidation account, which is a memorandum account only, to Eligible Account Holders and Supplemental Eligible Account Holders (see "The Conversion - Effects of Conversion - Liquidation Rights"), all assets of the Bank available for distribution in cash or in kind. If preferred stock is issued subsequent to the Conversion, the holders thereof may also have priority over the holders of common stock in the event of liquidation or dissolution.

         Preemptive Rights and Redemption. Holders of the common stock of the Bank (the Holding Company upon consummation of the Conversion) will not be entitled to preemptive rights with respect to any shares of the Bank which may be issued. The common stock will not be subject to redemption. Upon receipt by the Bank of the full specified purchase price therefor, the common stock will be fully paid and non-assessable.

Preferred Stock

         None of the shares of the Bank's authorized preferred stock will be issued in the Conversion. Such stock may be issued with such preferences and designations as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and Conversion rights.


                                     EXPERTS

         The consolidated financial statements of the Bank as of June 30, 1998 and 1997 and for each of the years in the three-year period ended June 30, 1998, included in this Prospectus have been audited by Arthur Andersen LLP independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

         RP Financial has consented to the publication herein of the summary of its report to the Bank and Holding Company setting forth its opinion as to the estimated pro forma market value of the Holding Company Common Stock upon Conversion and its opinion with respect to subscription rights.


                             LEGAL AND TAX OPINIONS

         The legality of the Holding Company Common Stock and the federal income tax consequences of the Conversion will be passed upon for the Bank and the Holding Company by Silver, Freedman & Taff, L.L.P., Washington, D.C., special counsel to the Bank and the Holding Company. The New York State income tax consequences of the Conversion will be passed upon for the Bank and the Holding Company by Wertime, Ries and Van Ullen, P.C. Certain legal matters will be passed upon for KBW by Serchuk & Zelermyer, White Plains, New York.

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

                             ADDITIONAL INFORMATION


         The Holding Company has filed with the SEC a registration statement under the Securities Act with respect to the Holding Company Common Stock offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the registration statement. Such information, including the Conversion Valuation Appraisal Report, which is an exhibit to the Registration Statement, can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Holding Company. The Conversion Valuation Appraisal Report may also be inspected by Eligible Account Holders and Supplemental Eligible Account Holders at the offices of the Bank during normal business hours. Copies of the appraisal may also be requested by Eligible Account Holders or Supplemental Eligible Account Holders; provided, however, that such Eligible Account Holders or Supplemental Eligible Account Holders shall be responsible for all costs associated with the copying and transmittal of such appraisal. This Prospectus contains a description of the material terms and features of all material contracts, reports or exhibits to the registration statement required to be described; however, the statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.


         The Bank has filed an application for approval of conversion with the Superintendent and the FDIC. Pursuant to the rules and regulations of the Superintendent, this Prospectus omits certain information contained in that application. The application may be examined at the principal office of the Superintendent, Two Rector Street, New York, New York, 10006.

         The Holding Company has filed with the OTS an Application to Form a Holding Company. This prospectus omits certain information contained in such Application. Such Application may be inspected at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552.

         In connection with the Conversion, the Holding Company will register its Holding Company Common Stock with the SEC under Section 12(g) of the Exchange Act, and, upon such registration, the Holding Company and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Exchange Act. Under the Plan, the Holding Company has undertaken that it will not terminate such registration for a period of at least three years following the Conversion. In the event that the Bank amends the Plan to eliminate the concurrent formation of the Holding Company as part of the Conversion, the Bank will register its stock with the FDIC under
Section 12(g) of the Exchange Act and, upon such registration, the Bank and the holders of its stock will become subject to the same obligations and restrictions.

         A copy of the Certificate of Incorporation and the Bylaws of the Holding Company and the Restated Organization Certificate and Bylaws of the Bank are available without charge from the Bank. See "Restrictions on Acquisition of the Holding Company and the Bank," "Description of Capital Stock of the Holding Company" and "Description of Capital Stock of the Bank." The Bank's principal office is located at 75 Remsen Street, Cohoes, New York 12047-2892, and its telephone number is (518) 233-6500.


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


                      COHOES SAVINGS BANK AND SUBSIDIARIES


                          INDEX TO FINANCIAL STATEMENTS

                             JUNE 30, 1998 AND 1997


                                                                           Page
                                                                           ----
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ................................   F-1

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
  AS OF JUNE 30, 1998 AND 1997 ..........................................   F-2

CONSOLIDATED STATEMENTS OF OPERATIONS FOR EACH OF THE YEARS
  IN THE THREE-YEAR PERIOD ENDED JUNE 30, 1998 ..........................

CONSOLIDATED STATEMENTS OF CHANGES IN SURPLUS AND UNDIVIDED PROFITS
  FOR EACH OF THE YEARS IN THE THREE-YEAR PERIOD ENDED JUNE 30, 1998 ....   F-3

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR EACH OF THE YEARS
  IN THE THREE-YEAR PERIOD ENDED JUNE 30, 1998 ..........................   F-4

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ..............................   F-6


         NOTE: All schedules are omitted because the required information applicable is included in the consolidated financial statements or related notes.

         The financial statements of Cohoes Bancorp, Inc. have been omitted because the Company has not yet issued any stock, has no assets, no liabilities and has not conducted any business other than of an organizational nature.


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



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Examining Committee of
the Board of Trustees of
Cohoes Savings Bank:

We have audited the accompanying consolidated statements of financial condition of Cohoes Savings Bank and subsidiaries as of June 30, 1998 and 1997, and the related consolidated statements of operations, changes in surplus and undivided profits and cash flows for each of the years in the three-year period ended June 30, 1998. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cohoes Savings Bank and subsidiaries as of June 30, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 1998, in conformity with generally accepted accounting principles.


New York, New York
August 12, 1998

                      COHOES SAVINGS BANK AND SUBSIDIARIES


                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             JUNE 30, 1998 AND 1997
                                 (000's omitted)

ASSETS                                                         1998       1997
------                                                         ----       ----
CASH AND CASH EQUIVALENTS:
  Cash and due from banks ................................   $  8,653   $ 10,795
  Federal funds sold .....................................      5,000      5,770
  Interest-bearing deposits with banks ...................        576         99
                                                             --------   --------
       Total cash and cash equivalents ...................     14,229     16,664

MORTGAGE LOANS HELD FOR SALE .............................         38        175

SECURITIES AVAILABLE FOR SALE, amortized cost of $48,701
  and $35,621 at June 30, 1998 and 1997,
  respectively (Note 5) ..................................     48,720     35,475

INVESTMENT SECURITIES, approximate fair value of $45,547
  and $25,186 at June 30, 1998 and 1997,
  respectively (Note 6) ..................................     45,424     25,273

NET LOANS RECEIVABLE (Note 7) ............................    412,759    398,530

ACCRUED INTEREST RECEIVABLE (Note 8) .....................      3,482      3,210

BANK PREMISES AND EQUIPMENT (Note 9) .....................      7,303      7,657

OTHER REAL ESTATE OWNED ..................................        509      1,874

MORTGAGE SERVICING RIGHTS (Note 10) ......................      1,042      1,146

OTHER ASSETS .............................................      2,210      1,696
                                                             --------   --------
       Total assets ......................................   $535,716   $491,700
                                                             ========   ========

LIABILITIES, SURPLUS AND UNDIVIDED PROFITS

LIABILITIES:
  Due to depositors (Note 11) ............................   $449,541   $429,390
  Mortgagors' escrow deposits ............................      8,994      9,062
  Borrowings (Note 12) ...................................     19,897         --
  Other liabilities ......................................      4,002      4,156
                                                             --------   --------
       Total liabilities .................................    482,434    442,608
                                                             --------   --------

COMMITMENTS AND CONTINGENT LIABILITIES (Note 16) .........

SURPLUS AND UNDIVIDED PROFITS (Note 14):
  Surplus ................................................     10,378     10,378
  Undivided profits ......................................     42,892     38,805
  Net unrealized gain (loss) on securities available
    for sale, net of income taxes ........................         12       (91)
                                                             --------   --------
        Total surplus and undivided profits ..............     53,282     49,092
                                                             --------   --------
        Total liabilities, surplus and undivided profits .   $535,716   $491,700
                                                             ========   ========

        The accompanying notes are an integral part of these statements.

                      COHOES SAVINGS BANK AND SUBSIDIARIES

       CONSOLIDATED STATEMENTS OF CHANGES IN SURPLUS AND UNDIVIDED PROFITS

                FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996

                                 (000's omitted)

                                                                        Net Unrealized
                                                                        Gain (Loss) on
                                                                          Securities
                                                                        Available for
                                                             Undivided   Sale, Net of
                                                  Surplus     Profits    Income Taxes  Total
                                                  -------     -------    ------------  -----
BALANCE, June 30, 1995 ........................   $ 10,378   $ 29,767   $    (15)   $ 40,130

    Change in unrealized gain (loss) on
       securities available for sale, net
       of income taxes ........................       --         --         (234)       (234)
    Net income for the year ended June 30, 1996       --        4,395       --         4,395
                                                  --------   --------   --------    --------

BALANCE, June 30, 1996 ........................     10,378     34,162       (249)     44,291

    Change in unrealized gain (loss) on
       securities available for sale, net
       of income taxes ........................       --         --          158         158
    Net income for the year ended June 30, 1997       --        4,643       --         4,643
                                                  --------   --------   --------    --------

BALANCE, June 30, 1997 ........................     10,378     38,805        (91)     49,092

    Change in unrealized gain (loss) on
       securities available for sale, net
       of income taxes ........................       --         --          103         103
    Net income for the year ended June 30, 1998       --        4,087       --         4,087
                                                  --------   --------   --------    --------

BALANCE, June 30, 1998 ........................   $ 10,378   $ 42,892   $     12    $ 53,282
                                                  ========   ========   ========    ========

        The accompanying notes are an integral part of these statements.

                      COHOES SAVINGS BANK AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996

                                 (000's omitted)

                                                                                1998            1997             1996
                                                                                ----            ----             ----

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                            $       4,087   $       4,643    $       4,395
                                                                          -------------   -------------    -------------
    Adjustments to reconcile net income to net cash provided by operating activities-
          Depreciation ..................................................         1,117           1,101            1,015
          Amortization of purchased and originated mortgage servicing
              rights ....................................................           185             169              165
          Provision for loan losses .....................................         1,400           1,325              490
          Provision for real estate owned losses ........................            -               -               153
          Provision for deferred tax (benefit) expense ..................          (317)              1             (252)
          Net gain on investment securities redeemed ....................            -               (3)              -
          Net (gain) loss on securities available for sale redeemed .....             1             (37)             (10)
          Net premium amortization of investment securities .............            33              49               69
          Net premium (discount) amortization of securities available
              for sale ..................................................             4             (16)             (14)
          Net gain on sale of mortgage loans ............................           (81)           (106)              20
          Proceeds from sale of loans held for sale .....................         8,304           7,265           24,379
          Loans originated for sale .....................................        (8,087)         (6,745)         (24,719)
          Increase in interest receivable ...............................          (272)            (87)            (311)
          (Increase) decrease in other assets, net of deferred tax
              (benefit) expense .........................................          (197)           (547)           1,310
          Increase (decrease) in other liabilities ......................          (154)            856           (1,479)
          Net loss on sale/writedowns of other real estate owned ........           644              55               31
                                                                          -------------   -------------    -------------
                    Total adjustments ...................................         2,580           3,280              847
                                                                          -------------   -------------    -------------
                    Net cash provided by operating activities ...........         6,667           7,923            5,242
                                                                          -------------   -------------    -------------


                                                                                 1998            1997             1996
                                                                                 ----            ----             ----
CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from maturity of investment securities ..................... $       1,000   $       3,559    $         113
    Proceeds from investment securities called ..........................        12,000           3,065            3,669
    Purchase of investment securities ...................................       (40,591)        (10,194)         (14,774)
    Proceeds from the maturity of securities available for sale .........           550              -             2,000
    Proceeds from securities available for sale called ..................        23,100              -             1,000
    Proceeds from the sale of securities available for sale .............            60             287           10,024
    Purchase of securities available for sale ...........................       (42,305)        (18,552)          (8,512)
    Proceeds from principal reduction in investment securities ..........         7,408           4,219            6,242
    Proceeds from principal reduction in securities available for sale ..         5,448           3,887            3,588
    Net loans made to customers .........................................       (16,723)         (8,418)         (15,893)
    Originated mortgage servicing rights ................................           (81)           (104)              -
    Proceeds from sale of other real estate owned .......................         1,815           1,239              380
    Capital expenditures ................................................          (763)         (1,827)            (704)
                                                                          -------------   -------------    -------------
                    Net cash used in investing activities ...............       (49,082)        (22,839)         (12,867)
                                                                          -------------   -------------    -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net decrease in mortgagors' escrow deposits .........................           (68)            (71)            (276)
    Net increase (decrease) in borrowings ...............................        19,897          (2,100)          (3,954)
    Net increase in deposits ............................................        20,151          24,851            5,576
                                                                          -------------   -------------    -------------
                    Net cash provided by financing activities ...........        39,980          22,680            1,346
                                                                          -------------   -------------    -------------
                    Net increase (decrease) in cash and cash
                        equivalents .....................................        (2,435)          7,764           (6,279)

CASH AND CASH EQUIVALENTS, beginning of year ............................        16,664           8,900           15,179
                                                                          -------------   -------------    -------------

CASH AND CASH EQUIVALENTS, end of year .................................. $      14,229   $      16,664    $       8,900
                                                                          =============   =============    =============
ADDITIONAL DISCLOSURE RELATIVE TO CASH FLOWS:
       Interest paid .................................................... $      19,235   $      17,664    $      17,819
       Taxes paid .......................................................         2,780           3,113            2,457
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES:
       Transfer of loans to other real estate owned ..................... $       1,094   $       2,677    $         635

        The accompanying notes are an integral part of these statements.

                      COHOES SAVINGS BANK AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          JUNE 30, 1998, 1997 AND 1996

                                 (000's omitted)


1.  SUMMARY OF SIGNIFICANT
    ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements of Cohoes Savings Bank and subsidiaries (the "Bank") conform, in all material respects, to generally accepted accounting principles and to general practice within the savings bank industry. The Bank utilizes the accrual method of accounting for financial reporting purposes.

Principles of Consolidation

The consolidated financial statements include the accounts of the Bank, its wholly owned financial services subsidiary and its wholly owned insurance subsidiary. Intercompany accounts and transactions have been eliminated.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported assets and liabilities as of the date of the consolidated statements of financial condition. The same is true of revenues and expenses reported for the period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of other real estate acquired in connection with foreclosures. In connection with the determination of the allowance for loan losses and the valuation of other real estate owned, management obtains appraisals for significant properties.

Investment Securities and Securities
Available for Sale

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," management determines the appropriate classification of securities, including mortgage-backed securities, at the time of purchase. If management has the positive intent and ability to hold debt securities to maturity, they are classified as investment securities held to maturity and are stated at amortized cost. If securities are purchased for the purpose of selling them in the near term, they are classified as trading securities and are reported at fair value with unrealized holding gains and losses reflected in current earnings. All other debt and equity securities are classified as securities available for sale and are reported at fair value, with net unrealized gains or losses reported, net of income taxes, as a separate component of surplus and undivided profits. Gains and losses on disposition of all investment securities are based on the adjusted cost of the specific security sold. At June 30, 1998 and 1997, the Bank did not hold any securities considered to be trading securities.

Unrealized losses on securities which reflect a decline in value which is other than temporary, if any, are charged to income and reported as a component of "net (loss) gain on securities transactions" in the consolidated statements of operations.

The cost of securities is adjusted for amortization of premium and accretion of discount, which is calculated on an effective interest method.

Loans Receivable and Loan Fees

Loans receivable are reported at the principal amount outstanding, net of unearned discount, net deferred loan fees and an allowance for possible loan losses. Discounts on loans are accreted to income using a method which approximates the level yield interest method. Interest income on loans is not recognized when considered doubtful of collection by management.

The Bank accounts for fees and costs associated with loan originations in accordance with SFAS No. 91, "Accounting for Nonrefundable Fees and Costs
Associated with Originating and Acquiring Loans and Initial Direct Costs of Leases." Fees received from loan originations and certain related costs are deferred and are amortized into income so as to provide for a level-yield of interest on the underlying loans.

Allowance for Loan Losses

A substantial portion of the Bank's loans are secured by real estate located in the Albany, New York area and the Metropolitan New York City area. In addition, a substantial portion of the other real estate owned is located in those same markets. Accordingly, the ultimate collectibility of a substantial portion of the Bank's loan portfolio and the recovery of a substantial portion of the carrying amount of other real estate owned are dependent upon market conditions in these market areas.

Management believes that the allowance for loan losses is adequate and that other real estate owned is recorded at its fair value less an estimated cost to sell these properties. While management uses available information to recognize losses on loans and other real estate owned, future additions to the allowance or write-downs of other real estate owned may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses and other real estate owned. Such agencies may require the Bank to recognize additions to the allowance or write down other real estate owned based on their judgments about information available to them at the time of their examination, which may not be currently available to management.

The allowance for loan losses is established through a provision for loan losses charged to operations. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. Management's evaluation of the adequacy of the allowance for loan losses is performed on a periodic basis and takes into consideration such factors as the historical loan loss experience, changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect borrowers' ability to pay.

SFAS No. 114 defines an impaired loan as a loan for which it is probable, based on current information, that the lender will not collect all amounts due under the contractual terms of the loan agreement. The Bank applies the impairment criteria to all loans, except for large groups of smaller balance homogenous loans that are collectively evaluated for impairment, such as residential mortgages and consumer installment loans. Income recognition and charge-off policies were not changed as a result of this statement.

Mortgage Loans Held for Sale

Management determines the appropriate classification of mortgage loans at the time that rate lock agreements are entered into with the customer. If management has the intent and the Bank has the ability at the time of rate lock to hold the loans to maturity, they are classified as mortgage loans and carried at the amount of unpaid principal, net of deferred fees, reduced by the allowance for loan losses. Mortgage loans not intended to be held to maturity are classified as "held for sale" and carried at the lower of aggregate cost or fair value as determined by outstanding commitments from investors or current market prices for loans with no commitments.

Loan servicing revenues and expenses are recognized when service fees are earned and expenses are incurred. The mortgage loans being serviced are not included in these consolidated financial statements as they are not assets of the Bank. Purchased mortgage servicing rights represent the costs of acquiring the rights to service mortgage loans originated by other institutions; such costs are capitalized and amortized into servicing fee income over the estimated period of net servicing income, adjusted for significant prepayments and payoffs of the underlying serviced loans.

Gains or losses on sales of mortgage loans held for sale are recognized based upon the difference between the selling price and the carrying value of the related mortgage loans sold. Such gains and losses are increased or decreased by the amount of excess servicing fees recorded, if any. Net deferred origination fees are recognized at the time of sale in the gain or loss determination. Gains and losses are decreased or increased for commissions and legal fees on loan closings, and direct employee costs related to loan originations. These costs amounted to $36, $34 and $104, for the years ended June 30, 1998, 1997 and 1996, respectively.

Bank Premises and Equipment

Bank premises and equipment are carried at cost, less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets.

Other Real Estate Owned

Other real estate owned includes foreclosed real estate properties. Other real estate owned is recorded at the lower of cost or the fair value of the asset acquired less an estimate of the costs to sell the asset. Fair value of other real estate owned is generally determined through independent appraisals. At the time of foreclosure, the excess, if any, of the loan value over the estimated fair value of the asset received less costs to sell, is charged to the allowance for loan losses. Subsequent declines in the fair value of such assets, or increases in the estimated costs to sell the properties and net operating expenses of such assets, are charged directly to other noninterest expense. At June 30, 1998 and 1997, these properties consisted of residential and commercial mortgage properties located in the Albany, New York area.

Income Taxes

For federal income and New York State franchise tax purposes, the Bank utilizes the accrual basis method of accounting.

The Bank utilizes the asset and liability method of accounting for income taxes required under SFAS No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. To the extent that current available evidence about the future raises doubt about the realization of a deferred tax asset, a valuation allowance must be established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Statutory Transfer of Surplus

A required quarterly transfer of 10% of net income is to be made to the surplus fund in accordance with New York State Banking Regulations. No transfer is required if net worth as a percent of deposits exceeds 10% at the end of each quarter.

Financial Instruments

In the normal course of business, the Bank is a party to certain financial instruments with off-balance sheet risk such as commitments to extend credit, unused lines of credit and letters of credit. The Bank's policy is to record such instruments when funded.

Cash and Cash Equivalents

For  purposes  of the  consolidated  statement  of cash  flows,  cash  and  cash
equivalents   consist  of  cash,   due  from  banks,   federal  funds  sold  and
interest-bearing deposits with banks.

New Accounting Pronouncements

In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130 "Reporting Comprehensive Income." This statement is effective for fiscal years beginning after December 31, 1997 and restatement of financial statements or information for earlier periods provided for comparative purposes is required. The provisions of this statement will not affect the Bank's results of operations or financial condition.

In February 1998, the FASB issued SFAS No. 132 "Employers' Disclosures About Pensions and Other Postretirement Benefits." SFAS No. 132 supersedes the disclosure requirements for pension and other postretirement plans as set forth in SFAS No. 87 "Employers' Accounting for Pension," SFAS No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions." SFAS No. 132 does not address measurement or recognition for pension and other postretirement benefit plans.

SFAS No. 132 is effective for fiscal years beginning after December 15, 1997. Restatement of disclosures for earlier periods provided for comparative purposes is required unless the information is not readily available, in which case the notes to the financial statements shall include all available information and a description of the information not available.

In June 1998, the FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities." This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. SFAS No. 133 will not impact the Bank's accounting or disclosures.

Reclassifications

Amounts in the prior year's consolidated financial statements are reclassified whenever necessary to conform with the current year's presentation.

2.  CONVERSION TO STOCK FORM OF OWNERSHIP

On May 21,1998, the Board of Trustees adopted a Plan of Conversion ("Plan") to convert the Bank from a New York mutual savings bank to a New York stock savings bank and to become a wholly owned subsidiary of a new Delaware corporation ("Company") to be organized at the direction of the Bank. Pursuant to the Plan, the Company will issue and offer for sale shares of its common stock and use up to 50% of the net proceeds of such sale to acquire all of the capital stock of the Bank. The proposed transaction is subject to the approval of the Superintendent of Banks of New York State and of the Federal Deposit Insurance Corporation, as well as to a vote of the Bank's voting depositors. In addition, the Company will file a registration statement with the Securities and Exchange Commission ("SEC") with respect to the offering of its common stock and will seek the permission of the Office of Thrift Supervision ("OTS") to acquire the stock of the Bank to be issued upon the Bank's conversion.

At the time of conversion, the Bank will establish a liquidation account in an amount equal to the retained income of the Bank as of the date of the most recent financial statements contained in the final conversion prospectus. The liquidation account will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held.

The Company may not declare or pay cash dividends on or repurchase any of its shares of common stock if the effect thereof would cause stockholders' equity to be reduced below applicable regulatory capital maintenance requirements, the amount required for the liquidation account, or if such declaration and payment would otherwise violate regulatory requirements.

Pursuant to the Plan, the Company intends to establish a Charitable Foundation, Employee Stock Ownership Plan (ESOP), Stock Option Plan, Recognition and Retention Plan and Employment and Retention Agreements as discussed below.

The Company proposes to fund the Charitable Foundation by contributing to the Charitable Foundation, immediately following the conversion, a number of shares of authorized but unissued shares of the Common Stock equal to approximately 3% of Common Stock sold in the Offering. Such contribution, once made, will not be recoverable by the Company or the Bank. The Company will recognize the full expense equal to the fair value of the stock, in the amount of the contribution in the quarter in which it occurs. Such expense will reduce earnings and have a material impact on the Company's and the Bank's earnings for such quarter and for the year.

The Company plans to set up an ESOP, a tax-qualified benefit plan for officers and employees of the Company and the Bank. It is anticipated that an amount equal to 8% of the shares of Common Stock sold in the Offering (including shares issued to the Foundation) will be purchased by the ESOP with funds loaned by the Company. The Company and the Bank intend to make annual contributions to the ESOP in an amount equal to the principal and interest requirement of the debt.

Following consummation of the conversion, the Company intends to adopt a Stock Option Plan and a Recognition and Retention Plan, pursuant to which the Company intends to reserve a number of shares of Common Stock equal to an aggregate of 10% and 4%, respectively, of the Common Stock issued in the conversion for issuance pursuant to stock options and stock appreciation rights and stock. The Stock Option Plan and Recognition and Retention Plan will not be implemented prior to receipt of stockholder approval of the Plan.

Upon consummation of the conversion, the Company and the Bank intend to enter into employment agreements with certain senior management personnel and change in control agreements with other key employees.

Conversion costs will be deferred and reduce the proceeds from the shares sold in the conversion. If the conversion is not completed, all costs will be charged as an expense. As of June 30, 1998, approximately $59 conversion costs had been incurred.

The conversion will not affect the terms of any loans held by borrowers of the Bank or the balances, interest rates, federal deposit insurance or maturities of deposit accounts at the Bank.

3.  SUBSEQUENT EVENT - MERGER

On July 31, 1998, Cohoes Savings Bank and SFS Bancorp, Inc. ("SFS"), parent of Schenectady Federal Savings Bank, executed an Agreement and Plan of Merger pursuant to which SFS will merge into a newly formed holding company of the Bank to be organized in connection with the Bank's conversion from a mutual to a stock institution. Under the terms of the agreement, each share of SFS will be exchanged for a number of shares of common stock of the holding company equal to the lesser of $26.50 divided by the initial public offering price of the holding company common stock or $35.00 divided by the average closing price of that stock for the first ten trading days. The transaction is expected to constitute a tax-free reorganization under the Internal Revenue Code, so that shareholders of SFS who receive holding company common stock will not recognize gain or loss in connection with the exchange. This merger will be accounted for as a pooling-of-interest transaction. Refer to footnote 18 for updated unaudited information.

Consummation of the merger is subject to the approval of the shareholders of SFS, the conversion of the Bank and the receipt of all required regulatory approvals. The transaction is anticipated to close in the fourth quarter of 1998.

4.  REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of June 30, 1998, that the Bank meets all capital adequacy requirements to which it is subject.

As of June 30, 1998, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

The Bank's actual capital amounts and ratios are also presented in the following table:

                                                                                                     To Be Well Capitalized
                                                                  For Capital Adequacy               Under Prompt Corrective
                                                Actual                  Purposes                        Action Provisions
                                                ------                  --------                        -----------------
                                         Amount       Ratio      Amount          Ratio               Amount           Ratio
                                         ------       -----      ------          -----               ------           -----
As of June 30, 1998:
    Total capital (to risk weighted
       assets)                        $   56,803       17.1%  $   26,601    greater than 8.0%    $   33,251      greater than 10.0%
    Tier 1 Capital (to risk weighted
       assets)                            53,270       16.0       13,300    greater than 4.0         19,951      greater than  6.0
    Tier 1 Capital (to average assets)    53,270       10.6       20,063    greater than 4.0         25,079      greater than  5.0



                                                                                                      To Be Well Capitalized
                                                                      For Capital Adequacy            Under Prompt Corrective
                                                 Actual                     Purposes                     Action Provisions
                                                 ------                     --------                     -----------------
                                           Amount      Ratio        Amount           Ratio             Amount          Ratio
                                           ------      -----        ------           -----             ------          -----
As of June 30, 1997:
    Total capital (to risk weighted
       assets)                         $   52,288       16.4%  $    25,519     greater than 8.0%   $   31,898    greater than 10.0%
    Tier 1 Capital (to risk weighted
       assets)                             49,183       15.4        12,759     greater than 4.0        19,139    greater than  6.0
    Tier 1 Capital (to average assets)     49,183       10.1        19,455     greater than 4.0        24,319    greater than  5.0

                                                                                                      To Be Well Capitalized
                                                                     For Capital Adequacy             Under Prompt Corrective
                                                  Actual                   Purposes                      Action Provisions
                                                  ------                   --------                      -----------------
                                           Amount      Ratio       Amount            Ratio             Amount         Ratio
                                           ------      -----       ------            -----             ------         -----
As of June 30, 1996:
    Total capital (to risk weighted
       assets)                         $   47,789      15.1%  $    25,310      greater than 8.0%   $   31,637    greater than 10.0%
    Tier 1 Capital (to risk weighted
       assets)                             44,540      14.1        12,655      greater than 4.0        18,982    greater than  6.0
    Tier 1 Capital (to average assets)     44,540       9.7        13,842      greater than 3.0        23,070    greater than  5.0

5.  SECURITIES AVAILABLE FOR SALE

The amortized cost of securities available for sale and their related estimated fair values at June 30, 1998 and 1997, are as follows:

                                                                     June 30, 1998
                                            ------------------------------------------------------------------
                                                                   Gross            Gross
                                                                 Unrealized       Unrealized    Estimated Fair
                                            Amortized Cost         Gains            Losses           Value
                                            --------------         -----            ------           -----
Debt securities:
    U.S. Government and agencies .........  $      23,296      $          -     $         (59)   $      23,237
    Other obligations ....................            271                  5               -               276
    Mortgage-backed securities ...........         16,855                 91               -            16,946
    Collateralized mortgage obligations ..          4,019                  8              (24)           4,003
                                            -------------      -------------    -------------    -------------
              Total debt securities ......         44,441                104              (83)          44,462
    Equity securities ....................          4,260                 -                (2)           4,258
                                            -------------      -------------    -------------    -------------
              Total securities available
                 for sale ................  $      48,701      $         104    $         (85)   $      48,720
                                            =============      =============    =============    =============


                                                                        June 30, 1997
                                            -------------------------------------------------------------------
                                                                   Gross            Gross
                                                                 Unrealized       Unrealized     Estimated Fair
                                            Amortized Cost         Gains           Losses             Value
                                            --------------         -----           ------             -----
Debt securities:
    U.S. Government and agencies .........  $      18,551      $           9    $        (123)   $      18,437
    Other obligations ....................            488                  7               (2)             493
    Mortgage-backed securities ...........          6,724                 38               -             6,762
    Collateralized mortgage obligations ..          6,377                 14              (89)           6,302
                                            -------------      -------------    -------------    -------------
              Total debt securities ......         32,140                 68             (214)          31,994
    Equity securities ....................          3,481                 -                -             3,481
                                            -------------      -------------    -------------    -------------
              Total securities available
                for sale .................  $      35,621      $          68    $        (214)   $      35,475
                                            =============      =============    =============    =============

The equity investment securities at June 30, 1998 and 1997 consist primarily of common stock of the Federal Home Loan Bank of New York. These securities are nonmarketable and are, therefore, stated at cost.

A summary of maturities of debt securities available for sale at June 30, 1998 is as follows:

                                                           Estimated Fair
                                         Amortized Cost         Value
                                         --------------         -----
 Within one year ......................  $         179     $         178
 From one to five years ...............         42,654            42,669
 After five years to ten years ........          1,608             1,615
 After ten years ......................             -                 -
                                         -------------     -------------
                                         $      44,441     $      44,462
                                         =============     =============

During the years ended June 30, 1998 and 1997, there were no sales of debt securities available for sale. During the year ended June 30, 1996, proceeds of sales of debt securities available for sale totaled $10,024. Gross gains of $34 and gross losses of $24 were realized on those sales.

6.  INVESTMENT SECURITIES

The carrying values of securities held for investment and their related estimated fair values at June 30, 1998 and 1997 are as follows:

                                                                        June 30, 1998
                                           -------------------------------------------------------------------
                                                                   Gross            Gross
                                                                 Unrealized       Unrealized    Estimated Fair
                                            Amortized Cost         Gains           Losses            Value
                                            --------------         -----           ------            -----
Investment securities:
    U.S. Government and agencies ......     $      22,025      $           6    $         (32)   $      21,999
    Other obligations .................               388                  1               -               389
    Mortgage-backed securities ........            23,011                153               (5)          23,159
                                            -------------      -------------    -------------    -------------
              Total investment securities   $      45,424      $         160    $         (37)   $      45,547
                                            =============      =============    =============    =============

                                                                        June 30, 1997
                                            ------------------------------------------------------------------
                                                                   Gross           Gross
                                                                 Unrealized      Unrealized     Estimated Fair
                                            Amortized Cost         Gains           Losses            Value
                                            --------------         -----           ------            -----
Investment securities:
    U.S. Government and agencies ......     $        6,049     $            3   $       (52)    $        6,000
    Other obligations .................                848                 -             (2)               846
    Mortgage-backed securities ........             18,376                 53           (89)            18,340
                                            --------------     --------------   -----------     --------------
              Total investment securities   $       25,273     $           56   $      (143)    $       25,186
                                            ===============    ==============   ===========     ==============

A summary of maturities of debt securities held for investment at June 30, 1998 is as follows:
                                                               Estimated Fair
                                             Amortized Cost         Value
                                             --------------    --------------
    Within one year ...................      $          682    $          687
    From one to five years ............              32,723            32,801
    After five years to ten years .....              11,636            11,672
    After ten years ...................                 383               387
                                             --------------    --------------
                                             $       45,424    $       45,547
                                             ==============    ==============

There were no sales of securities held for investment during the three years ended June 30, 1998.

7.  NET LOANS RECEIVABLE

A summary of loans at June 30, 1998 and 1997 is as follows:

                                                   1998             1997
                                                   ----             ----
Mortgage loans on real estate:
    Residential adjustable rate loans .       $   170,010      $   222,255
    Commercial real estate ............            93,229           93,979
    Residential fixed rate loans ......            87,715           20,470
    FHA and VA insured loans ..........               674              895
                                              -----------      -----------
                                                  351,628          337,599
                                              -----------      -----------
 Other loans:
      Conventional second mortgages ...            15,093           14,069
     Home equity lines of credit ......            21,976           25,205
     Commercial business loans ........            14,991           12,096
     Home improvement loans ...........               547              662
     Auto loans .......................             9,783            9,290
     Credit card loans ................             1,655            2,152
    Personal loans, secured and unsecured             409              576
     Other loans ......................               228              200
                                             ------------     ------------
                                                   64,682           64,250
                                             ------------     ------------
Less:
    Deferred loan origination fees and costs          (18)            (214)
    Allowance for loan losses .........            (3,533)          (3,105)
                                             ------------     ------------
              Net loans ...............      $    412,759     $    398,530
                                             ============     ============

Changes in the allowance for loan losses for the years ended June 30, 1998 and 1997 were as follows:


                                          1998        1997        1996
                                          ----        ----        ----
Allowance for loan losses at
    beginning of year ................ $  3,105    $  3,249    $  3,133
    Provision charged to operations ..    1,400       1,325         490
    Loans charged-off, net ...........     (972)     (1,469)       (374)
                                       --------    --------    --------
Allowance for loan losses at year-end  $  3,533    $  3,105    $  3,249
                                       ========    ========    ========

The following table sets forth the information with regard to nonperforming mortgage loans at June 30, 1998 and 1997:


                                                         1998           1997
                                                         ----           ----
Loans on nonaccrual status and in the process
     of foreclosure ...............................  $    2,545     $    3,382
Loans on nonaccrual status but not in the process
     of foreclosure ...............................         997          1,063
Loans past due 90 days or more and still
     accruing interest ............................          -              -
Loans restructured as to payment terms and/or
     interest rates ...............................       1,929          1,906
                                                     ----------     ----------
              Total nonperforming mortgage loans ..  $    5,471     $    6,351
                                                     ==========     ==========

The following table sets forth the information with regard to nonperforming other loans at June 30, 1998 and 1997:

                                                       1998           1997
                                                       ----           ----
Nonaccrual loans .................................. $    121       $    295
Loans past due 90 days or more and still
      accruing interest ...........................       57             42
Loans restructured as to payment terms and/or
      interest rates ..............................       -              -
                                                   ---------       --------
              Total nonperforming other loans ..... $    178       $    337
                                                    ========       ========

Accumulated interest income on nonaccrual loans of approximately $214, $262 and $441 was not recognized as income in the years ended June 30, 1998, 1997 and 1996, respectively. There are no commitments to extend further credit on nonperforming loans.

As of June 30, 1998 and 1997, the Bank's recorded investment in impaired loans and the related valuation allowance calculated under SFAS No. 114 are as follows:

                                                 1998                               1997
                                   -------------------------------    --------------------------------
                                      Recorded         Valuation          Recorded         Valuation
                                     Investment        Allowance         Investment        Allowance
                                     ----------        ---------         ----------        ---------
Valuation allowance required       $        1,638   $          344    $        1,261    $          198
Valuation allowance not required              630               -                645                -
                                   --------------   --------------    --------------    -------------
                                   $        2,268   $          344    $        1,906    $          198
                                   ==============   ==============    ==============    ==============

This allowance is included in the allowance for loan losses on the consolidated statements of financial condition.

The average recorded investment in impaired loans for the years ended June 30, 1998 and 1997 was approximately $2,087 and $1,979, respectively.

Interest payments received on impaired loans are recorded as interest income unless collection of the remaining investment is doubtful in which case payments received are recorded as reductions of principal. The Bank recognized interest of $215, $185 and $189 on impaired loans for the years ended June 30, 1998, 1997 and 1996, respectively. Accumulated interest income on impaired loans of approximately $15, $18 and $19 was not recognized as income in the years ended June 30, 1998, 1997 and 1996, respectively.

8.  ACCRUED INTEREST RECEIVABLE

Accrued interest receivable consists of the following at June 30, 1998 and 1997:

                                               1998              1997
                                               ----              ----
  Loans ................................   $      2,531      $      2,558
  Investment securities and securities
         available for sale ............            951               652
                                           ------------      ------------
                                           $      3,482      $      3,210
                                           ============      ============

9.  BANK PREMISES AND EQUIPMENT

Bank premises and equipment consist of the following at June 30, 1998 and 1997:

                                               1998              1997
                                               ----              ----
Land ................................... $        1,529    $        1,529
Building and leasehold improvements ....          6,553             6,335
Furniture, fixtures and equipment ......          6,284             5,736
                                         --------------    --------------
                                                 14,366            13,600
Less- Accumulated depreciation .........         (7,063)           (5,943)
                                         --------------    --------------
                                         $        7,303    $        7,657
                                         ==============    ==============

Amount charged to depreciation expense was $1,117, $1,101 and $1,015 for the years ended June 30, 1998, 1997 and 1996, respectively.

10.  MORTGAGE SERVICING RIGHTS

The following is a summary of the mortgage servicing rights activity during the years ended June 30, 1998 and 1997: 1998 1997 1996

Balance, beginning of year ....................  $  1,146   $  1,211   $  1,376

    Mortgage servicing rights originated from
       unrelated third parties ................        81        104         -
    Amortization of mortgage servicing rights
       included as a reduction of servicing fee
       income in the consolidated statements of
       operations .............................      (185)      (169)      (165)
                                                 --------   --------   --------
Balance, end of year ..........................  $  1,042   $  1,146   $  1,211
                                                 ========   ========   ========

Serviced Loans

The total loans serviced by the Bank for unrelated third parties were approximately $233.1 million, $256.9 million and $288.2 million at June 30, 1998, 1997 and 1996, respectively.

11.  DUE TO DEPOSITORS

Due to depositors account balances as of June 30, 1998 and 1997 are summarized as follows:

                          Range of
                       Interest Rate            1998                 1997
                       -------------            ----                 ----
Savings accounts          3.0%-5.5%      $         142,867    $         137,790
Money market accounts      2.8-3.9                  21,672               15,450
                                         -----------------    -----------------
                                                   164,539              153,240
Time deposits              3.8-8.5                 231,049              230,306
Commercial deposits        0.0-1.8                  15,957               11,250
Demand accounts            0.0-1.8                  37,996               34,594
                                         -----------------    -----------------
                                         $         449,541    $         429,390
                                         =================    =================

Time deposits over $100,000 amounted to approximately $31.1 million and $35.2 million at June 30, 1998 and 1997, respectively.

The approximate amount of contractual maturities of time deposits for the years subsequent to June 30, 1998 is as follows:

          Years ending June 30:
              1999 ........................  $   159,550
              2000 ........................       50,043
              2001 ........................        7,983
              2002 ........................        5,064
              2003 and thereafter .........        8,409
                                             -----------
                                             $   231,049

Interest expense on deposits for the years ended June 30, 1998, 1997 and 1996, is summarized as follows:

                              1998               1997               1996
                              ----               ----               ----
Savings accounts ...... $         4,459    $         4,359    $         4,177
Money market accounts .             569                447                488
Time deposits .........          13,484             12,487             12,830
Demand accounts .......             304                275                246
                        ---------------    ---------------    ---------------
                        $        18,816    $        17,568    $        17,741
                        ===============    ===============    ===============

12.  BORROWINGS

Information concerning borrowings, which primarily consist of Federal Home Loan Bank ("FHLB") advances, for the years ended June 30, 1998, 1997 and 1996 is summarized as follows:

                                              1998          1997         1996
                                              ----          ----         ----
Average balance during the year           $    5,467    $    2,392   $    4,682
Average interest rate during the year           6.07%         5.56%        6.34%
Maximum month-end balance during the year $   19,983    $   16,157   $   13,213
Interest expense on borrowings            $      332    $      133   $      297


FHLB advances are made at fixed rates with remaining maturities of approximately ten years as of June 30, 1998.

FHLB advances are collateralized by all FHLB stock owned by the Bank in addition to a blanket pledge of eligible assets in an amount required to be maintained so that the estimated fair value of such eligible assets exceeds, at all times, 110% of the outstanding advances.

13.  EMPLOYEE BENEFITS

401(k) Retirement Savings Plan

The Bank sponsors a 401(k) Retirement Savings Plan which is available to all full-time employees who have been employed by the Bank for a minimum of one year and are at least 21 years of age. The Plan allows employees to defer up to 15% of their salary on a pretax basis through contributions to the Retirement Savings Plan. The Bank matches 50% of employee contributions up to a maximum of 6% of the amount deferred by the employee. The maximum contribution an employee may make which is subject to matching by the Bank is set annually by the Board of Trustees.

Employees may also make additional voluntary after-tax contributions to the Plan, which are not matched by the Bank, up to an additional 10% of the employee's salary. Total 401(k) Plan expenses for the years ended June 30, 1998, 1997 and 1996 were approximately $378, $319 and $285, respectively.

Postretirement Medical and Life
Insurance Benefits

The Bank provides postretirement medical and life insurance benefits for full-time employees. All employees who meet the criteria for either normal or early retirement and have at least 10 years of service are eligible. Retired employees are required to contribute toward the cost of coverage as established by the Bank, based on medical and life insurance costs.

Benefit and premium payments are made when they are due and are not funded in advance.

The Bank's estimated accrued postretirement obligation at June 30, 1998 and 1997 is as follows:

                                                               1998       1997
                                                               ----       ----
Accrued postretirement obligation:
    Retired employees ..................................    $    530   $    532
    Fully eligible active employees ....................          72         67
    Other active employees .............................         114         96
                                                            --------   --------
                                                                 716        695
Unrecognized net gain from actual experience different from
    assumed, amortized over 12.3 years .................         281        327

                                                            --------   --------
              Total accrued postretirement obligation ..    $    997   $  1,022
                                                            ========   ========

Net periodic postretirement benefit cost included the following components:

                                               1998        1997        1996
                                               ----        ----        ----
Service cost ............................  $      12   $      10   $      19
Interest cost ...........................         49          48          64
Amortization of net gain from actual
    experience different from assumed ...        (61)        (58)        (17)
                                           ---------   ---------   ---------
                                           $      -    $      -    $      66
                                            ========   =========   =========

The  weighted   average  discount  rate  used  in  determining  the  accumulated postretirement benefit obligation was 7.25% as of June 30, 1998 and 1997 and 7.75% as of June 30, 1996. For measurement purposes, the assumed health care cost trend rate of 10% decreases gradually until an ultimate trend rate of 5.5% is reached over 10 years. In accordance with the terms of the Postretirement
Medical Benefit Plan, once costs are 150% of the 1993 level, additional increases become the responsibility of the retiree.

The health care cost trend rate assumption has a significant effect on the amount of obligation and expense reported. To illustrate, increasing the health care trend rate by one percent each year would increase the accumulated postretirement benefit obligation as of June 30, 1998 and 1997 by approximately $2 and $2, respectively, and would have no material effect on the net periodic postretirement benefit cost for the three years ended June 30, 1998.

14.  SURPLUS AND UNDIVIDED PROFITS

In accordance with State of New York Banking Law, surplus is subject to certain restrictions, including a prohibition of its use for payment of dividends, except with the approval of the Superintendent of Banks.

The balance in surplus includes approximately $5.2 million at December 31, 1997, the latest date from which this calculation is available, which has been designated as a reserve for bad debts under federal income tax regulations and has resulted in income tax deductions in prior years. Any use of this amount other than as provided for in those regulations would result in taxable income at the then current rate.

15.  INCOME TAX EXPENSE

The components of the income tax expense (benefit) are as follows:

                                      1998            1997            1996

Current tax expense:
    Federal .................... $      2,450    $      2,440    $      2,601
    State ......................          517             531             533
Deferred tax expense (benefit) .         (317)              1            (252)
                                 ------------    ------------    ------------
                                 $      2,650    $      2,972    $      2,882
                                 ============    ============    ============

The provision for income taxes differs from that computed at the federal statutory rate as follows:

                                          1998           1997           1996
                                          ----           ----           ----
Tax at federal statutory rate ...... $     2,291    $     2,589    $     2,474
State taxes, net of federal benefit.         341            350            352
Other, net .........................          18             33             56
                                     -----------    -----------    -----------
        Total income tax expense ... $     2,650    $     2,972    $     2,882
                                     ===========    ===========    ===========
Effective rate .....................     39.34%         39.03%         39.60%
                                         =====          =====          =====

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30, 1998 and 1997 are presented below:

                                                               1998        1997
                                                               ----        ----
Deferred tax assets:
    Differences in reporting the provision for loan losses $   1,519   $   1,335
    Differences in reporting certain accrued expenses ....       789         771
    Other ................................................       297         167
                                                           ---------   ---------
              Total gross deferred tax assets ............     2,605       2,273
                                                           ---------   ---------
 Deferred tax liabilities:
    Differences in reporting the provision for loan losses       385         513
    Deferred net loan origination fees ...................       218          92
    Differences in reporting depreciation ................       107         117
    Differences in reporting certain accrued expenses ....       296         269
    Other ................................................         4           4
                                                           ---------   ---------
              Total gross deferred tax liabilities .......     1,010         995
                                                           ---------   ---------
              Net deferred tax asset at end of year ......     1,595       1,278
Net deferred tax asset at beginning of year ..............     1,278       1,279
                                                           ---------   ---------
              Deferred tax expense (benefit) for the year  $    (317)  $       1
                                                           =========   =========

The total deferred tax asset as of June 30, 1998 and 1997 is considered by the Bank to be more likely than not realizable based upon the historical level of taxable income in the prior years as well as the time period during which the items giving rise to the deferred tax assets are expected to turn around.

In addition to the deferred tax assets and liabilities described above, the Bank also has a deferred tax liability of approximately $19 and a deferred tax asset of approximately $146 at June 30, 1998 and 1997, respectively, related to the net unrealized gain (loss) on securities available for sale.

Under Section 593 of the Internal Revenue Code, thrift institutions such as the Bank which met certain definitional tests, primarily relating to their assets and the nature of their business, were permitted to establish a tax reserve for bad debts and to make annual additions thereto, which additions may, within specified limitations, be deducted in arriving at their taxable income. The Bank's deduction with respect to "qualifying loans," which are generally loans secured by certain interests in real property, could have been computed using an amount based on the Bank's actual loss experience (the "Experience Method"), or a percentage equal to 8% of the Bank's taxable income (the "PTI Method"), computed without regard to this deduction and with additional modifications and reduced by the amount of any permitted addition to the nonqualifying reserve. Similar deductions or additions to the Bank's bad debt reserve are permitted under the New York State Bank Franchise Tax; however, for purposes of these taxes, the effective allowable percentage under the PTI Method is approximately 32% rather than 8%.

Effective January 1, 1997, Section 593 was amended, and the Bank is unable to make additions to its tax bad debt reserve, is permitted to deduct bad debts only as they occur and is additionally required to recapture (that is, take into taxable income) over a multiyear period, beginning with the Bank's taxable year beginning on January 1, 1997, the excess of the balance of its bad debt reserves as of December 31, 1995 over the balance of such reserves as of December 31, 1987, or over a lesser amount if the Bank's loan portfolio has decreased since December 31, 1987. Such recapture requirements would be deferred for each of the two successive taxable years beginning January 1, 1997, in which the Bank originates a minimum amount of certain residential loans based upon the average of the principal amounts of such loans originated by the Bank during its six taxable years preceding January 1, 1997. This amendment has no impact on the Bank's results of operations for federal income tax purposes. The New York State tax law has been amended to prevent a similar recapture of the Bank's bad debt reserve, and to permit continued future use of the bad debt reserve method for purposes of determining the Bank's New York State tax liability.

In addition, the Bank has accumulated bad debt reserves for tax purposes of $3.7 million under Section 593 through December 31, 1987 for which no deferred taxes have been provided. Under the tax laws as amended, the event that would result in taxation of these reserves is the failure of the Bank to maintain a specified qualifying-assets ratio or meet other thrift definition tests for New York State tax purposes.

16.  COMMITMENTS AND CONTINGENT LIABILITIES

Off-Balance Sheet Financing and
Concentrations of Credit

The Bank is a party to certain financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include the Bank's commitments to extend credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized on the consolidated statements of financial condition. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the commitments to extend credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments as it does for on-balance sheet instruments.

Unless otherwise noted, the Bank does not require collateral or other security to support financial instruments with credit risk.

Contract amounts of financial instruments that represent credit risk as of June 30, 1998 and 1997 at fixed and variable interest rates are as follows:

                                                                                        1998
                                                                   --------------------------------------------
                                                                   Fixed           Variable            Total
                                                                   -----           --------            -----
Financial instruments whose contract amounts represent
    credit risk (including unused lines of credit and
    unadvanced funds):
       Commercial business loans .........................    $          -     $      14,897      $      14,897
       Conventional mortgages ............................           11,971            1,338             13,309
       Commercial mortgage loans .........................               -            11,991             11,991
       Construction loans ................................               -               890                890
       Credit card loans .................................               -             2,996              2,996
       Consumer loans ....................................              203           12,886             13,089
                                                              -------------    -------------      -------------
                                                              $      12,174    $      44,998      $      57,172
                                                              =============    =============      =============


                                                                                      1997
                                                              --------------------------------------------------
                                                                   Fixed           Variable            Total
                                                                   -----           --------            -----
Financial instruments whose contract amounts represent
    credit risk (including unused lines of credit and
    unadvanced funds):
       Commercial business loans .........................    $          -     $      10,172      $      10,172
       Conventional mortgages ............................            1,531            4,315              5,846
       Commercial mortgage loans .........................               -             4,622              4,622
       Construction loans ................................               -               830                830
       Credit card loans .................................               -             3,300              3,300
       Consumer loans ....................................              393           12,438             12,831
                                                              ---------------- -------------      -------------
                                                              $       1,924    $      35,677      $      37,601
                                                              =============    =============      =============

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since certain commitments are expected to expire without being fully drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral, if any, required by the Bank upon the extension of credit is based on management's credit evaluation of the customer. Mortgage and construction loan commitments are secured by a first lien on real estate.

Commitments to extend credit may be written on a fixed rate basis, thus exposing the Bank to interest rate risk, given the possibility that market rates may change between commitment and actual extension of credit.

Certain mortgage loans are written on an adjustable basis and include interest rate caps which limit annual and lifetime increases in the interest rates on such loans. Generally, adjustable rate mortgages have an annual rate increase cap of 2% and lifetime rate increase cap of 4.5% to 6.75%. These caps expose the Bank to interest rate risk should market rates increase above these limits. As of June 30, 1998 and 1997, $221.0 million and $262.4 million, respectively, of mortgage loans had interest rate caps.

The Bank generally enters into rate lock agreements at the time that loan applications are made. These rate lock agreements fix the interest rate at which the loan, if ultimately made, will be originated. Such agreements may exist with borrowers with whom commitments to extend credit have been made, as well as with individuals who have not yet received a commitment. At June 30, 1998 and 1997, the Bank had rate lock agreements related to commitments to extend credit as well as uncommitted loan applications amounting to approximately $841 and $900, respectively.

In order to reduce the interest rate risk associated with these items as well as its portfolio of loans held for sale, the Bank enters into agreements to sell loans in the secondary market to unrelated investors. At June 30, 1998 and 1997, the Bank has $0 and $175, respectively, of commitments to sell loans to unrelated investors.

Concentrations of Credit

The Bank primarily grants consumer and residential loans to customers located in the New York State counties of Albany, Rensselaer, Schenectady and Saratoga. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts are dependent upon the real estate and construction-related sectors of the economy.

Borrowing Arrangements

The Bank has lines of credit available with a correspondent bank totaling approximately $49.2 million. These lines of credit expire on October 28, 1998. As of June 30, 1998, there was no outstanding balances on these lines.

Leases

The Bank leases certain branches, equipment and automobiles under various noncancelable operating leases. The future minimum payments by year and the aggregate, under all significant noncancelable operating leases with initial or remaining terms of one year or more, are as follows:

                                         Operating
                                          Leases
                                          ------
 Year ending June 30:
     1999 ...........................    $    395
     2000 ...........................         413
     2001 ...........................         341
     2002 ...........................         248
     2003 and thereafter ............         127
                                      -----------
                                         $  1,524
                                      ===========

Total lease expense was approximately $383, $298 and $176 for the years ended June 30, 1998, 1997 and 1996, respectively.

Contingent Liabilities

In the ordinary course of business, there are various legal proceedings pending against the Bank. Based on consultation with outside counsel, management considers that the aggregate exposure, if any, arising from such litigation would not have a material adverse effect on the Bank's statement of financial condition.

17.  DISCLOSURES ABOUT THE FAIR
     VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures About the Fair Value of Financial Instruments," requires that the Bank disclose estimated fair values for financial instruments. Fair value estimates, methods and assumptions are set forth below.

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. The fair value estimates of a significant portion of the Bank's financial instruments were based on judgments regarding future expected net cash flow, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimate of fair value under SFAS No. 107.

Short-Term Financial Instruments

The fair value of certain financial instruments is estimated to approximate their carrying values because the remaining term to maturity of the financial instruments is less than 90 days or the financial instrument reprices in 90 days or less. Such financial instruments include cash and due from banks, federal funds sold, interest-bearing deposits with banks and accrued interest receivable.

Securities Available for Sale
and Investment Securities

Fair values are based upon market prices. If a quoted market price is not available for a particular security, the fair value is determined by reference to quoted market prices for securities with similar characteristics.

Loans

Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, including residential real estate, commercial real estate and other consumer loans.

The estimated fair value of performing loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the respective loan portfolio.

Estimated fair value for nonperforming loans is based on estimated cash flows discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows and discount rates are judgmentally determined using available market information and specific borrower information.

Management has made estimates of fair value discount rates that it believes to be reasonable. However, because there is no market for many of these financial instruments, management has no basis to determine whether the estimated fair value would be indicative of the value negotiated in an actual sale.

Loans Held for Sale

The estimated fair value of loans held for sale is calculated by either using quoted market rates or, in the case where a firm commitment has been made to sell the loan, the firm committed price was used. At June 30, 1998 and 1997, the estimated fair value of loans held for sale approximated their book value.

Deposit Liabilities

The estimated fair value of deposits with no stated maturity, such as noninterest-bearing demand deposits, savings and money market accounts, is regarded to be the amount payable on demand as of June 30, 1998 and 1997. The estimated fair value of time deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities. The fair value estimates for deposits do not include the benefit that results from the low-cost funding provided by the deposit liabilities as compared to the cost of borrowing funds in the market.

Borrowings

The estimated fair value of FHLB borrowings is based on the discounted value of their contractual cash flows. The discount rate used in the present value computation is estimated by comparison to the current interest rates charged by the FHLB for advances of similar remaining maturities.

Table of Financial Instruments

The carrying values and estimated fair values of financial instruments as of June 30, 1998 and 1997 are as follows:

                                                             1998                                 1997
                                             ----------------------------------    -----------------------------------
                                                                 Estimated Fair                         Estimated Fair
                                              Carrying Value          Value         Carrying Value           Value
                                              --------------          -----         --------------           -----
Financial assets:
    Cash and cash equivalents ............   $        14,229    $        14,229    $        16,664    $        16,664
    Mortgage loans held for sale .........                38                 38                175                175
    Securities available for sale ........            48,720             48,720             35,475             35,475
    Investment securities ................            45,424             45,547             25,273             25,186
    Loans ................................           416,292            425,774            401,635            401,855
       Less- Allowance for loan losses ...            (3,533)                -              (3,105)                -
                                             ---------------    ---------------    ---------------    --------------
              Net loans receivable .......           412,759            425,774            398,530            401,855
                                             ---------------    ---------------    ---------------    ---------------
Accrued interest receivable ..............             3,482              3,482              3,210              3,210


                                                             1998                                  1997
                                             ----------------------------------    -----------------------------------
                                                                 Estimated Fair                         Estimated Fair
                                              Carrying Value          Value         Carrying Value           Value
                                              --------------          -----         --------------           -----
Financial liabilities:
    Due to depositors-
       Demand, savings and money market
          accounts ........................  $       218,492    $       218,492    $       199,084    $       199,084
       Time deposits ......................          231,049            246,220            230,306            231,081
       Mortgagors' escrow deposits ........            8,994              8,994              9,062              9,062
       Borrowings .........................           19,897             18,858                 -                  -

Commitments to Extend Credit,
Unused Lines of Credit
and Standby Letters of Credit

The fair value of commitments to extend credit, unused lines of credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate commitments to extend credit and unused lines of credit, fair value also considers the difference between current levels of interest rates and the committed rates. Based upon the estimated fair value of commitments to extend credit and unused lines of credit, there are no significant unrealized gains or losses associated with these financial instruments.

18. MERGER TERMINATION (UNAUDITED)

On October 23, 1998, Cohoes Savings Bank and SFS terminated the merger. In connection with the termination Cohoes Savings Bank paid an agreed-upon breakup fee of $2.0 million.

================================================================================

         No person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Holding Company or the Bank. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Holding Company or the Bank since any of the dates as of which information is furnished herein or since the date hereof.


                                TABLE OF CONTENTS
                                                                         Page
                                                                         ----
Glossary..................................................
Summary...................................................
Selected Consolidated Financial and
   Other Data of Cohoes Savings Bank......................
Recent Financial Data.....................................
Management's Disscussion of Recent Financial Data.........
Risk Factors..............................................
Cohoes Bancorp, Inc.......................................
Cohoes Savings Bank.......................................
Use of Proceeds...........................................
Dividends.................................................
Market for Common Stock...................................
Regulatory Capital........................................
Capitalization............................................
Pro Forma Data ...........................................
Comparison of Valuation and Pro Forma Information
   With No Foundation ....................................
Management's Discussion and Analysis of Financial
   Condition and Results of Operations
   of Cohoes Savings .....................................
Business of the Holding Company...........................
Business of the Bank......................................
Regulation................................................
Taxation..................................................
Management of the Holding Company.........................
Management of the Bank....................................
The Conversion ...........................................
The Offering..............................................
Restrictions on Acquisitions of the Holding Company
   and the Bank...........................................
Description of Capital Stock of the Holding Company.......
Description of Capital Stock of the Bank..................
Experts...................................................
Legal and Tax Opinions....................................
Additional Information....................................
Index to Consolidated Financial Statements................


Until the later of __________________, 1998 or 25 days after commencement of the offering of Holding Company Common Stock, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================





                          _______________ COMMON STOCK




                                   ----------
                                   PROSPECTUS
                                   ----------



                            Keefe, Bruyette & Woods


Until the later of _________________, 1998 or 25 days after commencement of the offering of Holding Company Common Stock, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                           ___________________, 1998



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.  Other Expenses of Issuance and Distribution

     Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance of the shares.

SEC registration fees.................................................    37,698
NASD fee..............................................................    18,841
Nasdaq registration fee...............................................    84,875
New York State Banking Department filing fee..........................     5,000
Counsel fees and expenses.............................................   200,000
Accounting fees and expenses..........................................   100,000
Appraisal and business plan fees and expenses.........................    70,000
Conversion agent fees and expenses....................................    30,000
Marketing agent's expenses............................................    50,000
Marketing agent's fees (1)............................................   826,000
Printing, postage and mailing.........................................   360,000
Blue sky fees and expenses............................................    10,000
Other expenses........................................................    33,586
                                                                       ---------
     TOTAL............................................................ 1,826,000
----------
(1) Based on maximum of Estimated Valuation Range and assumptions set forth under "Pro Forma Data" in the Prospectus.

Item 14.  Indemnification of Directors and Officers

     Article ELEVENTH of the Holding Company's Certificate of Incorporation provides for indemnification of directors and officers of the Holding Company against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article ELEVENTH also provides for the authority to purchase insurance with respect thereto.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's Board of Directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith; (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate; (iii) with respect to a criminal proceeding, has no reasonable cause to believe his conduct was unlawful; and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

     Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the Board of Directors of the Holding Company by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or
(ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

     Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.


Item 15.  Recent Sales of Unregistered Securities

     The Registrant is newly incorporated, solely for the purpose of acting as the holding company of Cohoes Savings Bank pursuant to the Plan of Conversion (filed as Exhibit 2 herein), and no sales of its securities have occurred to date.

Item 16.  Exhibits and Financial Statement Schedules

(a)  Exhibits:


      1.1   Letter Agreement regarding marketing and consulting services*
      1.2   Form of Agency Agreement*
      2.1   Plan of Conversion
      3.1   Certificate of Incorporation of the Holding Company*
      3.2   Bylaws of the Holding Company*
      3.3   Restated Organization Certificate of Cohoes Savings Bank
            in stock form*
      3.4   Bylaws of Cohoes Savings Bank in stock form*
      4     Form of Stock Certificate of the Holding Company*
      5     Opinion of Silver, Freedman & Taff, L.L.P. with respect to legality of stock*
      8.1   Opinion of Silver, Freedman & Taff, L.L.P. with respect to
            Federal income tax consequences of the Conversion
      8.2   Opinion of Wertime, Ries and Van Ullen, P.C. with respect to
            New York income tax consequences of the Conversion*
      8.3   Letter of RP Financial LC. with respect to Subscription Rights*
     10.1   Form of proposed Employment Agreement between Cohoes Savings
            Bank and certain executive officers
     10.2   Form of proposed Employment Agreement between Cohoes Bancorp, Inc.
            and certain executive officers*
     10.3   Form of Change-In-Control Severance Agreement with certain officers of Cohoes Savings Bank*
     10.4   Cohoes Savings Bank Employee Severance Compensation Plan*
     10.5   Employee Stock Ownership Plan*
     10.6   Form of Cohoes Savings Bank 401(k) Savings Plan*
     10.7   Benefit Restoration Plan*
     10.8   Stock Option and Incentive Plan*
     10.9   Recognition and Retention Plan*
     21     Subsidiaries of Cohoes Bancorp, Inc.*
     23.1   Consent of Silver, Freedman & Taff, L.L.P.*
     23.2   Consent of Arthur Andersen*
     23.3   Consent of RP Financial*
     23.4   Conset of Wertime, Ries and Van Ullen, P.C.*
     24     Power of Attorney (set forth on signature page)
     27     Financial Data Schedule*
     99.1   Appraisal and Appraisal Update**
     99.2   Draft of Cohoes Savings Bank Foundation Gift Instrument*
     99.3   Marketing Materials
     99.4   Stock Order Form*
     99.6   Form of Proxy Statement and Proxy Card


*  Previously filed.
** Exempt under rule 202 of Regulation S-T.

Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and it will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cohoes, New York on September 14, 1998.

                                        COHOES BANCORP, INC.


                                        By:  /s/ Harry L. Robinson
                                             --------------------------------
                                             Harry L. Robinson, President
                                             and Chief Executive Officer
                                             (Duly Authorized Representative)


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry L. Robinson his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Harry L. Robinson                              /s/ Duncan S. Mac Affer
--------------------------------------             -----------------------------
Harry L. Robinson, Director, President             Duncan S. Mac Affer, Director
and Chief Executive Officer
(Principal Executive and Operating Officer)


Date: November 9, 1998                             Date: November 9, 1998
      --------------------------------                  ------------------------

/s/ Arthur E. Bowen                 /s/ Walter H. Speidel
-----------------------------       -----------------------------
Arthur E. Bowen, Director           Walter H. Speidel, Director

Date: November 9, 1998              Date: November 9, 1998
      -----------------------             -----------------------


/s/ Donald A. Wilson                /s/ Frederick G. Field, Jr.
-----------------------------       -----------------------------
Donald A. Wilson, Director          Frederick G. Field, Jr., Director

Date: November 9, 1998              Date: November 9, 1998
      -----------------------             -----------------------


/s/ R. Douglas Paton                /s/ J. Timothy O'Hearn
-----------------------------       -----------------------------
R. Douglas Paton, Director          J. Timothy O'Hearn, Director

Date: November 9, 1998              Date: November 9, 1998
      -----------------------             -----------------------


/s/ Chester C. DeLaMater            /s/ Peter G. Casabonne
-----------------------------       -----------------------------
Chester C. DeLaMater, Director      Peter G. Casabonne, Director

Date: November 9, 1998              Date: November 9, 1998
      -----------------------             -----------------------


/s/ Michael L. Crotty               /s/ Richard A. Ahl
-----------------------------       -----------------------------
Michael L. Crotty, Director         Richard Ahl, Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

Date: November 9, 1998              Date: November 9, 1998
      -----------------------             -----------------------

    As filed with the Securities and Exchange Commission on October 30, 1998
                                                      Registration No.333-63539
================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                              --------------------


                                   EXHIBITS TO
                              AMENDMENT NO. ONE TO
                                    FORM S-1


                                      UNDER

                           THE SECURITIES ACT OF 1933


                              --------------------


                              COHOES BANCORP, INC.

                                75 Remsen Street
                             Cohoes, New York 12047








================================================================================

                                  EXHIBIT INDEX


1.1   Letter Agreement regarding marketing and consulting services*

1.2   Form of Agency Agreement*

2.1   Plan of Conversion

3.1   Certificate of Incorporation of the Holding Company*

3.2   Bylaws of the Holding Company*

3.3   Restated Organization Certificate of Cohoes Savings Bank in stock form*

3.4   Bylaws of Cohoes Savings Bank in stock form*

4     Form of Stock Certificate of the Holding Company*

5 Opinion of Silver, Freedman & Taff, L.L.P. with respect to legality of stock*

8.1 Opinion of Silver, Freedman & Taff, L.L.P. with respect to Federal income tax consequences of the Conversion

8.2 Opinion of Wertime, Ries and Van Ullen, P.C. with respect to New York income tax consequences of the Conversion*

8.3   Letter of RP Financial LC. with respect to Subscription Rights*

10.1 Form of proposed Employment Agreement between Cohoes Savings Bank and certain executive officers

10.2 Form of proposed Employment Agreement between Cohoes Bancorp, Inc. and certain executive officers*

10.3 Form of Change-In-Control Severance Agreement with certain officers of Cohoes Savings Bank*

10.4  Cohoes Savings Bank Employee Severance Compensation Plan*

10.5  Employee Stock Ownership Plan*

10.6  Form of Cohoes Savings Bank 401(k) Savings Plan*

10.7  Benefit Restoration Plan*

10.8  Stock Option and Incentive Plan*

10.9  Recognition and Retention Plan*

21    Subsidiaries of Cohoes Bancorp, Inc.*

23.1  Consent of Silver, Freedman & Taff, L.L.P.*

23.2  Consent of Arthur Andersen*

23.3  Consent of RP Financial*

23.4  Consent of Wertime, Ries and Van Ullen, P.C.*

24    Power of Attorney (set forth on signature page)*

27    Financial Data Schedule*

99.1  Appraisal and Appraisal Update**

99.2  Draft of Cohoes Savings Bank Foundation Gift Instrument*

99.3  Marketing Materials

99.4  Stock Order Form*

99.5  Form of Proxy Statement and Proxy Card


----------
*     Previously filed.
**    Exempt under Rule 202 of Regulation S-T.